As filed with the Securities and Exchange Commission on August 7, 2023
Registration
No
. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM
S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CARMELL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-40228	86-1645738
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
2403 Sidney Street
Suite 300
Pittsburgh, Pennsylvania
(919)
313-9633
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Randolph W. Hubbell
Chief Executive Officer
Carmell Corporation
2403 Sidney Street
Suite 300
Pittsburgh, Pennsylvania 15203
(919)
313-9633
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey A. Letalien Jocelyn M. Arel Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 (617) 570-1000	Rajiv Shukla Executive Chairman Carmell Corporation 2403 Sidney Street Suite 300 Pittsburgh, Pennsylvania 15203 (919) 313-9633

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated
filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule
12b-2
of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-Accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this Registration Statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject To Completion. Dated August 7, 2023.

PRELIMINARY PROSPECTUS

Up to 3,976,997 Shares of Common Stock Issuable Upon Exercise of Warrants

This prospectus relates to the issuance by us of an aggregate of up to 3,976,997 shares of our common stock, $0.00001 par value per share (“Common Stock”), which consists of (i) up to an aggregate of 115,971 shares of our Common Stock that may be issued upon exercise of warrants to purchase shares of common stock that were issued to the Sponsor (as defined below) as part of the Private Placement Units (as defined below), which are substantially identical to the public warrants, subject to certain limited exceptions (the “private placement warrants”) and (ii) up to an aggregate of 3,861,026 shares of our Common Stock that may be issued upon exercise of warrants to purchase common stock at an exercise price of $11.50 per share that were issued as part of the Units in our initial public offering (the “public warrants” and, together with the private placement warrants, the “Warrants”). This prospectus also covers any additional securities that may become issuable by reason of share splits, share dividends or other similar transactions.

If and when the Warrants are exercised, we will receive all proceeds upon such exercise to the extent such Warrants are exercised for cash. The exercise of the Warrants, and any proceeds we may receive from their exercise, are highly dependent on the price of our Common Stock and the spread between the exercise price of the Warrants and the price of our Common Stock at the time of exercise. There can be no assurance that the Warrants will be in the money prior to their expiration. In addition, our warrant holders have the option to exercise the Warrants on a cashless basis in certain circumstances. See “Description of Securities—Warrants.” As such, it is possible that we may never generate any cash proceeds from the exercise of our Warrants. We will bear all costs, expenses and fees in connection with the registration of the securities.

We are registering the offer and sale of the securities described above to satisfy certain registration rights we have granted. Our registration of the securities covered by this prospectus does not mean that we will issue, offer or sell, as applicable, any of the securities. Additional information is provided under the “Plan of Distribution” heading in this prospectus.

In connection with the closing of the Business Combination (as defined below), holders of our private placement warrants entered into the Lock-Up Agreement (as defined below). In connection therewith, holders of our private placement warrants agreed not to Transfer (as defined in the Lock-Up Agreement) any shares issued to them upon exercise of our private placement warrants for a period of one-year from the Closing Date (as defined below). See “Description of Capital Stock-Lock-Up Agreement.”

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.

Our common stock and public warrants are listed on The Nasdaq Capital Market (“Nasdaq”) under the symbols “CTCX” and “CTCXW”, respectively. On August 4, 2023, the closing price of our common stock was $3.01 per share and the closing price of our public warrants was $0.26 per share.

We are an “emerging growth company,” as that term is defined under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements.

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 6 of this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2023.

i

INTRODUCTORY NOTE AND FREQUENTLY USED TERMS

On July 14, 2023 (the “Closing Date”), Alpha Healthcare Acquisition Corp. III, a Delaware corporation and our predecessor company (“ALPA”), consummated the previously announced business combination (the “Business Combination”) pursuant to the terms of the Business Combination Agreement, dated as of January 4, 2023 (the “Business Combination Agreement”), by and among ALPA, Candy Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and Carmell Therapeutics Corporation, a Delaware corporation (“Legacy Carmell”). Pursuant to the Business Combination Agreement, on the Closing Date, (i) ALPA changed its name to “Carmell Therapeutics Corporation” (“New Carmell” or “Carmell”) and Carmell changed its name to “Carmell Regen Med Corporation”, and (ii) Merger Sub merged with and into Legacy Carmell, with Legacy Carmell as the surviving company in the Business Combination. After giving effect to such Business Combination, Legacy Carmell became a wholly owned subsidiary of New Carmell. As previously disclosed, at the special meeting of ALPA stockholders held on July 11, 2023 (the “Special Meeting”), ALPA stockholders considered and adopted, among other matters, the Business Combination Agreement and the other proposals related thereto described in the Proxy Statement/prospectus dated June 23, 2023 and filed with the Securities and Exchange Commission pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, on June 23, 2023 (the “Proxy Statement/prospectus”). Pursuant to the Business Combination Agreement, at the effective time of the Business Combination (the “Effective Time”), (i) each outstanding share of common stock of Legacy Carmell (the “Legacy Carmell common stock”) was converted into the right to receive a number of shares of common stock, par value $0.0001 per share, of New Carmell (the “Common Stock”) equal to the applicable Exchange Ratio (as defined below); (ii) each outstanding share of preferred stock of Legacy Carmell was converted into the right to receive the aggregate number of shares of Common Stock that would be issued upon conversion of the underlying Legacy Carmell common stock, multiplied by the applicable Exchange Ratio; (iii) each outstanding option and warrant to purchase Legacy Carmell common stock was converted into an option or warrant, as applicable, to purchase a number of shares of Common Stock equal to the number of shares of Legacy Carmell common stock subject to such option or warrant multiplied by the applicable Exchange Ratio; and (iv) each outstanding share of ALPA Common Stock and each share of ALPA Class B Common Stock was converted into one share of Common Stock. As of the Closing Date, the Exchange Ratio with respect to the Legacy Carmell common stock was 0.06154 and the Exchange Ratio with respect to each other outstanding derivative equity security of Legacy Carmell was between 0.06684 and 0.10070. Prior to the Special Meeting, on July 10, 2023, ALPA and each of Meteora Special Opportunity Fund I, LP (“MSOF”), Meteora Capital Partners, LP (“MCP”) and Meteora Select Trading Opportunities Master, LP (“MSTO”) (with MCP, MSOF, and MSTO collectively as “Seller”) entered into (i) a forward purchase agreement (the “Forward Purchase Agreement”) for an OTC Equity Prepaid Forward Transaction and (ii) a non-redemption agreement relating to 100,000 shares of ALPA Common Stock.

On July 17, 2023, the Common Stock was listed on The Nasdaq Capital Market (“Nasdaq”) under the new trading symbol “CTCX” and the public warrants to purchase shares of Common Stock of New Carmell were listed under the new trading symbol “CTCXW”.

On August 1, 2023, the Company filed an amendment to its Charter with the Delaware Secretary of State to change its name to “Carmell Corporation.”

Unless the context otherwise requires, references in this prospectus to “Carmell”, the “Company”, “us”, “we”, “our” and any related terms prior to the closing of the Business Combination are intended to mean Legacy Carmell, and after the closing of the Business Combination, Carmell Corporation and its consolidated subsidiaries.

In addition, in this document, unless otherwise stated or the context otherwise requires, references to:

•	“2009 Plan” means the 2009 Stock Incentive Plan of Legacy Carmell;

•	“ALPA” means Alpha Healthcare Acquisition Corp. III, a Delaware corporation, prior to the Closing;

•	“ALPA’s initial stockholders” means the Sponsor and the independent directors of ALPA.

•

“Amended Exclusive License Agreement” means an Exclusive License Agreement by and between the Company and CMU, as amended by that certain Amendment No. 1 to the Amended Exclusive License Agreement, dated as of July 19, 2011, as further amended by that certain Amendment No. 2 to the Amended Exclusive License Agreement, dated as of February 8, 2016, as further amended by that certain Amendment No. 3 to the Amended Exclusive License Agreement, dated as of February 27, 2020 and as further amended by that certain Amendment No. 4 to the Amended Exclusive License Agreement, dated November 23, 2021;

•	“Board” means the board of directors of the Company;

•	“BLA” means the Biologics License Application submitted by the Company for approval with the FDA;

•

“Business Combination” means the Business Combination and other transactions contemplated by the Business Combination Agreement; “Business Combination Agreement” means the Business Combination Agreement, dated as of January 4, 2023, by and among ALPA, Merger Sub and Carmell, as amended from time to time.

•	“ß-TCP” means ß Tri-Calcium Phosphate;

•	“BHA” means Bone Healing Accelerant, the Company’s lead product candidate;

•	“CBER” means the Center for Biologics Evaluation and Research;

•	“Charter” means the Company’s third amended and restated certificate of incorporation;

•	“Closing” means the closing of the Business Combination;

•	“CMU” means Carnegie Mellon University;

•	“Code” means the Internal Revenue Code of 1986, as amended;

•	“Common Stock” means the Company’s Common Stock, par value $0.0001;

•	“Combined Company” means ALPA subsequent to the Business Combination (also referred to herein as “New Carmell”).

•	“DGCL” means the Delaware General Corporation Law, as amended.

•	“EU MDR” means the new Medical Devices Regulation (Regulation (EU) 2017/745) in the European Union;

•	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

•	“Exchange Ratio” shall have the meaning given to such term in the Business Combination Agreement.

•	“FDA” means the U.S. Food and Drug Administration, or any successor agency thereto;

•	“Founder Shares” mean the shares of Class B Common Stock of ALPA initially purchased by the Sponsor, and the shares of Class A Common Stock of ALPA issuable upon conversion thereof.

•	“GAAP” means U.S. Generally Accepted Accounting Principles;

•

“HIPAA” means collectively: (a) the Health Insurance Portability and Accountability Act of 1996; (b) the Health Information Technology for Economic and Clinical Health Act (Title XIII of the American Recovery and Reinvestment Act of 2009); and (c) the Omnibus Rule effective March 26, 2013 (78 Fed. Reg. 5566), and other implementing regulations at 45 CFR Parts 160 and 164 and related binding guidance from the United States Department of Health and Human Services, in each case, as the same may be amended, modified or supplemented from time to time;

•	“HITECH” means the Health Information Technology for Economic and Clinical Health Act;

•	“IDE” means an investigational device exemption, allows an investigational device to be used in a clinical study in order to collect safety and effectiveness data;

•	“Initial Public Offering” or “IPO” means the initial public offering of ALPA, which closed on July 29, 2021.

•

“Investor Rights Agreement” means the investor rights agreement into which the Company, certain of the Legacy Carmell stockholders and certain of the ALPA stockholders entered into at the Effective Time.

•	“Legacy Carmell common stock” means the common stock, par value $0.001 per share, of Legacy Carmell.

•	“Legacy Carmell options” means options to purchase Legacy Carmell common stock, whether vested or unvested.

•

“Legacy Carmell preferred stock” means the preferred stock, par value $0.001 per share, of Legacy Carmell designated as Series A redeemable convertible preferred stock (“Series A preferred”), Series B redeemable convertible preferred stock (“Series B preferred”), and Series C redeemable convertible preferred stock (“Series C preferred”).

•	“Legacy Carmell warrants” means warrants to purchase Legacy Legacy Carmell common stock.

•

“Lock-Up Agreement” means that certain Investor Rights and Lock-up Agreement entered into in connection with the Closing of the Business Combination by and among ALPA and certain of the Legacy Carmell stockholders and ALPA stockholders;

•	“Nasdaq” means The Nasdaq Capital Market.

•	“NEOs” means the named executive officers of the Company;

•	“New Carmell” refers the Combined Company following the consummation of the Business Combination.

•	“PDUFA” means the Prescription Drug User Fee Act, as amended;

•	“PBM” means Plasma-based Bioactive Material, the Company’s core platform technology;

•	“Plan” means the Carmell Corporation 2023 Long-Term Incentive Plan;

•	“PLSG” means Pittsburgh Life Sciences Greenhouse;

•	“PMA” means premarket approval application submitted for approval with the FDA;

•	“Private Placement Shares” are to the shares of ALPA Class A common stock included within the Private Placement Units purchased by the Sponsor in a private placement concurrent with the IPO;

•	“Private Placement Units” means the 455,000 units sold in connection with the Initial Public Offering at a price of $10.00 per unit in a private placement to the Sponsor;

•	“private placement warrants” means the warrants to purchase shares of common stock that were issued to the Sponsor as part of the Private Placement Units concurrently with the IPO;

•	“Public Shares” means the shares of Class A Common Stock issued in the Initial Public Offering;

•	“Public Stockholders” means holders of Class A Common Stock;

•	“public warrants” means each whole warrant issued in the Initial Public Offering that is currently listed on Nasdaq under the symbol “CTCXW”;

•	“SEC” means the Securities and Exchange Commission;“ “Securities Act” means the Securities Act of 1933, as amended;

•	“Special Meeting” means the special meeting of stockholders of the Company, held on July 11, 2023 at 11 A.M. at Eastern time;

•	“Sponsor” means AHAC Sponsor III LLC, a Delaware limited liability company;

•	“THA” means the Company’s Tissue Healing Accelerant;

•

“Trust Account” means the trust account into which the net proceeds of the sale of the Units in the IPO, including the Units sold upon the exercise of the over-allotment option, and the sale of the Private Placement Units was placed;

•	“Underwriters” are to BofA Securities, Inc. and PJT Partners LP;

•	“Unit” means a unit consisting of one share of ALPA Class A Common Stock and one-fourth of one Warrant;

•	“Warrant Agreement” means the warrant agreement, dated as of July 26, 2021 by and between the Company and Continental Stock Transfer & Trust Company; and

•	“Warrants” means the public and private placement warrants to purchase Common Stock of the Company.

v

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, we are registering the issuance by us of the shares of Common Stock issuable upon the exercise of any Warrants. We will receive proceeds from any exercise of the Warrants for cash.

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information.”

We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

For investors outside the United States: we have done nothing that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

This prospectus contains references to trademarks, trade names and service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included elsewhere in this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, including the information under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Unaudited Pro Forma Condensed Combined Financial Information” and the financial statements included elsewhere in this prospectus. Unless the context otherwise requires, the terms “Carmell,” “the Company,” “we,” “us” and “our” in this prospectus refer to Carmell Corporation and its consolidated subsidiaries.

Overview

Carmell Corporation is a regenerative medicine biotech company focused on leveraging its core platform technology, Plasma-based Bioactive Material (“PBM”) to stimulate tissue repair or growth after severe injury, disease or aging. The technology is a proprietary method of utilizing fresh frozen platelet-enriched plasma to manufacture multiple forms to be placed directly at the anatomical site in need of enhanced and accelerated healing with the ability to reside in the local tissue for weeks to months. Carmell’s PBM technology is based on patents licensed from Carnegie Mellon University (“CMU”) that claim the ability to plasticize allogeneic platelet-enriched plasma and crosslink proteins with genipin, a derivative of the gardenia plant, to provide a controlled degradation profile in vivo. Our lead product candidate, Bone Healing Accelerant (“BHA”), a biologic, has been designated by U.S. Food and Drug Administration (“FDA”) as a potential combination product, containing our core technology of PBM plus ß Tri-Calcium Phosphate (“ß -TCP”) an already approved medical device.

We were incorporated under the laws of the State of Delaware on January 21, 2021. The mailing address of Carmell’s principal executive office is 2403 Sidney Street, Suite 300, Pittsburgh, PA 15293, and its telephone number is 412-894-8248.

As of March 31, 2023, and December 31, 2022 we had cash on hand of $27,190 and $128,149, respectively and an accumulated deficit of $44,522,174 and $42,382,291, respectively. To date, our liquidity had been satisfied through proceeds from convertible notes, promissory notes and the issuance of stock. For the three months ended March 31, 2023 and 2022, we had a loss from operations of $1,274,871 and $950,757 respectively, and negative cash flows from operations of $475,959 and $1,597,658, respectively. We have devoted substantially all of our financial resources and efforts to research and development, including preclinical studies and clinical trials, and we anticipate that our expenses will continue to increase over the next several years as we continue these activities. Accordingly, we expect to continue to incur substantial operating losses for the foreseeable future, which may fluctuate significantly from quarter-to-quarter and year-to-year.

Our recurring losses from operations, accumulated deficit and lack of revenues raise substantial doubt about our ability to continue as a going concern. As a result, our independent registered public accounting firm included an explanatory paragraph in its report on our financial statements with respect to this uncertainty. Based on our cash balance as of March 31, 2023 and projected cash needs for 2023 and subsequent fiscal periods, management estimates that it will need to raise additional capital to cover operating and capital requirements.

Although management has been successful to date in raising necessary funding, there is no assurance we will be successful in obtaining such additional financing on terms acceptable to us, if at all, and we may not be able to enter into other arrangements. If we are unable to obtain funding, we could be forced to delay, reduce or eliminate our research and development programs, expansion or commercialization efforts, which could adversely affect our business prospects and ability to continue operations. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

For additional information about Carmell, see the section titled “Business.”

Risk Factors Summary

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors.” These risks include, but are not limited to, the following:

•	Our product candidates are at an early stage of development and may not be successfully developed or commercialized;

•

The results of preclinical studies or earlier clinical trials are not necessarily predictive of future results. Our lead product candidate in clinical trials, and any other product candidates that may advance into clinical trials, may not have favorable results in later clinical trials or receive regulatory approval;

•	If the FDA or any other regulatory authorities outside of the United States change the classification of a product candidate, we may be subject to additional regulations or requirements;

•	Additional time may be required to obtain regulatory approval for our lead product candidate and future product candidates because of their status as combination products;

•

We have conducted a clinical trial and may in the future conduct clinical trials for current or future product candidates outside the U.S., and the FDA and comparable foreign regulatory authorities may not accept data from such trials;

•	We operate in a highly competitive environment;

•	Our future success is dependent, in part, on the performance and continued service of our officers and directors;

•	Acceptance of our formulations or products in the marketplace, if approved, is uncertain and failure to achieve market acceptance will prevent or delay our ability to generate revenue; and

•	We will need to grow the size of our organization in the future, and we may experience difficulties in managing our growth.

If we are unable to adequately address these and other risks we face, our business, results of operations, financial condition and prospects may be harmed.

Corporate Information

We were incorporated on January 21, 2021 under the laws of the State of Delaware. Upon the Closing of the Business Combination, we changed our name to Carmell Therapeutics Corporation. On August 1, 2023 we filed an amendment to our Charter with the Secretary of State of the State of Delaware to change our name to Carmell Corporation. Our principal executive office is located at 2403 Sidney Street, Suite 300, Pittsburgh, PA 15293, and our telephone number is (412) 894-8248. Our website address is www.carmellrx.com. The information contained in or accessible from our website is not incorporated into this prospectus, and you should not consider it part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Emerging Growth Company

The Jumpstart Our Business Startups Act (the “JOBS Act”) was enacted in April 2012 with the intention of encouraging capital formation in the United States and reducing the regulatory burden on newly public companies that qualify as “emerging growth companies.” We are an emerging growth company within the meaning of the JOBS Act. As an emerging growth company, we may take advantage of certain exemptions from various public reporting requirements, including not being required to have our internal control over financial reporting be audited by our independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, certain reduced disclosure requirements related to the disclosure of executive compensation in this prospectus and in our periodic reports and proxy statements and exemptions from the requirement that we hold a nonbinding advisory vote on executive compensation and any golden parachute payments. We may take advantage of these exemptions until we are no longer an emerging growth company.

In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to use this extended transition period until we are no longer an emerging growth company or until we affirmatively and irrevocably opt out of the extended transition period. Accordingly, our consolidated financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

We will remain an emerging growth company until the earliest to occur of (i) the last day of the fiscal year in which we have more than $1.235 billion in annual revenue; (ii) the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; (iii) the date on which we have issued, in any three-year period, more than $1.0 billion in non-convertible debt securities; and (iv) December 31, 2026 (the last day of the fiscal year following the fifth anniversary of the consummation of the initial public offering of Alpha Healthcare Acquisition Corp. III (“ALPA”) (the “Initial Public Offering”)).

THE OFFERING

The following summary of the offering contains basic information about the offering and our common stock and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of our common stock, please refer to the section titled “Description of Capital Stock.”

Issuance of Common Stock

Shares of Common Stock Offered by us	Up to 3,976,997 shares of our common Stock, $0.00001 par value per share (“Common Stock”), which consists of (i) up to an aggregate of 115,971 shares of our Common Stock that may be issued upon exercise of our private placement warrants and (ii) up to an aggregate of 3,861,026 shares of our Common Stock that may be issued upon exercise of our public warrants.

Common Stock outstanding prior to the exercise of warrants	19,236,305 shares as of August 4, 2023

Common Stock outstanding after the exercise of warrants	23,213,302 shares, based on total shares outstanding as of August 4, 2023

Use of proceeds	We will receive up to an aggregate of approximately $45.7 million from the exercise of the public and private placement warrants However, we will only receive such proceeds if and when the holders of the Warrants choose to exercise them. We expect to use the net proceeds from the exercise of the public and private placement warrants for general corporate purposes. We believe the likelihood that Warrant holders will exercise their public warrants and private placement warrants, and therefore the amount of cash proceeds that we would receive, is highly dependent upon the trading price of our Common Stock. We have 3,976,997 outstanding Warrants to purchase 3,976,997 shares of our Common Stock, exercisable at an exercise price of $11.50 per share. If the trading price for our common stock is less than $11.50 per share, we believe holders of our public warrants and private placement warrants will be unlikely to exercise their Warrants. There can be no assurance that the Warrants will be in the money prior to their expiration. In addition, the Warrant holders have the option to exercise their Warrants on a cashless basis in certain circumstances. See “Description of Securities—Warrants” for more information. As such, it is possible that we may never generate any cash proceeds from the exercise of our Warrants. We will bear all costs, expenses and fees in connection with the registration of the securities. See “Use of Proceeds.”

Market for our common stock and warrants	Our common stock and public warrants are listed on the Nasdaq under the symbols “CTCX” and “CTCXW”, respectively.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions. Such statements include, but are not limited to, the proposed Business Combination, and related matters, as well as all other statements other than statements of historical fact included in this prospectus. Factors that might cause or contribute to such a discrepancy include, but are not limited to, those set forth in the Risk Factors section hereof.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described below, together with the other information in this prospectus, including our consolidated financial statements and the related notes appearing at the end of this prospectus and in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before deciding whether to invest in our securities. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may have a material adverse effect on the our business, reputation, revenue, financial condition, results of operations and future prospects, in which event the market price of our common stock could decline, and you could lose part or all of your investment. Unless otherwise indicated, reference in this section and elsewhere in this prospectus to our business being adversely affected, negatively impacted or harmed will include an adverse effect on, or a negative impact or harm to, the business, reputation, financial condition, results of operations, revenue and our future prospects. The material and other risks and uncertainties summarized above and described below are not intended to be exhaustive and are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of a number of factors, including the risks described below. See the section titled “Cautionary Note Regarding Forward-Looking Statements.”

Summary of Risk Factors

The following is a summary of principal risks to which our business, operations and financial performance are subject. Each of these risks is more fully described in the individual risk factors immediately following this summary.

•	Our product candidates are at an early stage of development and may not be successfully developed or commercialized;

•

The results of preclinical studies or earlier clinical trials are not necessarily predictive of future results. Our lead product candidate in clinical trials, and any other product candidates that may advance into clinical trials, may not have favorable results in later clinical trials or receive regulatory approval;

•	If the FDA or any other regulatory authorities outside of the United States change the classification of a product candidate, we may be subject to additional regulations or requirements;

•	Additional time may be required to obtain regulatory approval for our lead product candidate and future product candidates because of their status as combination products;

•

We have conducted a clinical trial and may in the future conduct clinical trials for current or future product candidates outside the U.S., and the FDA and comparable foreign regulatory authorities may not accept data from such trials;

•	We operate in a highly competitive environment;

•	Our future success is dependent, in part, on the performance and continued service of our officers and directors;

•	Acceptance of our formulations or products in the marketplace, if approved, is uncertain and failure to achieve market acceptance will prevent or delay our ability to generate revenue; and

•	We will need to grow the size of our organization in the future, and we may experience difficulties in managing our growth.

Risks Related to Our Business

Our product candidates are at an early stage of development and may not be successfully developed or commercialized.

Our product candidates are in the early stage of development and will require substantial further capital expenditures, development, testing and regulatory approval prior to commercialization. The development and regulatory approval process takes many years, and it is not likely that our product candidates, technologies or processes, even if successfully developed and approved by the FDA, would be commercially available for five or more years. Of the large number of product candidates in development, only a small percentage successfully complete the FDA regulatory approval process and are commercialized. Accordingly, even if we are able to obtain the requisite financing to fund our development programs, we cannot assure you that our product candidates will be successfully developed or commercialized, if approved. Our failure to develop, manufacture or receive regulatory approval for or successfully commercialize any of our product candidates, could result in the failure of our business and a loss of all of your investment in us.

Any product candidates advanced into clinical development are subject to extensive regulation, which can be costly and time consuming, cause unanticipated delays or prevent the receipt of the required approvals to commercialize such product candidates, if approved.

The clinical development, manufacturing, labeling, storage, record-keeping, advertising, promotion, import, export, marketing and distribution of our product candidates and commercialization, if approved, are subject to extensive regulation by the FDA in the U.S. and by comparable health authorities in foreign markets. In the U.S., we may not market our product candidates until we receive approval of our Biologics License Application (“BLA”) from the FDA. The process of obtaining regulatory approval is expensive, often takes many years and can vary substantially based upon the type, complexity and novelty of the product candidate involved. In addition to the significant clinical testing requirements, our ability to obtain marketing approval for these product candidates depends on obtaining the final results of required non-clinical testing, including characterization of the manufactured components of our product candidates and validation of our manufacturing processes. The FDA may determine that our product manufacturing processes, testing procedures or facilities are insufficient to justify approval. Approval policies or regulations may change and the FDA has substantial discretion in the approval process, including the ability to delay, limit or deny approval of a product candidate for many reasons. Despite the time and expense invested in clinical development of product candidates, regulatory approval is never guaranteed.

•	the FDA or comparable foreign regulatory authorities may disagree with the design or implementation of clinical trials;

•	we may be unable to demonstrate to the satisfaction of the FDA that a product candidate is safe and effective for any indication;

•	the FDA may not accept clinical data from trials which are conducted by individual investigators or in countries where the standard of care is potentially different from the U.S.;

•	the results of clinical trials may not meet the level of statistical significance required by the FDA for approval;

•	we may be unable to demonstrate that a product candidate’s clinical and other benefits outweigh its safety risks;

•	the FDA may disagree with our interpretation of data from preclinical studies or clinical trials;

•	the FDA may fail to approve the manufacturing processes or facilities of third-party manufacturers with which we or our collaborators contract for clinical and commercial supplies; or

•	the approval policies or regulations of the FDA may significantly change in a manner rendering our preclinical studies or clinical data insufficient for approval.

With respect to foreign markets, approval procedures vary among countries and, in addition to the aforementioned risks, can involve additional product testing, administrative review periods and agreements with pricing authorities. Any delay in obtaining, or inability to obtain, applicable regulatory approvals could prevent us from commercializing our product candidates. Specifically, Carmell™ plans to submit for a CE Mark approval in the European Union, which may or may not be successful. The new Medical Devices Regulation (Regulation (EU) 2017/745) in the European Union (“EU MDR”) became applicable in the European Union on May 26, 2021 and may make approval times longer and standards more difficult to pass, given the new Regulation imposes more stringent requirements in respect of device safety and clinical evaluation. Any delay in obtaining, or inability to obtain, applicable regulatory approvals could prevent us from commercializing our product candidates, if approved. In addition, our Notified Body is experiencing significant EU MDR-related delays, which has significantly limited our ability to interact and work with our Notified Body. It is not known when these delays will be resolved, and this could significantly delay any potential EU CE Mark approvals.

Delays in the commencement of clinical trials could result in increased costs and delay our ability to pursue regulatory approval.

The commencement of clinical trials can be delayed for a variety of reasons, including delays in:

•	obtaining regulatory clearance to commence a clinical trial;

•	identifying, recruiting and training suitable clinical investigators;

•

reaching agreement on acceptable terms with prospective clinical research organizations, and trial sites, the terms of which can be subject to extensive negotiation, may be subject to modification from time to time and may vary significantly among different clinical research organizations and trial sites;

•	obtaining sufficient quantities of a product candidate for use in clinical trials;

•	obtaining an IRB or ethics committee approval to conduct a clinical trial at a prospective site;

•

identifying, recruiting and enrolling patients to participate in a clinical trial; retaining patients who have initiated a clinical trial but may withdraw due to adverse events from the therapy, insufficient efficacy, fatigue with the clinical trial process or other issues; and

•	uncertainties or delays as a result of the ongoing COVID-19 pandemic and the efforts to mitigate it.

Any delays in the commencement of clinical trials will delay our ability to pursue regulatory approval for our product candidates. In addition, many of the factors that cause, or lead to, a delay in the commencement of clinical trials may also ultimately lead to the denial of regulatory approval of a product candidate.

Suspensions or delays in the completion of clinical testing could result in increased costs to us and delay or prevent our ability to complete development of that product candidate or generate product revenues from commercialization if approved.

Once a clinical trial has begun, patient recruitment and enrollment may be slower than we anticipate. Clinical trials may also be delayed as a result of ambiguous or negative interim results or difficulties in obtaining sufficient quantities of product manufactured in accordance with regulatory requirements. Further, a clinical trial may be modified, suspended or terminated by us, an IRB, an ethics committee or a data safety monitoring committee overseeing the clinical trial, any clinical trial site with respect to that site, or the FDA or other regulatory authorities due to a number of factors, including:

•	failure to conduct the clinical trial in accordance with regulatory requirements or our clinical protocols;

•	inspection of the clinical trial operations or clinical trial site by the FDA or other regulatory authorities resulting in the imposition of a clinical hold;

•	stopping rules contained in the protocol;

•	unforeseen safety issues or any determination that the clinical trial presents unacceptable health risks;

•	lack of adequate funding to continue the clinical trial;

•	changes in regulatory requirements; and/or

•	advances in medicine and science.

In addition, FDA may not agree that information submitted to our IND is sufficient to support our planned clinical development and may impose a clinical hold. The FDA may require us to conduct additional preclinical studies or make other changes, which could delay development of our product candidates. For example, for our Bone Healing Accelerant (“BHA”) program, FDA has indicated that we must resolve certain chemistry, manufacturing, and controls (“CMC”) comments from the Agency prior to submitting protocols to initiate clinical studies intended to provide the primary evidence of effectiveness to support a marketing authorization. Our inability to resolve these comments from the Agency, or to provide the information needed to support initiation of pivotal trials, could impact our ability to advance our lead candidate through the regulatory approval process. Additionally, changes in the current regulatory requirements and guidance also may occur, and we may need to amend clinical trial protocols to reflect these changes. Amendments may require us to resubmit clinical trial protocols to IRBs for re-examination, which may impact the costs, timing and the likelihood of a successful completion of a clinical trial. If we experience delays in the completion of, or if we must suspend or terminate, any clinical trial of any product candidate, our ability to obtain regulatory approval for that product candidate will be delayed and the commercial prospects, if any, for the product candidate may suffer as a result. In addition, many of these factors may also ultimately lead to the denial of regulatory approval of a product candidate.

We may expend our limited resources to pursue a particular product candidate or multiple product candidates and indications and fail to capitalize on product candidates or indications for which there may be a greater likelihood of success.

Because we have limited financial and managerial resources, we are primarily focused on one lead clinical stage program, our BHA candidate, and one additional candidate, our Tissue Healing Accelerant (“THA”), for which we have not yet initiated any clinical studies. As a result, we may forego or delay pursuit of opportunities with other product candidates or, for other indications for which there may be a greater likelihood of success or may prove to have greater commercial potential. Notwithstanding our investment to date and anticipated future expenditures, we may never successfully develop, any marketed treatments using these products. Research programs to identify new product candidates or pursue alternative indications for current product candidates require substantial technical, financial and administrative support.

Also, pursuing more than one program at a time may cause us to deplete the necessary resources to finalize the necessary work on the lead program, BHA, for severe tibia fractures. As all of the programs that we envision pursuing are costly, time consuming and have inherent regulatory risks, pursing more than one program at any time may dilute our resources, both human and financial.

Our research and development activities could be affected or delayed as a result of possible restrictions on animal testing.

Certain laws and regulations require us to test our product candidates on animals before initiating clinical trials involving humans. Animal testing activities have been the subject of controversy and adverse publicity. Animal rights groups and other organizations and individuals have attempted to stop animal testing activities by pressing for legislation and regulation in these areas and by disrupting these activities through protests and other means. To the extent the activities of these groups are successful, our research and development activities may be interrupted, delayed or become more expensive.

We may find it difficult to enroll patients in our clinical trials which could delay or prevent the start of clinical trials for our product candidate.

Identifying and qualifying patients to participate in clinical trials of our lead product candidate, BHA, is essential to our success. The timing of our clinical trials depends in part on the rate at which we can recruit patients to participate in clinical trials of our product candidates, and we may experience delays in our clinical trials if we encounter difficulties in enrollment. If we experience delays in our clinical trials, the timeline for obtaining regulatory approval of our product candidate will most likely be delayed.

Many factors may affect our ability to identify, enroll and maintain qualified patients, including the following:

•	eligibility criteria of our ongoing and planned clinical trials with specific characteristics appropriate for inclusion in our clinical trials;

•	design of the clinical trial;

•	size and nature of the patient population;

•	patients’ perceptions as to risks and benefits of the product candidate under study and the participation in a clinical trial generally in relation to other available therapies;

•	the availability and efficacy of competing therapies and clinical trials;

•	pendency of other trials underway in the same patient population;

•	willingness of physicians to participate in our planned clinical trials;

•	severity of the disease or intended use under investigation;

•	proximity of patients to clinical sites;

•	patients who do not complete the trials for personal reasons;

•	issues with Contract Research Organizations (“CROs”), clinical trial investigators, IRBs, and/or with other vendors that may be involved in our clinical trials; and

•	difficulties as a result of the ongoing COVID-19 pandemic and the efforts to mitigate it.

We may not be able to initiate or continue to support clinical trials of our product candidates, for one or more applications, or any future product candidates if we are unable to locate and enroll a sufficient number of eligible participants in these trials as required by the FDA or other regulatory authorities. For example, we plan to pursue a clinical study of BHA in different anatomical locations, evaluating different fractures and fusion sites (such as foot/ankle fusion), as we anticipate that it may be difficult to locate and enroll patients with tibial fractures, who are the target patient population of our planned HEAL II study (as defined below). Even if we are able to enroll a sufficient number of patients in our clinical trials, if the pace of enrollment is slower than we expect, the development costs for our product candidate may increase and the completion of our trials may be delayed or our trials could become too expensive to complete.

If we experience delays in the completion of, or termination of, any clinical trials of our product candidate, the commercial prospects of our product candidates could be harmed, and our ability to generate product revenue from any of our product candidate, if approved, could be delayed or prevented. In addition, any delays in completing our clinical trials would likely increase our overall costs, impair product candidate development and jeopardize our ability to obtain regulatory approval relative to our current plans. Any of these occurrences may harm our business, financial condition, and prospects significantly.

The results of preclinical studies or earlier clinical trials are not necessarily predictive of future results. Our lead product candidate in clinical trials, and any other product candidates that may advance into clinical trials, may not have favorable results in later clinical trials or receive regulatory approval.

Success in preclinical studies and early clinical trials does not ensure that later clinical trials will generate adequate data to demonstrate the efficacy and safety of a product candidate. A number of companies in the pharmaceutical and biotechnology industries, including those with greater resources and experience than us, have suffered significant setbacks in clinical trials, even after seeing promising results in earlier preclinical studies or clinical trials.

Despite the results reported in earlier preclinical studies or clinical trials for our product candidate, we do not know whether the clinical trials we may conduct will demonstrate adequate efficacy and safety to result in regulatory approval to market our product candidate for a particular indication, in any particular jurisdiction. Efficacy data from prospectively designed trials may differ significantly from those obtained from retrospective subgroup analyses. We have only conducted one early-stage clinical trial with our BHA candidate, which was not powered for statistical significance. In order for the results of a clinical trial to be reliable, the clinical trial must be sufficiently powered to detect valid statistical differences. If later-stage appropriately powered clinical trials do not produce favorable results, our ability to achieve regulatory approval for our product candidate may be adversely impacted. Even if we believe that we have adequate data to support an application for regulatory approval to market our current product candidate or any future product candidates, the FDA or other regulatory authorities may not agree and may require that we conduct additional preclinical testing or clinical trials.

Our product candidates or future product candidates may cause undesirable side effects or have other properties that could halt their clinical development, prevent their regulatory approval, limit their commercial potential, or result in significant negative consequences.

Adverse events or other undesirable side effects caused by our product candidates or future product candidates could cause us or regulatory authorities to interrupt, delay, or halt clinical trials and could result in a more restrictive label or the delay or denial of regulatory approval by regulatory authorities. Side effects related to a drug or biologic could affect patient recruitment, the ability of enrolled patients to complete the study, and/or result in potential product liability claims. Moreover, even though we believe our product candidates may have a favorable tolerability profile when compared to currently approved products, regulatory authorities may not agree. For example, in the single clinical trial we have completed with BHA, we reported a lower rate of infections among patients in the treatment group than in the control group. However, FDA noted that the rates of infection in the control group observed during our trial were much higher than what has been observed in clinical practice and published literature, and we will need to closely monitor infection rates during our planned clinical trials of BHA.

Additionally, if one or more of our product candidates receives marketing approval, and we or others later identify undesirable side effects or adverse events caused by such products or the severity and prevalence is greater than anticipated, a number of potentially significant negative consequences could result.

Regulatory authorities may withdraw approvals of such products or impose restrictions on distribution. They may require additional warnings or contraindications on the product label that could diminish the usage or otherwise limit the commercial success of the product. We may be required to change the way the product is administered, conduct additional clinical trials or post-approval studies. We may be forced to suspend marketing of the product or required to create a Risk Evaluation and Mitigation Strategy (“REMS”). In addition, our reputation may suffer. Any of these events could prevent us from achieving or maintaining market acceptance of the particular product candidate, if approved, and could significantly harm our business, results of operations, and prospects.

Fast track designation by the FDA or any future designations may not lead to a faster development, regulatory review or approval process and it does not increase the likelihood that any of our product candidates will receive marketing approval.

We have received fast track designation for BHA to accelerate bone healing when used as an adjunct for treating acute Gustilo-Anderson Type IIIA or IIIB open tibia fractures that have been stabilized with mechanical fixation after appropriate wound management. We may, in the future, apply for additional fast track designations or other expedited programs from the FDA (such as breakthrough therapy or accelerated approval). Designation for these programs is within the discretion of the FDA. Accordingly, even if we believe a product candidate meets the criteria for such designation, the FDA may disagree. In any event, the receipt of a designation may not result in a faster development process, review or approval compared to products considered for approval under conventional FDA procedures and, in any event, does not assure ultimate approval by the FDA. In addition, even though our BHA product candidate has received fast track designation, the FDA may later decide that it no longer meets the criteria for designation and revoke it. If we apply for designation to additional accelerated programs or fast track designation for future product candidates, the FDA might not grant the designation. Any of the above could adversely affect our business, financial condition and results of operations.

If the FDA or any other regulatory authorities outside of the United States change the classification of a product candidate, we may be subject to additional regulations or requirements.

Our lead product candidate, BHA, has been classified by the FDA as a biologic/device combination product, containing our core technology of PBM plus ß Tri-Calcium Phosphate (“ß -TCP”). BHA has been assigned to the Center for Biologics Evaluation and Research (“CBER”) as the lead agency center for review and regulation, and we plan to complete studies to support a BLA as the basis for marketing authorization. If the FDA determines that BHA or another product candidate should be classified as a different type of product, we may be subject to additional regulations and requirements.

In the European Union, we intend to pursue a CE Mark for BHA under the EU MDR with an anticipated label as a bone void filler. We have not sought or received advice from the EMA on whether the BHA is classified as a medical device or biological product. If the EMA determines that BHA should be classified as a biological product, we may be subject to the more stringent European Union pharmaceutical regulations and requirements.

Additional time may be required to obtain regulatory approval for our lead product candidate and future product candidates because of their status as combination products.

Our lead product candidate, BHA, is a biologic-device combination product that requires coordination within the FDA and comparable foreign regulatory authorities for review of its device and biologic components, and our future product candidates may similarly be regulated as combination products. Although the FDA and comparable foreign regulatory authorities have systems in place for the review and approval of combination products such as ours, we may experience delays in the development and commercialization of our product candidates due to regulatory timing constraints and uncertainties in the product development and approval process. Of note, prior clearance or approval of one component of a combination product does not increase the likelihood that FDA will approve a later product combining the previously cleared product or approved active ingredient with a novel active ingredient.

Risks associated with operating in foreign countries could materially adversely affect our product development.

We have previously conducted a clinical study outside the U.S. and may conduct future studies in countries outside of the U.S. Consequently, we may be subject to risks related to operating in foreign countries. Risks associated with conducting operations in foreign countries include:

•	differing regulatory requirements for conducting clinical trials and obtaining regulatory approvals;

•	more stringent privacy requirements for data to be supplied to our operations in the U.S., (e.g., General Data Protection Regulation in the European Union);

•	unexpected changes in tariffs, trade barriers and regulatory requirements;

•	economic weakness, including inflation, or political instability in particular foreign economies and markets;

•	compliance with tax, employment, immigration and labor laws for employees living or traveling abroad;

•	foreign taxes, including withholding of payroll taxes;

•	differing payor reimbursement regimes, governmental payors or patient self-pay systems and price controls;

•	foreign currency fluctuations, which could result in increased operating expenses or reduced revenues, and other obligations incident to doing business or operating in another country;

•	workforce uncertainty in countries where labor unrest is more common than in the U.S.;

•	production shortages resulting from any events affecting raw material supply or manufacturing capabilities abroad; and

•	business interruptions resulting from geopolitical actions, including war and terrorism, and as a result of the ongoing COVID-19 pandemic and the efforts to mitigate it.

We have conducted and may in the future conduct clinical trials for current or future product candidates outside the U.S., and the FDA and comparable foreign regulatory authorities may not accept data from such trials.

Our only clinical study completed to date was conducted outside the U.S., in South Africa, and while we plan to conduct our next clinical trial primarily in the U.S., we may also conduct future clinical trials outside the U.S. The acceptance of study data from clinical trials conducted outside the U.S. or another jurisdiction by the FDA or comparable foreign regulatory authority may be subject to certain conditions or may not be accepted at all. In cases where data from foreign clinical trials are intended to serve as the sole basis for marketing approval in the U.S., the FDA will generally not approve the application on the basis of foreign data alone unless (i) the data are applicable to the U.S. population and U.S. medical practice; (ii) the trials were performed by clinical investigators of recognized competence and pursuant to Good Clinical Practice (“GCP”) regulations; and (iii) the data may be considered valid without the need for an on-site inspection by the FDA, or if the FDA considers such inspection to be necessary, the FDA is able to validate the data through an on-site inspection or other appropriate means. In addition, even where the foreign study data are not intended to serve as the sole basis for approval, the FDA will not accept the data as support for an application for marketing approval unless the study is well-designed and well-conducted in accordance with GCP and the FDA is able to validate the data from the study through an onsite inspection if deemed necessary. Many foreign regulatory authorities have similar approval requirements. In addition, such foreign trials would be subject to the applicable local laws of the foreign jurisdictions where the trials are conducted. There can be no assurance that the FDA or any comparable foreign regulatory authority will accept data from trials conducted outside of the U.S. or the applicable jurisdiction. If the FDA or any comparable foreign regulatory authority does not accept such data, it would result in the need for additional trials, which could be costly and time-consuming, and which may result in current or future product candidates that we may develop not receiving approval for commercialization in the applicable jurisdiction.

Failure to obtain regulatory approval in international jurisdictions would prevent our product candidates from being marketed abroad.

In addition to regulations in the U.S., to market and sell our product candidate in the European Union, United Kingdom, many Asian countries and other jurisdictions, we must obtain separate regulatory approvals and comply with numerous and varying regulatory requirements. Approval by the FDA does not ensure approval by regulatory authorities in other countries or jurisdictions, and approval by one regulatory authority outside the U.S. does not ensure approval by regulatory authorities in other countries or jurisdictions or by the FDA. The regulatory approval process outside the U.S. generally includes all of the risks associated with obtaining FDA approval as well as risks attributable to the satisfaction of local regulations in foreign jurisdictions. The approval procedure varies among countries and can involve additional testing, and regulatory authorities outside the U.S. may not agree with the FDA’s determination of the primary mode of action and regulatory classification of our product candidates, which may result in additional clinical trials, or additional work on our part to comply with other regulatory standards. The time required to obtain approval outside the U.S. may differ substantially from that required to obtain FDA approval. We may not be able to obtain approvals from regulatory authorities outside the U.S. on a timely basis, if at all. Clinical trials accepted in one country may not be accepted by regulatory authorities in other countries. In addition, many countries outside the U.S. require that a product be approved for reimbursement before it can be approved for sale in that country. A product candidate that has been approved for sale in a particular country may not receive reimbursement approval in that country.

We may not be able to file for regulatory approvals and may not receive necessary approvals to commercialize our product candidates in any market. If we are unable to obtain approval of any of our current product candidates or any future product candidates we may pursue by regulatory authorities in the European Union, United Kingdom, Asia or elsewhere, the commercial prospects of that product candidate may be significantly diminished, our business prospects could decline and this could materially adversely affect our business, results of operations and financial condition.

Even if our current product candidates received regulatory approval, they may still face future development and regulatory difficulties.

Even if we obtain regulatory approval for our product candidates, that approval would be subject to ongoing requirements by the FDA and comparable foreign regulatory authorities governing the manufacture, quality control, further development, labeling, packaging, storage, distribution, adverse event reporting, safety surveillance, import, export, advertising, promotion, recordkeeping and reporting of safety and other post-marketing information. These requirements include submissions of safety and other post-marketing information and reports, registration, as well as continued compliance by us and/or our Contract Manufacturing Organizations (“CMOs”), and CROs or clinical trial investigators for any post-approval clinical trials that we may conduct. The safety profile of any product candidate, if approved, will continue to be closely monitored by the FDA and comparable foreign regulatory authorities after approval. If the FDA or comparable foreign regulatory authorities become aware of new safety information after approval of our product candidate, they may require labeling changes or establishment of a REMS, impose significant restrictions on such product’s indicated uses or marketing or impose ongoing requirements for potentially costly post-approval studies or post-market surveillance.

In addition, manufacturers of drugs, biologics, devices and their facilities are subject to continual review and periodic inspections by the FDA and other regulatory authorities for compliance with Current Good Manufacturing Practice (“cGMPs”), GCP, and other regulations. If we or a regulatory agency discover previously unknown problems with a product, such as adverse events of unanticipated severity or frequency, or problems with the facility where the product is manufactured, a regulatory agency may impose restrictions on that product, the manufacturing facility or us, including requiring recall or withdrawal of the product from the market or suspension of manufacturing. If we fail to comply with applicable regulatory requirements, a regulatory agency may:

•	issue Form FDA 483s, warning letters or untitled letters;

•	mandate modifications to promotional materials or require us to provide corrective information to healthcare practitioners and payors;

•	require us to enter into a consent decree, which can include imposition of various fines, reimbursements for inspection costs, required due dates for specific actions and penalties for noncompliance;

•	seek an injunction or impose civil or criminal penalties or monetary fines;

•	suspend or withdraw regulatory approval;

•	suspend any ongoing clinical trials;

•	refuse to approve pending applications or supplements to applications filed by us;

•	suspend or impose restrictions on operations, including costly new manufacturing requirements; or

•	seize or detain products, refuse to permit the import or export of products, or require us to initiate a product recall.

The occurrence of any event or penalty described above may inhibit our ability to successfully commercialize our product candidates, if approved, and generate revenues.

Advertising and promotion of any product candidates that obtains approval in the U.S. is heavily scrutinized by the FDA, the Department of Justice, the Office of Inspector General of Health and Human Services, state attorneys general, members of Congress and the public. A company can make only those claims relating to safety and efficacy, purity and potency that are consistent with the FDA approved label. Additionally, advertising and promotion of any product candidate that obtains approval outside of the U.S. is heavily scrutinized by comparable foreign regulatory authorities.

Violations, including actual or alleged promotion of our product for unapproved or off-label uses, are subject to enforcement letters, inquiries and investigations, and civil and criminal sanctions by the FDA, as well as prosecution under various healthcare laws, including the federal False Claims Act. Any actual or alleged failure to comply with labeling and promotion requirements may have a negative impact on our business.

We may fail to retain or recruit necessary personnel, and we may be unable to secure the services of consultants.

As of the date of this filing, we have 13 full-time employees and four part-time employees. We also have engaged and plan to continue to engage regulatory consultants to advise us on our dealings with the FDA and other foreign regulatory authorities and have been and will be required to retain additional consultants and employees.

Certain of our directors, officers, scientific advisors, and consultants serve as officers, directors, scientific advisors, or consultants of other healthcare and life science companies or institutes that might be developing competitive products. None of our directors are obligated under any agreement or understanding with us to make any additional products or technologies available to us. Similarly, we can give no assurances, and we do not expect and investors should not expect, that any biomedical or pharmaceutical product or technology identified by any of our directors or affiliates in the future would be made available to us other than corporate opportunities. We can give no assurances that any such other companies will not have interests that are in conflict with its interests.

Losing key personnel or failing to recruit necessary additional personnel would impede our ability to attain our development objectives. There is intense competition for qualified personnel in the biomedical-development field, and we may not be able to attract and retain the qualified personnel we need to develop our business. We rely on independent organizations, advisors and consultants to perform certain services for us, including handling substantially all aspects of seeking regulatory approval, conduct of our preclinical studies and clinical trials, manufacturing, and expect to rely on organizations and individuals for the marketing, and sales of our product candidates, if approved. We expect that this will continue to be the case. Such services may not always be available to us on a timely basis.

We rely on third parties to supply our raw materials, and if certain manufacturing-related services do not timely supply these products and services, it may delay or impair our ability to develop, manufacture and market our product candidates, if approved.

We rely on suppliers for raw materials and other third parties for certain manufacturing-related services to produce material that meets appropriate content, quality and stability standards and to use in clinical trials of our product candidates. To succeed, clinical trials require adequate supplies of such materials, which may be difficult or uneconomical to procure or manufacture. We and our suppliers and vendors may not be able to (i) produce our product candidates to appropriate standards for use in clinical studies, (ii) perform under any definitive manufacturing, supply or service agreements or (iii) remain in business for a sufficient time to successfully produce and market our product candidates, if approved. If we do not maintain important manufacturing and service relationships, we may fail to find a replacement supplier or required vendor or develop our own manufacturing capabilities which could delay or impair our ability to obtain regulatory approval for our product candidates and substantially increase our costs or deplete profit margins, if any. If we do find replacement providers, we may not be able to enter into agreements with suppliers on favorable terms and conditions, or there could be a substantial delay before a new third party could be qualified and registered with the FDA and foreign regulatory authorities as a provider.

We rely on third parties to conduct our preclinical studies and clinical trials. If these third parties do not successfully carry out their contractual duties or do not meet regulatory requirements or expected deadlines, we may not be able to obtain timely regulatory approval for or commercialize our product candidates and our business could be substantially harmed.

We depend upon third-party investigators and scientific collaborators, such as universities and medical institutions and CROs, to monitor and manage clinical trials and collect data during our preclinical studies and clinical programs. We plan to rely on these parties for execution of our preclinical studies and clinical trials, and control only certain aspects of their activities. Nevertheless, we are responsible for ensuring that their conduct meets regulatory requirements and that each of our studies and trials is conducted in accordance with the applicable protocol, legal, regulatory and scientific standards, and our reliance on CROs does not relieve us of our regulatory responsibilities. Thus, we and our CROs are required to comply with GCPs, which are regulations and guidelines promulgated by the FDA and comparable foreign regulatory authorities for all of our product candidates in clinical development. Regulatory authorities enforce these GCPs through periodic inspections of trial sponsors, principal investigators and trial sites. If we or any of our CROs fail to comply with applicable GCPs, the clinical data generated in our clinical trials may be deemed unreliable and the FDA or comparable foreign regulatory authorities may not accept the data or may require us to perform additional clinical trials before considering our filing for regulatory approval or approving our marketing application. We cannot assure you that upon inspection by a regulatory authority, such regulatory authority will determine that any of our clinical trials complies with GCPs. While we have agreements governing activities of our CROs, we may have limited influence over their actual performance and the qualifications of their personnel conducting work on our behalf. Failure to comply with applicable regulations in the conduct of the clinical studies for our product candidates may require us to repeat clinical trials, which would delay the regulatory approval process.

We may be subject to claims that our consultants or independent contractors have wrongfully used or disclosed alleged trade secrets of their other clients or former employers to us.

As is common in the pharmaceutical and medical device industry, we engage the services of consultants to assist in the development of our product candidates. Many of these consultants were previously employed at, or may have previously been or are currently providing consulting services to, other healthcare and life science companies, including our competitors or potential competitors.

Business interruptions could adversely affect future operations and financial conditions, and may increase our costs and expenses.

Our operations, and those of our directors, employees, advisors, contractors, consultants, CROs, and collaborators, could be adversely affected by earthquakes, floods, hurricanes, typhoons, extreme weather conditions, fires, water shortages, power failures, business systems failures, medical epidemics, including the ongoing COVID-19 pandemic, and other natural and man-made disaster or business interruptions. Our phones, electronic devices and computer systems and those of our directors, employees, advisors, contractors, consultants, CROs, and collaborators are vulnerable to damages, theft and accidental loss, negligence, unauthorized access, terrorism, war, electronic and telecommunications failures, and other natural and man- made disasters. Operating as a virtual company, our employees conduct business outside of our headquarters and leased or owned facilities. These locations may be subject to additional security and other risk factors due to the limited control of our employees. If such an event as described above were to occur in the future, it may cause interruptions in our operations, delay research and development programs, clinical trials, regulatory activities, manufacturing and quality assurance activities, sales and marketing activities, hiring, training of employees and persons within associated third parties, and other business activities. For example, the loss of clinical trial data from completed or future clinical trials could result in delays in our regulatory approval efforts and significantly increase our costs to recover or reproduce the data.

Likewise, we will rely on third parties to manufacture our product candidates and conduct clinical trials, and similar events as those described in the prior paragraph relating to their business systems, equipment and facilities could also have a material adverse effect on our business. To the extent that any disruption or security breach were to result in a loss of, or damage to, our data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur liability and the further development and commercialization of our product candidate, if approved, could be delayed or altogether terminated.

Our employees or others acting on our behalf may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements, which could cause significant liability for us and harm our reputation.

We may be exposed to the risk of fraud or other misconduct by employees or others acting on our behalf, including intentional failures to comply with FDA regulations or similar regulations of comparable foreign regulatory authorities, provide accurate information to the FDA or comparable foreign regulatory authorities, comply with manufacturing standards we have established, comply with federal and state healthcare fraud and abuse laws and regulations and similar laws and regulations established and enforced by comparable foreign regulatory authorities, report financial information or data accurately or disclose unauthorized activities to us. Misconduct by employees or others acting on our behalf could also involve the improper use of information obtained in the course of clinical trials, which could result in regulatory sanctions and serious harm to our reputation. It is not always possible to identify and deter such misconduct, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. If any such actions or investigations are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions or investigations could have a significant impact on our business, results of operations and reputation including the imposition of significant civil, criminal and administrative penalties, damages, fines, imprisonment, exclusion from government funded healthcare programs, such as Medicare and Medicaid, and integrity oversight and reporting obligations.

Risks Related to Our Intellectual Property

We rely on patents and patent applications and various regulatory exclusivities to protect some of our product candidates, and our ability to compete may be limited or eliminated if we are not able to protect our products.

The patent positions of medical device companies are uncertain and involve complex legal and factual questions. We may incur significant expenses in protecting our intellectual property and defending or assessing claims with respect to intellectual property owned by others. Any patent or other infringement litigation by or against us could cause us to incur significant expenses and divert the attention of our management.

Others may file patent applications or obtain patents on similar technologies that compete with our products. We cannot predict how broad the claims in any such patents or applications will be and whether they will be allowed. Once claims have been issued, we cannot predict how they will be construed or enforced. We may infringe upon intellectual property rights of others without being aware of it. If another party claims we are infringing their technology, we could have to defend an expensive and time consuming lawsuit, pay a large sum if we are found to be infringing, or be prohibited from selling or licensing our products unless we obtain a license or redesign our products, which may not be possible.

We also rely on trade secrets and proprietary know-how to develop and maintain our competitive position. Some of our current or former employees, consultants, scientific advisors, contractors, current or prospective corporate collaborators, may unintentionally or willfully disclose our confidential information to competitors or use our proprietary technology for their own benefits. Furthermore, enforcing a claim alleging the infringement of our trade secrets would be expensive and difficult to prove, making the outcome uncertain. Our competitors may also independently develop similar knowledge, methods, and know-how or gain access to our proprietary information through some other means.

We may incur substantial costs as a result of litigation or other proceedings relating to patent and other intellectual property rights, as well as costs associated with lawsuits.

If any other person filed patent applications, or is issued patents, claiming technology also claimed by us, we may be required to participate in interference or derivation proceedings in the U.S. Patent and Trademark Office to determine priority and/or ownership of the invention. Our licensors or we may also need to participate in interference proceedings involving issued patents and pending applications of another entity.

The intellectual property environment in our industry is particularly complex, constantly evolving and highly fragmented. Other companies and institutions have issued patents and have filed or will file patent applications that may issue into patents that cover or attempt to cover products, processes or technologies similar to us. We have not conducted freedom-to-use patent searches on all aspects of our product candidates or potential product candidates, and may be unaware of relevant patents and patent applications of third parties. In addition, the freedom-to-use patent searches that have been conducted may not have identified all relevant issued patents or pending patent applications. We cannot provide assurance that our proposed products in this area will not ultimately be held to infringe one or more valid claims owned by third parties which may exist or come to exist in the future or that in such case we will be able to obtain a license from such parties on acceptable terms.

We cannot guarantee that our technologies will not conflict with the rights of others. In some foreign jurisdictions, we could become involved in opposition proceedings, either by opposing the validity of others’ foreign patents or by persons opposing the validity of our foreign patents.

We may also face frivolous litigation or lawsuits from various competitors or from litigious securities attorneys. The cost of any litigation or other proceeding relating to these areas, even if deemed frivolous or resolved in our favor, could be substantial and could distract management from its business. Uncertainties resulting from initiation and continuation of any litigation could have a material adverse effect on our ability to continue our operations.

If we infringe the rights of others, we could be prevented from selling products or forced to pay damages.

If our products, methods, processes, and other technologies are found to infringe the rights of other parties, we could be required to pay damages, or may be required to cease using the technology or to license rights from the prevailing party. Any prevailing party may be unwilling to offer us a license on commercially acceptable terms.

We cannot be certain we will be able to obtain patent protection to protect our product candidates and technology.

We cannot be certain that all patents applied for will be issued. If a third party has also filed a patent application relating to an invention claimed by us or one or more of our licensors, we may be required to participate in an interference or derivation proceeding declared or instituted by the United States Patent and Trademark Office, which could result in substantial uncertainties and cost for us, even if the eventual outcome is favorable to us. The degree of future patent protection for our product candidates and technology is uncertain. For example:

•	we or our licensors might not have been the first to make the inventions covered by our issued patents, or pending or future patent applications;

•	we or our licensors might not have been the first to file patent applications for the inventions;

•	others may independently develop duplicative, similar or alternative technologies;

•

is possible that our patent applications will not result in an issued patent or patents, or that the scope of protection granted by any patents arising from our patent applications will be significantly narrower than expected;

•

any patents under which we hold ultimate rights may not provide us with a basis for commercially- viable products, may not provide us with any competitive advantages or may be challenged by third parties as not infringed, invalid, or unenforceable under United States or foreign laws;

•	any patent issued to us in the future or under which we hold rights may not be valid or enforceable; or

•

we may develop additional technologies that are not patentable and which may not be adequately protected through trade secrets; for example, if a competitor independently develops duplicative, similar, or alternative technologies.

If we fail to comply with our obligations in the agreements under which we may license intellectual property rights from third parties or otherwise experience disruptions to our business relationships with our licensors, we could lose rights that are important to our business.

We have entered and may be required to enter into intellectual property license agreements that are important to our business, including our license agreements with CMU. These license agreements have imposed various diligence, milestone payment, royalty and other obligations on us. For example, we may enter into exclusive license agreements with various third parties (for example, universities and research institutions), we may be required to use commercially reasonable efforts to engage in various development and commercialization activities with respect to licensed products, and may need to satisfy specified milestones and royalty payment obligations. If we fail to comply with any obligations under our agreements with any of these licensors, we may be subject to termination of the license agreements in whole or in part; increased financial obligations to our licensors or loss of exclusivity in a particular field or territory, in which case our ability to develop or commercialize products covered by the license agreements will be impaired.

In addition, disputes may arise regarding intellectual property subject to a license agreement, including:

•	the scope of rights granted under the license agreement and other interpretation-related issues;

•	extent to which our technology, products, methods and processes infringe on intellectual property of the licensor that is not subject to the licensing agreement;

•	our diligence obligations under the license agreement and what activities satisfy those obligations;

•

if a third party expresses interest in an area under a license that we are not pursuing, under the certain terms of our license agreement, we may be required to sublicense rights in that area to the third party, and that sublicense could harm our business; and

•	the ownership of inventions and know-how resulting from the joint creation or use of intellectual property by our licensors and us.

If disputes over the intellectual property that we have licensed prevent or impair our ability to maintain our current licensing arrangements on acceptable terms, we may be unable to successfully develop and commercialize the affected product candidates.

We may need to obtain licenses from third parties to advance our research to allow commercialization of our product candidates. We may fail to obtain any of these licenses at a reasonable cost or on reasonable terms, if at all. In that event, we would be unable to further develop and commercialize one or more of our product candidates, which could harm our business significantly.

Under the license agreement with CMU, we have exclusive rights to develop and commercialize plasma-based bioactive material, also known as “Biocompatible Plasma-Based Plastics” for all fields of use and all worldwide geographies. We are required to use our best efforts to effect introduction of the licensed technology into the commercial market as soon as possible and meet certain milestones as stipulated within the agreement. CMU retains the right to use any derivative technology developed by us as a result of the use of this technology and retains the intellectual property rights to the licensed technology under the agreement including patents, copyrights, and trademarks. We may establish all of our proprietary rights in the intellectual property developed by us which includes, or is based in whole or in part on, the licensed technology under the agreement, which may also include Company-created modifications, enhancements or other technology, whether in the nature of trade secrets, copyrights, patents or other rights. CMU has the right to use such intellectual property developed by us solely for research, education, academic and/or administrative purposes. In addition, we own all right, title and interest (including patents, copyrights, and trademarks) in and to the results of collaboration that are developed solely by us while CMU owns all of the right, title and interest (including patents, copyrights and trademarks) in and to the results of collaboration that are developed solely by CMU. Our rights to use these patents and employ the inventions claimed in these licensed patents, as well as the exploitation of licensed technology and know-how, are subject to the continuation of, and our compliance with, the terms of our license agreement with CMU. If our license agreement with CMU is terminated, we may not be able to develop, manufacture, market or sell the product candidates covered by our agreement and those being tested or approved in combination with such product. Such an occurrence could materially adversely affect the value of the product candidate being developed under any such agreement.

We may infringe the intellectual property rights of others, which may prevent or delay our product development efforts and stop us from commercializing or increase the costs of commercializing our product candidates.

Our success will depend in part on our ability to operate without infringing the proprietary rights of third parties. We cannot guarantee that our products or product candidates, or manufacture or use of our products or product candidates, will not infringe third-party patents. Furthermore, a third party may claim that we are using inventions covered by the third party’s patent rights and may go to court to stop us from engaging in our normal operations and activities, including making or selling our product candidates or products. These lawsuits are costly and could affect our results of operations and divert the attention of managerial and scientific personnel. Some of these third parties may be better capitalized and have more resources than us. There is a risk that a court would decide that we are infringing the third party’s patents and would order us to stop the activities covered by the patents. In that event, we may not have a viable way to get around the patent and may need to halt commercialization of the relevant product candidate(s) or product(s). In addition, there is a risk that a court will order us to pay the other party damages for having violated the other party’s patents. In addition, we may be obligated to indemnify our licensors and collaborators against certain intellectual property infringement claims brought by third parties, which could require us to expend additional resources. The pharmaceutical, medical device and biotechnology industries have produced a proliferation of patents, and it is not always clear to industry participants, including us, which patents cover various types of products or methods. The coverage of patents is subject to interpretation by the courts, and the interpretation is not always uniform.

If we are sued for patent infringement, we would need to demonstrate that our products or methods either do not infringe the claims of the relevant patent or that the patent claims are invalid or unenforceable, and we may not be able to do this. Proving invalidity is difficult. For example, in the United States, proving invalidity requires a showing of clear and convincing evidence to overcome the presumption of validity enjoyed by issued patents. Even if we are successful in these proceedings, we may incur substantial costs and divert management’s time and attention in pursuing these proceedings, which could have a material adverse effect on us. If we are unable to avoid infringing the patent rights of others, we may be required to seek a license, which may not be available, and then we will have to defend an infringement action or challenge the validity of the patent in court. Patent litigation is costly and time consuming. We may not have sufficient resources to bring these actions to a successful conclusion. In addition, if we do not obtain a license, fail to develop or obtain non-infringing technology, fail to defend an infringement action successfully or have infringed patents declared invalid or unenforceable, we may incur substantial monetary damages, encounter significant delays in bringing our product candidates to market and be precluded from manufacturing or selling our product candidates.

We cannot be certain that others have not filed patent applications for technology covered by our pending applications, or that we were the first to invent the technology, because:

•	some patent applications in the United States may be maintained in secrecy until the patents are issued;

•	patent applications in the United States are typically not published until 18 months after the priority date; and

•	publications in the scientific literature often lag behind actual discoveries.

Our competitors may have filed, and may in the future file, patent applications covering technology similar to ours. Any such patent applications may have priority over our patent applications, which could further require us to obtain rights to issued patents covering such technologies. If another party has filed US patent applications on inventions similar to ours that claims priority to any applications filed prior to the priority dates of our applications, we may have to participate in an interference proceeding declared or a derivation proceed instituted by the USPTO to determine priority of invention in the United States. The costs of these proceedings could be substantial, and it is possible that such efforts would be unsuccessful if, unbeknownst to us, the other party had independently arrived at the same or similar inventions prior to our own inventions, resulting in a loss of our U.S. patent position with respect to such inventions. Other countries have similar laws that permit secrecy of patent applications, and thus the third party’s patent or patent application may be entitled to priority over our applications in such jurisdictions.

Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources. In addition, any uncertainties resulting from the initiation and continuation of any litigation could have a material adverse effect on our ability to raise the funds necessary to continue our operations.

We may be subject to claims that our employees, consultants or independent contractors have wrongfully used or disclosed alleged trade secrets.

As is common in the medical device, biotechnology and pharmaceutical industries, we employ, and may employ in the future, individuals who were previously employed at other medical device, biotechnology or pharmaceutical companies, including our competitors or potential competitors. Although we try to ensure that our employees, consultants and independent contractors do not use the proprietary information or know-how of others in their work for us, we may be subject to claims that we or our employees, consultants or independent contractors have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of their former employers. Litigation may be necessary to defend against these claims. If we fail in defending any such claims, in addition to paying monetary damages, we could lose valuable intellectual property rights or personnel, which could adversely impact our business. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to management.

Our intellectual property may not be sufficient to protect our products from competition, which may negatively affect our business as well as limit our partnership or acquisition appeal.

We may be subject to competition despite the existence of intellectual property we license or own. We can give no assurances that our intellectual property will be sufficient to prevent third parties from designing around the patents we own or license and developing and commercializing competitive products. The existence of competitive products that avoid our intellectual property could materially adversely affect our operating results and financial condition. Furthermore, limitations, or perceived limitations, in our intellectual property may limit the interest of third parties to partner, collaborate or otherwise transact with us, if third parties perceive a higher than acceptable risk to commercialization of our products or future products.

Our approach involves filing patent applications covering new methods of use and/or new formulations of previously known, studied and/or marketed devices. Although the protection afforded by patents issued from our patent applications may be significant, when looking at our patents’ ability to block competition, the protection offered by our patents may be, to some extent, more limited than the protection provided by patents claiming the composition of matter previously unknown. If a competitor were able to successfully design around any method of use and formulation patents we may have in the future, our business and competitive advantage could be significantly affected.

We may elect to sue a third party, or otherwise make a claim, alleging infringement or other violation of patents, trademarks, trade dress, copyrights, trade secrets, domain names or other intellectual property rights that we either own or license. If we do not prevail in enforcing our intellectual property rights in this type of litigation, we may be subject to:

•	paying monetary damages related to the legal expenses of the third party;

•

facing additional competition that may have a significant adverse effect on our product pricing, market share, business operations, financial condition, and the commercial viability of our products; and

•

changing our structure or delaying or terminating select business opportunities, including, but not limited to, research and development, clinical trials, and commercialization activities, due to a potential deterioration of our financial condition or market competitiveness.

A third party may also challenge the validity, enforceability or scope of the intellectual property rights that we license or own; and, the result of these challenges may narrow the claim scope of or invalidate patents that are integral to our product candidates in the future. There can be no assurance that we will be able to successfully defend patents we own or licensed in an action against third parties due to the unpredictability of litigation and the high costs associated with intellectual property litigation, amongst other factors.

The laws of some jurisdictions do not protect intellectual property rights to the same extent as the laws or rules and regulations in the United States and Europe, and many companies have encountered significant difficulties in protecting and defending such rights in such jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents, trade secrets and other intellectual property protection, which could make it difficult for us to stop the infringement of our patents or marketing of competing products in violation of our proprietary rights generally. Proceedings to enforce our patent rights in other jurisdictions, whether or not successful, could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our patents at risk of being invalidated, rendered unenforceable or interpreted narrowly and our patent applications at risk of not issuing, and could provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate, and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, our efforts to enforce our intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop or license. Furthermore, while we intend to protect our intellectual property rights in our expected significant markets, we cannot ensure that we will be able to initiate or maintain similar efforts in all jurisdictions in which we may wish to market our products or product candidates. Accordingly, our efforts to protect our intellectual property rights in such countries may be inadequate, which may have an adverse effect on our ability to successfully commercialize our product candidates in all of our expected significant foreign markets. If we or our licensors encounter difficulties in protecting, or are otherwise precluded from effectively protecting, the intellectual property rights important for our business in such jurisdictions, the value of these rights may be diminished, and we may face additional competition from others in those jurisdictions.

Changes to patent law, for example the Leahy-Smith America Invests Act, AIA or Leahy-Smith Act, of 2011 and the Patent Reform Act of 2009 and other future article of legislation in the U.S., may substantially change the regulations and procedures surrounding patent applications, issuance of patents, prosecution of patents, challenges to patent validity, and patent enforcement. We can give no assurances that our patents and those of our licensor(s) can be defended or will protect us against future intellectual property challenges, particularly as they pertain to changes in patent law and future patent law interpretations.

In addition, enforcing and maintaining our intellectual property protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by the U.S. Patent and Trademark Office and courts, and foreign government patent agencies and courts, and our patent protection could be reduced or eliminated for non-compliance with these requirements.

If we are not able to protect and control our unpatented trade secrets, know-how and other technological innovation, we may suffer competitive harm.

We also rely on proprietary trade secrets and unpatented know-how to protect our research and development activities, particularly when we do not believe that patent protection is appropriate or available. However, trade secrets are difficult to protect. We will attempt to protect our trade secrets and unpatented know-how by requiring our employees, consultants, collaborators, and advisors to execute a confidentiality and non-use agreement. We cannot guarantee that these agreements will provide meaningful protection, that these agreements will not be breached, that we will have an adequate remedy for any such breach, or that our trade secrets will not otherwise become known or independently developed by a third party. Our trade secrets, and those of our present or future collaborators that we utilize by agreement, may become known or may be independently discovered by others, which could adversely affect the competitive position of our product candidates.

We may incur substantial costs enforcing our patents, defending against third-party patents, invalidating third-party patents or licensing third-party intellectual property, as a result of litigation or other proceedings relating to patent and other intellectual property rights.

We may be unaware of or unfamiliar with prior art and/or interpretations of prior art that could potentially impact the validity or scope of our patents, pending patent applications, or patent applications that we will file. We may have elected, or elect now or in the future, not to maintain or pursue intellectual property rights that, at some point in time, may be considered relevant to or enforceable against a competitor.

We take efforts and enter into agreements with employees, consultants, collaborators, and advisors to confirm ownership and chain of title in intellectual property rights. However, an inventorship or ownership dispute could arise that may permit one or more third parties to practice or enforce our intellectual property rights, including possible efforts to enforce rights against us.

We may not have rights under some patents or patent applications that may cover technologies that we use in our research, product candidates and particular uses thereof that we seek to develop and commercialize, as well as synthesis of our product candidates. Third parties may own or control these patents and patent applications in the United States and elsewhere. These third parties could bring claims against us or our collaborators that would cause us to incur substantial expenses and, if successful against us, could cause us to pay substantial damages. Further, if a patent infringement suit were brought against us or our collaborators, we or they could be forced to stop or delay research, development, manufacturing or sales of the product or product candidate that is the subject of the suit. We or our collaborators therefore may choose to seek, or be required to seek, a license from the third-party and would most likely be required to pay license fees or royalties or both. These licenses may not be available on acceptable terms, or at all. Even if we or our collaborators were able to obtain a license, the rights may be nonexclusive, which would give our competitors access to the same intellectual property. Ultimately, we could be prevented from commercializing a product or product candidate, or forced to cease some aspect of our business operations, as a result of patent infringement claims, which could harm our business.

There has been substantial litigation and other legal proceedings regarding patent and other intellectual property rights in the pharmaceutical, medical device and biotechnology industries. Although we are not currently a party to any patent litigation or any other adversarial proceeding, including any interference or derivation proceeding declared or instituted before the United States Patent and Trademark Office, regarding intellectual property rights with respect to our products, product candidates and technology, it is possible that we may become so in the future. We are not currently aware of any actual or potential third-party infringement claim involving our product candidates. The cost to us of any patent litigation or other proceeding, even if resolved in our favor, could be substantial. The outcome of patent litigation is subject to uncertainties that cannot be adequately quantified in advance, including the demeanor and credibility of witnesses and the identity of the adverse party, especially in pharmaceutical, medical device and biotechnology related patent cases that may turn on the testimony of experts as to technical facts upon which experts may reasonably disagree. Some of our competitors may be able to sustain the costs of such litigation or proceedings more effectively than we can because of their substantially greater financial resources. If a patent or other proceeding is resolved against us, we may be enjoined from researching, developing, manufacturing or commercializing our products or product candidates without a license from the other party and we may be held liable for significant damages. We may not be able to obtain any required license on commercially acceptable terms or at all.

Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could harm our ability to compete in the marketplace. Patent litigation and other proceedings may also absorb significant management time.

If we are unable to protect our intellectual property rights, our competitors may develop and market products with similar features that may reduce demand for our potential products.

The following factors are important to our success:

•	receiving patent protection for our product candidates;

•	preventing others from infringing our intellectual property rights; and

•	maintaining our patent rights and trade secrets

We will be able to protect our intellectual property rights in patents and trade secrets from unauthorized use by third parties only to the extent that such intellectual property rights are covered by valid and enforceable patents or are effectively maintained as trade secrets. Because issues of patentability involve complex legal and factual questions, the issuance, scope and enforceability of patents cannot be predicted with certainty. Patents may be challenged, invalidated, found unenforceable, or circumvented. United States patents and patent applications may be subject to interference and derivation proceedings, United States patents may also be subject to post grant proceedings, including re-examination, derivation, Inter Partes Review and Post Grant Review, in the United States Patent and Trademark Office and foreign patents may be subject to opposition or comparable proceedings in corresponding foreign patent offices, which could result in either loss of the patent or denial of the patent application or loss or reduction in the scope of one or more of the claims of the patent or patent application. In addition, such interference, derivation, post grant and opposition proceedings may be costly. Thus, any patents that we own or license from others may not provide any protection against competitors. Furthermore, an adverse decision in an interference or derivation proceeding can result in a third-party receiving the patent rights sought by us, which in turn could affect our ability to market a potential product to which that patent filing was directed. Our pending patent applications, those that we may file in the future, or those that we may license from third parties may not result in patents being issued. If issued, they may not provide us with proprietary protection or competitive advantages against competitors with similar technology.

Furthermore, others may independently develop similar technologies or duplicate any technology that we have developed. Many countries, including certain countries in Europe, have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. For example, compulsory licenses may be required in cases where the patent owner has failed to “work” the invention in that country, or the third-party has patented improvements. In addition, many countries limit the enforceability of patents against government agencies or government contractors. In these countries, the patent owner may have limited remedies, which could materially diminish the value of our patents. Moreover, the legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents and other intellectual property protection, which makes it difficult to stop infringement.

In addition, our ability to enforce our patent rights depends on our ability to detect infringement. It is difficult to detect infringers who do not advertise or otherwise promote the compositions that are used in their products. Any litigation to enforce or defend our patent rights, even if we prevail, could be costly and time-consuming and would divert the attention of management and key personnel from business operations.

We will also rely on trade secrets, know-how and technology, which are not protected by patents, to maintain our competitive position. We will seek to protect this information by entering into confidentiality agreements with parties that have access to it, such as strategic partners, collaborators, employees, contractors and consultants. Any of these parties may breach these agreements and disclose our confidential information or our competitors might learn of the information in some other way. If any trade secret, know-how or other technology not protected by a patent were disclosed to, or independently developed by, a competitor, our business, financial condition and results of operations could be materially adversely affected.

Risks Relating to Commercializing of our Current Product Candidates and Future Product Candidates, if Approved

Our commercial success depends upon attaining significant market acceptance of our current product candidates and future product candidates, if approved, among physicians, patients, healthcare payors and treatment centers.

Even if we obtain regulatory approval for our current product candidates or any future product candidates, the products may not gain market acceptance among physicians, healthcare payors, patients or the medical community, including treatment centers. Market acceptance of any product candidates for which we receive approval depends on a number of factors, including:

•	the efficacy and safety of such product candidates as demonstrated in clinical trials;

•	the clinical indications and patient populations for which the product candidate is approved;

•	acceptance by physicians, major treatment centers and patients of the product candidates as a safe and effective treatment;

•	the potential and perceived advantages of product candidates over alternative treatments;

•	any restrictions on use together with other medications;

•	the prevalence and severity of any side effects;

•	unfavorable product labeling or limitations of use by the FDA or comparable regulatory authorities;

•	the timing of market introduction of our product candidates, if approved, as well as competitive products;

•	the development of manufacturing and distribution processes for commercial scale manufacturing for our current product candidates and any future product candidates, if approved;

•	the cost of treatment in relation to alternative treatments;

•	the availability of coverage and adequate reimbursement from third-party payors and government authorities;

•	relative convenience and ease of administration; and

•	the effectiveness of sales and marketing efforts for product candidates which are granted regulatory approval.

If our current product candidates and any future product candidates are approved but fail to achieve market acceptance among physicians, patients, healthcare payors or surgery centers, we will not be able to generate significant revenues, which would compromise our ability to become profitable.

Even if we are able to commercialize our current product candidates or any future product candidates, if approved such product candidate may become subject to unfavorable pricing regulations or third-party coverage and reimbursement policies, which would harm our business.

In the United States and in other countries, patients who are provided medical treatment for their conditions generally rely on third-party payors to reimburse all or part of the costs associated with their treatment. We believe our success depends on obtaining and maintaining coverage and adequate reimbursement for our product candidates, if approved, and the extent to which patients will be willing to pay out-of-pocket for such products. For further discussion on coverage and reimbursement, see the section titled “Business – Government Regulation – Coverage and Reimbursement” in this prospectus.

There can be no assurance that any of our product candidates, if approved for sale in the United States or in other countries, will be considered medically reasonable and necessary and/or cost-effective by third-party payors, that coverage or an adequate level of reimbursement will be available or that reimbursement policies and practices in the United States and in foreign countries where our products are sold will not adversely affect our ability to sell our product candidates profitably, even if they are approved for sale.

Healthcare legislative measures aimed at reducing healthcare costs may have a material adverse effect on our business and results of operations.

The United States and many foreign jurisdictions have enacted or proposed legislative and regulatory changes affecting the healthcare system that could prevent or delay marketing approval of our product candidates or any future product candidates, restrict or regulate post-approval activities and affect our ability to profitably sell a product for which we obtain marketing approval. Changes in applicable laws, rules, and regulations or the interpretation of existing laws, rules, and regulations could impact our business in the future by requiring, for example: (i) changes to our manufacturing arrangements; (ii) additions or modifications to product labeling; (iii) the recall or discontinuation of our products; or (iv) additional record-keeping requirements. If any such changes were to be imposed, they could adversely affect the operation of our business. For further discussion on healthcare reform, see the section titled “Business – Government Regulation – Healthcare Reform” in this prospectus.

We expect that these and other healthcare reform measures that may be adopted in the future may result in more rigorous coverage criteria and in additional downward pressure on the price that we receive for any approved product candidate. Any reduction in reimbursement from Medicare or other government programs may result in a similar reduction in payments from private payors. The implementation of cost containment measures or other healthcare reforms may prevent us from being able to generate revenue, attain profitability, or commercialize our drugs, and could have a material adverse effect on our business, financial condition, and results of operations.

Inadequate funding for the FDA, the SEC and other government agencies, including from government shut downs, or other disruptions to these agencies’ operations, could hinder their ability to hire and retain key leadership and other personnel, prevent new products and services from being developed or commercialized in a timely manner or otherwise prevent those agencies from performing normal business functions on which the operation of our business may rely, which could negatively impact our business.

The ability of the FDA to review and approve new products can be affected by a variety of factors, including government budget and funding levels, the ability to hire and retain key personnel and accept the payment of user fees, and statutory, regulatory and policy changes. Average review times at the agency have fluctuated in recent years as a result. In addition, government funding of the SEC and other government agencies on which our operations may rely, including those that fund research and development activities, is subject to the political process, which is inherently fluid and unpredictable.

Disruptions at the FDA and other agencies may also slow the time necessary for new product candidates to be reviewed and/or approved by necessary government agencies, which would adversely affect our business. If a prolonged government shutdown occurs, it could significantly impact the ability of the FDA to timely review and process our regulatory submissions, which could have a material adverse effect on our business. Further, future government shutdowns could impact our ability to access the public markets and obtain necessary capital in order to properly capitalize and continue our operations.

Risks Related to our Business Operations

Our future success is dependent, in part, on the performance and continued service of our officers and directors.

We are presently dependent largely upon the experience, abilities and continued services of our Senior Leadership including our President and Chief Executive Officer, Randolph W Hubbell. The loss of services of Mr. Hubbell could have a material adverse effect on our business, financial condition or results of operation. In addition, other key executives are important to our ongoing capability to advance the programs through the clinical and regulatory pathway. These executives include Dr. James Hart, Chief Medical Officer, Dr. Janet Vargo, VP of Clinical Services, Donna Godward, Chief Quality Officer, and Bryan Cassaday, Chief Financial Officer. The competition of executive talent may make it difficult to replace any of these key positions in a timely manner.

Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern.

As of March 31, 2023, and December 31, 2022 we had cash on hand of $27,190 and $128,149, respectively and a working capital deficit of $8,305,949 and $6,689,745.

The accompanying unaudited financial statements have been prepared on the basis that we will continue as a going concern, which assumes the realization of assets and the satisfaction of liabilities in the normal course of business. As of March 31, 2023, we had no income from continuing operations. We do not have a marketed product or service nor do we expect to in the near-term years. This has been the case since the our inception and forces us to rely on continuously raising capital to fund our operations. Based on our cash balance as of the date of filing these financial statements and projected cash needs for the next twelve months, management estimates that it will need to raise additional capital to cover operating and capital requirements. Management will need to raise the additional funds through issuing additional shares of common stock or other equity securities or obtaining debt financing. There can be no assurance that any required future financing can be successfully completed on a timely basis, or on terms acceptable to us. Based on these circumstances, management has determined that these conditions raise substantial doubt about our ability to continue as a going concern.

Accordingly, the accompanying financial statements have been prepared in conformity with U.S. GAAP, which contemplates our continuation as a going concern and the realization of assets and the satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The financial statements do not include any adjustments that may be necessary should we be unable to continue as a going concern.

We have identified a material weakness in our internal control over financial reporting, and the failure to remediate this material weakness may adversely affect our business, investor confidence in us, our financial results and the market value of our common stock.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. The material weakness we identified related to the design of internal control around the our preparation of financial statements in accordance with generally accepted accounting principles, including the appropriate accounting treatment for complex financial instruments that require management to apply complex accounting principles, which could adversely affect our ability to record, process, summarize, and report financial data. This material weakness resulted in the restatement of our 2021 financial statements. We are in the process of implementing measures designed to improve internal control over financial reporting to remediate the control deficiencies that led to our material weakness.

While we believe the remedial efforts we are taking and will take will improve our internal controls and address the underlying causes of the material weakness, we cannot be certain that these steps will be sufficient to remediate the control deficiencies that led to our material weakness in our internal controls over financial reporting or prevent future material weaknesses or control deficiencies from occurring. If we fail to effectively remediate the material weakness in our internal controls over financial reporting described above, we may be unable to accurately or timely report our financial condition or results of operations. Such failure may adversely affect our business, investor confidence in us, our financial condition and the market value of our common stock.

We have never generated product revenue and have incurred significant losses to date. We expect to continue to incur losses for the foreseeable future and may never generate product revenue or be profitable.

Since inception, we have generated no product revenue, and prior to receipt of marketing approval from regulatory authorities, we will be unable to do so. For the three months ended March 31, 2023 and 2022, we had a loss from operations of $1,274,871 and $950,757 respectively, and negative cash flows from operations of $475,959 and $1,597,658, respectively. At March 31, 2023 and December 31, 2022, we had an accumulated deficit of $44,522,174 and $42,382,291, respectively. To date, we have financed our operations primarily through the sale of equity securities and convertible debt. We have devoted substantially all of our financial resources and efforts to research and development, including preclinical studies and clinical trials, and we anticipate that our expenses will continue to increase over the next several years as we continue these activities. Accordingly, we expect to continue to incur substantial operating losses for the foreseeable future, which may fluctuate significantly from quarter-to-quarter and year-to-year.

To become and remain profitable, we must succeed in obtaining marketing approval for our product candidates, and in developing and commercializing additional product candidates that generate significant revenue. We may never succeed in these activities and, even if we do, may never generate revenue that is sufficient to achieve profitability.

Even if we do achieve profitability, we may not be able to sustain or increase profitability. Our failure to become and remain profitable would depress the our value and could impair our ability to maintain our research and development efforts, expand our business, diversify our product offerings or even continue our operations. A decline in the our value could also cause you to lose all or part of your investment.

Acceptance of our formulations or products in the marketplace is uncertain and failure to achieve market acceptance will prevent or delay our ability to generate revenues.

Our future financial performance will depend, at least in part, upon the introduction and customer acceptance of our products. Even if approved for marketing by the necessary regulatory authorities, our formulations or products may not achieve market acceptance. The degree of market acceptance will depend upon a number of factors, including:

•	receipt of regulatory approval of marketing claims for the uses that we are developing;

•	establishment and demonstration of the advantages, safety and efficacy of our formulations, products and technologies;

•	pricing and reimbursement policies of government and third-party payers such as insurance companies, health maintenance organizations and other health plan administrators;

•	our ability to attract corporate partners, including medical device, biotechnology and pharmaceutical companies, to assist in commercializing our proposed products; and

•	our ability to market our product candidates, if approved.

Physicians, patients, payers or the medical community in general may be unwilling to accept, utilize or recommend any of our proposed formulations or product candidates, if approved. If we are unable to obtain regulatory approval, commercialize and market our proposed formulations or product candidates when planned, we may not achieve any market acceptance or generate revenue.

We face substantial competition, which may result in others discovering, developing or commercializing products before or more successfully than we do.

We will face competition from numerous medical device, pharmaceutical and biotechnology enterprises, as well as from academic institutions, government agencies and private and public research institutions for our current product candidates. We cannot provide any assurances that any other company will not obtain FDA approval for similar products that might adversely affect our ability to develop and market our products, if approved, in the U.S. We are aware that other companies have intellectual property protection and have conducted clinical trials. Our commercial opportunities will be reduced or eliminated if our competitors develop and commercialize products that are safer, more effective, have fewer side effects or are less expensive than any product candidates that we may develop and for which we receive approval. Competition could result in reduced sales and pricing pressure on our current product candidates, if approved, which in turn would reduce our ability to generate meaningful revenues and have a negative impact on our results of operations. In addition, significant delays in the development of our product candidates could allow our competitors to bring products to market before we do and impair our ability to commercialize our product candidates, if approved. The biotechnology industry is intensely competitive and involves a high degree of risk. We compete with other companies that have far greater experience and financial, research and technical resources than us. Potential competitors in the U.S. and worldwide are numerous and include medical device, pharmaceutical and biotechnology companies, educational institutions and research foundations, many of which have substantially greater capital resources, marketing experience, research and development staffs and facilities than ours. Some of our competitors may develop and commercialize products that compete directly with those incorporating our technology or may introduce products to market earlier than our product candidates, if approved, or on a more cost-effective basis. Our competitors compete with us in recruiting and retaining qualified scientific and management personnel as well as in acquiring technologies complementary to our technology. We may face competition with respect to potential efficacy and safety, ease of use and adaptability to various modes of administration, acceptance by physicians, the timing and scope of regulatory approvals, availability of resources, reimbursement coverage, price and patent position, including the potentially dominant patent positions of others. An inability to successfully complete our product development or commercializing our product candidate, if approved, could result in our having limited prospects for establishing market share or generating revenue.

Many of our competitors or potential competitors have significantly greater established presence in the market, financial resources and expertise in research and development, manufacturing, preclinical testing, conducting clinical trials, obtaining regulatory approvals and marketing approved products than we do, and as a result may have a competitive advantage over us. Mergers and acquisitions in the medical device, pharmaceutical and biotechnology industries may result in even more resources being concentrated among a smaller number of our competitors. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. These third parties compete with us in recruiting and retaining qualified scientific and management personnel, establishing clinical trial sites and patient registration for clinical trials, as well as in acquiring technologies and technology licenses complementary to our programs or potentially advantageous to our business.

As a result of these factors, these competitors may obtain regulatory approval of their products before we are able to obtain patent protection or other intellectual property rights, which will limit our ability to develop or commercialize our current product candidate, if approved. Our competitors may also develop products that are safer, more effective, more widely used and cheaper than ours, and may also be more successful than us in manufacturing and marketing their products. These appreciable advantages could render our product candidate, if approved, obsolete or non-competitive before we can recover the expenses of development and commercialization. In addition, we may not be successful in establishing license agreements with strategic distributors necessary for commercializing in each of the therapeutic areas and therefore would need to try to commercialize with a direct sales and marketing organization. Under this approach, the expense to commercialize new products is high and there are no guarantees that we will be able to raise the necessary capital to commercialize our technology independently.

Our business may be adversely affected by the ongoing COVID-19 pandemic.

The outbreak of the novel coronavirus (“COVID-19”) in 2020 evolved into a global pandemic, and this pandemic continues to have varying impacts on the global economy and the ability of biotechnology companies to develop their product candidates, including on their ability to conduct trials, source materials, and manufacture product candidates as planned. The extent to which COVID-19 impacts our business and operating results will depend on future developments that are highly uncertain and cannot be accurately predicted, including new information that may emerge concerning COVID-19 and the actions to contain the spread of the virus or treat its impact, among others.

As a result of the continued spread of COVID-19, our business operations could be delayed or interrupted. For instance, our clinical trials may be affected by the pandemic. Site initiation, participant recruitment and enrollment, and study monitoring and data analysis may be paused or delayed due to changes in hospital or university policies, federal, state or local regulations, prioritization of hospital resources toward pandemic efforts, or other reasons related to the pandemic. Some participants and clinical investigators may not be able to comply with clinical trial protocols. For example, quarantines or other travel limitations (whether voluntary or required) may impede participant movement, affect sponsor access to study sites, or interrupt healthcare services, and we may be unable to conduct our clinical trials. Further, if the spread of COVID-19 continues and our operations are adversely impacted, we risk a delay, default and/or non-performance under existing agreements which may increase our costs. These cost increases may not be fully recoverable or adequately covered by insurance.

Infections and deaths related to the pandemic may disrupt the United States’ healthcare and healthcare regulatory systems. Such disruptions could divert healthcare resources away from, or materially delay FDA review and/or approval with respect to, our product candidates. It is unknown how long these disruptions could continue, were they to occur. Any elongation or de-prioritization of our clinical trials or delay in regulatory review resulting from such disruptions could materially affect the development and study of our product candidates.

We currently utilize third parties to, among other things, manufacture raw materials. If either any third-party parties in the supply chain for materials used in the production of our product candidates are adversely impacted by restrictions resulting from the COVID-19 outbreak, our supply chain may be disrupted, limiting our ability to manufacture our product candidates for our clinical trials and research and development operations.

As a result of the shelter-in-place order and other mandated local travel restrictions, our employees conducting research and development or manufacturing activities may not be able to access their laboratory or manufacturing space which may result in our core activities being significantly limited or curtailed, possibly for an extended period of time.

The spread of COVID-19, which has caused a broad impact globally, including restrictions on travel and quarantine policies put into place by businesses and governments, may have a material economic effect on our business. While the potential economic impact brought by and the duration of the pandemic may be difficult to assess or predict, it has already caused, and is likely to result in further, significant disruption of global financial markets, which may reduce our ability to access capital either at all or on favorable terms. In addition, a recession, depression or other sustained adverse market event resulting from the spread of COVID-19 could materially and adversely affect our business and the value of our common stock.

The ultimate impact of the current pandemic, or any other health epidemic, is highly uncertain and subject to change. We do not yet know the full extent of potential delays or impacts on our business, our clinical trials, our research programs, healthcare systems or the global economy as a whole. However, these effects could have a material impact on our operations, financial position and prospects and we will continue to monitor the situation closely.

The current economic downturn may harm our business and results of operations.

Our overall performance depends, in part, on worldwide economic conditions. In recent months, we have observed increased economic uncertainty in the United States and abroad. Impacts of such economic weakness include:

•	falling overall demand for goods and services, leading to reduced profitability;

•	reduced credit availability;

•	higher borrowing costs;

•	reduced liquidity;

•	volatility in credit, equity and foreign exchange markets; and

•	bankruptcies.

These developments could lead to supply chain disruption, inflation, higher interest rates, and uncertainty about business continuity, which may adversely affected our business and our results of operations.

Recent increases in interest rates may increase our borrowing costs, and may also affect our ability to obtain working capital through borrowings such as bank credit lines and public or private sales of debt securities, which may result in lower liquidity, reduced working capital and other adverse impacts on our business.

Continued increases in interest rates will increase the cost of new indebtedness/servicing our outstanding indebtedness/refinancing our outstanding indebtedness, and could materially and adversely affect our results of operations, financial condition, liquidity and cash flows.

Hostilities in Ukraine could have a material adverse effect, including the availability and cost of services that we rely upon for our business operations, which could have a material adverse impact on our business operations.

Russia’s invasion of Ukraine, which has persisted for months, and the global response, including the imposition of sanctions by the United States and other countries, could create or exacerbate risks facing our business. Given the continuing conflict, our supply chain could be disrupted due to the demise of commercial activity in impacted regions and due to the severity of sanctions on the businesses that we and our suppliers rely on. Further, state-sponsored cyberattacks could expand as part of the conflict, which could adversely affect our and our suppliers’ ability to maintain or enhance key cyber security and data protection measures.

Adverse developments affecting the financial services industry, such as actual events or concerns involving liquidity, defaults, or non-performance by financial institutions or transactional counterparties, could adversely affect our current and projected business operations and its financial condition and results of operations.

Actual events involving limited liquidity, defaults, non-performance or other adverse developments that affect financial institutions, transactional counterparties or other companies in the financial services industry or the financial services industry generally, or concerns or rumors about any events of these kinds or other similar risks, have in the past and may in the future lead to market-wide liquidity problems. For example, on March 10, 2023, Silicon Valley Bank (“SVB”) was closed by the California Department of Financial Protection and Innovation, which appointed the Federal Deposit Insurance Corporation (“FDIC”) as receiver. Similarly, on March 12, 2023, Signature Bank and Silvergate Capital Corp. were each swept into receivership. Although a statement by the Department of the Treasury, the Federal Reserve and the FDIC indicated that all depositors of SVB would have access to all of their money after only one business day of closure, including funds held in uninsured deposit accounts, borrowers under credit agreements, letters of credit and certain other financial instruments with SVB, Signature Bank or any other financial institution that is placed into receivership by the FDIC may be unable to access undrawn amounts thereunder. Although we are not a borrower or party to any such instruments with SVB, Signature or any other financial institution currently in receivership, if any of our lenders or counterparties to any such instruments were to be placed into receivership, we may be unable to access such funds. In addition, if any of our customers, suppliers or other parties with whom we conduct business are unable to access funds pursuant to such instruments or lending arrangements with such a financial institution, such parties’ ability to pay their obligations to us or to enter into new commercial arrangements requiring additional payments to us could be adversely affected. In this regard, counterparties to SVB credit agreements and arrangements, and third parties such as beneficiaries of letters of credit (among others), may experience direct impacts from the closure of SVB and uncertainty remains over liquidity concerns in the broader financial services industry. Similar impacts have occurred in the past, such as during the 2008-2010 financial crisis.

Inflation and rapid increases in interest rates have led to a decline in the trading value of previously issued government securities with interest rates below current market interest rates. Although the U.S. Department of Treasury, FDIC and Federal Reserve Board have announced a program to provide up to $25 billion of loans to financial institutions secured by certain of such government securities held by financial institutions to mitigate the risk of potential losses on the sale of such instruments, widespread demands for customer withdrawals or other liquidity needs of financial institutions for immediately liquidity may exceed the capacity of such program.

Additionally, there is no guarantee that the U.S. Department of Treasury, FDIC and Federal Reserve Board will provide access to uninsured funds in the future in the event of the closure of other banks or financial institutions, or that they would do so in a timely fashion.

Although we assess our banking and customer relationships as we believe necessary or appropriate, our access to funding sources and other credit arrangements in amounts adequate to finance or capitalize our current and projected future business operations could be significantly impaired by factors that affect us, the financial institutions with which we have credit agreements or arrangements directly, or the financial services industry or economy in general. These factors could include, among others, events such as liquidity constraints or failures, the ability to perform obligations under various types of financial, credit or liquidity agreements or arrangements, disruptions or instability in the financial services industry or financial markets, or concerns or negative expectations about the prospects for companies in the financial services industry. These factors could involve financial institutions or financial services industry companies with which we have financial or business relationships, but could also include factors involving financial markets or the financial services industry generally.

The results of events or concerns that involve one or more of these factors could include a variety of material and adverse impacts on our current and projected business operations and our financial condition and results of operations. These could include, but may not be limited to, the following:

•	Delayed access to deposits or other financial assets or the uninsured loss of deposits or other financial assets;

•

Delayed or lost access to, or reductions in borrowings available under revolving existing credit facilities or other working capital sources and/or delays, inability or reductions in our ability to refund, roll over or extend the maturity of, or enter into new credit facilities or other working capital resources;

•	Potential or actual breach of contractual obligations that require us to maintain letters of credit or other credit support arrangements;

•	Potential or actual breach of financial covenants in our credit agreements or credit arrangements;

•	Potential or actual cross-defaults in other credit agreements, credit arrangements or operating or financing agreements; or

•	Termination of cash management arrangements and/or delays in accessing or actual loss of funds subject to cash management arrangements.

In addition, investor concerns regarding the U.S. or international financial systems could result in less favorable commercial financing terms, including higher interest rates or costs and tighter financial and operating covenants, or systemic limitations on access to credit and liquidity sources, thereby making it more difficult for us to acquire financing on acceptable terms or at all. Any decline in available funding or access to our cash and liquidity resources could, among other risks, adversely impact our ability to meet our operating expenses, financial obligations or fulfill our other obligations, result in breaches of our financial and/or contractual obligations or result in violations of federal or state wage and hour laws. Any of these impacts, or any other impacts resulting from the factors described above or other related or similar factors not described above, could have material adverse impacts on our liquidity and our current and/or projected business operations and financial condition and results of operations.

In addition, any further deterioration in the macroeconomic economy or financial services industry could lead to losses or defaults by our customers or suppliers, which in turn, could have a material adverse effect on our current and/or projected business operations and results of operations and financial condition. For example, a customer may fail to make payments when due, default under their agreements with us, become insolvent or declare bankruptcy, or a supplier may determine that it will no longer deal with us as a customer. In addition, a customer or supplier could be adversely affected by any of the liquidity or other risks that are described above as factors that could result in material adverse impacts on us, including but not limited to delayed access or loss of access to uninsured deposits or loss of the ability to draw on existing credit facilities involving a troubled or failed financial institution. Any customer or supplier bankruptcy or insolvency, or the failure of any customer to make payments when due, or any breach or default by a customer or supplier, or the loss of any significant supplier relationships, could result in material losses to us and may have a material adverse impact on our business.

Significant disruptions of information technology systems, computer system failures or breaches of information security could adversely affect our business.

We rely to a large extent upon sophisticated information technology systems to operate our business. In the ordinary course of business, we collect, store and transmit large amounts of confidential information (including, but not limited to, personal information and intellectual property). The size and complexity of our information technology and information security systems, and those of our third-party vendors with whom we may contract, make such systems potentially vulnerable to service interruptions or to security breaches from inadvertent or intentional actions by our employees or vendors, or from malicious attacks by third parties. Such attacks are of ever-increasing levels of sophistication and are made by groups and individuals with a wide range of motives (including, but not limited to, industrial espionage and market manipulation) and expertise. While we intend to invest in the protection of data and information technology, there can be no assurance that our efforts will prevent service interruptions or security breaches.

Our internal computer systems, and those of our CROs, our CMOs, and other business vendors on which we may rely, are vulnerable to damage from computer viruses, unauthorized access, natural disasters, fire, terrorism, war and telecommunication and electrical failures. We exercise little or no control over these third parties, which increases our vulnerability to problems with their systems. If such an event were to occur and cause interruptions in our operations, it could result in a material disruption of our development programs. Any interruption or breach in our systems could adversely affect our business operations or result in the loss of critical or sensitive confidential information or intellectual property, and could result in financial, legal, business and reputational harm to us or allow third parties to gain material, inside information that they use to trade in our securities. For example, the loss of clinical trial data from completed or ongoing clinical trials could result in delays in our regulatory approval efforts and significantly increase our costs to recover or reproduce the data. To the extent that any disruption or security breach results in a loss of or damage to our data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur liability, the further development of our current and future product candidates could be delayed and our business could be otherwise adversely affected.

We will need to grow the size of our organization in the future, and we may experience difficulties in managing this growth.

As of August 4, 2023, we have 25 full-time employees and part-time employees. We will need to grow the size of our organization in order to support our continued development and potential commercialization of our product candidates. As our development and commercialization plans and strategies continue to develop, our need for additional managerial, operational, manufacturing, sales, marketing, financial and other resources may increase. Our management, personnel and systems currently in place may not be adequate to support this future growth. Future growth would impose significant added responsibilities on members of management, including:

•	managing our clinical trials effectively;

•	identifying, recruiting, maintaining, motivating and integrating additional employees;

•	managing our internal development efforts effectively while complying with our contractual obligations to licensors, licensees, contractors and other third parties;

•	improving our managerial, development, operational, information technology, and finance systems; and expanding our facilities.

If our operations expand, we will also need to manage additional relationships with various strategic partners, suppliers and other third parties. Our future financial performance and our ability to commercialize our product candidate and to compete effectively will depend, in part, on our ability to manage any future growth effectively, as well as our ability to develop a sales and marketing force when appropriate for us. To that end, we must be able to manage our development efforts and preclinical studies and clinical trials effectively and hire, train and integrate additional management, research and development, manufacturing, administrative and sales and marketing personnel. The failure to accomplish any of these tasks could prevent us from successfully growing.

Product liability lawsuits against us could cause us to incur substantial liabilities and to limit commercialization of any products that we may develop.

We face an inherent risk of product liability exposure related to the testing of our current product candidates or future product candidates in human clinical trials and will face an even greater risk if we commercially sell any product candidates that we may develop and for which we receive approval. Product liability claims may be brought against us by subjects enrolled in our clinical trials, patients, healthcare providers or others using, administering or selling our product. If we cannot successfully defend ourselves against claims that our product candidate or product caused injuries, we could incur substantial liabilities. Regardless of merit or eventual outcome, liability claims may result in:

•	decreased demand for any product candidates that we may develop and for which we receive approval;

•	termination of clinical trial sites or entire clinical trial programs;

•	injury to our reputation and significant negative media attention;

•	withdrawal of clinical trial participants;

•	significant costs to defend the related litigation;

•	substantial monetary awards to trial subjects or patients;

•	loss of revenue;

•	diversion of management and scientific resources from our business operations; and

•	the inability to commercialize any product candidates that we may develop and for which we receive approval.

Prior to engaging in future clinical trials, we intend to obtain product liability insurance coverage at a level that we believe is customary for similarly situated companies and adequate to provide us with insurance coverage for foreseeable risks; however, we may be unable to obtain such coverage at a reasonable cost, if at all. If we are able to obtain product liability insurance, we may not be able to maintain insurance coverage at a reasonable cost or in an amount adequate to satisfy any liability that may arise and such insurance may not be adequate to cover all liabilities that we may incur. Furthermore, we intend to expand our insurance coverage for products to include the sale of commercial products if we obtain regulatory approval for our product candidate in development, but we may be unable to obtain commercially reasonable product liability insurance for any products that receive regulatory approval. Large judgments have been awarded in class action lawsuits based on devices that had unanticipated side effects. A successful product liability claim or series of claims brought against us, particularly if judgments exceed our insurance coverage, could decrease our cash and adversely affect our business.

Risks Related to Healthcare Compliance Regulations

Our relationships with customers and third-party payors will be subject to applicable anti-kickback, fraud and abuse and other healthcare laws and regulations, which could expose us to criminal sanctions, civil penalties, contractual damages, reputational harm and diminished profits and future earnings. If we or they are unable to comply with these provisions, we may become subject to civil and criminal investigations and proceedings that could have a material adverse effect on our business, financial condition and prospects.

Although we do not currently have any products on the market, our current and future operations may be directly, or indirectly through our relationships with investigators, health care professionals, customers and third-party payors, subject to various U.S. federal and state healthcare laws and regulations. Healthcare providers, physicians and others play a primary role in the recommendation and prescription of any therapies for which we may obtain marketing approval. These laws impact, among other things, our research activities and proposed sales, marketing and education programs and constrain our business and financial arrangements and relationships with third-party payors, healthcare professionals who participate in our clinical research program, healthcare professionals and others who recommend, purchase, or provide our approved therapies, and other parties through which we market, sell and distribute our therapies for which we obtain marketing approval. In addition, we may be subject to patient data privacy and security regulation by both the U.S. federal government and the states in which we conduct our business, along with foreign regulators (including European data protection authorities). Finally, our current and future operations are subject to additional healthcare-related statutory and regulatory requirements and enforcement by foreign regulatory authorities in jurisdictions in which we conduct our business.

The scope and enforcement of each of these laws is uncertain and subject to rapid change in the current environment of healthcare reform. Federal and state enforcement bodies have recently increased their scrutiny of interactions between healthcare companies and healthcare providers, which has led to a number of investigations, prosecutions, convictions and settlements in the healthcare industry. Even if precautions are taken, it is possible that governmental authorities will conclude that our business practices including compensation of physicians with stock or stock options, could, despite efforts to comply, be subject to challenge under current or future statutes, regulations or case law involving applicable fraud and abuse or other healthcare laws and regulations. If our operations are found to be in violation of any of these laws or any other governmental regulations that may apply to us, we may be subject to significant civil, criminal and administrative penalties, damages, fines, disgorgement, imprisonment, exclusion of drugs from government funded healthcare programs, such as Medicare and Medicaid, additional reporting requirements and oversight if we become subject to a corporate integrity agreement or similar agreement to resolve allegations of non-compliance with these laws, reputational harm and the curtailment or restructuring of our operations. If any of the physicians or other healthcare providers or entities with whom we expect to do business is found not to be in compliance with applicable laws, that person or entity may be subject to significant criminal, civil or administrative sanctions, including exclusions from government funded healthcare programs. Prohibitions or restrictions on sales or withdrawal of future marketed products could materially affect our business in an adverse way. Efforts to ensure that our business arrangements with third parties will comply with applicable healthcare laws and regulations will involve substantial costs. Any action against us for violation of these laws, even if we successfully defend against it, could cause us to incur significant legal expenses and divert our management’s attention from the operation of our business. The shifting compliance environment and the need to build and maintain robust and expandable systems to comply with multiple jurisdictions with different compliance or reporting requirements increases the possibility that a healthcare company may run afoul of one or more of the requirements.

USE OF PROCEEDS

We could receive up to an aggregate of approximately $45.7 million if all of the Warrants are exercised for cash. However, we will only receive such proceeds if and when the holders of the Warrants choose to exercise them. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes, including to fund research and development activities, the construction and development of our projects and potential future investments and acquisitions of companies that we believe are complementary to our business and consistent with our growth strategy. We will have broad discretion over the use of proceeds from the exercise of the Warrants. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants. The exercise price of our public warrants and private placement warrants is $11.50 per Warrant. We believe the likelihood that Warrant holders will exercise their Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the trading price of our common stock. If the trading price for our common stock is less than $11.50 per share, we believe holders of our public warrants and private placement warrants will be unlikely to exercise their Warrants. We have 3,976,997 outstanding Warrants to purchase 3,976,997 shares of our Common Stock, exercisable at an exercise price of $11.50 per share. If the trading price for our common stock is less than $11.50 per share, we believe holders of our public warrants and private placement warrants will be unlikely to exercise their Warrants. To the extent that the Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease. See “Description of Securities—Warrants” for more information. As such, it is possible that we may never generate any cash proceeds from the exercise of our Warrants.

DETERMINATION OF OFFERING PRICE

The offering price of the shares of Common Stock underlying the private placement warrants offered hereby is determined by reference to the exercise price of the warrants of $11.50 per share. The public warrants are listed on the Nasdaq under the symbol “CTCXW.”

DIVIDEND POLICY

We currently intend to retain all available funds and any future earnings to fund the growth and development of our business. We have never declared or paid any cash dividends on our capital stock. We do not intend to pay cash dividends to our stockholders in the foreseeable future. Investors should not purchase our common stock with the expectation of receiving cash dividends.

Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions, and other factors that our board of directors may deem relevant.

MARKET INFORMATION

The Common Stock and public warrants to purchase Common Stock began trading on the New York Stock Exchange (“Nasdaq”) under the symbols “CTCX” and “CTCXW,” respectively, on July 14, 2023. As of August 4, 2023, there were approximately 179 registered holders of Common Stock.

The Company has not paid any cash dividends on shares of its Common Stock. Any decision to declare and pay dividends in the future will be made at the sole discretion of the Board and will depend on, among other things, the Company’s results of operations, cash requirements, financial condition, contractual restrictions and other factors that the Board may deem relevant.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

As of July 11, 2023, we had authorized a number equal to four percent (4%) of the outstanding shares of Common Stock determined on a fully diluted basis as of the Closing of the Business Combination for issuance under the Carmell Corporation 2023 Long-Term Incentive Plan (the “2023 Plan”), plus any shares of Common Stock added to the share pool by the automatic increases under Section 3(b) of the 2023 Plan.

We intend to file one or more registration statements on Form S-8 under the Securities Act to register the shares of Common Stock issued or issuable under the 2023 Plan.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in this prospectus.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and presents the combination of the historical financial information of ALPA and Carmell, adjusted to give effect to the Business Combination and the other events contemplated by the Business Combination Agreement. Unless otherwise indicated or the context otherwise requires, references to the “Combined Company” refer to New Carmell and its consolidated subsidiaries after giving effect to the Business Combination.

The unaudited pro forma condensed combined balance sheet as of March 31, 2023, combines the historical balance sheet of ALPA as of March 31, 2023, and the historical balance sheet of Carmell as of March 31, 2023, on a pro forma basis as if the Business Combination and the other events contemplated by the Business Combination Agreement had been consummated on March 31, 2023. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2023, combines the historical statements of operations of ALPA for the three months ended March 31, 2023, and the historical statements of operations of Carmell for the three months ended March 31, 2023 on a pro forma basis as if the Business Combination and the other events contemplated by the Business Combination Agreement had been consummated on January 1, 2022, the beginning of the earliest period presented. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022, combines the historical statements of operations of ALPA for the year ended December 31, 2022, and the historical statements of operations of Carmell for the year ended December 31, 2022 on a pro forma basis as if the Business Combination and the other events contemplated by the Business Combination Agreement had been consummated on January 1, 2022, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information and accompanying notes have been derived from and should be read in conjunction with:

•

the historical unaudited condensed consolidated financial statements of ALPA as of and for the three months ended March 31, 2023, and the related notes, which are included in ALPA’s Quarterly Report on Form 10-Q filed with the SEC on May 15, 2023 (the “ALPA 10-Q”)

•

the historical audited financial statements of ALPA as of and for the year ended December 31, 2022, and the related notes, which are included in ALPA’s Annual Report on Form 10-K/A filed with the SEC on May 16, 2023 (the “ALPA 10-K/A”).

•	the historical unaudited condensed financial statements of Carmell as of and for the three months ended March 31, 2023, and the related notes;

•	the historical audited financial statements of Carmell as of and for the year ended December 31, 2022, and the related notes; and

•	other information relating to ALPA and Carmell contained in this prospectus, including the Business Combination Agreement and the description of certain terms thereof.

The unaudited pro forma condensed combined financial information should also be read together with the section of this prospectus entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other financial information included elsewhere in this prospectus.

Description of the Business Combination

On July 14, 2023 (“Closing Date”), ALPA, Merger Sub and Carmell consummated the Business Combination pursuant to which Merger Sub merged with and into Carmell, with Carmell surviving the Business Combination. Carmell became a wholly owned subsidiary of ALPA and ALPA was renamed “Carmell Corporation”. Each outstanding share of ALPA Class A Common Stock and each share of ALPA Class B Common Stock was converted into one share of Common Stock. Upon the consummation of the Business Combination, the consideration for the Business Combination was distributed as follows (in each case, rounded down to the nearest whole share):

•

each outstanding share of Carmell common stock was cancelled and converted into the right to receive a number of shares of Common Stock equal to the Exchange Ratio (as defined in the Proxy Statement/Prospectus) of 0.06154;

•

each outstanding share of Carmell preferred stock was converted into Carmell common stock immediately prior to the Business Combination based on the applicable conversion ratio immediately prior to the Effective Time. The shares of Carmell common stock received upon such conversion were then cancelled and converted into the right to receive a number of shares of Common Stock equal to the Exchange Ratio of 0.06154; and

•

each outstanding option or warrant to purchase Carmell preferred or common stock was converted into an option or warrant, as applicable, to purchase a number of shares of Common Stock equal to (A) the number of shares of Carmell preferred or common stock subject to such option or warrant, on as converted basis, multiplied by (B) the Exchange Ratio at an exercise price per share equal to the current exercise price per share for such option or warrant divided by the Exchange Ratio between 0.06684 and 0.10070. The options and warrants to purchase shares of Common Stock are otherwise subject to the same terms.

Other Related Transactions in Connection with the Business Combination

On July 9, 2023, ALPA and each of Meteora Special Opportunity Fund I, LP (“MSOF”), Meteora Capital Partners, LP (“MCP”) and Meteora Select Trading Opportunities Master, LP (“MSTO”) (with MCP, MSOF, and MSTO collectively as “Seller” or “Meteora”) entered into a forward purchase agreement (the “Forward Purchase Agreement”) for an OTC Equity Prepaid Forward Transaction. The primary purpose of entering into the Forward Purchase Agreement is to help ensure the Business Combination will be consummated. For purposes of the Forward Purchase Agreement, ALPA and the Combined Company are referred to as the “Counterparty” prior to and after the Business Combination, respectively.

Pursuant to the terms of the Forward Purchase Agreement, at the closing of the Business Combination, the Sellers purchased directly from the redeeming shareholders of ALPA 1,705,959 shares of the common stock of ALPA (“Recycled Shares”) at $10.279 which is the price equal to the redemption price at which holders of ALPA Common Stock were permitted to redeem their shares in connection with the Business Combination pursuant to Section 9.2(a) of ALPA’s Second Amended and Restated Certificate of Incorporation (such price, the “Initial Price”).

In accordance with the terms of the Forward Purchase Agreement, the Sellers were paid directly an aggregate cash amount (the “Prepayment Amount”) equal to (x) the product of (i) the Recycled Shares and (ii) the Initial Price, or $17,535,632.

The settlement date will be the earliest to occur of (a) the first anniversary of the Closing Date, (b) after the occurrence of (x) a Delisting Event or (y) a Registration Failure, upon the date specified by Seller in a written notice delivered to Counterparty at Seller’s discretion (which settlement date shall not be earlier than the date of such notice). The transaction will be settled via physical settlement. Any Shares not sold in accordance with the early termination provisions described below will incur a $0.50 per share termination fee payable by the Combined Company to the Seller at settlement.

From time to time and on any date following the Business Combination (any such date, an “OET Date”) and subject to the terms and conditions below, Seller may, in its absolute discretion, and so long as the daily volume-weighted average price (“VWAP Price”) of the Shares is equal to or exceeds the Reset Price, terminate the transaction in whole or in part by providing written notice (an “OET Notice”) in accordance with the terms of the Forward Purchase Agreement. The effect of an OET Notice given shall be to reduce the Number of Shares by the number of Terminated Shares specified in such OET Notice with effect as of the related OET Date. As of each OET Date, Counterparty shall be entitled to an amount from Seller, and the Seller shall pay to Counterparty an amount, equal to the product of (x) the number of Terminated Shares multiplied by (y) the Initial Price in respect of such OET Date (an “Early Termination Obligation”).

The Reset Price is initially $11.50 and subject to a $11.50 floor (the “Reset Price Floor”). The Reset Price shall be adjusted on the first scheduled trading day of every week commencing with the first week following the seventh day after the closing of the Business Combination to be the lowest of (a) the then-current Reset Price, and (b) the VWAP Price of the shares of the Counterparty’s common stock of the prior week; provided that the Reset Price shall be no lower than $11.50.

On July 9, 2023, in connection with the Forward Purchase Agreement, the Seller entered into a Non-Redemption Agreement with Alpha pursuant to which the Seller agreed not to exercise redemption rights under the Charter with respect to an aggregate of 100,000 Shares.

Accounting for the Business Combination

Notwithstanding the legal form of the Business Combination pursuant to the Business Combination Agreement, the Business Combination is accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, ALPA is treated as the acquired company and Carmell is treated as the acquirer for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of New Carmell represent a continuation of the financial statements of Carmell, with the Business Combination treated as the equivalent of Carmell issuing stock for the net assets of ALPA, accompanied by a recapitalization. The net assets of ALPA are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of Carmell. Carmell has been determined to be the accounting acquirer based on an evaluation of the following facts and circumstances:

•	Carmell’s existing stockholders have a majority of the voting power in New Carmell;

•	the New Carmell Board consists of nine directors, seven of whom were designated by Carmell and two of whom are designated by ALPA;

•	Carmell’s existing senior management team comprises the senior management of the Combined Company; and

•	Carmell’s operations prior to the Business Combination comprise the ongoing operations of New Carmell.

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an illustrative understanding of New Carmell upon consummation of the Business Combination and the other events contemplated by the Business Combination Agreement in accordance with GAAP.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes. The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the

Business Combination occurred on the dates indicated, and does not reflect adjustments for any anticipated synergies, operating efficiencies, tax savings or cost savings. Any cash proceeds remaining after the consummation of the Business Combination are expected to be used for general corporate purposes. Further, the unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of New Carmell following the consummation of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of this unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed. ALPA and Carmell have not had any historical relationship prior to the transactions associated with the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The following summarizes the pro forma shares of New Carmell Common Stock issued and outstanding immediately after the Business Combination:

	Number of Shares	% Ownership
New Carmell shares	3,321,762	17.3%
Founder Shares (1)	3,861,026	20.1%
New Carmell shares issued in merger to Carmell shareholders	12,053,517	62.6%

Shares outstanding	19,236,305	100.0%

(1)	All of the Founder Shares converted into shares of Common Stock on the Closing Date.

The pro forma table above excludes New Carmell shares reserved for the future issuance of Carmell’s vested options and warrants, and ALPA Public and Private Warrants.

The following table summarizes the total New Carmell shares issuable to Carmell stockholders in connection with the Business Combination.

New Carmell shares issued in merger to Carmell shareholders	12,053,517
Additional New Carmell shares reserved for the future exercise of Carmell stock options	2,285,456
Additional New Carmell shares reserved for the future exercise of Carmell warrants	660,859

Total New Carmell shares issuable to Carmell stockholders	14,999,832

If the actual facts are different than these assumptions, then the amounts and shares outstanding in the unaudited pro forma condensed combined financial information will be different and those changes could be material.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF MARCH 31, 2023

(in thousands)

	ALPA (Historical)	Carmell (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash	$16	27	$11,812	(1)	$6,983
			1,188	(2)
			(2,542)	(4)
			(3,518)	(9)
Deferred offering costs	—	1,055	(1,055)	(4)	—
Prepaid expenses	11l	7	—		118
Other current assets	—	17	—		17

Total current assets	127	1,106	5,885		7,118
Marketable securities held in trust account	158,369	—	(29,306)	(1)	—
			(129,063)	(2)
Operating lease right-of-use assets, net	—	823	—		823
Intangible assets, net of accumulated amortization	—	28	—		28
Property and equipment net	—	232	—		232
Forward purchase agreement asset	—	—	16,538	(1)	16,538

Total assets	$158,496	$2,189	$(135,946)		$24,739

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$—	$2,958	$—		$2,958
Note payable	—	—	—		—
Accrued expenses	1,817	1,282	—		3,099
Due to related party’	71	—	—		71
Income taxes payable	735	—	—		735
Accrued interest—non-related parties	—	740	(740)	(9)	—
Promissory notes, net of debt discount	—	370	—		370
Convertible notes payable, current	—	2,778	(2,778)	(9)	—
Derivative liabilities	—	1,152	(l,152)	(9)	—
Lease liability, current	—	132	—		132

Total current liabilities	2,623	9,412	(4,670)		7,365
Lease liability, net of current portion	—	794	—		794

Total liabilities	2,623	10,206	(4,670)		8,159
Commitments and contingencies
Class A common stock subject to possible redemption	157,181	—	(29,306)	(1)	—
			(127,875)	(2)
Redeemable Convertible Preferred stock
Series A Preferred stock	—	7,789	(7,789)	(3)	—
Series B Preferred stock	—	7,025	(7,025)	(3)	—
Series C-l Preferred stock	—	791	(791)	(3)	—
Series C-2 Preferred stock	—	16,122	(16,122)	(3)	—

Total redeemable convertible preferred stock	—	31,727	(31,727)		—

	ALPA (Historical)	Carmell (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Stockholders’ (deficit) equity
Common stock	—	—	1	(3)	2
			1	(6)
Class B common stock	1	—	(1)	(6)	—
Common stock	—	15	(15)	(7)	—
Additional paid-in-capital	—	4,764	29,306	(l )	61,155
			31,726	(3)
			(1,347)	(4)
			3,563	(5)
			15	(7)
			(7,122)	(8)
			250	(9)
Accumulated (deficit) equity	(1,309)	(44,523)	(2,250)	(4)	(44,577)
			(3,563)	(5)
			7,122	(8)
			902	(9)
			(956)	(l )

Total stockholders’ (deficit) equity	(1,308)	(39,744)	57,632		16,580

Total liabilities, redeemable convertible preferred stock and stockholders’ (deficit) equity	$158,496	$2,189	$(135,946)		$24,739

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2023

(in thousands, except share and per share data)

	ALPA (Historical)	Carmell (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Operating expenses
General and administrative	756	510	—		1,266
Research and development	—	741	—		741
Depreciation and amortization	—	24	—		24

Total operating expenses	756	1,275	—		2,031
Loss from operations	(756)	(1,275)	—		(2,031)
Other income (expense)
Dividend and interest income	1,675	—	(1,675)	(1)	—
Other income	—	35	—		35
Change in fair value of derivative liabilities	—	(325)	—		(325)
Interest expense, non-related party	—	(263)	263	(2)	—
Amortization of debt discount	—	(1)	—		(1)

Net income (loss) before income taxes	919	(1,829)	(1,412)		(2,322)
Income tax provision	(343)	—	—		(343)

Net income (loss)	$576	$(1,829)	$(1,412)		$(2,665)

Weighted average shares outstanding of Carmell common stock —basic and diluted		18,303,103
Basic and diluted net loss per share—Carmell common stock		$(0.12)

Weighted average shares outstanding of Class A common stock subject to possible redemption—basic and diluted	15,444,103
Basic and diluted net loss per share —Class A common stock subject to possible redemption	$0.03

Weighted average shares outstanding of Class B common stock—basic and diluted	3,861,026
Basic and diluted net loss per share—Class B common stock	$0.03

Weighted average shares outstanding of Class A common stock —basic and diluted	463,882				19,236,305
Basic and diluted net loss per share—Class A common stock	$0.03				$(0.14)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2022

(in thousands, except share and per share data)

	ALPA (Historical)	Carmell (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Operating expenses
General and administrative	1,651	3,218	394	(3)	5,263
Research and development	—	2,196	—		2,196
Depreciation and amortization	—	94	—		94
Transaction costs	—	—	2,250	(2)	5,419
			3,169	(3)

Total operating expenses	1,651	5,508	5,813		12,972
Loss from operations	(1,651)	(5,508)	(5,813)		(12,972)
Other income (expense)
Dividend and interest income	2,247	—	(2,247)	(1)	—
Other income	—	11	—		11
Change in fair value of derivative liabilities	—	1,259	—		1,259
Loss on debt extinguishment	—	(1,065)	—		(1,065)
Interest expense, related party	—	(52)	—		(52)
Interest expense, non-related party	—	(1,652)	—		(1,652)
Amortization of debt discount	—	(2,044)	—		(2,044)
Gain on the settlement of the Convertible Notes	—	—	902	(4)	902
Loss on Forward Purchase Agreement	—	—	(956)	(5)	(956)

Net income (loss) before income taxes	596	(9,051)	(8,114)		(16,569)
Income tax provision	(391)	—	—		(391)

Net income (loss)	$205	$(9,051)	$(8,114)		$(16,960)

Weighted average shares outstanding of Carmell common stock—basic and diluted		28,546,036
Basic and diluted net loss per share —Carmell common stock		$(0.34)

Weighted average shares outstanding of Class A common stock subject to possible redemption—basic and diluted	15,444,103
Basic and diluted net loss per share —Class A common stock subject to possible redemption	$0.01

Weighted average shares outstanding of Class B common stock—basic and diluted	3,861,026
Basic and diluted net loss per share—Class B common stock	$0.01

Weighted average shares outstanding of Class A common stock —basic and diluted	463,882				19,236,305
Basic and diluted net loss per share—Class A common stock	$0.01				$(0.88)

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1. Basis of Presentation

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, ALPA was treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of New Carmell represent a continuation of the financial statements of Carmell, and the Business Combination was treated as the equivalent of Carmell issuing stock for the net assets of ALPA, accompanied by a recapitalization. The net assets of ALPA are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of Carmell.

The unaudited pro forma condensed combined balance sheet as of March 31, 2023 gives pro forma effect to the Business Combination and the other events contemplated by the Business Combination Agreement as if they had been consummated on March 31, 2023. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 and the three months ended March 31, 2023, gives pro forma effect to the Business Combination, the other events contemplated by the Business Combination Agreement and the related transaction as if they had been consummated on January 1, 2022.

The unaudited pro forma condensed combined financial information and accompanying notes have been derived from and should be read in conjunction with:

•

the historical unaudited condensed consolidated financial statements of ALPA as of and for the three months ended March 31, 2023, and the related notes, which are included in ALPA’s Quarterly Report on Form 10-Q filed with the SEC on May 15, 2023 (the “ALPA 10-Q”)

•

the historical audited financial statements of ALPA as of and for the year ended December 31, 2022, and the related notes, which are included in ALPA’s Annual Report on Form 10-K/A filed with the SEC on May 16, 2023 (the “ALPA 10-K/A”).

•	the historical unaudited condensed financial statements of Carmell as of and for the three months ended March 31, 2023, and the related notes;

•	the historical audited financial statements of Carmell as of and for the year ended December 31, 2022, and the related notes; and

•	other information relating to ALPA and Carmell contained in this prospectus, including the Business Combination Agreement and the description of certain terms thereof.

The unaudited pro forma condensed combined financial information should also be read together with the section of this prospectus entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other financial information included elsewhere in this prospectus.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the Business Combination are based on information available as of the date of this prospectus and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in these notes, may be revised as additional information becomes available and is evaluated. Therefore, the actual adjustments may materially differ from the pro forma adjustments that appear in this prospectus. Management considers this basis of presentation to be reasonable under the circumstances.

One-time direct and incremental transaction costs anticipated to be incurred by Carmell prior to, or concurrent with, the Closing are reflected in the unaudited pro forma condensed combined balance sheet as a direct reduction to the New Carmell’s additional paid-in capital and are assumed to be cash settled. Since the Business Combination is accounted for as a reverse merger and recapitalization of Carmell into ALPA, the costs incurred by ALPA to consummate the merger are expensed as incurred.

2. Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The transaction accounting adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2023 are as follows:

(1)

Reflects the liquidation and reclassification of cash and marketable securities held in the Trust Account that becomes available for general use by New Carmell following the Business Combination, the transfer of ALPA’s Class A Common Stock remaining after the redemption at the Closing Date to permanent equity and the forward purchase agreement asset. The adjustments are based on the number of Class A Common Stock shares remaining after the redemption at the Closing Date of 2,857,880, including 1,705,959 Class A Common Stock shares subject to the Forward Purchase Agreement, and the redemption price of approximately $10.25 per share as of March 31, 2023. Pursuant to the terms of the Forward Purchase Agreement, at the closing of the Business Combination, Meteora purchased 1,705,959 shares of the Class A common stock including from holders that previously elected to redeem their shares of ALPA Class A common stock during the redemption period (“Recycled Shares”). In addition, Meteora was paid directly an aggregate cash amount (the “Prepayment Amount”) of $17,493,473 equal to (x) the product of (i) the Recycled Shares of 1,705,959 and (ii) the redemption price at which holders of ALPA Common Stock were permitted to redeem their shares in connection with the Business Combination (which is $10.25 at March 31, 2023).

The Forward Purchase agreement was accounted for at fair value as a financial instrument in the scope of ASC 480 and resulted in an asset at the Closing Date. The fair value of the Company’s position under the Forward Purchase Agreement was calculated using the Call/Put Option Pricing Model. The valuation was prepared assuming the closing date of March 31, 2023. The features in the forward purchase agreement incorporated into the model included the termination fee of $0.50, the risk-free rate of 5.34% and the term of one year. The difference between the fair value of the forward purchase agreement asset of $16,537,931 and the prepayment amount of $17,493,473 was expensed at the merger date.

(2)

Reflects the cash disbursement for the redemption of 12,586,223 shares of Class A Common Stock (corresponding to the number of Class A Common Stock shares redeemed at the Closing Date) at a redemption price of approximately $10.25 per share (as of March 31, 2023), totaling approximately $129.1 million, net of the funds reserved for the payment of income and franchise taxes of approximately $1.2 million.

(3)

Reflects the exchange of all Carmell preferred stock (Series A preferred, Series B preferred, and Series C preferred) into New Carmell common stock pursuant to the conversion rate for such shares of Carmell preferred stock effective immediately prior to the Closing.

(4)

Reflects the preliminary estimated payment of direct and incremental transaction costs incurred prior to or concurrent with the Business Combination of approximately $3.6 million (exclusive of the deferred underwriters’ discount discussed below) which are to be cash settled upon Closing in accordance with the Business Combination Agreement. Transaction costs include legal, accounting, financial advisory and other professional fees related to the Business Combination. Of the total cash transaction costs of approximately $3.6 million, approximately $1.3 million are to be incurred by Carmell and charged to additional paid-in capital and approximately $2.3 million are to be incurred by ALPA and charged to expenses through accumulated deficit.

(5)

Reflects the non-cash transaction costs including: (a) $3.2 million representing the fair value of the Risk Incentive Private Shares to be recorded as a capital contribution from the Sponsor upon the closing of the initial Business Combination and (b) the non-cash charge of $0.4 million representing the compensation expense attributable to shares of Class B common stock transferred by the Sponsor to each of the three independent director nominees as compensation for their service on the board of directors, which awards vest simultaneously with the closing of an initial Business Combination.

(6)	Reflects the conversion of ALPA’s Class B Common Stock to Common Stock.

(7)	Reflects the recapitalization of equity as a result of the exchange of Carmell common stock for Common Stock at the Exchange Ratio.

(8)	Reflects the elimination of ALPA’s accumulated deficit to additional paid-in capital.

(9)

Reflects the settlement of the Convertible Notes of Carmell upon the closing of the Business Combination under the terms of the Convertible Notes. Upon the closing of the Business Combination, the Convertible Notes would be settled at approximately $3.5 million in cash and through the issuance of 25,000 shares of New Carmell common stock (with a fair value of $10.15 per share) recorded in the additional paid-in capital.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The transaction accounting adjustments included in the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2023 are as follows:

(1)	Reflects an adjustment to eliminate interest income related to the Trust Account.

(2)

Represents the elimination of the interest expense incurred in relation to the Convertible Notes, as they are assumed to have been settled upon the closing of the Business Combination as of January 1, 2022 for pro forma purposes.

The transaction accounting adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 are as follows:

(1)	Reflects an adjustment to eliminate interest income related to the Trust Account.

(2)

Represents the transaction costs expected to be incurred by ALPA. Since the Business Combination is expected to be accounted for as a reverse merger and recapitalization of Carmell into ALPA, the costs incurred by ALPA to consummate the merger are expensed as incurred. This adjustment is non-recurring in nature and is not expected to have a continuing effect on future period statements of operations.

(3)

Represents approximately $3.6 million on non-cash costs including: (a) approximately $3.2 million of transaction costs representing the fair value of the Risk Incentive Private Shares to be recorded as a capital contribution from the Sponsor upon the closing of the initial Business Combination and (b) the non-cash expense of approximately $0.4 million representing the compensation expense attributable to shares of Class B common stock transferred by the Sponsor to each of the three independent director nominees as compensation for their service on the board of directors, which awards vest simultaneously with the closing of an initial Business Combination, which is assumed to have occurred as of January, 2022. This adjustment is non-recurring in nature and is not expected to have a continuing effect on future period statements of operations.

(4)

Represents approximately $0.9 million gain on the settlement of the Convertible Notes upon the closing of the Business Combination, which is assumed to have occurred as of January, 2022. Refer to the adjustment 9 on the unaudited pro forma condensed combined balance sheet as of March 31, 2023. This adjustment is non-recurring in nature and is not expected to have a continuing effect on future period statements of operations.

(5)	Reflects the loss on the Forward Purchase Agreement as of the merger date. Refer to the adjustment (1) related to the March 31, 2023 pro forma balance sheet.

3. Loss per Share

Represents the net loss per share calculated using the historical weighted average shares of ALPA common stock outstanding, and the issuance of additional shares in connection with the Business Combination and other related events, assuming the shares were outstanding since January 1, 2022. As the Business Combination and other related events are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable in connection with the Business Combination have been outstanding for the entire period presented. No unexercised stock options and warrants were included in the earnings per share calculation as they would be anti-dilutive.

Three Months Ended March 31, 2023 Pro Forma Combined
Pro forma net loss	$(2,665)
Weighted average shares outstanding-basic and diluted	19,236,305
Net loss per share-basic and diluted	$(0.14)

New Carmell shares	3,321,762
Founder Shares (1)	3,861,026
New Carmell shares issued in merger to Carmell	12,053,517

Shares outstanding	19,236,305

Year Ended December 31, 2022 Pro Forma Combined
Pro forma net loss	$(16,960)
Weighted average shares outstanding-basic and diluted	19,236,305
Net loss per share-basic and diluted	$(0.88)

New Carmell shares	3,321,762
Founder Shares (1)	3,861,026
New Carmell shares issued in merger to Carmell	12,053,517

Shares outstanding	19,236,305

(1)	All of the Founder Shares converted into shares of Common Stock on the Closing Date.

The following outstanding shares of common stock equivalents are excluded from the computation of pro forma diluted net income per share for all the periods and scenarios presented because including them would have an anti-dilutive effect.

ALPA Public Warrants	3,861,026
ALPA Private Warrants	115,971
Carmell Warrants	660,859
Carmell Stock Options	2,285,456

Total	6,923,311

COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA COMBINED PER SHARE FINANCIAL INFORMATION

The following tables set forth:

•	historical per share information of ALPA for the three months ended March 31, 2023 and the year ended December 31, 2022;

•	historical per share information of Carmell for the three months ended March 31, 2023 and the year ended December 31, 2022;

•

unaudited pro forma per share information of the combined company for the three months ended March 31, 2023 and the year ended December 31, 2022, after giving effect to the Business Combination, as follows:

Description of the Business Combination

On July 14, 2023 (“Closing Date”), ALPA, Merger Sub and Carmell consummated the Business Combination pursuant to which Merger Sub merged with and into Carmell, with Carmell surviving the Business Combination. Carmell became a wholly owned subsidiary of ALPA and ALPA was renamed “Carmell Therapeutics Corporation”. On August 1, 2023, the Board of Directors approved and adopted an amendment to our existing amended and restated certificate of incorporation to change the name of the Company from “Carmell Therapeutics Corporation” to “Carmell Corporation.”

At the Closing Date, each outstanding share of ALPA Class A Common Stock and each share of ALPA Class B Common Stock was converted into one share of Common Stock. Upon the consummation of the Business Combination, the consideration for the Business Combination was distributed as follows (in each case, rounded down to the nearest whole share):

•

each outstanding share of Carmell common stock was cancelled and converted into the right to receive a number of shares of Common Stock equal to the Exchange Ratio (as defined in the Proxy Statement/Prospectus) of 0.06154;

•

each outstanding share of Carmell preferred stock was converted into Carmell common stock immediately prior to the Business Combination based on the applicable conversion ratio immediately prior to the Effective Time. The shares of Carmell common stock received upon such conversion were then cancelled and converted into the right to receive a number of shares of Common Stock equal to the Exchange Ratio of 0.06154; and

•

each outstanding option or warrant to purchase Carmell preferred or common stock was converted into an option or warrant, as applicable, to purchase a number of shares of Common Stock equal to (A) the number of shares of Carmell preferred or common stock subject to such option or warrant, on as converted basis, multiplied by (B) the Exchange Ratio at an exercise price per share equal to the current exercise price per share for such option or warrant divided by the Exchange Ratio between 0.06684 and 0.10070. The options and warrants to purchase shares of Common Stock are otherwise subject to the same terms.

The following tables should be read in conjunction with the summary historical financial information included elsewhere in this prospectus, and the historical financial statements of ALPA and Carmell and the related notes thereto that are included elsewhere in this prospectus. The unaudited ALPA and Carmell pro forma combined per share information is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and the related notes thereto included elsewhere in this prospectus.

The unaudited pro forma combined net income per share information below does not purport to represent the actual results of operations that would have occurred had the companies been combined during the periods presented, nor does it purport to represent the actual results of operations for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of ALPA and Carmell would have been had the companies been combined during the periods presented.

	ALPA (Historical)	Carmell (Historical)	Combined Pro Forma	Carmell Equivalent Per Share Pro Forma (b)
As of and for the three months ended March 31, 2023
March 31, 2023 book value per share (a)	$(0.30)	$(2.17)	$0.86	$0.05
Weighted average shares:
Weighted average shares outstanding of Class A common stock subject to possible redemption—basic and diluted	15,444,103	—	—	—
Weighted average shares outstanding of Class A common stock—basic and diluted	463,882	—	—	—
Weighted average shares outstanding of Class B common stock—basic and diluted	3,861,026	—	—	—
Weighted average shares outstanding of Legacy Carmell common stock—basic and diluted	—	18,303,103	19,236,305	—
Loss per share:
Basic and diluted net loss per share—Class A common stock subject to possible redemption	$0.03	$—	$—	$—
Basic and diluted net loss per share—Class A common stock	$0.03	$—	$—	$—
Basic and diluted net loss per share—Class B common stock	$0.03	$—	$—	$—
Basic and diluted net loss per share—Legacy Carmell common stock	$—	$(0.12)	$(0.14)	$(0.01)
As of and for the year ended December 31, 2022
Weighted average shares:
Weighted average shares outstanding of Class A common stock subject to possible redemption—basic and diluted	15,444,103	—	—	—
Weighted average shares outstanding of Class A common stock—basic and diluted	463,882	—	—	—
Weighted average shares outstanding of Class B common stock—basic and diluted	3,861,026	—	—	—
Weighted average shares outstanding of Legacy Carmell common stock—basic and diluted	—	28,546,036	19,236,305	—
Loss per share:
Basic and diluted net loss per share—Class A common stock subject to possible redemption	$0.01	$—	$—	$—
Basic and diluted net loss per share—Class A common stock	$0.01	$—	$—	$—
Basic and diluted net loss per share—Class B common stock	$0.01	$—	$—	$—
Basic and diluted net loss per share—Legacy Carmell common stock	$—	$(0.34)	$(0.88)	$(0.05)
(a)	Book value per share is calculated using the formula: total permanent equity divided by the total number of shares of common stock outstanding classified in permanent equity.
(b)	The Carmell equivalent pro forma basic and diluted per share data and book value is calculated by multiplying the combined pro forma per share data by the Exchange Ratio of 0.06154

BUSINESS

Overview

We are a regenerative medicine biotech company focused on leveraging our core platform technology, Plasma-based Bioactive Material (“PBM”) to stimulate tissue repair or growth after severe injury, disease or aging. The technology is a proprietary method of utilizing fresh frozen platelet-enriched plasma to manufacture multiple forms to be placed directly at the anatomical site in need of enhanced and accelerated healing with the ability to reside in the local tissue for weeks to months. Our PBM technology is based on patents licensed from Carnegie Mellon University (“CMU”) that claim the ability to plasticize allogeneic platelet-enriched plasma and crosslink proteins with genipin, a derivative of the gardenia plant, to provide a controlled degradation profile in vivo. The Company’s lead product candidate, Bone Healing Accelerant (“BHA”), a biologic, has been designated by U.S. Food and Drug Administration (“FDA”) as a combination product, containing the Company’s core technology of PBM plus ßß Tri-Calcium Phosphate (“ß-TCP”) an already approved medical device.

The Company was founded as a private company by scientists at CMU with the help of Pittsburgh Life Sciences Greenhouse (“PLSG”) in 2008. The early years of the Company were focused on discovering and formulating the PBM technology, filing for now issued patents, conducting preclinical experiments aimed at exploring promising areas for accelerated and enhanced healing and conducting a Phase 2 clinical trial, HEAL I (as defined below), the design and results of which are discussed below.

Since 2016, the Company has focused on moving two product candidates, BHA and Tissue Healing Accelerant (“THA”) from research to development. BHA is designed to be used in multiple bone applications, such as trauma fixation surgeries, including severe tibia fractures, spinal fusion, foot/ankle fusion and dental bone graft substitutes. The second product candidate, THA, designed to be used in chronic wound care and aesthetic applications, is similar in formulation to BHA minus one material, ß-TCP. The form of these two product candidates will feel different to the physicians/surgeons, with BHA being a “putty” form (due to the ß-TCP) and THA being a “paste” form.

Our Lead Product Candidate, Bone Healing Accelerate

We are a clinical development stage company. The production of our product candidates and ongoing research and development activities are subject to extensive regulation by numerous governmental authorities in the United States, including the FDA. Prior to marketing in the United States, any product candidate developed by us must undergo rigorous preclinical (animal) and clinical (human) testing and an extensive regulatory approval process implemented by FDA under the Food, Drug and Cosmetic Act. There can be no assurance that we will not encounter problems in preclinical testing or clinical trials that will cause us or FDA to delay or suspend the ongoing clinical trials or delay or prohibit us from initiating future clinical trials. The marketing of our product candidates, if approved, will also be subject to extensive regulation by numerous governmental authorities in the United States.

In the United Kingdom the Medicines and Healthcare products Regulatory Agency (“MHRA”) has indicated that, if the claims made to the product and the primary mode of action of the product is achieved by the mechanical scaffold components and the medicines included have an ancillary mode of action, BHA would be regulated as a “Class III” medical device. The MHRA cannot, however, provide guidance on how BHA would be regulated at an EU level under the new EU MDR. The Company plans to pursue a CE Mark for BHA under the EU MDR with an anticipated label as a bone void filler. Our plans are subject to discussion with the EMA, MHRA, and other regulatory authorities outside the United States Our success will depend in part on our ability to obtain patents and product license rights, maintain trade secrets, and operate without infringing on the proprietary rights of others, both in the United States and other countries. There can be no assurance that patents issued to or licensed by us will not be challenged, invalidated, or circumvented, or that the rights granted thereunder will provide proprietary protection or competitive advantages to us.

CMU Exclusive License Agreement

On January 30, 2008, Carmell and CMU entered into an Exclusive License Agreement, as amended by that certain Amendment No. 1 to the Amended Exclusive License Agreement, dated as of July 19, 2011, as further amended by that certain Amendment No. 2 to the Amended Exclusive License Agreement, dated as of February 8, 2016, as further amended by that certain Amendment No. 3 to the Amended Exclusive License Agreement, dated as of February 27, 2020 and as further amended by that certain Amendment No. 4 to the Amended Exclusive License Agreement, dated November 23, 2021 (collectively, the “Amended Exclusive License Agreement”). Under the terms of the Amended Exclusive License Agreement, CMU grants the Company exclusive rights to develop and commercialize plasma-based bioactive material, also known as “Biocompatible Plasma-Based Plastics” for all fields of use and all worldwide geographies. The Company is required to use its best efforts to effect introduction of the licensed technology into the commercial market as soon as possible and meet certain milestones as stipulated within the agreement. CMU retains the right to use any derivative technology developed by the Company as a result of its use of this technology and retains the intellectual property rights to the licensed technology under the Amended Exclusive License Agreement, including patents, copyrights, and trademarks. Carmell may establish all proprietary rights for itself in the intellectual property developed by Carmell which includes, or is based in whole or in part on, the licensed technology under the Amended Exclusive License Agreement, which may also include Carmell-created modifications, enhancements or other technology, whether in the nature of trade secrets, copyrights, patents or other rights. CMU has the right to use such intellectual property developed by Carmell solely for research, education, academic and/or administrative purposes. In addition, Carmell owns all right, title and interest (including patents, copyrights, and trademarks) in and to the results of collaboration that are developed solely by Carmell, while CMU owns all of the right, title and interest (including patents, copyrights and trademarks) in and to the results of collaboration that are developed solely by CMU.

The Amended Exclusive License Agreement is effective until January 30, 2028, or until the expiration of the last-to-expire patent relating to this technology, whichever comes later, unless otherwise terminated pursuant to another provision within the agreement. The last-to-expire patent relating to the technology is expected to expire on September 2, 2030. Failure to perform in accordance with the agreed upon milestones is grounds for CMU to terminate the agreement prior to the expiration date, in addition to a default by Carmell in the payment of any amount required to be paid under the license agreement. As a partial royalty for the license rights, in 2008, the Company issued 66,913 shares of the Company’s common stock to CMU. In addition, in 2008, the Company issued a warrant for common stock to be exercised upon the earlier of (a) the Company’s cumulative capital funding and/or receipt of cumulative revenues collectively equals the sum of $2,000,000, or (b) thirty (30) days prior to any change in control event that provides for the issuance of shares that, when added to the number of shares then held by CMU, results in an amount equal to 8.2% of the outstanding shares of the Company. During 2011, CMU exercised the warrant in full and the Company issued 1,607,705 shares of common stock to CMU. Prior to a qualified initial public offering or a qualified sale, CMU has the right to subscribe for additional equity securities so as to maintain its then percentage of ownership in the Company. The Business Combination does not qualify as a qualified initial public offering or qualified sale under the Amended Exclusive License Agreement.

We have agreed to pay certain royalties to CMU under the Amended Exclusive License Agreement at the rate of two and seven hundredths percent (2.07%) of net sales of (as defined in the Amended Exclusive License Agreement) until the Amended Exclusive License Agreement expires or is terminated in accordance with its terms. No royalties are due or payable for a period of three (3) years following the effective date or until the closing of a change in control event, whichever occurs sooner. We have also agreed to pay CMU twenty-five percent (25%) of sublicense fees received, due and payable upon receipt of sublicense fees by the Company. All payments due to CMU are due within sixty (60) days after the end of each fiscal quarter. All overdue payments bear interest at a rate equal to the Prime rate in effect at the date such amounts are due plus 4%. Royalties accrued and paid during the three months ended March 31, 2023 and 2022, were $0.

The Company is obligated to reimburse CMU for all patent expenses and fees incurred to date by CMU for the licensed technology at the earlier of (1) three (3) years from the effective date; (2) the closing date of a change in control event; (3) for international patents, from the start of expenses for patenting outside of the United States of America. There were no reimbursed expenses and no owed related to reimbursable expenses for the three months ended March 31, 2023 and 2022, respectively.

The Company is not obligated to pay milestone payments but is required to meet certain “Minimum Performance Requirements”, as outlined in the Amended Exclusive License Agreement, to maintain the license as exclusive. Such Minimum Performance Requirements include: (i) CE Mark submission under the European Medical Devices Regulation by December 31, 2023, (ii) United States Food and Drug Administration BLA submission involving the licensed product by December 31, 2026, (iii) BLA approval for the licensed product by December 31, 2027 and (iv) introduction of a licensed product to be achieved within 12 months of receipt of FDA clearance to market.

Products

We have developed a platform technology through significant laboratory work, small and large animal research, successful patent work leading to 21 issued patents, a RCT, and over fourteen years of research and development to generate the current applications across broad fields of use.

The platform is our PBM, a proprietary formulation of multiple Growth Factors (“GFs”) and other regenerative factors contained in platelet-enriched plasma which is intended to accelerate and enhance healing in bone, skin, and other tissues, as well as stimulate hair regrowth and collagen production. PBM is designed to be delivered locally at the treatment site with a degradation profile specific to the clinical application to allow for the regenerative properties to reside in the local tissue for an extended period of time. The Company obtained the rights to the patents from CMU that protect these technologies.

BHA is an investigational product and is currently classified as a biologic/device combination product by the FDA and has been assigned to the Center for Biologics Evaluation and Research (“CBER”) as the lead agency center for review and regulation.

PBM, made from platelet-enriched plasma, and ß-TCP are the active ingredients in BHA. Both have been used extensively in humans. Allogenic plasma has been used to treat humans since the early 1900s. Plasma has been processed in various ways including fresh frozen, liquid and lyophilized prior to use in humans. Platelet-enriched plasma, uses allogenic fresh frozen plasma, as the source material and is processed into Carmell’s proprietary PBM. ß-TCP is used in numerous FDA 510(k)-cleared products. A number of companies market ß-TCP as a bone filler by itself (e.g., Vitoss, Stryker, MI). Other companies use it as one of the active ingredients in their products (e.g., OpteMx, Exactech Biologics, IsoTis Mozaik, SeaSpine). In addition, the FDA has approved a combination product (AUGMENT® Injectable) of ß-TCP with a recombinant growth factor through the premarket approval (“PMA”) pathway. BHA has been classified by the FDA as a biologic/device combination product and assigned to CBER for premarket review. Approval of a BLA will be necessary for marketing authorization. The FDA’s prior clearance and approval of ß-TCP as a standalone medical device and an active ingredient in combination products, respectively, does not increase the likelihood that the FDA will approve the BLA for BHA. As required by FDA regulations, the FDA will conduct the same thorough review of the BLA for BHA that it conducts for all other BLAs.

BHA is manufactured under strict, controlled processes with quality inspections for multiple in-process steps and final product testing, which are designed to ensure that the product candidate has consistent bioactivity and tolerability.

We are pursuing a Phase 2 trial for accelerated bone healing in severe open tibia fractures and other indications where healing bone fractures/defects/fusion is needed. The product formulation for these applications is a combination product containing the Company’s proprietary PBM technology and ß-TCP. To date, we have successfully achieved multiple critical milestones:

•	FDA Investigational New Drug (“IND”) submission, for the lead product candidate, BHA, in severe open tibia fractures.

•

FDA has agreed that we may begin our proposed Phase 2 clinical trial under the IND subject to the Company addressing the CMC issues identified by the FDA. We are currently working to address the CMC issues identified by the FDA. An overview of the actions the Company has taken and plans to complete are listed below under “Research & Publications.”

•	FDA granted fast track designation, for the BHA program, which supports BHA’s potential to address a significant unmet need. However, fast track designation may not result in a faster development process, review, or approval compared to products considered for approval under conventional FDA procedures and, in any event, does not assure ultimate approval by FDA.

•	Production of three ICH batches (The International Council for Harmonization of Technical Requirements for Pharmaceuticals for Human Use) of BHA.

•

ISO 13485 Certification (the International Organization for Standardization represents the requirements for a comprehensive quality management system for the design and manufacture of medical devices.)

•	Completion of preclinical toxicity studies in rodents.

•

Completion of first-in-human, multi-center randomized, prospective clinical trial in 30 patients, supporting our belief in the ability of BHA to achieve healing at an accelerated time point of six months on an injury that may take greater than nine months to fully heal.

•	Three preclinical publications on the use of PBM in multiple applications including infection prevention and skin healing and re-epithelialization after radiation burns.

•	We believe that MHRA will designate BHA as Class III medical device.

While the platform technology of PBM is initially targeted to accelerate and enhance healing in bone applications, in keeping with our Amended Exclusive License Agreement, we believe PBM may have the ability to deliver many regenerative factors, including important GFs directly to the area in need of enhanced tissue healing. We believe the encouraging initial data from both animal testing and human clinical studies position the core technology for potential use in a variety of therapeutic areas including:

Orthopedic Bone Applications

According to market research, the global orthobiologics market was worth $6.2 billion in the year 2021. It is estimated to grow at a compound annual growth rate (“CAGR”) of 5.20%, earning revenue of around $8.8 billion by the end of 2028. Orthobiologics have considerably impacted orthopedic surgeries. The concept, which was earlier used for regenerative medicines, has now expanded its area of application to spinal fusion, dental, maxillofacial, cartilage repair, knee arthroscopies and many others.

Trauma Fixation Procedures. Orthopedic Trauma refers to the surgical treatment of complex bone fractures. In these fractures, commonly those of the tibia, humerus and femur, metal fixation devices such as plates, intramedullary nails and screws are used to rigidly fix bone fragments together, enabling them to heal. Depending on the severity of the injury, patient age and health factors (e.g. diabetes, smoking, obesity), traumatic bone fractures are at risk of delayed healing or non-union. Our lead product candidate, BHA, is being developed as a bone healing accelerant, intended to be applied locally around the fracture during a surgical procedure. Results of the initial clinical trial and future development plans are discussed below.

Spinal Fusion. Spine fusion is a commonly performed surgery to address pathology of the vertebral column secondary to degeneration or deformity. In spine fusion surgery, two adjacent vertebrae (known as a level) are fused together to eliminate motion, and resultant pain. In more complex spine fusion cases, multiple levels are fused during the same procedure. Spine fusion procedures require the use of hardware (typically metal fixation devices) to hold adjacent vertebral segments together. In addition, autograft (bone transplanted from the same patient) or bone graft substitutes (off the shelf products used in place of autograft) are implanted within and around the hardware fixation to provide a scaffold and stimulus for bone healing. We are in early preclinical testing of BHA to evaluate its capability to act as an enhancer to bone healing in this indication.

Foot/Ankle Fusion. Foot/Ankle fusion is a standard surgical procedure to address end-stage, degenerative arthritis of the foot and ankle. The procedure involves surgical removal of articular cartilage from the affected joint, followed by rigid fixation with surgical screws or plates. As the surgical construct heals, newly formed bone fills the joint space, “fusing” the adjacent bones together. The fusion eliminates motion at the affected joint, alleviating pain. Bone grafting materials are frequently employed to improve or enhance fusion procedures, however new therapeutic solutions with the potential to speed healing, reduce non-union incidence and reduce the likelihood of post-operative infection or complications are needed.

Dental Bone Graft Substitutes. Autologous bone grafts or bone graft substitutes are frequently required for bone augmentation as a part of patients’ overall dental implant restorations. Sufficient high-quality bone is required for implantation of dental implants to allow for osteointegration and strong mechanical support of the implant. Autologous bone grafting has been the gold standard technique for tooth extraction socket preservation, alveolar ridge augmentation (needed for alveolar ridge atrophy), or for maxillary lift procedures to provide adequate bone volume and strength to support the eventual implant post osteointegration and subsequent full restoration. Autologous bone grafts are harvested as separate procedures to obtain sufficient bone and are associated with some morbidity. Alternatively, bone graft substitutes can be used, avoiding the morbidity of autologous bone harvesting. Examples are allogeneic cadaver bone and synthetic bone graft substitutes. This market is forecast to have a high growth rate with what we believe are significant unmet clinical needs. Whatever bone graft material is used, nearly all patients require multi-staged reconstruction with an initial bone augmentation procedure followed several months later by placement of the implant post. Following the implant post implantation, patients must wait another several weeks to a few months to allow for secure osteointegration of the post prior to final tooth restoration. Biologic products are being used adjunctively to try to enhance and accelerate the initial bone augmentation phase as well as the osteointegration phase. Our BHA product is undergoing preclinical testing as an orthobiologic dental bone graft substitute, alone or in combination with synthetic materials. The intent is to accelerate and improve the quality of bone augmentation in dental implants surgery in order avoid the need for autologous bone harvesting and, potentially, to reduce the time needed to achieve clinical success.

Other Bone Graft Substitute Applications. The Company is exploring via market research, the use of regulatory expert consultants and preclinical studies the potential that BHA could be used as a bone graft substitute to accelerate and enhance bone healing due to the known bioactivity of BHA. Some of these applications under consideration are severe extremity fractures other than tibia such as radial, femur, humerus and maxillofacial.

Aesthetic Market

Androgenetic Alopecia. According to research reports, the global alopecia market was valued at $2.65 billion in 2019 and is forecasted to reach $5.25 billion in 2027 at a CAGR of 8.9%. Androgenetic alopecia is growing the fastest, estimated at 11.3% CAGR between 2019 – 2027.

Androgenetic Alopecia (“AGA”) is the most common form of hair loss in men and women. Current treatments include hair transplants, topical solutions, pharmaceuticals, and autologous Platelet Rich Plasma (“PRP”).

Autologous PRP (“A-PRP”) is considered standard routine for dermatologists and plastic surgeon experts in hair growth (“HG”). The efficacy of A-PRP in patients who suffer AGA is clear and it has also been reported in several journals. A-PRP contains at least six major GFs, including basic fibroblast growth factor (b-FGF”), epidermal growth factor (“EGF”), transforming growth factor-b (“TGF-b”), insulin-like growth factor-1 (“IGF-1”), PDGF, and VEGF, which are released after platelet activation. Each one of these major GFs is involved in a specific bio-molecular activity during Hair ReGrowth (“HRG”). In each case, the GFs serve to promote angiogenesis, follicular cell proliferation, and initiation of cell division, thus having a fundamental role in HRG.

Dr. Amelia Hausauer conducted a randomized clinical study showing that A-PRP (a common formulation of A-PRP derived from the patient’s whole blood, also known as an “autologous” product not Carmell’s THA product) was successful at increasing hair volume and density at six months by 29% respectively compared to baseline. Our proprietary liquid paste (THA), is intended to be delivered into the scalp where the material will reside for days to weeks, constantly bathing the area with GFs and other regenerative factors. Utilizing the work by Dr. Hausauer and others that have shown A-PRP to have some benefit in regrowing hair as a proof of concept, we are developing our THA with the goal of being an “off the shelf”, ready-to-use alternative to the A-PRP product. THA remains in early preclinical development, and our planned clinical studies will be designed to measure improvement versus baseline for hair volume and hair density at six months.

Wound Care

Wound healing difficulties may arise from a variety of causes, such as severity of injury, age and co-morbidities such as obesity, diabetes, smoking, cardiovascular and peripheral vascular disease and other chronic conditions. The underlying etiology for different tissue healing challenges may vary. At a cellular level many of the problems with tissue healing are the same. Some of these problems are uncontrolled inflammatory processes and shortages of GFs that are critical to healing and are part of the cell signaling pathways.

Our technology has been designed to deliver GFs directly to the injured site over days and weeks to enhance and amplify the healing environment with important GFs (PDGF, TGFb, VEGF, IGF, FGF, EGF and others) and other regenerative factors found in platelet-enriched plasma.

Advanced Wound Care Market

The Advanced Wound Care market is sub-segmented into advanced wound dressings, biologics, negative pressure wound therapy and other treatments. Based on market research, the Advanced Wound Care market is valued at an estimated $1.8 billion in 2022 and is projected to reach $2.4 billion by 2027, at a CAGR of 5.4%. Acceleration and enhancing the healing of both acute and chronic wounds is associated with significant health care savings.

The wound healing market is divided into acute and chronic, with the latter accounting for most of the expenses due to the complexity and length of treatment.

Chronic Wounds

Chronic wounds are wounds that have not appropriately closed after four weeks of treatment with traditional treatment such as dressings. Chronic wounds include:

•

Venous Leg Ulcers: chronic cutaneous and deeper wounds that occur in the leg caused by localized elevated venous blood pressure with reduced local perfusion pressure with resultant reduced nutrient blood flow.

•

Diabetic Foot Ulcers: chronic cutaneous and deeper wounds in diabetic patients caused by poor tissue perfusion related to macro and microvascular arterial disease, these predominantly occur on the bottom of the foot.

•

Pressure Ulcers: localized injuries to the skin and/or underlying tissues as a result reduced local nutrient circulation as a result of prolonged mechanical pressure or pressure in combination with shear.

•

Surgical Wounds: acute wounds caused by surgical incisions that become chronic wounds if they do not heal properly. Surgical wounds may also become infected, SSI (Surgical Site Infections), which are a pathogenic contamination of wound due to surgical procedures and weak immune resistance to bacteria.

The table below summarizes data from market research regarding the markets for each of the sub-segments of the Advanced Woundcare Market.

Chronic Wound Type	Value (Year)	Projected Value (Year)	CAGR*-Forecast Period
VLU (Venous Leg Ulcer)	$2.95 billion (2018)	$4.84 billion (2026)	6.49%
DFU (Diabetic Foot Ulcer)	$7.03 billion (2019)	$11.05 billion (2027)	5.9%
PU (Pressure Wound)	$6.69 billion (2018)	$11.23 billion (2026)	6.79%
SSI (Surgical Site Infection)	$4.0 billion (2017)	$5.9 billion (2023)	6.4%

*	Compounded Annual Growth Rate

Carmell Solution

Carmell’s second product candidate, THA, is formulated using PBM which utilizes the same drug substance as BHA. In a Phase 2 study using BHA to accelerate bone fracture healing (HEAL I), results suggest that local soft tissue healing may also have been accelerated and that the risk for surgical site infection within one year may have been reduced relative to untreated wounds. Preclinical studies with THA were conducted to test the ability of THA to reduce infections in methicillin-resistant bacterially contaminated surgical pacemaker pockets in rabbits. When no treatment was delivered to contaminated pockets, all pacemaker pockets became grossly purulent and culture positive. In the presence of THA, only 60% of the pockets were culture positive, and all were free of purulence. THA was also evaluated as a carrier for the release of antibiotics in this study. All animals in the THA + antibiotics group were free of purulence and culture negative.

Also, in a radiation burn model in rodents, THA was tested to determine if animals treated with THA plus a vehicle experienced accelerated healing versus animals treated with vehicle alone. The endpoint to measure wound size at 17 weeks showed the THA plus vehicle arm to have more complete healing and reduction in wound size, with a statistically significant smaller average wound size versus those treated with the vehicle alone at week 14.

Wound area closure over time for the mice in the THA (n=22) and vehicle (n=22) groups. Week 0 (time point not shown) represents the time point of maximum wound area (100%) and is 3-4 weeks after irradiation. The mean value is denoted as ◇.

* = p<0.05. See Government Regulations on page 164 for an explanation of FDA’s use of p values.

Given these results of the preclinical studies conducted to date, we believe that THA should continue to be studied as a potential treatment for chronic wounds.

Research & Publications

Numerous published studies explore the use of A-PRP for applications including bone healing, wound healing, sports injuries, improvements in scarring, and dental applications, among others. While some studies report positive outcomes, there is no consensus for the effectiveness of PRP treatments in this body of literature.

Several factors influence the variable outcomes of A-PRP treatments. Because there are no standard preparation techniques for A-PRP, results may vary from clinic to clinic. Additionally, the PRP quality may change with each patient, and can differ based on factors such as age, gender and platelet count. Platelet counts have even been shown to be highly variable for the same patient across repeated blood draws.

To overcome these inconsistencies associated with A-PRP, Carmell’s PBMs are processed with a number of controls in place such as: incoming specifications for all raw materials, calibrated equipment, defined manufacturing steps and detailed batching records. Platelet-enriched plasma source material has incoming specifications for several properties, including a minimum platelet level. To further standardize biological content, PBM batches are created by pooling plasma from donors to achieve a consistent level of regenerative factors from batch to batch. PBMs are produced using established standard procedures to remove variability caused by differing preparation techniques. To verify that these controls are effective, in-process and release testing is performed to confirm bioactivity levels and growth factor content of the PBMs. For example, a potency matrix consisting of a bioassay to determine bioactivity and quantification of two growth factors important in bone and soft tissue regrowth (TGFb & PDGF) is used to test and release drug substance, drug product and process intermediates, as well as to characterize material at several other manufacturing steps.

We believe that scientific evidence supports the potential use of PBM to accelerate healing in skin, bone, hair and increased collagen production.

Carmell has conducted multiple preclinical studies that support our belief that BHA has the potential to heal wounds and accelerate bone healing of high quality, as measured by density, vascularity, and the presence of woven bone. Results of the initial clinical trial (HEAL I) are discussed below.

Carmell plans to conduct a Phase 2 clinical study in the United States, South Africa, and European Union, a study to evaluate Healing Enhanced & Accelerated in Long-bone fracture (“HEAL II”) with a clinical design very similar to the Phase 2 study (HEAL I), while leveraging learnings from HEAL I. HEAL II has been cleared by FDA to start enrolling and, in contrast to HEAL I, will be powered to detect any valid statistical differences between BHA and standard of care alone. The design of a clinical trial must be sufficiently powered in order to detect valid statistical differences in clinical trial outcomes whether it is favorable or not. The study preparation including site selection and contracting, IRB approval, database design and eCRF creation is on-going.

FDA has advised Carmell that certain CMC issues must be addressed prior to initiation of clinical studies intended to provide the primary evidence of effectiveness to support a marketing application. Carmell has implemented a detailed plan with allocated resources to provide FDA with responses to their questions. We are working on the following key CMC issues: stability studies, refinement of the bioassay, and further establishment and characterization of the manufacturing process.

Proposed Initial Clinical Application

BHA is intended to accelerate bone healing when used as an adjunct to standard of care for treating acute, open tibial shaft fractures that have been stabilized with mechanical fixation after appropriate wound management. Between 5% – 10% of bone fractures result in delayed union or non-unions requiring additional surgical procedures and hospitalizations for treatment. Biologics are used to accelerate the healing in 10.5% of the more than 1.3 million open surgical procedures to treat fractures of the extremities (humerus, radius/ulnar, femoral, tibia/fibula). There remains an unmet need for a product that would efficiently, effectively and safely accelerate bone healing, reduce the number of secondary procedures needed to promote healing, and lead to an earlier return to pain-free ambulation and full activity. Our first product candidate, BHA, is being studied as an adjunct to the standard of care in patients with severe tibia fractures that have penetrated the skin. These injuries may take greater than nine months to heal and are subject to infections due to wound contamination as well the compromised surrounding soft tissue. The standard of care treatment is an open reduction surgery where the bone is fixed with hardware such as: intramedullary rod, plates, screws, etc. Currently it is not standard to use an adjunctive material for the purposes of accelerating the bone healing to get the patient back to full function. Carmell’s BHA is designed to be placed in the cracks and crevices of the fracture line at the very end of the procedure after the hardware is placed and before a definitive wound closure. The material is designed to fill the bone void and degrade over two months. As it degrades it will be replaced by new bone that will bridge the fracture line. In the HEAL I (Phase 2) study, more fracture lines were bridged at six months with the hardware plus BHA group vs. the hardware only group, although the study was not powered to detect statistically significant differences. As noted above, the design of a clinical trial must be sufficiently powered to detect valid statistical differences. No treatment-related serious adverse events (“SAEs”) were reported in HEAL I. The PBM product was also well tolerated in the numerous preclinical animal studies. In the HEAL I study per protocol analysis population, eight of ten subjects in the control group were reported to have had Adverse Events while eight of 19 BHA subjects were reported to have had Adverse Events. Adverse events were those typically seen in the study population and included external fixture pin tract infections, urinary tract infection, osteitis, septic non-union, superficial wound infection, calcaneus infection, abscess, temperature spike, infection, chest pains, and cellulitis. No treatment-related adverse events were reported in HEAL I. Three subjects reported to have had SAEs. Two subjects were in the control group and one was in the BHA group. The subject in the BHA group experienced two SAEs; after initially experiencing pin tract infections and contact dermatitis, the subject was diagnosed with cellulitis and tibia osteitis, requiring amputation. These events were deemed to be unrelated to the study product. The PBM technology was also generally well tolerated in preclinical studies conducted to date.

Description of the “combination” BHA Product

BHA, Carmell’s lead product candidate, is made of two components, the PBM and ß-TCP. The PBM production process utilizes allogeneic pooled platelet-enriched plasma from healthy donors that are strictly screened and processed by an FDA-registered and American Association of Blood Banks-accredited U.S. blood bank, and each unit is individually tested to ensure that it is free from blood-borne pathogens. As an additional safety precaution, the pooled plasma is heat treated and irradiated to inactivate any viruses. BHA has been studied in both animals and humans. BHA has been generally well tolerated in animal studies conducted to date and BHA is classified as a nonirritant. Results of the initial clinical trial are discussed below.

FDA considers PBM, with ß-TCP (which is regulated as a medical device) to be a combination product that has been assigned to CBER as the lead center. Carmell will pursue approval through a Biologics License Application (“BLA”). Our lead program will test BHA in severe tibia fractures. BHA will also be tested in other bone healing applications such as ankle/foot fusion, dental bone graft substitutes and spinal fusion. Preclinical testing conducted to evaluate our understanding of the mechanism of action supports our belief that PBM together with ß-TCP has the potential to result in the accelerated growth of stronger, high-quality bone measured by density, amount of woven bone and amount of bone vascularity than either component alone.

In the European Union, we intend to pursue a CE Mark for BHA under the EU MDR with an anticipated label as a bone void filler. We have not sought or received advice from the EMA on whether BHA is a medical device or biological product. The filing will include the results from HEAL I. It is still not known what additional clinical data will be needed for CE Mark approval. Our plans are subject to discussion with the applicable EU regulatory authorities.

BHA is formulated from platelet-enriched plasma and beta-tricalcium phosphate. ß-TCP and our PBM are the active ingredients. Proteins in the pooled platelet-enriched plasma are cross-linked using proprietary processes to facilitate the local release of platelet and plasma derived regenerative factors as the material degrades by proteolysis over a period up to three months. We believe these factors serve to promote bone and wound healing ancillary to the osteoconductive function of the ß-TCP. ß-TCP is a well-known, osteoconductive ceramic material with a long history of use that mimics the structure of native cancellous bone once incorporated and remodeled. Other products containing TCP, either on its own or mixed with other constituents, have been cleared by FDA as bone void fillers and are currently marketed for orthopedic and dental bone applications by a number of companies.

The BHA formulation has been tested in preclinical models according to industry standards including ISO 10993-6 and tested clinically in the Phase 2 study, HEAL I. The BHA formulation has been generally well tolerated in studies to date. All Carmell product candidates are manufactured at the Company’s Pittsburgh facility, which has been granted a Certificate of Registration by The British Standards Institution (the “BSI”) and holds Certificate Number: MD 698289 and operates a Quality Management System which complies with the requirements of ISO 13485:2016 & EN 13485:2016 for the following scope: The design, manufacture, packing and distribution of sterile PBMs, including plasma pooling, lyophilization, grinding and other processing steps.

HEAL I was conducted in South Africa and concluded in 2014. It was not conducted under an IND. The primary objective of this study was to evaluate the safety and initial product performance of BHA as an adjunct to standard of care in the treatment of open tibia fractures. Safety and performance of the product were evaluated compared to a control group receiving standard of care (in standard of care the reduction, fracture repair, is maintained by application of internal implant, intermedullary nail or an external fixator). The trial was a double arm, randomized controlled open-label clinical study. HEAL I was a first in human study designed to provide an initial assessment of the safety and effectiveness of the use of BHA in a small number of subjects. It was not powered for statistical significance. Comparisons were conducted between the two treatment groups with a one-sided significance level of a =0.05 for exploratory purposes only. Although the findings are informative, no conclusive scientific inferences can be drawn from the data. As noted previously, the design of a clinical trial must be sufficiently powered to detect valid statistical differences.

A total of 20 treatment group patients and 10 control group patients were enrolled in the study at two hospitals in Cape Town, South Africa. Follow-up examinations, including X-ray and clinical assessments, occurred at 14, 30, 60, 90, 180, and 365 days. The primary endpoint of the study was a composite success/failure endpoint relative to safety and radiographic evidence of fracture healing; secondary endpoints included assessments of infections, wound closure, adverse events, pain, swelling and tenderness. BHA was placed at the site of the bone fracture during open reduction and mechanical stabilization, with some BHA migrating into surrounding soft tissues. The PBM material is designed to degrade over several weeks, slowly bathing the injured tissue with natural regenerative factors while also recruiting the body’s immune system to combat infections. In the study, 70% of patients had severe (Gustilo* type IIIA, IIIB) injuries, 67% were smokers, and 70% received external fixation, which are associated with a high rate of pin tract infections. No adverse events related to the use of BHA were reported. An infection rate of 80% in the control group was observed, compared to 22% in the treatment group, and 100% in the control group compared to 25% in the treatment group with the more severe IIIA, IIIB fractures. We note that the infection rate in the control group for HEAL I was substantially higher than what is typically experienced and what is commonly in the literature, for example, according to J.J. Christie’s 2007 review in The Internet Journal of Orthopedic Surgery, for “for type I fractures the rate of infection is 0-2%, for type II 2-7%, for type IIIA 7%, for type IIIB 10-50% and for type IIIC 25-50% (with a rate of amputation of 50% or more). The overall infection rate for type III fractures is from 10-25%.” A lower percentage of subjects in the treatment group compared to the percentage in the control group experienced an adverse event.

Adverse Events: Importantly, there were no adverse events related to the use of the BHA throughout the yearlong study. In the HEAL 1 study per protocol analysis population, eight of ten subjects in the control group were reported to have had Adverse Events while eight of 19 BHA subjects were reported to have had Adverse Events. Adverse events were those typically seen in the study population and included external fixture pin tract infections, urinary tract infection, osteitis, septic non-union, superficial wound infection, calcaneus infection, abscess, temperature spike, infection, chest pains, and cellulitis. There were three subjects reported to have had SAEs. Two were in the control group and one was in the BHA group. The subject in the BHA group experienced two SAEs; after initially experiencing pin tract infections and contact dermatitis, the subject was diagnosed with cellulitis and tibia osteitis, requiring amputation. These events were deemed to be unrelated to the study product. No treatment-related Adverse Events were reported in HEAL I. Based on animal and in vitro testing, it was estimated that the plasma-based material in the BHA would be degraded and essentially absorbed by day 60.

For the lead program, BHA in severe open tibia fractures, we have submitted the results of HEAL I, our initial Phase 2 study, to FDA in connection with our 2019 IND submission, and in December 2019, the FDA allowed us to open an IND under which we plan to conduct HEAL II as a Phase 2 study. BHA received fast track designation from FDA in April 2020 to accelerate bone healing with used as an adjunct for treating acute Gustilo-Anderson Type IIIA or Type IIIB open tibia fractures that have been stabilized with mechanical fixation after appropriate wound management. We continue to work to implement FDA’s guidance and feedback on our planned clinical development program for the purposes of pursuing BLA approval for BHA. FDA requires two pivotal studies (clinical studies that will be used for approval of the BLA), that are “adequate and well-controlled”.

Our planned HEAL II study will be very similar in design to HEAL I with the primary endpoint being a composite demonstration of definitive bone healing at six months for severe open tibia fractures and, in contrast to HEAL I, powered to detect any valid statistical differences between BHA and standard of care alone. The primary effectiveness hypothesis is that the probability of healing success at 6 months is superior among subjects treated with BHA + standard of care compared to those treated with standard of care alone.

The composite endpoint will include radiographic measurement at six months by a blinded independent core radiology lab to determine healing according to the Radiology Union Scale for Tibia fracture (“mRUST”). This scale applies a numerical value (one through four) to the extent of bone healing at each of four bone cortices visible on standard orthogonal view anterior- posterior and lateral radiographic views. These four scores are summed such that the lowest score would be four (four multiplied by one) and the highest possible score would be 16 (four multiplied by four) at the prescribed time period. FDA has indicated that a total score of 13 or higher on the mRUST scale would denote that the fracture is healed. Other components of the composite endpoint include no secondary intervention to promote healing and the ability to ambulate without assistance at or before the six-month time point. The HEAL II study will be conducted at approximately 25 to 30 sites in the United States, Europe and South Africa. The investigator brochure has been completed, and we have initiated site selection. A CRO (“Clinical Research Organization”) has been selected, and we are putting in place the agreements and clinical database needed to conduct the trial. The Company is also required by FDA as part of the clinical development process to provide CMC updates that satisfy the FDA’s stated concerns before any clinical study intended to support marketing approval can be initiated.

Our Business Plan

Carmell is advancing our lead program through the FDA regulatory process. FDA has reviewed information regarding the CMC and a proposed Phase 2 clinical trial protocol. There are two major steps to the manufacturing of BHA: Drug Substance, or “active ingredient”, and Drug Product, or “finished product”. FDA has allowed us to proceed with a clinical study, HEAL II under our open IND. Also, FDA granted our BHA candidate fast track designation. Fast track is a process designed to facilitate the development and expedite the review of drugs to treat serious conditions and fill an unmet medical need. Receipt of this designation may not result in a faster development process, review, or approval compared to products considered for approval under conventional FDA procedures and does not assure ultimate approval by FDA.

All Carmell products will utilize the same drug substance (PBM), providing the company with potential cost synergies in advancing the secondary programs for aesthetics and wound care. Although the formulation for these secondary programs has not been finalized, we believe they will largely be the same as BHA, the lead program formulation, minus one ingredient, ß-TCP. These secondary programs need to follow the necessary steps for regulatory approval, including, for example, finalizing CMC and performing randomized clinical studies. We believe that the CMC and clinical trial data obtained through development of our first program, BHA for severe open tibia fracture healing, will be of great value in pursuing future programs due to the similarity in the formulations (i.e., all use same drug substance).

Carmell manufactures all its products at our worldwide headquarters facility in Pittsburgh. This facility houses material shipping and receiving, manufacturing, quality control and product release testing labs. BSI has granted Carmell’s Pittsburgh facility a Certificate of Registration (Certificate Number MD 698289). The Quality Management System complies with the requirements of ISO 13485:2016 & EN 13485:2016 for the design, manufacture, packing and distribution of PBMs. The leased facility provides the ability for manufacturing expansion to meet the production needs for many years post commercialization of both BHA and THA.

The Company has two lease agreements for office space. Under the terms of the lease agreement for the Company’s 6,432 square foot facility, rent is payable in monthly installments on the first day of each calendar month throughout the term of the lease at a rate of $9,648 starting from June 1, 2022 to December 31, 2028. Under the terms of the lease agreement for the Company’s 4,953 square foot facility, rent is payable in monthly installments on the first day of each calendar month through the term of the lease at a rate of $7,429.50 starting from January 1, 2020 to December 31, 2028. Both of the lease agreements expire on December 31, 2028. The facilities include a Manufacturing Suite with ISO Class 7 cleanroom, research and development and quality laboratories. The facilities are suitable for the production of combination medical device – biologic products (BHA and THA) and has been certified to ISO 13485.

The proprietary manufacturing processes are treated as Company trade secrets, with our critical steps being patent protected. Significant process development work has been completed. Product quality and consistency is evaluated throughout the manufacturing process.

Raw materials have established incoming specifications, including those for platelet-enriched plasma, which is screened using FDA-licensed tests to show it is free of viruses prior to arrival at Carmell. Manufacturing processes also include two orthogonal viral inactivation steps that have been validated by an independent laboratory. Even with the above-described controls in place, our cost of performing these manufacturing steps is relatively low compared to other biologic products, as they may require more complex processes, such as plasma fractionation, separation, or protein isolation.

The Company’s commercialization plans are to be a discovery and development platform company and an original equipment manufacturer (OEM) with license agreements for global distribution with large multi-national organizations with therapeutic focus and expertise per field of use (i.e., bone orthopedics, aesthetics, chronic wound care and dental). These license agreements are expected to be established upon completion of early clinical data in the respective therapeutic area (field of use). The Company forecasts that these partnerships will include license fees, upfront payment(s), royalty payments on end user sales revenue and a transfer price for finished products. The Company’s commercialization plans benefit from a senior management team that have had direct responsibility for global product launches at multiple large multi-national companies and with business development expertise. The Company may not be successful in establishing the license agreements with strategic distributors necessary for commercializing in each of the therapeutic areas and therefore would need to try to commercialize with a direct sales and marketing organization. Under this approach, the expense to commercialize new products is high and there are no guarantees that the Company will be able to raise the necessary capital to commercialize its technology independently.

Competition

The orthobiologic and orthopedic industries are characterized by rapidly advancing technologies, intense competition and a strong emphasis on intellectual property. We face substantial competition from many different sources, including large and specialty orthopedic companies, biotechnology companies, academic research institutions and governmental agencies along with public and private research institutions.

Our business is in a very competitive and evolving field, that faces competition from large established orthopedic companies such as (but not limited to) Medtronic, Stryker, Zimmer-Biomet, and DePuy-Synthes that possess considerably more resources than Carmell.

Our commercial opportunity could be reduced if our competitors develop and commercialize products that are safer, more effective, are more convenient or are less expensive than any product candidates that we may develop. Our competitors also may obtain FDA or other regulatory approval for their products more rapidly than we may obtain approval for our product candidates, which could result in our competitors establishing a strong market position before we are able to enter the market.

Intellectual Property

We have an intellectual property portfolio that includes exclusive, worldwide licenses from CMU which we believe constitute a formidable barrier to entry. The table below summarizes our patent portfolio as of January 1, 2023.

Title	Matter ID	Issue Date	Patent No.	Status	Inventors	Type of Protection	Assignee/ Applicant	Expiration
BARBS FOR FIXATION OF BIOLOGIC PLASTICS	23683- 0009CA1	9/25/2018	2825580	ISSUED/ Canada	Phil G. Campbell, Lee Weiss, Alan West, Jason Smith	The invention pertains to bioresorbable barbs and spikes designed to affix biologically-active blood plasma-derived plastics adjacent to injured tissue for wound coverings, patient implantation devices, or in other medical applications where such affixation is required.	Carmell	2032-01-25

BARBS FOR FIXATION OF BIOLOGIC PLASTICS	23683- 0009DE1	3/15/2017	2667791	ISSUED/ Germany	Phil G. Campbell, Lee Weiss, Alan West, Jason Smith	The invention pertains to bioresorbable barbs and spikes designed to affix biologically-active blood plasma-derived plastics adjacent to injured tissue for wound coverings, patient implantation devices, or in other medical applications where such affixation is required.	Carmell	2032-01-25

Title	Matter ID	Issue Date	Patent No.	Status	Inventors	Type of Protection	Assignee/ Applicant	Expiration
BARBS FOR FIXATION OF BIOLOGIC PLASTICS	23683- 0009EP1	3/15/2017	2667791	ISSUED/ European Patent Convention	Phil G. Campbell, Lee Weiss, Alan West, Jason Smith	The invention pertains to bioresorbable barbs and spikes designed to affix biologically-active blood plasma-derived plastics adjacent to injured tissue for wound coverings, patient implantation devices, or in other medical applications where such affixation is required.	Carmell	2032-01-25

BARBS FOR FIXATION OF BIOLOGIC PLASTICS	23683- 0009FR1	3/15/2017	2667791	ISSUED/ France	Phil G. Campbell, Lee Weiss, Alan West, Jason Smith	The invention pertains to bioresorbable barbs and spikes designed to affix biologically-active blood plasma-derived plastics adjacent to injured tissue for wound coverings, patient implantation devices, or in other medical applications where such affixation is required.	Carmell	2032-01-25

BARBS FOR FIXATION OF BIOLOGIC PLASTICS	23683- 0009GB1	3/15/2017	2667791	ISSUED/ United Kingdom	Phil G. Campbell, Lee Weiss, Alan West, Jason Smith	The invention pertains to bioresorbable barbs and spikes designed to affix biologically-active blood plasma-derived plastics adjacent to injured tissue for wound coverings, patient implantation devices, or in other medical applications where such affixation is required.	Carmell	2032-01-25

Title	Matter ID	Issue Date	Patent No.	Status	Inventors	Type of Protection	Assignee/ Applicant	Expiration
BARBS FOR FIXATION OF BIOLOGIC PLASTICS	23683- 0009IT1	3/15/2017	2667791	ISSUED/ Italy	Phil G. Campbell, Lee Weiss, Alan West, Jason Smith	The invention pertains to bioresorbable barbs and spikes designed to affix biologically-active blood plasma-derived plastics adjacent to injured tissue for wound coverings, patient implantation devices, or in other medical applications where such affixation is required.	Carmell	2032-01-25

BIOCOMPATIBLE POLYMERS AND METHODS OF USE	36293- 0002CA1	7/8/2014	2616865	ISSUED/ Canada	Phil Campbell, Lee E. Weiss, Jason Smith, David M. Sipe, Prashant Kumta, Gregory W. Fisher	A compressed biocompatible plastic product made from a mixture comprising fibrin powder and plasticizer, the plasticizer comprising a phthalate plasticizer, adipate plasticizer, trimellitate plasticizer, maleate plasticizer, sebacate plasticizer From the group consisting of agents, benzoate plasticizers, epoxidized vegetable oils, sulfonamide plasticizers, phosphate plasticizers, polyalcohols, glycols, glycerol, glycerol, polyethers, acetylated monoglycerides, alkyl citrates, polymer plasticizers and combinations thereof is selected, the mixture Ru is compressed at a temperature of less than pressure and 80 ° C. to form a biopolymer matrix, article of manufacture.	Carnegie Mellon University	2026-07-28

Title	Matter ID	Issue Date	Patent No.	Status	Inventors	Type of Protection	Assignee/ Applicant	Expiration
BIOCOMPATIBLE POLYMERS AND METHODS OF USE	36293- 0002JP1	2/14/2014	5475283	ISSUED/ Japan	Phil Campbell, Lee E. Weiss, Jason Smith, David M. Sipe, Prashant Kumta, Gregory W. Fisher	A compressed biocompatible plastic product made from a mixture comprising fibrin powder and plasticizer, the plasticizer comprising a phthalate plasticizer, adipate plasticizer, trimellitate plasticizer, maleate plasticizer, sebacate plasticizer From the group consisting of agents, benzoate plasticizers, epoxidized vegetable oils, sulfonamide plasticizers, phosphate plasticizers, polyalcohols, glycols, glycerol, glycerol, polyethers, acetylated monoglycerides, alkyl citrates, polymer plasticizers and combinations thereof is selected, the mixture Ru is compressed at a temperature of less than pressure and 80 ° C. to form a biopolymer matrix, article of manufacture.	Carnegie Mellon University	2026-07-28

METHOD AND APPARATUS FOR MANUFACTURING PLASMA BASED PLASTICS AND BIOPLASTICS PRODUCED THEREFROM	36293- 0005001	10/23/2012	8,293,530	ISSUED/ United States	Phil Campbell, James E. Burgess, Lee E. Weiss, Jason Smith	A method of making a bioplastic, and a bioplastic produced thereby, by using human plasma in which human plasma is clotted, either dried through its gel phase or dried and powdered, and processed into a bioplastic with the addition of at least one plasticizer followed by forming and heating to form a final bioplastic construct.	Carnegie Mellon University Allegheny Singer Research Institute	2029-12-17

Title	Matter ID	Issue Date	Patent No.	Status	Inventors	Type of Protection	Assignee/ Applicant	Expiration
METHODS AND APPARATUS FOR MANUFACTURING PLASMA BASED PLASTICS AND BIOPLASTICS PRODUCED THEREFROM	36293- 0006AU1	7/31/2014	2008279578	ISSUED/ Australia	Phil Campbell, James E. Burgess, Lee E. Weiss, Jason Smith	A blood-derived plastic article comprising at least partially dried clotted blood plasma, and at least one biological response modifier, wherein the at least partially dried clotted blood plasma comprises whole plasma, including a plasma clot and serum.	Carnegie Mellon, Allegheny- Singer Research Institute, and Carmell	2028-04-17

METHODS AND APPARATUS FOR MANUFACTURING PLASMA BASED PLASTICS AND BIOPLASTICS PRODUCED THEREFROM	36293- 0006CA1	5/23/2017	2701187	ISSUED/ Canada	Phil Campbell, James E. Burgess, Lee E. Weiss, Jason Smith	The invention pertains to bioplastics for patient implantation or application, made at least in part from patient tissue or fluids such as plasma.	Carnegie Mellon, Allegheny- Singer Research Institute, and Carmell	2028-04-17

METHODS AND APPARATUS FOR MANUFACTURING PLASMA BASED PLASTICS AND BIOPLASTICS PRODUCED THEREFROM	36293- 0006DE1	6/15/2011	2182994	ISSUED/ Germany	Phil Campbell, James E. Burgess, Lee E. Weiss, Jason Smith	Blood-derived plastic articles prepared from compositions including blood and, in some embodiments, at least one crosslinking agent and/or at least one biological response modifier, that can be useful for biological applications such as wound repair and tissue grafts; methods of making and using the same; methods for assessing the concentration of a biological response modifier in an article; and systems for preparing blood-derived plastic articles are provided.	Carnegie Mellon, Allegheny- Singer Research Institute, and Carmell	2028-04-17

Title	Matter ID	Issue Date	Patent No.	Status	Inventors	Type of Protection	Assignee/ Applicant	Expiration
METHODS AND APPARATUS FOR MANUFACTURING PLASMA BASED PLASTICS AND BIOPLASTICS PRODUCED THEREFROM	36293- 0006EP1	6/15/2011	2182994	ISSUED/ European Patent Convention	Phil Campbell, James E. Burgess, Lee E. Weiss, Jason Smith	Carnegie Mellon, Allegheny-Singer Research Institute, and Carmell	2028-04-17

METHODS AND APPARATUS FOR MANUFACTURING PLASMA BASED PLASTICS AND BIOPLASTICS PRODUCED THEREFROM	36293- 0006FR1	6/15/2011	2182994	ISSUED/ France	Phil Campbell, James E. Burgess, Lee E. Weiss, Jason Smith	Carnegie Mellon, Allegheny-Singer Research Institute, and Carmell	2028-04-17

METHODS AND APPARATUS FOR MANUFACTURING PLASMA BASED PLASTICS AND BIOPLASTICS PRODUCED THEREFROM	36293- 0006GB1	6/15/2011	2182994	ISSUED/ United Kingdom	Phil Campbell, James E. Burgess, Lee E. Weiss, Jason Smith	Carnegie Mellon, Allegheny-Singer Research Institute, and Carmell	2028-04-17

METHODS AND APPARATUS FOR MANUFACTURING PLASMA BASED PLASTICS AND BIOPLASTICS PRODUCED THEREFROM	36293- 0006IT1	6/15/2011	2182994	ISSUED/ Italy	Phil Campbell, James E. Burgess, Lee E. Weiss, Jason Smith	Carnegie Mellon, Allegheny-Singer Research Institute, and Carmell	2028-04-17

METHODS AND APPARATUS FOR MANUFACTURING PLASMA BASED PLASTICS AND BIOPLASTICS PRODUCED THEREFROM	36293- 0006MX1	12/8/2011	293347	ISSUED/ Mexico	Phil Campbell, James E. Burgess, Lee E. Weiss, Jason Smith	Carnegie Mellon and Carmell	2028-04-17

METHOD AND APPARATUS FOR MANUFACTURING PLASMA BASED PLASTICS AND BIOPLASTICS PRODUCED THEREFROM	36293- 0007001	9/10/2013	8,529,956	ISSUED/ United States	Phil G. Campbell, James E. Burgess, Lee E. Weiss, Jason Smith	METHOD AND APPARATUS FOR MANUFACTURING PLASMA BASED PLAST ICS AND BIOPLASTICS PRODUCED THEREFROM	Carnegie Mellon, Allegheny- Singer Research Institute, and Carmell	2030-09-02

METHODS AND APPARATUS FOR MANUFACTURING PLASMA BASED PLASTICS AND BIOPLASTICS PRODUCED THEREFROM	36293- 0007002	9/10/2013	8,529,958	ISSUED / United States	Phil G. Campbell, James E. Burgess, Lee E. Weiss, Jason Smith	Carnegie Mellon, Allegheny-Singer Research Institute, and Carmell	2027-10-17

Title	Matter ID	Issue Date	Patent No.	Status	Inventors	Type of Protection	Assignee/ Applicant	Expiration
METHODS AND APPARATUS FOR MANUFACTURING PLASMA BASED PLASTICS AND BIOPLASTICS PRODUCED THEREFROM	36293- 0007004	9/10/2013	8,529,959	ISSUED/ United States	Phil G. Campbell, James E. Burgess, Lee E. Weiss, Jason Smith	Carnegie Mellon, Allegheny-Singer Research Institute, and Carmell	2027-10-17

METHODS AND APPARATUS FOR MANUFACTURING PLASMA BASED PLASTICS AND BIOPLASTICS PRODUCED THEREFROM	36293- 0007005	9/10/2013	8,529,960	ISSUED/ United States	Phil G. Campbell, James E. Burgess, Lee E. Weiss, Jason Smith	Carnegie Mellon, Allegheny-Singer Research Institute, and Carmell	2027-10-17

METHODS AND APPARATUS FOR MANUFACTURING PLASMA BASED PLASTICS AND BIOPLASTICS PRODUCED THEREFROM	36293- 0007006	9/10/2013	8,529,961	ISSUED/ United States	Phil G. Campbell, James E. Burgess, Lee E. Weiss, Jason Smith	Carnegie Mellon, Allegheny-Singer Research Institute, and Carmell	2027-10-17

METHODS AND APPARATUS FOR MANUFACTURING PLASMA BASED PLASTICS AND BIOPLASTICS PRODUCED THEREFROM	36293- 0007007	12/16/2014	8,911,789	ISSUED/ United States	Phil G. Campbell, James E. Burgess, Lee E. Weiss, Jason Smith	Carnegie Mellon, Allegheny-Singer Research Institute, and Carmell	2027-10-17

METHODS AND APPARATUS FOR MANUFACTURING PLASMA BASED PLASTICS AND BIOPLASTICS PRODUCED THEREFROM	36293- 0007008	6/14/2016	9,364,503	ISSUED/ United States	Phil G. Campbell, James E. Burgess, Lee E. Weiss, Jason Smith	Carnegie Mellon, Allegheny-Singer Research Institute, and Carmell	2027-10-17

Government Regulation

In the United States, biological products are licensed by FDA for marketing under the Public Health Service Act, referred to as the PHS Act, and regulated under the Federal Food, Drug, and Cosmetic Act, or the FDCA. Both the FDCA and the PHS Act and their corresponding regulations govern, among other things, the testing, manufacturing, safety, purity, potency, efficacy, labeling, packaging, storage, record keeping, distribution, marketing, sales, import, export, reporting, advertising and other promotional practices involving drug and biological products. FDA clearance of an investigational new drug application, or IND must be obtained before initiating clinical testing of biologic products. FDA licensure also must be obtained before marketing biological products. The process of obtaining regulatory approvals and the subsequent compliance with appropriate federal, state, local and foreign statutes and regulations require the expenditure of substantial time and financial resources.

U.S. Development Process

The process required by the FDA before biologic product may be marketed in the United States generally involves the following:

•

completion of nonclinical laboratory tests and animal studies according to Good Laboratory Practices, or GLPs, and applicable requirements for the humane use of laboratory animals or other applicable regulations;

•	preparation of clinical trial material in accordance with Good Manufacturing Practices, or GMPs;

•	submission to the FDA of an application for an Investigational New Drug, or IND application, which must become effective before human clinical trials may begin;

•	approval by an institutional review board, or IRB, reviewing each clinical site before each clinical trial may be initiated;

•

performance of adequate and well-controlled human clinical trials according to Good Clinical Practices, or GCPs and any additional requirements for the protection of human research subjects and their health information, to establish the safety, purity, potency, and efficacy, of the proposed drug or biological product for its intended use;

•

submission to the FDA of a Biologics License Application, or BLA, for marketing approval that includes substantive evidence of safety, purity, potency, and efficacy from results of nonclinical testing and clinical trials;

•

satisfactory completion of an FDA inspection prior to BLA approval of the manufacturing facility or facilities where the biological product is produced to assess compliance with GMPs, to assure that the facilities, methods and controls are adequate to preserve the biological product’s identity, strength, quality and purity;

•	potential FDA audit of the nonclinical and clinical study sites that generated the data in support of the BLA;

•	potential FDA Advisory Committee meeting to elicit expert input on critical issues and including a vote by external committee members;

•	FDA review and approval, or licensure, of the BLA, and payment of associated user fees, when applicable; and

•

compliance with any post approval requirements, including the potential requirement to implement a Risk Evaluation and Mitigation Strategies, or REMS, and the potential requirement to conduct post approval studies.

Before testing any biological product candidate in humans, the product candidate enters the preclinical testing stage. Nonclinical tests include laboratory evaluations of product chemistry, pharmacology, toxicity and formulation, as well as animal studies to assess the potential safety and activity of the product candidate. The conduct of the nonclinical tests must comply with federal regulations and requirements including GLPs.

The clinical study sponsor must submit the results of the nonclinical tests, together with manufacturing information, analytical data, any available clinical data or literature and a proposed clinical protocol, to the FDA as part of the IND. Some nonclinical testing typically continues after the IND is submitted. An IND is an exemption from the FDCA that allows an unapproved product to be shipped in interstate commerce for use in an investigational clinical trial and a request for FDA authorization to administer an investigational product to humans. The IND automatically becomes effective 30 days after receipt by the FDA, unless the FDA requests certain changes to a protocol before the trial can begin, or the FDA places the clinical trial on a clinical hold within that 30-day time period. In such a case, the IND sponsor and the FDA must resolve any outstanding concerns before the clinical trial can begin. The FDA may also impose clinical holds on a biological product candidate at any time before or during clinical trials due to safety concerns or non-compliance. If the FDA imposes a clinical hold, trials may not recommence without FDA authorization and then only under terms authorized by the FDA.

Clinical trials may involve the administration of the biological product candidate to healthy volunteers or subjects under the supervision of qualified investigators, generally physicians not employed by or under the study sponsor’s control. Clinical trials involving some products for certain diseases, including some rare diseases may begin with testing in patients with the disease. Clinical trials are conducted under protocols detailing, among other things, the objectives of the clinical trial, dosing procedures, subject selection and exclusion criteria, and the parameters to be used to monitor subject safety, including stopping rules that assure a clinical trial will be stopped if certain adverse events should occur. Each protocol and any amendments to the protocol must be submitted to the FDA as part of the IND. Clinical trials must be conducted and monitored in accordance with the FDA’s regulations comprising the GCP requirements, including the requirement that all research subjects or his or her legal representative provide informed consent. Further, each clinical trial must be reviewed and approved by an independent IRB, at or servicing each institution at which the clinical trial will be conducted. An IRB is charged with protecting the welfare and rights of study participants and considers such items as whether the risks to individuals participating in the clinical trials are minimized and are reasonable in relation to anticipated benefits. The IRB also approves the form and content of the informed consent that must be signed by each clinical trial subject or his or her legal representative and must monitor the clinical trial until completed. Additionally, some trials are overseen by an independent group of qualified experts organized by the trial sponsor, known as a data safety monitoring board or committee.

Human clinical trials are typically conducted in three sequential phases that may overlap or be combined:

•

Phase 1. The investigational product is initially introduced into healthy human subjects and tested for safety. In the case of some products for rare diseases, the initial human testing is often conducted in patients.

•

Phase 2. The investigational product is evaluated in a limited patient population to identify possible adverse effects and safety risks, to preliminarily evaluate the efficacy of the product for specific targeted diseases and to determine dosage tolerance, optimal dosage and dosing schedule.

•

Phase 3. Clinical trials are undertaken to further evaluate dosage, clinical efficacy, potency and safety in an expanded patient population at geographically dispersed clinical trial sites. These clinical trials are intended to establish the overall risk/benefit ratio of the product and provide an adequate basis for product labeling. In biologics for rare diseases where patient populations are small and there is an urgent need for treatment, Phase 3 trials might not be required if an adequate risk/ benefit can be demonstrated from the Phase 2 trial.

An Open Label Expansion study may also be conducted. An OLE study typically enrolls participants of previous clinical trials and is designed to gather the long-term safety and tolerability data on a potential new medicine beyond the time period of the original studies.

Post-approval clinical trials, sometimes referred to as Phase 4 clinical trials, may be conducted after initial marketing approval. These clinical trials are used to gain additional experience from the treatment of patients in the intended therapeutic indication, particularly for long-term safety follow-up.

During all phases of clinical development, regulatory agencies require extensive monitoring and auditing of all clinical activities, clinical data, and clinical trial investigators. Annual progress reports detailing the results of the clinical trials must be submitted to the FDA. Written IND safety reports must be promptly submitted to the FDA and the investigators for serious and unexpected adverse events, any findings from other studies, tests in laboratory animals or in vitro testing that suggest a significant risk for human subjects, or any clinically important increase in the rate of a serious suspected adverse reactions over that listed in the protocol or investigator brochure. The sponsor must submit an IND safety report within 15 calendar days after the sponsor determines that the information qualifies for reporting. The sponsor also must notify the FDA of any unexpected fatal or life-threatening suspected adverse reaction within seven calendar days after the sponsor’s initial receipt of the information. Phase 1, Phase 2, and Phase 3 clinical trials may not be completed successfully within any specified period, if at all. The FDA or the sponsor or its data safety monitoring board may suspend a clinical trial at any time on various grounds, including a finding that the research subjects or patients are being exposed to an unacceptable health risk. Similarly, an IRB can suspend or terminate approval of a clinical trial at its institution if the clinical trial is not being conducted in accordance with the IRB’s requirements or if the investigational product has been associated with unexpected serious harm to patients.

Concurrent with clinical trials, companies usually complete additional animal studies and must also develop additional information about the physical characteristics of the investigational product as well as finalize a process for manufacturing the product in commercial quantities in accordance with GMP requirements. To help reduce the risk of the introduction of adventitious agents with use of biological products, the PHS Act emphasizes the importance of manufacturing control for products whose attributes cannot be precisely defined. The manufacturing process must be capable of consistently producing quality batches of the product candidate and, among other things, the sponsor must develop methods for testing the identity, strength, quality potency and purity of the final biological product. Additionally, appropriate packaging must be selected and tested, and stability studies must be conducted to demonstrate that the biological product candidate does not undergo unacceptable deterioration over its shelf life.

There are also various laws and regulations regarding laboratory practices, the experimental use of animals, and the use and disposal of hazardous or potentially hazardous substances in connection with the research. In each of these areas, the FDA and other regulatory authorities have broad regulatory and enforcement powers, including the ability to levy fines and civil penalties, suspend or delay issuance of approvals, seize or recall products, and withdraw approvals.

Information about certain clinical trials must be submitted within specific timeframes to the NIH for public dissemination on its clinicaltrials.gov website. Sponsors or distributors of investigational products for the diagnosis, monitoring, or treatment of one or more serious diseases or conditions must also have a publicly available policy on evaluating and responding to requests for expanded access requests.

U.S. Review and Approval Processes

After the completion of clinical trials of a biological product, FDA approval of a BLA must be obtained before commercial marketing of the product. The BLA must include results of product development, laboratory and animal studies, human studies, information on the manufacture and composition of the product, proposed labeling and other relevant information. The testing and approval processes require substantial time and effort and there can be no assurance that the FDA will accept the BLA for filing and, even if filed, that any approval will be granted on a timely basis, if at all.

Under the Prescription Drug User Fee Act, as amended, or PDUFA, each BLA may be accompanied by a significant user fee. Under federal law, the submission of most applications is subject to an application user fee. The sponsor of an approved application is also subject to an annual program fee. Fee waivers or reductions are available in certain circumstances, including a waiver of the application fee for the first application filed by a small business. Additionally, no user fees are assessed on BLAs for product candidates designated as orphan drugs, unless the product candidate also includes a non-orphan indication.

Within 60 days following submission of the application, the FDA reviews a BLA submitted to determine if it is substantially complete before the agency accepts it for filing. The FDA may refuse to file any BLA that it deems incomplete or not properly reviewable at the time of submission and may request additional information. In this event, the BLA must be resubmitted with the additional information. The resubmitted application is also subject to review before the FDA accepts it for filing. The application also needs to be published and submitted in an electronic format that can be processed through the FDA’s electronic systems. If the electronic submission is not compatible with FDA’s systems, the BLA can be refused for filing. Once the submission is accepted for filing, the FDA begins an in-depth substantive review of the BLA. The FDA reviews the BLA to determine, among other things, whether the proposed product is safe, potent, and effective, for its intended use. In making these determinations, FDA will consider any statistical comparisons that have been conducted by the sponsor, including the calculation of p values. P-values are statistical calculations that relate to the probability that the observed difference between groups happened by chance, with a p-value of less than 0.05 (i.e., less than 5% probability that the observed difference happened by chance) generally considered as the threshold to indicate statistical significance in clinical trials. FDA will also determine whether the proposed product has an acceptable purity profile, and whether the product is being manufactured in accordance with GMPs to assure and preserve the product’s identity, safety, strength, quality, potency and purity. The FDA may refer applications for novel products or products that present difficult questions of safety or efficacy to an advisory committee, typically a panel that includes clinicians and other experts, for review, evaluation and a recommendation as to whether the application should be approved and under what conditions. The FDA is not bound by the recommendations of an advisory committee, but it considers such recommendations carefully when making decisions. During the biological product approval process, the FDA also will determine whether a REMS is necessary to assure the safe use of the biological product. If the FDA concludes a REMS is needed, the sponsor of the BLA must submit a proposed REMS; the FDA will not approve the BLA without a REMS, if required.

Before approving a BLA, the FDA may inspect the facilities at which the product is manufactured. The FDA will not approve the product unless it determines that the manufacturing processes and facilities are in compliance with GMP requirements and adequate to assure consistent production of the product within required specifications. Additionally, before approving a BLA, the FDA will typically inspect one or more clinical trial sites to assure that the clinical trials were conducted in compliance with IND study requirements and GCP requirements. To assure GMP and GCP compliance, an applicant must incur significant expenditure of time, money and effort in the areas of training, record keeping, production, and quality control.

Notwithstanding the submission of relevant data and information, the FDA may ultimately decide that the BLA does not satisfy its regulatory criteria for approval and deny approval. Data obtained from clinical trials are not always conclusive and the FDA may interpret data differently than the sponsor interprets the same data. If the agency decides not to approve the BLA in its present form, the FDA will issue a complete response letter that usually describes all of the specific deficiencies in the BLA identified by the FDA. The deficiencies identified may be minor, for example, requiring labeling changes, or major, for example, requiring additional clinical trials. Additionally, the complete response letter may include recommended actions that the applicant might take to place the application in a condition for approval. If a complete response letter is issued, the applicant may either resubmit the BLA, addressing all of the deficiencies identified in the letter, or withdraw the application.

If a product receives regulatory approval, the approval may be significantly limited to specific diseases and dosages or the indications for use may otherwise be limited, which could restrict the commercial value of the product. Further, the FDA may require that certain contraindications, warnings or precautions be included in the product labeling. The FDA may impose restrictions and conditions on product distribution, prescribing, or dispensing in the form of a risk management plan, or otherwise limit the scope of any approval. In addition, the FDA may require post marketing clinical trials, sometimes referred to as Phase 4 clinical trials, designed to further assess a biological product’s safety and effectiveness, and testing and surveillance programs to monitor the safety of approved products that have been commercialized. As a condition for approval, the FDA may also require additional nonclinical testing as a Phase 4 commitment.

One of the performance goals agreed to by the FDA under the PDUFA is to review standard BLAs in 10 months from filing and priority BLAs in six months from filing, whereupon a review decision is to be made. The FDA does not always meet its PDUFA goal dates for standard and priority BLAs and its review goals are subject to change from time to time. The review process and the PDUFA goal date may be extended by three months if the FDA requests or the BLA sponsor otherwise provides additional information or clarification regarding information already provided in the submission within the last three months before the PDUFA goal date.

Combination Products

A combination product is a product comprised of two or more regulated components (e.g., two drugs or biologics, drug or biologic and medical device), that are physically combined and produced as a single entity, packaged together in a single package, or packaged separately but intended to be labeled for use together. The FDA is divided into various branches, or Centers, by product type. Different Centers typically review drug, biologic, or device applications. In order to review an application for a combination product, the FDA must decide which Center should be responsible for the review. FDA regulations require that the FDA determine the combination product’s primary mode of action, or PMOA, which is the single mode of a combination product that provides the most important therapeutic action of the combination product.

The Center that regulates that portion of the product that generates the PMOA becomes the lead evaluator. If there are two independent modes of action, neither of which is subordinate to the other, the FDA makes a determination as to which Center to assign the product based on consistency with other combination products raising similar types of safety and effectiveness questions or to the Center with the most expertise in evaluating the most significant safety and effectiveness questions raised by the combination product. When evaluating an application, a lead Center may consult other Centers but still retain complete reviewing authority, or it may collaborate with another Center, by which the Center assigns review of a specific section of the application to another Center, delegating its review authority for that section. Typically, the FDA requires a single marketing application submitted to the Center selected to be the lead evaluator, although the agency has the discretion to require separate applications to more than one Center. The FDA has also established an Office of Combination Products to address issues surrounding combination products and provide more certainty to the regulatory review process. That office serves as a focal point for combination product issues for agency reviewers and industry. It is also responsible for developing guidance and regulations to clarify the regulation of combination products, and for assignment of the FDA center that has primary jurisdiction for review of combination products where the jurisdiction is unclear or in dispute.

Even when a single marketing application is required for a combination product, such as an BLA for a combination biologic and device product, both CBER or CDER and FDA’s Center for Devices and Radiological Health may participate in the review. If a product candidate is considered a biologic-device combination product, an applicant will also need to discuss with the Agency how to apply certain premarket requirements and post-marketing regulatory requirements, including conduct of clinical trials, adverse event reporting and good manufacturing practices, including applicable portions of the FDA’s Quality System regulation, to their combination product.

Some combination products feature a device constituent part that may be used as a platform across multiple products. Additionally, the same device information may be applicable to and used to support multiple submissions to FDA. For such combination products, a device master file may be submitted. A device master file is a submission that includes technical, manufacturing, preclinical, clinical and safety information about a medical device component or material that may be incorporated by reference into a sponsor’s IDE, BLA or other submission to the FDA. A master file is not approved by FDA, but is a mechanism to provide information regarding the device constituent part when the same information is applicable to several other applications.

An investigational device exemption, or IDE, allows an investigational device to be used in a clinical study in order to collect safety and effectiveness data. A 30-day waiting period after the submission of each IDE is required prior to the commencement of clinical testing in humans. The IDE application must be supported by appropriate data, such as animal and laboratory testing results, showing that it is safe to test the device in humans and that the testing protocol is scientifically sound. The IDE application must be approved in advance by the FDA for a specified number of patients, unless the product is deemed a non-significant risk device and eligible for abbreviated IDE requirements. Generally, clinical trials for a significant risk device may begin once the IDE application is approved by the FDA and the study protocol and informed consent are approved by appropriate institutional review boards at the clinical trial sites. The FDA’s approval of an IDE allows clinical testing to go forward, but it does not bind the FDA to accept the results of the trial as sufficient to prove the product’s safety and effectiveness, even if the trial meets its intended success criteria. All clinical trials must be conducted in accordance with the FDA’s IDE regulations that govern investigational device labeling, prohibit promotion, and specify an array of recordkeeping, reporting and monitoring responsibilities of study sponsors and study investigators. Clinical trials must further comply with the FDA’s regulations for institutional review board approval and for informed consent and other human subject protections. Required records and reports are subject to inspection by the FDA. The FDA may order the temporary, or permanent, discontinuation of a clinical trial at any time, or impose other sanctions, if it believes that the clinical trial either is not being conducted in accordance with FDA requirements or presents an unacceptable risk to the clinical trial subjects. An IRB may also require the clinical trial at the site to be halted, either temporarily or permanently, for failure to comply with the IRB’s requirements, or may impose other conditions.

Although the FDA’s Quality System Regulation does not fully apply to investigational devices, the requirement for controls on design and development does apply. The sponsor also must manufacture the investigational device in conformity with the quality controls described in the IDE application and any conditions of IDE approval that FDA may impose with respect to manufacturing.

Post-Approval Requirements

Maintaining substantial compliance with applicable federal, state, and local statutes and regulations requires the expenditure of substantial time and financial resources. Rigorous and extensive FDA regulation of biological products continues after approval, particularly with respect to GMP. We will rely, and expect to continue to rely, on third parties for the production of clinical and commercial quantities of any products that we may commercialize. Manufacturers of our products are required to comply with applicable requirements in the GMP regulations, including quality control and quality assurance and maintenance of records and documentation.

Following approval, the manufacturing facilities are subject to biennial inspections by the FDA and such inspections may result in an issuance of Form FDA 483 deficiency observations, an untitled letter, or a warning letter, which can lead to plant shutdown to correct the issues cited by FDA and other more serious penalties and fines. Prior to the institution of any manufacturing changes, a determination needs to be made whether FDA approval is required in advance. If not done in accordance with FDA expectations, the FDA may restrict supply and may take further action. Manufacturers of approved products are required to submit product reports to FDA on an annual basis. Other post-approval requirements applicable to biological products, include reporting of GMP deviations that may affect the identity, potency, purity and overall safety of a distributed product, record-keeping requirements, reporting of adverse events, reporting updated safety and efficacy information, and complying with electronic record and signature requirements.

After BLA is approved, the product also may be subject to official lot release. As part of the manufacturing process, the manufacturer is required to perform certain tests on each lot of the product before it is released for distribution. If the product is subject to official release by the FDA, the manufacturer submits samples of each lot of product to the FDA together with a release protocol showing a summary of the history of manufacture of the lot and the results of all of the manufacturer’s tests performed on the lot. The FDA also may perform certain confirmatory tests on lots of some products, such as viral vaccines, before releasing the lots for distribution by the manufacturer. In addition, the FDA may conduct laboratory research related to the regulatory standards on the safety, purity, potency, and effectiveness of drug and biological products. Systems need to be put in place to record and evaluate adverse events reported by health care providers and patients and to assess product complaints. An increase in severity or new adverse events can result in labeling changes or product recall. Defects in manufacturing of commercial products can result in product recalls.

We also must comply with the FDA’s advertising and promotion requirements, such as those related to direct-to-consumer advertising, the prohibition on promoting products for uses or inpatient populations that are not consistent with the product’s approved labeling (known as “off-label use”), industry-sponsored scientific and educational activities, and promotional activities involving the internet. Discovery of previously unknown problems or the failure to comply with the applicable regulatory requirements may result in restrictions on the marketing of a product or withdrawal of the product from the market as well as possible civil or criminal sanctions. Failure to comply with the applicable U.S. requirements at any time during the product development process, approval process or after approval, may subject an applicant or manufacturer to administrative or judicial civil or criminal sanctions and adverse publicity. FDA sanctions could include refusal to approve pending applications, withdrawal of an approval or license revocation, clinical hold, warning or untitled letters, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, fines, refusals of government contracts, mandated corrective advertising or communications with doctors, debarment, restitution, disgorgement of profits, or civil or criminal penalties. Any agency or judicial enforcement action could have a material adverse effect.

Biological product manufacturers and other entities involved in the manufacture and distribution of approved biological products are required to register their establishments with the FDA and certain state agencies and are subject to periodic unannounced inspections by the FDA and certain state agencies for compliance with GMPs and other laws. Accordingly, manufacturers must continue to expend time, money, and effort in the areas of production and quality control to maintain GMP compliance. Discovery of problems with a product after approval may result in restrictions on a product, manufacturer, or holder of an approved BLA, including withdrawal of the product from the market. In addition, changes to the manufacturing process or facility generally require prior FDA approval before being implemented and other types of changes to the approved product, such as adding new indications and additional labeling claims, are also subject to further FDA review and approval.

Expedited Review and Approval Programs

The FDA has various programs, including fast track designation, priority review, accelerated approval, and breakthrough therapy designation, that are intended to expedite or simplify the process for the development and FDA review of drug and biological products that are intended for the treatment of serious or life-threatening diseases or conditions and demonstrate the potential to address unmet medical needs. The purpose of these programs is to provide important new drug and biological products to patients earlier than under standard FDA review procedures. To be eligible for a fast track designation, the FDA must determine, based on the request of a sponsor, that a product is intended to treat a serious or life-threatening disease or condition and demonstrates the potential to address an unmet medical need. The FDA will determine that a product will fill an unmet medical need if it will provide a therapy where none exists or provide a therapy that may be potentially superior to existing therapy based on efficacy or safety factors. In addition to other benefits, such as the ability to have greater interactions with the FDA, the FDA may initiate review of sections of a BLA for a product with fast track designation before the application is complete, a process known as rolling review.

The FDA may give priority review designation to drug or biological products that treat a serious condition and, if approved, would provide a significant improvement in safety or effectiveness. A priority review means that the goal for the FDA to review an application is six months, rather than the standard review of ten months under current PDUFA guidelines. Most products that are eligible for fast track designation may also be considered appropriate to receive a priority review. In addition, under the accelerated approval pathway, products studied for their safety and effectiveness in treating serious or life- threatening illnesses and that provide meaningful therapeutic benefit over existing treatments may be approved on the basis of adequate and well-controlled clinical trials establishing that the drug or biological product has an effect on a surrogate endpoint that is reasonably likely to predict clinical benefit, or on a clinical endpoint that can be measured earlier than irreversible morbidity or mortality, that is reasonably likely to predict an effect on irreversible morbidity or mortality or other clinical benefit, taking into account the severity, rarity or prevalence of the condition and the availability or lack of alternative treatments. As a condition of approval, the FDA may require a sponsor of a product receiving accelerated approval to perform post-marketing studies to verify and describe the predicted effect on irreversible morbidity or mortality or other clinical endpoint and, under the Food and Drug Omnibus

Reform Act of 2022 (“FDORA”), the FDA is now permitted to require, as appropriate, that such trials be underway prior to approval or within a specific time period after the date of approval for a product granted accelerated approval. Under FDORA, the FDA has increased authority for expedited procedures to withdraw approval of a drug or indication approved under accelerated approval if, for example, the confirmatory trial fails to verify the predicted clinical benefit of the product. In addition, the FDA generally requires, unless otherwise informed by the agency, pre-approval of promotional materials, which could adversely impact the timing of the commercial launch of the product.

Moreover, under the Food and Drug Administration Safety and Innovation Act, a sponsor can request designation of a product candidate as a “breakthrough therapy.” A breakthrough therapy is defined as a drug or biological product that is intended, alone or in combination with one or more other drugs, to treat a serious or life-threatening disease or condition, and preliminary clinical evidence indicates that the drug or biological product may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints, such as substantial treatment effects observed early in clinical development. The breakthrough therapy designation is a distinct status from both accelerated approval and priority review, which can also be granted to the same drug if relevant criteria are met. The FDA must take certain actions, such as holding timely meetings and providing advice, intended to expedite the development and review of an application for approval of a breakthrough therapy.

Even if a product qualifies for one or more of these programs, the FDA may later decide that the product no longer meets the conditions for qualification or decides that the time period for FDA review or approval will not be shortened. Furthermore, fast-track designation, priority review, accelerated approval and breakthrough therapy designation, do not change the standards for approval and may not ultimately expedite the development or approval process.

Biologics Price Competition and Innovation Act

The Biologics Price Competition and Innovation Act of 2009 (“BPCIA”) which was enacted as part of the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010, or PPACA, created an abbreviated approval pathway for biological products that are demonstrated to be “biosimilar” or “interchangeable” with an FDA-licensed reference biological product via an approved BLA. Biosimilarity to an approved reference product requires that there be no differences in conditions of use, route of administration, dosage form, and strength, and no clinically meaningful differences between the biological product and the reference product in terms of safety, purity, and potency. Biosimilarity is demonstrated in steps beginning with rigorous analytical studies or “fingerprinting”, in vitro studies, in vivo animal studies, and generally at least one clinical study, absent a waiver from the Secretary of Health and Human Services. The biosimilarity exercise tests the hypothesis that the investigational product and the reference product are the same. If at any point in the stepwise biosimilarity process a significant difference is observed, then the products are not biosimilar, and the development of a stand-alone BLA is necessary. In order to meet the higher hurdle of interchangeability, a sponsor must demonstrate that the biosimilar product can be expected to produce the same clinical result as the reference product, and for a product that is administered more than once, that the risk of switching between the reference product and biosimilar product is not greater than the risk of maintaining the patient on the reference product. Under the BPCIA, a reference biologic is granted 12 years of exclusivity from the time of first licensure of the reference product.

FDA Review and Approval of Medical Devices

Medical devices are strictly regulated by the FDA in the United States. Under the FDCA, a medical device is defined as “an instrument, apparatus, implement, machine, contrivance, implant, in vitro reagent, or other similar or related article, including a component, part or accessory which is, among other things: intended for use in the diagnosis of disease or other conditions, or in the cure, mitigation, treatment, or prevention of disease, in man or other animals; or intended to affect the structure or any function of the body of man or other animals, and which does not achieve its primary intended purposes through chemical action within or on the body of man or other animals and which is not dependent upon being metabolized for the achievement of any of its primary intended purposes.” This definition provides a clear distinction between a medical device and other FDA-regulated products such as drugs or biologics. If the primary intended use of a medical product is achieved through chemical action or by being metabolized by the body, the product is usually a drug or biologic. If not, it is generally a medical device. Unless an exemption applies, a new medical device may not be marketed in the United States unless and until it has been cleared through the premarket notification, or 510(k), process, or approved by the FDA pursuant to a premarket approval application, or PMA. The information that must be submitted to the FDA in order to obtain clearance or approval to market a new medical device varies depending on how the medical device is classified by the FDA.

Medical devices are classified into one of three classes on the basis of the controls deemed by the FDA to be necessary to reasonably ensure their safety and effectiveness. Class I devices are those low risk devices for which reasonable assurance of safety and effectiveness can be provided by adherence to the FDA’s general controls for medical devices, which include applicable portions of the FDA’s Quality System Regulation, or QSR; facility registration and product listing; reporting of adverse medical events and malfunctions; and appropriate, truthful and non-misleading labeling, advertising and promotional materials. Most Class I devices are exempt from premarket regulation; however, some Class I devices require premarket clearance by the FDA through the 510(k) process.

Class II devices are moderate risk devices and are subject to the FDA’s general controls, and any other special controls, such as performance standards, post-market surveillance, and FDA guidelines, deemed necessary by the FDA to provide reasonable assurance of the devices’ safety and effectiveness. Premarket review and clearance by the FDA for most Class II devices is accomplished through the 510(k) process, although some Class II devices are exempt from the 510(k) requirements. To obtain 510(k) clearance, a sponsor must submit to the FDA a premarket notification demonstrating that the device is substantially equivalent to a device that is already legally marketed in the United States and for which a PMA was not required (i.e., a Class II device). The device to which the sponsor’s device is compared for the purpose of determining substantial equivalence is called a “predicate device.” The FDA’s goal is to make a substantial equivalence determination within 90 days of FDA’s receipt of the 510(k) application, but it often takes longer if the FDA requests additional information. Most 510(k)s do not require supporting data from clinical trials, but the FDA may request such data. After a device receives 510(k) clearance, any modification that could significantly affect its safety or effectiveness, or that would constitute a major change in its intended use, will require a new clearance or possibly a pre-market approval. Premarket notifications are subject to user fees, unless a specific exemption applies.

Class III devices are deemed by the FDA to pose the greatest risk to patients, such as those for which reasonable assurance of the device’s safety and effectiveness cannot be assured solely by the general controls and special controls described above and that are life-sustaining or life-supporting. All Class III devices must be reviewed and approved by the FDA through the PMA process. A PMA must be supported by extensive data including, but not limited to, technical, preclinical, clinical trials, manufacturing and labeling to demonstrate to the FDA’s satisfaction the safety and effectiveness of the device for its intended use.

After a PMA is sufficiently complete, the FDA will accept the application for filing and begin an in-depth review of the submitted information. By statute, the FDA has 180 days to review the accepted application, although review of the application generally can take between one and three years. During this review period, the FDA may request additional information or clarification of information already provided. Also during the review period, an advisory panel of experts from outside the FDA may be convened to review and evaluate the application and provide recommendations to the FDA as to the approvability of the device. Although the FDA is not bound by the advisory panel decision, it considers such recommendations when making final decisions on approval. In addition, the FDA will conduct a preapproval inspection of the manufacturing facility to ensure compliance with the QSR. New premarket approval applications or premarket approval application supplements are also required for product modifications that affect the safety and efficacy of the device. PMA (and supplemental PMAs) are subject to significantly higher user fees than are 510(k) premarket notifications.

Medical device types that the FDA has not previously classified as Class I, II or III are automatically classified into Class III regardless of the level of risk they ultimately pose to patients and/or users. The Food and Drug Administration Modernization Act of 1997 established a new route to market for low to moderate risk medical devices that are automatically placed into Class III due to the absence of a predicate device, called the “Request for Evaluation of Automatic Class III Designation,” or the de novo classification procedure. This procedure allows a manufacturer whose novel device is automatically classified into Class III to request down-classification of its medical device into Class I or Class II based on a benefit-risk analysis demonstrating the device actually presents low or moderate risk, rather than requiring the submission and approval of a PMA application.

Clinical trials are almost always required to support a PMA application and are sometimes required for a de novo classification request or 510(k) pre-market notification. In order to conduct a clinical investigation involving human subjects for the purpose of demonstrating the safety and effectiveness of a medical device, an investigator acting on behalf of the company must, among other things, apply for and obtain IRB approval of the proposed investigation. In addition, if the clinical study involves a “significant risk” (as defined by the FDA) to human health, the company sponsoring the investigation must also submit and obtain FDA approval of an IDE. An IDE must be supported by appropriate data, such as animal and laboratory testing results, showing that it is safe to test the device in humans and that the testing protocol is scientifically sound. The IDE must be approved in advance by the FDA for a specified number of study participants, unless the product is deemed a non-significant risk device and eligible for abbreviated IDE requirements. Generally, clinical trials for a significant risk device may begin once the IDE is approved by the FDA and the study protocol and informed consent are approved by a duly-appointed IRB at each clinical trial site.

FDA’s IDE regulations govern investigational device labeling, prohibit promotion, and specify an array of GCP requirements, which include, among other things, recordkeeping, reporting and monitoring responsibilities of study sponsors and study investigators. Clinical trials must further comply with the FDA’s regulations for IRB approval and for informed consent and other human subject protections. Required records and reports are subject to inspection by the FDA. The results of clinical testing may be unfavorable or, even if the intended safety and efficacy success criteria are achieved, may not be considered sufficient for the FDA to grant approval or clearance of a product.

Post-Marketing Requirements for Medical Devices

After a medical device is placed on the market, numerous regulatory requirements apply that in some ways mirror the post-approval requirements for prescription drugs and biologics. These include, but are not limited to:

•	submitting and updating establishment registration and device listings with the FDA;

•

compliance with the QSR, which requires manufacturers to follow stringent design, testing, control, documentation, record maintenance, including maintenance of complaint and related investigation files, and other quality assurance controls during the manufacturing process;

•	unannounced routine or for-cause device facility inspections by the FDA;

•	labeling regulations, which prohibit the promotion of products for uncleared or unapproved (or “off-label”) uses and impose other restrictions relating to promotional activities;

•

corrections and removal reporting regulations, which require that manufacturers report to the FDA field corrections or removals if undertaken to reduce a risk to health posed by a device or to remedy a violation of the FDCA that may present a risk to health; and

•	post- market surveillance regulations, which apply to certain Class II or III devices when necessary to protect the public health or to provide additional safety and effectiveness data for the device.

Under the FDA medical device reporting (“MDR”), regulations, medical device manufacturers are required to report to the FDA information that a device has or may have caused or contributed to a death or serious injury or has malfunctioned in a way that would likely cause or contribute to death or serious injury if the malfunction of the device or a similar device of such manufacturer were to recur. The decision to file an MDR involves a judgment by the manufacturer. If the FDA disagrees with the manufacturer’s determination, the FDA can take enforcement action.

As with prescription drugs or biologics, the failure to comply with applicable device regulatory requirements can result in enforcement action by the FDA, which may include any of the following sanctions:

•	Form 483s, warning letters, fines, injunctions or civil penalties;

•	recalls, detentions or seizures of products;

•	operating restrictions;

•	delays in the introduction of products into the market;

•	total or partial suspension of production;

•	delay or refusal of the FDA or other regulators to grant 510(k) clearance or PMA approvals of new products;

•	withdrawals of marketing authorization; or

•	in the most serious cases, criminal prosecution.

Healthcare Laws and Regulations

In addition to FDA restrictions on the marketing of pharmaceutical products, we may be subject to various federal and state laws targeting fraud and abuse in the healthcare industry. Healthcare providers, physicians, and third party payors play a primary role in the recommendation and prescription of drug products for which we obtain marketing approval. Arrangements with third party payors, healthcare providers and physicians, in connection with the clinical research, sales, marketing and promotion of products, once approved, and related activities, may expose a pharmaceutical manufacturer to broadly applicable fraud and abuse and other healthcare laws and regulations. In the United States, these laws include, without limitation, state and federal anti-kickback, false claims, physician transparency, and patient data privacy and security laws and regulations, including but not limited to those described below:

•

the federal Anti-Kickback Statute, or AKS, which makes it illegal for any person or entity, including a prescription drug manufacturer (or a party acting on its behalf) to knowingly and willfully solicit, receive, offer or pay any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind, that is intended to induce or reward, referrals including the purchase recommendation, order or prescription of a particular drug for which payment may be made under a federal healthcare program, such as the Medicare and Medicaid programs. A person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation. There are a number of statutory exceptions and regulatory safe harbors protecting some common activities from prosecution;

•

the federal civil and criminal false claims laws, including the False Claims Act, which impose criminal and civil penalties, including through civil “qui tam” or “whistleblower” actions, against individuals or entities for, among other things, knowingly presenting, or causing to be presented, claims for payment or approval from Medicare, Medicaid, or other federal health care programs that are false or fraudulent; knowingly making or causing a false statement material to a false or fraudulent claim or an obligation to pay money to the federal government; or knowingly concealing or knowingly and improperly avoiding or decreasing such an obligation. Manufacturers can be held liable under the FCA even when they do not submit claims directly to government payors if they are deemed to “cause” the submission of false or fraudulent claims. In addition, the government may assert that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the False Claims Act;

•

the civil monetary penalties law, which prohibits, among other things, the offering or giving of remuneration, which includes, without limitation, any transfer of items or services for free or for less than fair market value (with limited exceptions), to a Medicare or Medicaid beneficiary that the person knows or should know is likely to influence the beneficiary’s selection of a particular supplier of items or services reimbursable by a federal or state governmental program;

•

the federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, which created new federal criminal statutes that prohibit knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program or obtain, by means of false or fraudulent pretenses, representations, or promises, any of the money or property owned by, or under the custody or control of, any healthcare benefit program, regardless of the payer (e.g., public or private) and knowingly and willfully falsifying, concealing or covering up by any trick or device a material fact or making any materially false, fictitious, or fraudulent statements or representations in connection with the delivery of, or payment for, healthcare benefits, items or services relating to healthcare matters. Similar to the federal Anti-Kickback Statute, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it;

•

HIPAA, as amended by HITECH, and their respective implementing regulations, which impose requirements on certain covered healthcare providers, health plans, and healthcare clearinghouses as well as their respective business associates that perform services for them that involve the use, or disclosure of, individually identifiable health information, relating to the privacy, security and transmission of individually identifiable health information. HITECH also created new tiers of civil monetary penalties, amended HIPAA to make civil and criminal penalties directly applicable to business associates, and gave state attorneys general new authority to file civil actions for damages or injunctions in federal courts to enforce the federal HIPAA laws and seek attorneys’ fees and costs associated with pursuing federal civil actions;

•

the federal Physician Payments Sunshine Act, created under the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010, or collectively, the ACA, and its implementing regulations, which requires applicable manufacturers of drugs, devices, biological products and medical supplies for which payment is available under Medicare, Medicaid or the Children’s Health Insurance Program to report annually to the Centers for Medicare and Medicaid Services, or CMS, under the Open Payments Program, information related to payments or other transfers of value made to physicians (defined to include doctors, dentists, optometrists, podiatrists and chiropractors) and teaching hospitals, as well as ownership and investment interests held by the physicians described above and their immediate family members. Effective January 1, 2022, these reporting obligations extend to include transfers of value made to certain non-physician providers such as physician assistants and nurse practitioners;

•	federal government price reporting laws, which require us to calculate and report complex pricing metrics in an accurate and timely manner to government programs;

•	federal consumer protection and unfair competition laws, which broadly regulate marketplace activities and activities that potentially harm consumers; and

•

analogous state and foreign laws and regulations, such as state and foreign anti-kickback, false claims, consumer protection and unfair competition laws which may apply to pharmaceutical business practices, including but not limited to, research, distribution, sales and marketing arrangements as well as submitting claims involving healthcare items or services reimbursed by any third-party payor, including commercial insurers; state laws that require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government that otherwise restricts payments that may be made to healthcare providers and other potential referral sources; state laws that require drug manufacturers to file reports with states regarding pricing and marketing information, such as the tracking and reporting of gifts, compensations and other remuneration and items of value provided to healthcare professionals and entities; state and local laws requiring the registration of pharmaceutical sales representatives; and state and foreign laws governing the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways and may not have the same effect, thus complicating compliance efforts.

Because of the breadth of these laws and the narrowness of the statutory exceptions and safe harbors available, it is possible that some of our business activities could be subject to challenge under one or more of such laws. Efforts to ensure that our business arrangements comply with applicable healthcare laws involve substantial costs. It is possible that governmental and enforcement authorities will conclude that a pharmaceutical manufacturer’s business practices do not comply with current or future statutes, regulations or case law interpreting applicable fraud and abuse or other healthcare laws and regulations. If a pharmaceutical manufacturer’s operations, including its arrangements with physicians and other healthcare providers, some of whom receive stock options as compensation for services provided, are found to be in violation of any of such laws or any other governmental regulations that apply, governmental and enforcement authorities may institute action. If the pharmaceutical manufacturer is not successful in defending itself or asserting its rights, those actions could have a significant impact on its business, including the imposition of significant civil, criminal and administrative penalties, damages, disgorgement, monetary fines, imprisonment, possible exclusion or suspension from participation in Medicare, Medicaid and other federal healthcare programs, integrity and oversight agreements to resolve allegations of non-compliance, contractual damages, reputational harm, diminished profits and future earnings, and curtailment of operations, any of which could adversely affect a pharmaceutical manufacturer’s ability to operate its business and the financial results of operations. Additionally, private individuals have the ability to bring actions on behalf of the U.S. government under the federal False Claims Act as well as under the false claims laws of several states against a pharmaceutical manufacturer. The approval and commercialization of a pharmaceutical manufacturer’s product candidates outside the United States will also likely subject it to foreign equivalents of the healthcare laws mentioned above, among other foreign laws. Lastly, if any of the physicians or other healthcare providers or entities with whom we expect to do business are found to be not in compliance with applicable laws, they may be subject to criminal, civil or administrative sanctions, including exclusions from government funded healthcare programs, which may also adversely affect our business.

The risk of our being found in violation of these laws is increased by the fact that many of these laws have not been fully interpreted by the regulatory authorities or the courts, their provisions are open to a variety of interpretations, and are currently the subject of legal challenge. Any action against us for violation of these laws, even if we successfully defend against it, could cause us to incur significant legal expenses and divert our management’s attention from the operation of our business. The shifting compliance environment and the need to build and maintain a robust system to comply with multiple jurisdictions with different compliance and reporting requirements increases the possibility that a healthcare company may violate one or more of the requirements. Efforts to ensure that our business arrangements with third parties will comply with applicable healthcare laws and regulations will involve substantial cost.

Foreign Corrupt Practices Act

The Foreign Corrupt Practices Act (“FCPA”) generally prohibits offering, promising, giving, or authorizing others to give anything of value, either directly or indirectly, to a non-U.S. government official in order to influence official action, or otherwise obtain or retain business. The FCPA also requires public companies to make and keep books and records that accurately and fairly reflect the transactions of the corporation and to devise and maintain an adequate system of internal accounting controls. Our industry is heavily regulated and therefore involves significant interaction with public officials, including officials of non-U.S. governments.

Additionally, in many other countries, the health care providers who prescribe pharmaceuticals are employed by their government, and the purchasers of pharmaceuticals are government entities; therefore, our dealings with these prescribers and purchasers are subject to regulation under the FCPA. Recently, the SEC and Department of Justice have increased their FCPA enforcement activities with respect to pharmaceutical companies. Violations could result in fines, criminal sanctions against us, our officers, or our employees, the closing down of our facilities, requirements to obtain export licenses, cessation of business activities in sanctioned countries, implementation of compliance programs, and prohibitions on the conduct of our business. Enforcement actions may be brought by the Department of Justice or the Securities and Exchanges Commission (“SEC”), and recent enacted legislation has expanded the SEC’s power to seek disgorgement in all FCPA cases filed in federal court and extended the statute of limitations in SEC enforcement actions in intent-based claims such as those under the FCPA from five years to ten years.

Healthcare Reform

The U.S. and many other jurisdictions have enacted or proposed legal changes affecting the healthcare system that could prevent or delay marketing approval of our product candidates, affect our ability to profitably sell our product candidates once approved, and restrict or regulate post-approval activities. Changes in the legal requirements, or their interpretation, could impact our business by compelling, for example, modification to: our manufacturing arrangements; product labeling; pricing and reimbursement arrangements; private or governmental insurance coverage; the sale practices for, or availability of, our products; or record-keeping activities. If any such changes were to be imposed, they could adversely affect the operation of our business.

Third party payors, whether domestic or foreign, or governmental or commercial, are developing increasingly sophisticated methods of controlling healthcare costs. In the U.S. and certain other jurisdictions, there have been, and are expected to continue to be, a number of legislative and regulatory changes to the healthcare system that could impact our ability to sell our products profitably. In the U.S., however, significant uncertainty exists regarding the provision and financing of healthcare because the newly elected administration and federal legislators have publicly declared their intention to review and potentially significantly modify the current legal and regulatory framework for the healthcare system.

Current legislation at the U.S. federal and state levels seeks to reduce healthcare costs and improve the quality of healthcare. For example, the U.S. Affordable Care Act, enacted in March 2010, subjected biologic products to potential competition by lower-cost biosimilars; introduced a new methodology to calculate manufacturers’ rebates under the Medicaid Drug Rebate Program for certain drugs, including infused or injected drugs; increased manufacturers’ minimum Medicaid rebates under the Medicaid Drug Rebate Program; extended the Medicaid Drug Rebate program to pharmaceutical prescriptions of individuals enrolled in Medicaid managed care organizations; imposed new annual fees and taxes for certain branded prescription drugs and biologic agents; created the Medicare Part D coverage gap discount program, in which manufacturers must agree to offer 70% point-of-sale discounts as of January 1, 2019, off negotiated prices on certain brand drugs to eligible beneficiaries during their coverage gap period, as a condition for the manufacturer’s outpatient drugs to be covered under Medicare Part D; and provided incentives to programs that increase the federal government’s comparative effectiveness research. At this time, the full effect that the Affordable Care Act would have on our business remains unclear.

Since its enactment, there have been numerous judicial, administrative, executive, and legislative challenges to certain aspects of the ACA and we expect there will be additional challenges and amendments to the ACA in the future. The Tax Cuts and Jobs Act of 2017 (“Tax Act”) includes a provision that decreased the tax-based shared responsibility payment imposed by the ACA on certain individuals who fail to maintain qualifying health coverage for all or part of a year, commonly referred to as the “individual mandate,” to $0, effective January 1, 2019. On December 14, 2018, a federal district court in Texas ruled the individual mandate is a critical and inseverable feature of the ACA and, therefore, because it was repealed as part of the Tax Act, the remaining provisions of the ACA are invalid as well. On December 18, 2019, the Fifth Circuit U.S. Court of Appeals

(“Fifth Circuit”) held that the individual mandate is unconstitutional, and remanded the case to the lower court to reconsider its earlier invalidation of the full ACA. Following an appeal by certain defendants, on June 17, 2021, the U.S. Supreme Court dismissed the plaintiffs’ challenge to the ACA for lack of standing without specifically ruling on the constitutionality of the ACA, and reversed the Fifth Circuit’s judgment and remanded the case with instructions to dismiss. It is unclear how other healthcare reform measures of the Biden administrations or other efforts, if any, to challenge, repeal or replace the ACA, will impact our business.

Other legislative changes relevant to the healthcare system have been adopted in the U.S. since the Affordable Care Act was enacted. In August 2011, the Budget Control Act of 2011, among other things, created measures for spending reductions by Congress. A Joint Select Committee on Deficit Reduction, tasked with recommending a targeted deficit reduction of at least $1.2 trillion for the years 2013 through 2021, was unable to reach required goals, thereby triggering the legislation’s automatic reduction to several government programs. This includes aggregate reductions of Medicare payments to providers of 2% per fiscal year, which went into effect in April 2013, and, due to subsequent legislative amendments, will remain in effect through 2030 unless additional Congressional action is taken. Pursuant to the Coronavirus Aid, Relief, and Economic Security Act, also known as the CARES Act, as well as subsequent legislation, these reductions have been suspended from May 1, 2020 through March 31, 2022 due to the COVID-19 pandemic. Following the suspension, a 1% payment reduction occurred beginning April 1, 2022 through June 30, 2022, and the 2% payment reduction resumed on July 1, 2022. In January 2013, the American Taxpayer Relief Act of 2012 was signed into law, which, among other things, further reduced Medicare payments to several providers, including hospitals, imaging centers, cancer centers and other treatment centers, and increased the statute of limitations period for the government to recover overpayments to providers from three to five years. The Inflation Reduction Act of 2022 contains substantial drug pricing reforms, including the establishment of a drug price negotiation program within the U.S. Department of Health and Human Services that would require manufacturers to charge a negotiated “maximum fair price” for certain selected drugs or pay an excise tax for noncompliance, the establishment of rebate payment requirements on manufacturers of certain drugs payable under Medicare Parts B and D to penalize price increases that outpace inflation, and requires manufacturers to provide discounts on Part D drugs. Substantial penalties can be assessed for noncompliance with the drug pricing provisions in the Inflation Reduction Act of 2022. The Inflation Reduction Act of 2022 could have the effect of reducing the prices we can charge and reimbursement we receive for our products, if approved, thereby reducing our profitability, and could have a material adverse effect on our financial condition, results of operations and growth prospects. The effect of Inflation Reduction Act of 2022 on our business and the pharmaceutical industry in general is not yet known.

Additionally, on July 9, 2021, President Biden issued an executive order directing the FDA to, among other things, work with states and tribes to safely import prescription drugs from Canada and to continue to clarify and improve the approval framework for generic drugs and biosimilars, including the standards for interchangeability of biological products, facilitate the development and approval of biosimilar and interchangeable products, clarify existing requirements and procedures related to the review and submission of BLAs, and identify and address any efforts to impede generic drug and biosimilar competition. It is unclear whether the FDA will make changes or additions to current requirements and procedures relating to BLAs and, if so, how such changes or additions could impact our business.

In August 2022, the Inflation Reduction Act of 2022 (the “IRA”) was signed into law. The IRA includes several provisions that will impact our business to varying degrees, including provisions that create a $2,000 out-of-pocket cap for Medicare Part D beneficiaries, impose new manufacturer financial liability on all drugs in Medicare Part D, allow the U.S. government to negotiate Medicare Part B and Part D pricing for certain high-cost drugs and biologics without generic or biosimilar competition, require companies to pay rebates to Medicare for drug prices that increase faster than inflation, and delay the rebate rule that would require pass through of pharmacy benefit manager rebates to beneficiaries. The effect of IRA on our business and the healthcare industry in general is not yet known.

There have been, and likely will continue to be, legislative and regulatory proposals at the foreign, federal and state levels directed at broadening the availability of healthcare and containing or lowering the cost of healthcare. As indicated previously, significant uncertainty exists regarding the future scope and effect of current healthcare legislation and regulations because of recent changes in U.S. executive and legislative branches, and elected officials’ public declarations of their intention to significantly modify or repeal the current legislative framework. We cannot predict the initiatives that may be adopted in the future, any of which could limit or modify the amounts that foreign, federal and state governments as well as private payors, including patients, will pay for healthcare products and services, which could result in reduced demand for our product candidates or additional pricing pressures.

Coverage and Reimbursement

The regulations that govern regulatory approvals, pricing and reimbursement for new products vary widely from country to country. Some countries require approval of the sale price of a product before it can be marketed. In many countries, the pricing review period begins after marketing approval is granted. In some foreign markets, prescription pharmaceutical pricing remains subject to continuing governmental control even after initial approval is granted. As a result, we might obtain marketing approval for a product candidate in a particular country, but then be subject to price regulations that delay our commercial launch of the product candidate, possibly for lengthy time periods, and negatively impact the revenues we are able to generate from the sale of the product candidate in that country. Adverse pricing limitations may hinder our ability to recoup our investment in one or more product candidates, even if our product candidates obtain marketing approval.

Our ability to commercialize any product candidates successfully also will depend in part on the extent to which coverage and reimbursement for these product candidates and related treatments will be available from government authorities, private health insurers and other organizations. In the U.S. and markets in other countries, patients generally rely on third-party payors to reimburse all or part of the costs associated with their treatment. Adequate coverage and reimbursement from governmental healthcare programs, such as Medicare and Medicaid, and commercial payors is critical to new product acceptance.

In the United States, the principal decisions about reimbursement for new medicines are typically made by the Centers for Medicare & Medicaid Services (“CMS”), an agency within the U.S. Department of Health and Human Services (“HHS”). CMS decides whether and to what extent a new medicine will be covered and reimbursed under Medicare and private payors tend to follow CMS to a substantial degree. The availability of coverage and extent of reimbursement by governmental and private payors is essential for most patients to be able to afford treatments. Sales of these or other products that we may identify will depend substantially, both domestically and abroad, on the extent to which the costs of our therapeutics will be paid by health maintenance, managed care, pharmacy benefit and similar healthcare management organizations, or reimbursed by government health administration authorities, private health coverage insurers and other third-party payors. If coverage and adequate reimbursement is not available, or is available only to limited levels, we may not be able to successfully commercialize our therapeutics. Even if coverage is provided, the approved reimbursement amount may not be high enough to allow us to establish or maintain pricing sufficient to realize a sufficient return on our investment. Factors payors consider in determining reimbursement are based on whether the product is:

•	a covered benefit under its health plan;

•	safe, effective and medically necessary;

•	appropriate for the specific patient;

•	cost-effective; and

•	neither experimental nor investigational.

A primary trend in the U.S. healthcare industry and elsewhere is cost containment. Government authorities and third-party payors have attempted to control costs by limiting coverage and the amount of reimbursement for particular products. Increasingly, third-party payors are requiring that drug companies provide them with predetermined discounts from list prices and are challenging the prices charged for products. We cannot be sure that coverage will be available for any product candidate that we commercialize and, if coverage is available, the level of reimbursement.

Net prices for drugs may be reduced by mandatory discounts or rebates required by government healthcare programs or private payors and by any future relaxation of laws that presently restrict imports of drugs from countries where they may be sold at lower prices than in the United States. Increasingly, third-party payors are requiring that drug companies provide them with predetermined discounts from list prices and are challenging the prices charged for medical products. We cannot be sure that reimbursement will be available for any product candidate that we commercialize and, if reimbursement is available, the level of reimbursement. In addition, many pharmaceutical manufacturers must calculate and report certain price reporting metrics to the government, such as average sales price (ASP) and best price. Penalties may apply in some cases when such metrics are not submitted accurately and timely. Further, these prices for drugs may be reduced by mandatory discounts or rebates required by government healthcare programs.

In addition, in some foreign countries, the proposed pricing for a drug must be approved before it may be lawfully marketed. The requirements governing drug pricing vary widely from country to country. For example, the EU provides options for its Member States to restrict the range of medicinal products for which their national health insurance systems provide reimbursement and to control the prices of medicinal products for human use. To obtain reimbursement or pricing approval, some of these countries may require the completion of clinical trials that compare the cost effectiveness of a particular product candidate to currently available therapies. A Member State may approve a specific price for the medicinal product or it may instead adopt a system of direct or indirect controls on the profitability of the company placing the medicinal product on the market. There can be no assurance that any country that has price controls or reimbursement limitations for pharmaceutical products will allow favorable reimbursement and pricing arrangements for any of our product candidates. Historically, products launched in the EU do not follow price structures of the U.S. and generally prices tend to be significantly lower.

Regulation Outside of the United States

In order to market any product outside of the United States, we would need to comply with numerous and varying regulatory requirements of other countries regarding drug development and commercialization. The approval process varies from country to country and can involve additional product testing and additional administrative review periods. The time required to obtain approval in other countries might differ from and be longer than that required to obtain FDA approval. Regulatory approval in one country does not ensure regulatory approval in another, but a failure or delay in obtaining regulatory approval in one country may negatively impact the regulatory process in others.

In the E.U., medical devices are regulated by the EU MDR, which became applicable on 26 May 2021 and replaced the EU Medical Devices Directive 93/42/EEC (“EU MDD”). The EU MDR and its associated guidance documents and harmonized standards, govern, among other things, device design and development, preclinical and clinical or performance testing, premarket conformity assessment, registration and listing, manufacturing, labeling, storage, claims, sales and distribution, export and import and post-market surveillance, vigilance, and market surveillance for medical devices.

Before a device can be placed on the market in the E.U., compliance with the general safety and performance requirements of the EU MDR must be demonstrated in order to affix the CE Mark to the product. The method of assessing conformity varies depending on the (risk) class of the product, but normally involves a combination of self-assessment by the manufacturer and a third-party assessment by an independent organization designated as a “Notified Body” for conformity assessments. This third-party assessment may consist of an audit of the manufacturer’s quality system or specific testing of the manufacturer’s product. The Notified Body issues a CE certificate of conformity to confirm successful completion of a conformity assessment procedure conducted in relation to the medical device and its manufacturer and their conformity with the essential requirements provided in the EU MDR. Under transitional provisions provided in the EU MDR, medical devices that had valid CE certificates of conformity issued under the EU MDD prior to 26 May 2021 may continue to be placed on the E.U. market for the remaining validity of the certificate, and until 27 May 2024 at the latest, provided that manufacturers comply with certain new requirements set forth in the EU MDR. After the expiry of any applicable transitional period, only devices that have been CE marked on the basis of the MDR may be placed on the market in the E.U. A CE mark under the EU MDR is also valid for placing a medical device on the market in the additional countries of the European Economic Area (Norway, Liechtenstein and Iceland). One of the key new requirements under the EU MDR is for certain information, including the manufacturer’s information and a unique device identifier (UDI) for the device, to be registered on the new electronic database known as EUDAMED. These new requirements aim at ensuring better identification and traceability of the devices. EUAMED is not yet fully functional, however the European Commission is aiming to have a fully functional version of the system available in the second quarter of 2024. The Medical Device Coordination Group (“MDCG”) has published guidance on administrative practices for manufactures until EUDAMED is fully functional.

Post-Brexit the EU MDR does not apply in Great Britain (which includes England, Scotland and Wales); Northern Ireland has adopted a hybrid approach as a result of the divergence in accordance with the Northern Ireland Protocol. The medical device legislative framework in the United Kingdom is set out in the Medical Devices Regulations 2002. These Regulations are based on the EU MDD but have been amended so that they function properly now the United Kingdom is no longer part of the E.U. The updated Medical Devices Regulations 2002 have introduced several changes including (but not limited to) replacing the CE mark with a UKCA marking (although E.U. CE marks will be recognized in Great Britain until 30 June 2024), requiring manufacturers outside of the United Kingdom to appoint a “UK Responsible Person” if they place devices on the Great British market and more wide-ranging device registration requirements.

Sales in other jurisdictions are subject to the foreign government regulations of the relevant jurisdiction, and in most cases we must obtain approval by the appropriate regulatory authorities before we can commence clinical trials or marketing activities in those countries. The approval process varies from country to country, and the time may be longer or shorter than that required to obtain a marketing authorization in the United States or the CE mark in the E.U. The requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement vary greatly from country to country.

The policies of the FDA and foreign regulatory authorities may change, and additional government regulations may be enacted that could prevent or delay regulatory approval of our products and could also increase the cost of regulatory compliance. We cannot predict the likelihood, nature, or extent of adverse governmental regulation that might arise from future legislative or administrative action, either in the United States or abroad.

Employees and Human Capital

As of the date hereof, we have seven full-time employees and eight part-time employees. We have relied and plan on continuing to rely on independent organizations, advisors and consultants to perform certain services for us, including handling substantially all aspects of regulatory approval, clinical management, manufacturing, marketing, and sales. Such services may not always be available to us on a timely basis or at costs that we can afford. Our future performance will depend in part on our ability to successfully integrate newly hired officers and to engage and retain consultants, as well as our ability to develop an effective working relationship with our management and consultants.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF ALPA

Unless otherwise indicated or the context otherwise requires, references in this section to “Company,” “we,” “us,” “our” and other similar terms refer to ALPA and its subsidiaries prior to the Business Combination. The following discussion and analysis summarizes the significant factors affecting the consolidated operating results, financial condition, liquidity and cash flows of our company as of and for the periods presented below. The following discussion and analysis should be read in conjunction with our consolidated financial statements and the related notes thereto included elsewhere in this prospectus. The discussion contains forward-looking statements that are based on the beliefs of management, as well as assumptions made by, and information currently available to, our management. Actual results could differ materially from those discussed in or implied by forward-looking statements as a result of various factors, including those discussed below and elsewhere in this prospectus, particularly in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

Overview

We are a blank check company formed under the laws of the State of Delaware on January 21, 2021 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. On January 4, 2023, we entered into the Business Combination Agreement with Carmell, pursuant to which Carmell would merge with and into our wholly-owned subsidiary, Candy Merger Sub, Inc., at the Closing. The Closing occurred on July 14, 2023. We generated no operating revenues prior to the Closing of the Business Combination. We effectuated our initial business combination using cash from the proceeds of our Initial Public Offering and the private placement of the units, our shares, debt or a combination of cash, equity and debt.

Recent Developments

On the Closing Date we consummated the previously announced Business Combination pursuant to the terms of the Business Combination Agreement, by and among ALPA, Merger Sub and Legacy Carmell. Pursuant to the Business Combination Agreement, on the Closing Date, (i) ALPA changed its name to “Carmell Therapeutics Corporation” and Legacy Carmell changed its name to “Carmell Regen Med Corporation”, and (ii) Merger Sub merged with and into Legacy Carmell, with Legacy Carmell as the surviving company in the Business Combination. After giving effect to such Business Combination, Legacy Carmell became a wholly owned subsidiary of New Carmell. As previously disclosed, at the Special Meeting, ALPA stockholders considered and adopted, among other matters, the Business Combination Agreement and the other proposals related thereto described in the Proxy Statement/prospectus. Pursuant to the Business Combination Agreement, at the Effective Time, (i) each outstanding share of the Legacy Carmell common stock was converted into the right to receive a number of shares of the Common Stock equal to the applicable Exchange Ratio; (ii) each outstanding share of preferred stock of Legacy Carmell was converted into the right to receive the aggregate number of shares of Common Stock that would be issued upon conversion of the underlying Legacy Carmell common stock, multiplied by the applicable Exchange Ratio; (iii) each outstanding option and warrant to purchase Legacy Carmell common stock was converted into an option or warrant, as applicable, to purchase a number of shares of Common Stock equal to the number of shares of Legacy Carmell common stock subject to such option or warrant multiplied by the applicable Exchange Ratio; and (iv) each outstanding share of ALPA Common Stock and each share of ALPA Class B Common Stock was converted into one share of Common Stock. As of the Closing Date, the Exchange Ratio with respect to the Legacy Carmell common stock was 0.06154 and the Exchange Ratio with respect to each other outstanding derivative equity security of Legacy Carmell was between 0.06684 and 0.10070.

Prior to the Special Meeting, on July 10, 2023, ALPA and each of MSOF, MCP and MSTO (with MCP, MSOF, and MSTO collectively as “Seller”) entered into (i) the Forward Purchase Agreement for an OTC Equity Prepaid Forward Transaction and (ii) a non-redemption agreement relating to 100,000 shares of ALPA Common Stock.

On July 17, 2023, the Common Stock was listed on Nasdaq under the new trading symbol “CTCX” and the public warrants to purchase shares of Common Stock of New Carmell were listed under the new trading symbol “CTCXW”.

On August 1, 2023, Carmell filed an amendment to its Charter with the Delaware Secretary of State to change its name to “Carmell Corporation.”

Results of Operations and Known Trends or Future Events

We neither engaged in any operations nor generated any revenues prior to the Closing of the Business Combination. Our only activities since inception until the Closing of Business Combination were organizational activities, activities necessary to prepare for and complete our Initial Public Offering, and activities related to identifying a potential target for an initial business combination. Since our Initial Public Offering, we did not generate any operating revenues. $3,927,960 of dividend and interest income was earned in the Trust Account from inception through March 31, 2023. We continued to generate non-operating income in the form of dividend and interest income on cash and cash equivalents held in the Trust Account. We were able to withdraw interest from the Trust Account to pay taxes, if any. As a result of being a public company, we incurred financial reporting, accounting and auditing compliance expenses, as well as due diligence expenses related to potential targets.

For the three months ended March 31, 2023, we had net income of $576,067, which was primarily due to $1,675,392 of dividend and interest income earned in the Trust Account, offset by $756,466 of general and administrative costs and $343,328 of income tax provision. For the three months ended March 31, 2022, we had a net loss of $527,530, which was attributable to $535,142 of general and administrative costs, partially offset by $7,612 of dividend and interest income earned in the Trust Account. The increase in dividend and interest income during the three months ended March 31, 2023 versus the three months ended March 31, 2022 was due to increased interest rates. The increase in income tax expense during the three months ended March 31, 2023 versus the three months ended March 31, 2022 was primarily attributable to the increase in dividend and interest income earned in the Trust Account, combined with temporary tax differences related to certain expenses. General and administrative costs increased during the three months ended March 31, 2023 as compared to the three months ended March 31, 2022 due to the Company’s activities to prepare for the business combination with Carmell.

Liquidity, Capital Resources and Going Concern

Until the consummation of the IPO, our only source of liquidity was an initial purchase of Class B common stock by the Sponsor and loans from our Sponsor for $25,000.

On July 29, 2021, we consummated the IPO of 15,000,000 Units at a price of $10.00 per Public Unit, generating gross proceeds of $150,000,000. Simultaneously with the closing of the IPO, we consummated the sale of 455,000 Private Placement Units to the Sponsor at a price of $10.00 per Private Placement Unit generating gross proceeds of $4,550,000. We incurred $9,897,599 in transaction costs, including $3,000,000 of underwriting fees, $1,186,448 representing the fair value of the Founder Shares transferred from the Sponsor to certain investors as an incentive to purchase the Units, underwriting fees of $5,250,000 that will be paid only if a business combination is entered into, and $461,151 of other offering costs.

On August 3, 2021, the Underwriters exercised their option to purchase 444,103 additional Units for the total amount of $4,441,030 resulting from the partial over-allotment exercise. The Company also issued 8,882 Private Placement Units, generating additional $88,820 in gross proceeds. Transaction costs related to the Underwriters’ partial over-allotment exercise amounted to $247,506, consisting of $88,820 of underwriting fees, deferred underwriting fees of $155,436 that will be paid only if a business combination is entered into, and $3,250 of other offering costs. In March 2023, the underwriters agreed to waive the deferred underwriting fees.

Following our IPO, the sale of the Private Placement Units and the exercise of the over-allotment option, a total of $154,441,030 was placed in the Trust Account, and we had $1,550,000 of cash held outside of the Trust Account, after payment of costs related to the IPO, and available for working capital purposes. As of March 31, 2023, the Company had cash outside the Trust Account of $16,133 available for working capital needs.

We used substantially all of the funds held in the Trust Account, including any amounts representing interest earned on the Trust Account, to complete our Business Combination. We were able to withdraw interest from the Trust Account to pay taxes, if any. To the extent that our share capital or debt was used, in whole or in part, as consideration to complete a Business Combination, the remaining proceeds held in the Trust Account were used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

We used the funds held outside the Trust Account primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, structure, negotiate and complete a business combination.

In order to fund working capital deficiencies or finance transaction costs in connection with a business combination, our Sponsor or an affiliate of our Sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. Upon completion of the Business Combination, we repaid such loaned amounts out of the proceeds of the Trust Account released to us.

We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities, other than an agreement to pay an affiliate of the Sponsor a monthly fee of $10,000 for office space, secretarial and administrative services provided to the Company. We began incurring these fees on July 26, 2021 and we incurred these fees monthly until the completion of the Business Combination.

As of the IPO Date, the Underwriters were entitled to a deferred fee of $0.35 per unit, or $5,405,436 in the aggregate, payable from the amounts held in the Trust Account, solely in the event that we complete a Business Combination (the “Deferred Underwriting Fee”). On March 20, 2023, the Company received notice from representatives of BofA Securities, Inc. and on May 10, 2023 from PJT Partners LP., waiving any entitlement to the Deferred Underwriting Fee at their own election.

Critical Accounting Policies and Estimates

We prepare our financial statements and accompanying notes in conformity with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions about future events that affect reported amounts. Estimations are considered critical accounting estimates based on, among other things, its impact on the portrayal of our financial condition, results of operations, or liquidity, as well as the degree of difficulty, subjectivity, and complexity in its deployment. Critical accounting estimates address accounting matters that are inherently uncertain due to unknown future resolution of such matters. Management routinely discusses the development, selection, and disclosure of each critical accounting estimates. There were no significant changes to our estimates and assumptions during the three-months ended March 31, 2023. Reference should be made to the financial statements and related notes included in our Annual Report on Form 10-K for the year ended December 31, 2022 for a full description of other significant accounting policies.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on our financial statements.

JOBS Act

The Jumpstart Our Business Startups Act of 2012 (“JOBS Act”) contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” we choose to rely on such exemptions we may not be required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board (“PCAOB”) regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis) and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of our Initial Public Offering or until we are no longer an “emerging growth company,” whichever is earlier.

Executive Compensation

Executive Officer and Director Compensation

None of our officers has received any cash compensation for services rendered to us. We have agreed to pay an affiliate of the Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. Upon completion of our initial business combination or our liquidation, we ceased paying these monthly fees. No compensation of any kind, including any finder’s fee, reimbursement, consulting fee or monies in respect of any payment of a loan, was paid by us to the Sponsor, officers or directors or any affiliate of the Sponsor, officers or directors, prior to, or in connection with any services rendered in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is). However, these individuals were reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee reviewed on a quarterly basis all payments that were made to the Sponsor, officers or directors or our or their affiliates. Any such payments prior to an initial business combination were made using funds held outside the Trust Account. Other than quarterly audit committee review of such payments, we did not have any additional controls in place governing our reimbursement payments to our directors and executive officers for their out-of-pocket expenses incurred in connection with identifying and consummating an initial business combination. On July 27, 2021, Sponsor transferred 25,000 Founder Shares to each of Darlene DeRemer, Eugene Podsiadlo, and William Woodward, independent directors of ALPA.

We did not take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our officers and directors may negotiate employment or consulting arrangements to remain with us after our initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our officers and directors that provide for benefits upon termination of employment.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF CARMELL

Unless otherwise indicated or the context otherwise requires, references in this section to “Carmell,” “we,” “us,” “our” and other similar terms refer to Carmell and its subsidiaries prior to the Business Combination and to the Company and its consolidated subsidiaries after giving effect to the Business Combination. The following discussion and analysis summarizes the significant factors affecting the consolidated operating results, financial condition, liquidity and cash flows of our company as of and for the periods presented below. The following discussion and analysis should be read in conjunction with our consolidated financial statements and the related notes thereto included elsewhere in this prospectus. The discussion contains forward-looking statements that are based on the beliefs of management, as well as assumptions made by, and information currently available to, our management. Actual results could differ materially from those discussed in or implied by forward-looking statements as a result of various factors, including those discussed below and elsewhere in this prospectus, particularly in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

Overview

We are a regenerative medicine biotech company focused on leveraging our core platform technology, Plasma-based Bioactive Material (“PBM”) to stimulate tissue repair or growth after severe injury, disease or aging. The technology is a proprietary method of utilizing fresh frozen platelet-enriched plasma to manufacture multiple forms to be placed directly at the anatomical site in need of enhanced and accelerated healing with the ability to reside in the local tissue for weeks to months. The PBM technology is based on important patents licensed from Carnegie Mellon University (“CMU”) that claim the ability to plasticize allogeneic platelet-enriched plasma and crosslink proteins with genipin, a derivative of the gardenia plant, to provide a controlled degradation profile in vivo. The Company’s lead product candidate, Bone Healing Accelerant (“BHA”), a biologic, has been designated by the U.S.—Food and Drug Administration (“FDA”) as a combination product, containing the Company’s core technology of PBM plus ß Tri-Calcium Phosphate (“ß -TCP”), and is an already approved medical device.

The Company was founded as a private company by scientists at CMU with the help of Pittsburgh Life Sciences Greenhouse (PLSG) in 2008. The early years of the company were focused on discovering and formulating the PBM technology, filing for now issued patents, conducting pre-clinical experiments, and conducting a First-In-Human Prospective Randomized Clinical Trial in South Africa (HEAL I).

COVID-19 Pandemic and Russia-Ukraine War

Management continues to evaluate the impact of the COVID-19 pandemic and Russia-Ukraine war on the economy and the capital markets and has concluded that, while it is reasonably possible that such events could have negative effects on the Company’s financial position, the specific impacts are not readily determinable as of the date of these audited financial statements. The audited financial statements do not include any adjustments that might result from the outcome of these uncertainties

The current challenging economic climate may lead to adverse changes in cash flows, working capital levels and/or debt balances, which may also have a direct impact on the Company’s future operating results and financial position. The ultimate duration and magnitude of the impact and the efficacy of government interventions on the economy and the financial effect on the Company is not known at this time. The extent of such impact will depend on future developments, which are highly uncertain and not in the Company’s control.

Results of Operations for the Quarters Ended March 31, 2023 and 2022

Results of Operations

The following is a comparative discussion of our results of operations for the Quarter Ended March 31, 2023 and 2022:

	For the Three Months Ended March 31,
	2023	2022	Change
Revenue	$—	$—	$—	%
Operating expenses:
Research and development	740,325	464,911	275,414	59%
General and administrative	510,445	462,432	48,013	10%
Depreciation and amortization of intangible assets	24,101	23,414	687	3%
Total operating expenses	1,274,871	950,757	324,114	34%
Loss from operations	(1,274,871)	(950,757)	(324,114)	(34)%
Other expense, net	(553,844)	(507,503)	(46,341)	(9)%
Net loss before tax	$(1,828,715)	$(1,458,260)	$(370,455)	(25)%

Operating Expenses

Total operating expenses increased during the quarter ended March 31, 2023 compared to the prior period by $324,114. This increase was primarily driven by increases of expenses in research and development and general and administrative costs. The increased spending is a direct result of executing our strategic plan to commercialize our technology and business.

Research and development expenses increased by $275,414 in 2023 primarily due to an increase in clinical trial costs of $116,967, salaries and benefits of $93,349, lab supplies of $39,542 and clinical contractor services of $19,679. The majority of expenses for research and development are shared between both product candidates due to the synergy of the product composition. The majority of the research and development expenses are allocated to the lead product candidate, BHA. All the research and development expenses in 2023 were laboratory related to either conduct experiments or to maintain the laboratory equipment.

General and administrative expenses increased by $48,013 in 2023 primarily due to an increase in consulting fees of $33,827 which was mainly attributable to costs associated with accounting and legal fees and stock-based compensation of $8,326.

Depreciation and amortization of intangible assets expense remained relatively flat in 2023 when compared to the prior period.

Other Expenses, Net

Other expenses, net increased by $46,341 in 2023 primarily due to a decrease in the amortization of debt discount of $618,919 partially offset by an increase of other expense resulting from a change in the fair value of derivative liabilities during the period of $662,582.

Liquidity, Capital Resources and Going Concern

As of March 31, 2023, and December 31, 2022 we had cash on hand of $27,190 and $128,149, respectively and a working capital deficit of $8,305,949 and $6,689,745. The working capital deficit was primarily attributable to accounts payable, convertible notes payable which are currently in default, accrued expenses and other liabilities and derivative liabilities. To date, our liquidity had been satisfied through proceeds from convertible notes, promissory notes and the issuance of stock.

The accompanying unaudited financial statements have been prepared on the basis that the Company will continue as a going concern, which assumes the realization of assets and the satisfaction of liabilities in the normal course of business. As of March 31, 2023, we had no income from continuing operations. The Company does not have a marketed product or service nor expects to in the near-term years. This has been the case since the Company’s inception and forces the Company to rely on continuously raising capital to fund the Company’s operations. Based on our cash balance as of the date of filing these financial statements and projected cash needs for the next twelve months, management estimates that it will need to consummate its proposed Business Combination and/or raise additional capital to cover operating and capital requirements. Management will need to raise the additional funds through issuing additional shares of common stock or other equity securities or obtaining debt financing. There can be no assurance that such Business Combination will occur or that any required future financing can be successfully completed on a timely basis, or on terms acceptable to the Company. Based on these circumstances, management has determined that these conditions raise substantial doubt about the Company’s ability to continue as a going concern.

Accordingly, the accompanying unaudited financial statements have been prepared in conformity with U.S. GAAP, which contemplates continuation of the Company as a going concern and the realization of assets and the satisfaction of liabilities in the normal course of business. The audited financial statements do not include any adjustments that might result from the outcome of this uncertainty. The audited financial statements do not include any adjustments that may be necessary should we be unable to continue as a going concern.

Cash Flows

The following table summarizes our cash flows for the quarters ended March 31, 2023, and 2022:

	For the Three Months Ended March 31,
	2023	2022	Change
Net cash used in operating activities	$(475,959)	$(1,597,658)	$1,121,699	70%
Net cash used in investing activities	$0	$(3,579)	$3,579	100%
Net cash provided by investing activities	$375,000	$2,230,292	$(1,855,292)	(83)%

Operating Activities

Net cash used in operating activities for the three months ended March 31, 2023 decreased by $1,121,699. The drivers of the decrease of cash used in operating activities are the positive impacts on cash resulting from a change in accounts payable of $927,636, a change in accrued expenses of $327,129, and in the change of the change in the fair value of the derivative liability of $662,582. These changes were negatively offset by a change from the increase in net loss of $370,455 and a decrease in amortization of debt discount of $618,919.

Investing Activities

Net cash used in investing activities during the three months ended March 31, 2023 increased by $3,579 due to the purchase of property and equipment in 2022.

Financing Activities

Net cash provided by financing activities decreased by $1,855,292 primarily due to proceeds from convertible notes payable of $2,612,514 partially offset by the payment of debt financing fees of $382,222 in 2022 and proceeds from promissory notes of $375,000 in 2023.

Off-Balance Sheet Arrangements

As of March 31, 2023, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Exchange Act.

Contractual Obligations and Commitments

In addition to financing obligations under short-term promissory notes and convertible notes, and derivative liabilities, our major contractual obligations and commercial commitments include expenditures for clinical trials, leases and royalty payments. For further information on our license agreement, see note 8 to our condensed financial statements.

Critical Accounting Policies

This discussion and analysis of our financial condition and results of operations is based on our condensed consolidated financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of these condensed consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements, as well as the reported expenses and net loss incurred during the reporting periods. Our estimates are based on our historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

There have been no material changes to our critical accounting estimates during the three months ended March 31, 2023 from those described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the S-4 for the years ended December 31, 2022 and 2021, as filed with the SEC on May 5, 2023.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets, liabilities, equity- based transactions and disclosure of contingent assets and liabilities at the date of the audited financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future events. Accordingly, the actual results could differ significantly from estimates included in these financial statements.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Maintenance and repair charges are expensed as incurred. The assets are depreciated using the straight-line method over the estimated useful life. Lab equipment and furniture and fixtures are depreciated over seven years. Leasehold improvements are amortized over the lesser of 10 years or the remaining life of the lease.

Intangible Assets

Intellectual property consists entirely of patent costs. The Company capitalizes legal costs directly associated with the submission of Company patent applications and are amortized on a straight-line basis over the patent term. Such assets are periodically evaluated as to the recoverability of their carrying values. Costs billed to the Company as reimbursement for third parties’ patent submissions are considered as license fees and expensed as incurred.

Income Taxes

Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Accounting Standards Codification (“ASC”) Topic 740, Income Taxes, prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of March 31, 2023. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities for tax years ended 2019 to 2022.

Fair Value Measurements and Fair Value of Financial Instruments

Our financial instruments consist primarily of accounts payable, accrued expenses and short-term debt. The carrying value of cash, prepaid expenses, other current assets, accounts payable and accrued expenses approximates fair value because of the short-term maturity of such instruments. We also have a derivative liability associated with our convertible notes which is a Level 3 instrument.

We have categorized our assets and liabilities that are valued at fair value on a recurring basis into a three-level fair value hierarchy in accordance with U.S. GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets and liabilities (Level 1) and lowest priority to unobservable inputs (Level 3).

Research and Development Costs

The Company is currently conducting research and development activities to operationalize certain patented technology that the Company owns and licenses. The Company expenses costs related to these activities in the period incurred.

Net Loss Per Share

Net loss per share is computed by dividing net loss by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share is computed like basic earnings per share, except the weighted average number of common shares outstanding are increased to include additional shares from the assumed exercise of share options, if dilutive. The dilutive effect, if any, of convertible instruments or warrants is calculated using the treasury stock method. There are no outstanding dilutive instruments as the outstanding convertible instruments and warrants would be anti-dilutive if converted or exercised, respectively, as of March 31, 2023 and December 31, 2022.

Stock-based Compensation

The Company applies the provisions of ASC 718, Compensation — Stock Compensation, (“ASC 718”) which requires the measurement and recognition of compensation expense for all stock-based awards made to employees, including employee stock options, in the statements of operations.

For stock options issued to employees and members of the Board of Directors (the “Board) for their services, the Company estimates the grant date fair value of each option using the Black-Scholes option pricing model. The use of the Black-Scholes option pricing model requires management to make assumptions with respect to the expected term of the option, the expected volatility of the common stock consistent with the expected life of the option, risk-free interest rates and expected dividend yields of the common stock. For awards subject to service-based vesting conditions, including those with a graded vesting schedule, the Company recognizes stock-based compensation expense equal to the grant date fair value of stock options on a straight-line basis over the requisite service period, which is generally the vesting term. Forfeitures are recorded as they are incurred as opposed to being estimated at the time of grant and revised.

Pursuant to Accounting Standards Update (“ASU”) 2018-07, Compensation — Stock Compensation (Topic 718): Improvements to Non-employee Share-Based Payment Accounting, the Company accounts for stock options issued to non-employees for their services in accordance with ASC 718. The Company uses valuation methods and assumptions to value the stock options that are in line with the process for valuing employee stock options noted above.

Leases

The Company adopted ASC Topic 842, Leases, as amended, on January 1, 2020 (“ASC 842”). We elected the package of practical expedients permitted under the transition guidance within the new standard, which among other things, allowed the Company to not separate non-lease components from lease components and instead to account for each separate lease component and the non-lease components associated with that lease component as a single lease.

The Company’s leases consist of leaseholds on office space. The Company determines if an arrangement contains a lease at inception as defined by ASC 842. In order to meet the definition of a lease under ASC 842, the contractual arrangement must convey to us the right to control the use of an identifiable asset for a period of time in exchange for consideration. ROU (Right of Use) assets represent the right to use an underlying asset for the lease term and lease liabilities represent the obligation to make lease payments arising from the lease. ROU assets and liabilities are recognized at the lease commencement date based on the estimated present value of lease payments over the lease term.

Recent Accounting Pronouncements

See Note 2, Summary of Significant Accounting Policies of the Notes to the Financial Statements for a discussion of recent accounting pronouncements.

Recent Developments

On July 26, 2023, Carmell entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Aztec Merger Sub, Inc. (“Merger Sub”) and Axolotl Biologix, Inc. (“Axolotl”), which provides for, among other things, the merger of Axolotl with and into Merger Sub, with Axolotl being the surviving corporation of the merger and a direct, wholly owned subsidiary of the Company (the “Acquisition”). Pursuant to the terms of the Merger Agreement, all of the issued and outstanding shares of Axolotl (other than the Dissenting Shares (as defined in the Merger Agreement) and the shares held in treasury) will be cancelled in exchange for aggregate consideration of (i) up to approximately $8.0 million in cash, (ii) a number of shares of the Common Stock equal to (1) $57.0 million divided by (2) the VWAP (as defined in the Merger Agreement) of the Common Stock for the 30 consecutive trading days immediately preceding the Closing Date (as defined in the Merger Agreement) (such consideration the “Closing Share Consideration”), and (iii) up to $9.0 million in cash and up to $66.0 million in shares of Common Stock that are subject to a performance based earn-out, subject to customary adjustments at closing for cash, working capital, transaction expenses and indebtedness, and amounts held back by the Company. The Merger Agreement contains representations, warranties and indemnification provisions customary for transactions of this kind. The transactions contemplated by the Merger Agreement are expected to close in the Company’s third quarter of 2023.

If the issuance of the Closing Share Consideration would result in the aggregate number of shares of the Company’s Common Stock issued under the Merger Agreement equaling or exceeding 19.99% of the total number of shares of the Company’s Common Stock issued and outstanding immediately prior to the Closing (the “Share Cap”), then the Company will issue the remainder of the Closing Share Consideration in the form of the Company’s newly designated series of Series A Preferred Stock, par value $0.0001 per share (the “Preferred Stock”). Pursuant to the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Voting Preferred Stock which will be filed by the Company with the Secretary of State of Delaware on the Closing Date in accordance with Section 151(a) of the DGCL, each share of Preferred Stock will automatically convert into one thousand (1,000) shares of Common Stock upon stockholder approval of the issuance of the shares of Common Stock issuable upon such conversion and shall cease to have any rights other than with respect to conversion.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Party Transactions

Our Code of Conduct and Ethics requires us to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by the Board (or the appropriate committee of the Board) or as disclosed in our public filings with the SEC. Under our Code of Conduct and Ethics, conflict of interest situations will include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving the company. Additionally, our related party transaction policy sets forth the policies and procedures for the review and approval or ratification of related party transactions. This policy covers any transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships, in which we are a participant and a related party had or will have a direct or indirect material interest, as determined by the audit committee of our Board, including, without limitation, purchases of goods or services by or from the related party or entities in which the related party has a material interest, and indebtedness, guarantees of indebtedness or employment by us of a related party. These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

Our audit committee, pursuant to its written charter, is responsible for reviewing and approving related party transactions to the extent that we enter into such transactions. An affirmative vote of a majority of the members of the audit committee present at a meeting at which a quorum is present is required in order to approve a related party transaction. A majority of the members of the entire audit committee constitute a quorum. Without a meeting, the unanimous written consent of all of the members of the audit committee is required to approve a related party transaction.

Related Party Transactions

Convertible Notes

Since 2018, the Company has issued two series of convertible promissory notes to various investors, certain shareholders of the Company and certain members of the Board of Directors of the Company. Series 1 convertible notes were issued from July 2018 to September 2019, and Series 2 convertible notes were issued beginning in September 2019 and continue to be issued by the Company. The interest rate on all of the Series 1 convertible notes and Series 2 convertible notes is 8% per annum and the initial maturity on all of the Series 1 convertible notes and Series 2 convertible notes is three years from the date of the first issued note in such series. The Series 1 convertible notes, due to mature on July 9, 2021, were amended on July 9, 2021, September 9, 2021 and June 24, 2022 to extend the maturity date. The maturity date of the Series 1 convertible notes is July 9, 2023. In the event of a qualified financing (as defined in the promissory notes), the unpaid principal amount of the Series 1 Notes and Series 2 Notes, and all accrued and unpaid interest, are automatically converted into shares of the newly created series of stock issued in the qualified financing, equal to the calculation defined in the promissory notes. In the event of a non-qualified financing (as defined in the promissory notes), the holder has the option, but not the obligation, to convert the unpaid principal amount of the Series 1 Notes and Series 2 Notes and all accrued and unpaid Interest into the same series of stock issued in the non-qualified financing, at a price per share equal to the calculation defined in the promissory notes. The outstanding principal balances of Series 1 convertible notes and Series 2 convertible notes were $6,109,560 and $3,440,163, respectively, as of December 31, 2021. The Series 1 convertible notes and the Series 2 convertible notes were converted to Series C-2 preferred equity shares on September 23, 2022 in full including all outstanding principal and interest. The total amount of principal and interest for the Series 1 convertible notes was $6,109,560 and $1,829,865, respectively. The total amount of principal and interest for the Series 2 convertible notes was $3,965,495 and $629,920, respectively. Series C-2 preferred stock and the Series 2 convertible note warrants convert to common stock when exercised. The table below sets forth the number of Series C-2 preferred stock issuable upon conversion of the Series 1 convertible notes sold to our directors, executive officers and holders of more than 5% of our capital stock or any affiliate or member of the immediate family of the foregoing persons and the aggregate total purchase price paid by such directors, executive officers and holders of more than 5% of our capital stock or any affiliate or member of the immediate family of the foregoing persons, as of May 18, 2022.

Series 1 Convertible Notes	Shares of Series C-2 preferred stock Issuable Upon Conversion of Series 1 Convertible Notes	Aggregate Total Purchase Price
Entities affiliated with Harbor Light Capital Partners (1)	5,998,416	$800,000

(1)

Includes Series 1 convertible notes sold to (i) Harbor Light Direct Investment, LP, (ii) Carmell Series of Harbor Light Direct Investment, LLC and (iii) Harbor Light Direct Holdings, LLC. Mr. Upton, a member of our Board of Directors, is General Partner at Harbor Light Capital Partners.

Registration Rights Agreement

We have entered into a registration rights agreement pursuant to which certain of ALPA’s initial stockholders, and their permitted transferees, if any, are entitled to certain registration rights with respect to the placement units, placement shares, the placement warrants, the securities issuable upon conversion of working capital loans (if any) and the shares of Common Stock issuable upon exercise of the foregoing and upon conversion of the founder shares.

Executive Officer and Director Compensation

Following the consummation of the Business Combination, New Carmell intends to develop an executive compensation program that is designed to align compensation with business objectives and the creation of stockholder value, while enabling New Carmell to attract, retain, incentivize and reward individuals who contribute to its long-term success. Decisions regarding the executive compensation program will be made by the compensation committee of the board of directors.

Employment Agreements

We have entered into employment agreements and letter agreements with certain of our executive officers that, among other things, provide for certain compensatory and change in control benefits, as well as severance benefits. For a description of these agreements with our named executive officers, (“NEOs”) see the section titled “Executive Compensation”

Indemnification Agreements

We have entered and intend to continue to enter into indemnification agreements with each of our directors and executive officers. These indemnification agreements may require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request. For more information regarding these indemnification agreements, see “Management — Limitation on Liability and Indemnification Matters.”

MANAGEMENT

Executive Officers and Directors

The following table lists the names, ages as of June 30, 2023, and positions of the individuals serving as directors and executive officers of our Company:

Name	Age	Position(s)
Executive Officers:
Rajiv Shukla(4)	48	Executive Chairman
Randolph W. Hubbell	60	Chief Executive Officer, President and Director
James Hart, M.D.	71	Chief Medical Officer
Donna Godward	68	Chief Quality Officer
Janet Vargo, Ph.D.	65	Vice President Clinical Services
Non-Employee Directors:
Rich Upton(1)(2)	59	Director
David Anderson(1)	70	Director
Steve Bariahtaris(1)(3)	59	Director
Jaime Garza, MD(2)	69	Director
Kathryn Gregory(3)	61	Director
William Newlin(2)	82	Director
Patrick Sturgeon	46	Director

(1)	Member of the audit committee.
(2)	Member of the nominating and governance committee.
(3)	Member of the compensation committee.
(4)	Member of the commercial committee.

Executive Officers

Rajiv S. Shukla is a director and Executive Chair of the Board. Prior to the Business Combination, Mr. Shukla was the Chief Executive Officer and a director of ALPA since inception. Mr. Shukla resigned from his position as Chief Executive Officer in connection with the closing of the Business Combination. Mr. Shukla served as Chairman and Chief Executive Officer of Alpha Healthcare Acquisition Corp. (“AHAC”), a Nasdaq-listed special purpose acquisition company which raised $100 million in its initial public offering in September 2020. In August 2021, AHAC successfully closed its initial business combination with Humacyte, Inc. (“Humacyte”), a clinical-stage biotechnology platform company developing universally implantable bioengineered human tissue at commercial scale, together with a concurrent $175 million private placement from several fundamental healthcare investors. Mr. Shukla served as Chairman and Chief Executive Officer of Constellation Alpha Capital Corp. (“CNAC”), a Nasdaq-listed special purpose acquisition company, from June 2017 to August 2019. CNAC raised $144 million in proceeds from a Nasdaq initial public offering and successfully closed its initial business combination with DermTech, Inc. (“DermTech”), in August 2019. DermTech is a molecular dermatology company that develops and markets non-invasive diagnostic tests. The transaction was financed in part with proceeds from a private placement transaction with investors including RTW Investments, Farallon Capital, Victory RS Science and Technology Fund, Irwin Jacobs, RTW Investments and HLM Venture Partners.

Mr. Shukla has served as Director of Humacyte since August 2021. From August 2019 to August 2022, Mr. Shukla served as an independent director on the board of directors of InflammX Therapeutics, formerly known as Ocunexus Therapeutics, a clinical stage biotech company. From June 2013 to May 2015, Mr. Shukla served as Chief Executive Officer of Pipavav Defence & Offshore Engineering Company (now Reliance Naval and Engineering Ltd.), an Indian listed shipbuilding and defense manufacturing company. In this role, he successfully implemented an extensive financial restructuring project and sold control to the Reliance ADA Group. Between 2008 and 2013, Mr. Shukla worked as an investor at ICICI Venture, Morgan Stanley Investment Management and Citi Venture Capital International. Throughout his investment career, Mr. Shukla has been involved with numerous investments in healthcare companies. As a private equity investor, Mr. Shukla was involved with numerous control and minority healthcare investments and served as a member of the board of directors of I-ven Medicare, a hospital roll-up platform comprising multiple control investments and significant minority stakes in tertiary care hospitals and outpatient treatment centers, Ranbaxy Fine Chemicals Ltd, a roll-up of specialty chemicals and animal health businesses, Swiss Bio, a U.S. based clinical CRO, Bharat Biotech, a vaccine company, three specialty pharma companies: Arch Pharmalabs, Malladi Drugs and Unimark Remedies. From 2001 to 2006, Mr. Shukla served as Senior Director at Pfizer, Inc. In this role, he played a key role in several acquisitions including Pharmacia in 2003, Meridica in 2004, Vicuron Pharmaceuticals and Idun Pharmaceuticals in 2005, and Rinat Neuroscience in 2006. Mr. Shukla also led the operational integration of these organizations into Pfizer across multiple sites around the world. Mr. Shukla graduated from Harvard University with a Masters in Healthcare Management and Policy and received a Bachelor’s in Pharmaceutics from the Indian Institute of Technology.

We believe Mr. Shukla is well qualified to serve as one of our directors due to his extensive operations, finance and investment experience.

Randolph W. Hubbell has served as our Chief Executive Officer and President since February 2016 and as a member of our board of directors since June 2016. Prior to Carmell , Mr. Hubbell was the Chief Commercial Officer for Cardiva Medical, a start-up medical device company focused on delivering technology to reduce the complications associated with vascular access. In this role, Mr. Hubbell successfully designed and implemented the commercial strategy and execution to drive the sales of Cardiva’s vascular closure device product line. Before Cardiva, Mr. Hubbell was with Johnson & Johnson for 13 years in various sales and marketing roles, his last role as a Worldwide Vice President (“WWVP”) at Ethicon Biosurgery. Before moving to Ethicon, Mr. Hubbell worked in the J&J pharmaceutical sector as the WWVP for Global Strategic Marketing (“PGSM”) for the pain and cardiovascular therapeutic areas. Prior to J&J PGSM, Mr. Hubbell was Executive Director of Strategic Alliances at Cordis Cardiology. Mr. Hubbell started at Cordis in 2001 as Director of Stent Marketing and had responsibility for the launch of CYPHER®, the first drug-eluting stent, in the US market in 2003. In 2000, Mr. Hubbell had responsibility for sales and marketing at Enmed, an Internet start-up with web-based technology for conducting clinical trials. From 1998 to 2000, Mr. Hubbell was Executive Director of Sales and Marketing for Vasca, a start-up medical device company. Prior to Vasca, Mr. Hubbell was in sales and marketing for Boston Scientific from 1993 to 1998 and prior to BSC, Mr. Hubbell was in sales for IBM from 1985 to 1993.

Mr. Hubbell received his M.B.A from Loyola University and his B.S. from Tulane University.

We believe that Mr. Hubbell is qualified to serve on our board of directors due to the valuable experience he brings in his capacity as our Chief Executive Officer and President along with his extensive experience and knowledge of our industry.

James Hart, M.D. has served as our Chief Medical Officer since April 2016. Dr. Hart is also a Principal at JCH Biotech Consulting, LLC, serving as a consultant for biotech companies. Prior to Carmell, Dr. Hart was with Johnson & Johnson for 11 years, holding several director-level positions at Ethicon (a Johnson & Johnson company focused on surgery) and then serving as Vice President of Medical Affairs and Chief Medical Officer for Johnson & Johnson Global Surgery Group. Prior to his time at Johnson & Johnson, Dr. Hart practiced cardiovascular and thoracic surgery for 20 years, completing pioneering work in minimally invasive cardiac surgery.

Dr. Hart received his M.D. from the Pennsylvania State University College of Medicine and completed his residency in surgery and his fellowship in cardiothoracic surgery at the Pennsylvania State University MS Hershey Medical Center. Dr. Hart received his B.A. from Carnegie Mellon University.

We believe that Dr. Hart is qualified to serve as our Chief Medical Officer due to his extensive medical experience and deep understanding of our industry.

Donna Godward has served as our Chief Quality Officer since September 2016. Prior to Carmell, from 2010 to 2016, Ms. Godward served as Chief Quality Officer, Medical Devices & Diagnostics at Johnson & Johnson. As Chief Quality Officer, Ms. Godward provided strategic direction and oversight for all areas of quality and regulatory compliance across the global MD&D business sector. Prior to this role, Ms. Godward served as Worldwide Vice President of Regulatory, Quality & Compliance for the Cordis franchise, with responsibility for quality assurance, regulatory affairs, regulatory compliance and healthcare compliance. A leader in quality leadership development, Ms. Godward also was instrumental in helping to create the Johnson & Johnson Executive Quality Leadership Development Program. She also served as co-chair of the Johnson & Johnson Global Quality Council and as a member of the Johnson & Johnson Supply Chain Council. Ms. Godward joined Johnson & Johnson in 2000 as Executive Director, Quality, Regulatory & Compliance, for Ortho-Clinical Diagnostics, Inc. (OCD). Prior to joining Johnson & Johnson, Ms. Godward held positions in quality, regulatory and operations with Merck, Bristol Myers Squibb and Steris Corporation.

Ms. Godward earned a B.A. in Biological Sciences from Indiana University and an M.B.A from Washington University.

We believe that Ms. Godward is qualified to serve as our Chief Quality Officer due to her extensive leadership, executive, managerial, business and pharmaceutical company experience in our industry.

Janet Vargo, Ph.D. has served as our Vice President Clinical Services since September 2016. Dr. Vargo also serves as President of Vargo Regulatory and Clinical Consulting, LLC, a company that provides advice on regulatory and clinical strategies and clinical trial designs related to new medical product development. From March 2016 to December 2017, Dr. Vargo served as a strategic advisor for YourEncore, Inc. working to further develop YourEncore’s medical device sector capabilities to provide highly experienced scientific and technical expertise for the life sciences and consumer goods industries. From September 2012 to February 2015, Dr. Vargo served as a board member and as the head of clinical development and regulatory affairs for Mentor Worldwide, LLC, Global Surgery Group, Medical Devices and Diagnoses at Johnson & Johnson. From December 2008 to 2012, Dr. Vargo served as Executive Director, Clinical Trial Design for Scientific and Clinical Affairs in the Office of the Chief Medical Officer, Medical Devices and Diagnoses at Johnson & Johnson. Prior to Dr. Vargo’s time as Executive Director, Dr. Vargo held several director-level positions at Johnson & Johnson.

Dr. Vargo received her B.S. in Psychology from the Pennsylvania State University, her M.S. in Applied Biopsychology from the University of New Orleans, her Ph.D. in Experimental Psychology (Behavior Neuroscience) from Miami University and completed her post-doctoral in Psychobiology from the University of California.

We believe that Dr. Vargo is qualified to serve as our Vice President Clinical Services due to her extensive clinical trial expertise and deep understanding of our industry.

Non-Employee Directors

After the Business Combination, our board of directors includes the following non-employee directors:

Rich Upton has served as a member of our board of directors since April 2011. Mr. Upton is a General Partner at Harbor Light Capital Partners, a private investment firm seeking to invest in early stage companies. Previously, he was the founder and President of Upton Advisors, LLC, a boutique investment bank serving middle market and emerging healthcare companies throughout the United States. Mr. Upton has been advising companies since 1992 both as a senior healthcare investment banker for Salomon Brothers and later as an independent adviser. In addition to Carmell, Mr. Upton serves on the boards of Anuncia Medical (Chairman), Alcyone Therapeutics and Medicinal Genomics Corp, and previously served on the boards of Home Diagnostics, Inc. (NASDAQ: HDIX – acquired by Nipro Corporation), Castlewood Surgical and Courtagen Life Sciences. Mr. Upton currently serves on the investment committee of the Endowment for Health and served 10 years on investment committee of the New Hampshire Charitable Foundation. He is also the former Chairman of The Pine Hill Waldorf School.

Mr. Upton received his M.B.A degree from The Darden School at the University of Virginia and a dual B.A. degree in Economics and English from Amherst College.

We believe that Mr. Upton is qualified to serve on our board of directors due to his experience as an investor and familiarity with the financial operations of a broad range of companies.

David Anderson has served as a member of our board of directors since July 2016. Mr. Anderson has been a successful entrepreneur in the orthopedic medical device field for over 25 years. He has led five orthopedic organizations; Orteq Sports Medicine (CEO); Osteotech (Executive VP), Bionx Implants (CEO), Replication Medical (Founder and Director), and Gentis (CEO). Mr. Anderson was a founder of Osteotech and was the founder and CEO of Bionx Implants which he grew through over 60 product approvals to over $20 million in sales in less than three years. He was also part of the team that created Integra LifeSciences and has been an active Board member of multiple public medical technology companies. He has raised over $350 million in venture capital, taken a company through the IPO route onto NASDAQ, and has been a part of multiple M&A transactions. Mr. Anderson received his B.S. in Chemical Engineering from Cornell University.

We believe that Mr. Anderson is qualified to serve on our board of directors due to his extensive experience in the orthopedic medical device field and leadership in orthopedic organizations.

Steve Bariahtaris is a member of our board of directors. Mr. Bariahtaris is currently an independent consultant. Before Mr. Bariahtaris became an independent consultant, Mr. Bariahtaris served as Johnson & Johnson’s Chief Audit Executive where he was a member of the Audit Committee from 2017 – 2019. In his previous role, Mr. Bariahtaris was the Vice President of Finance and Chief Financial Officer (CFO) for Johnson & Johnson’s Americas Pharmaceutical business (Janssen) for six years. During this time, Mr. Bariahtaris played a leadership role in numerous successful new product launches that grew sales from $11 billion in 2010 to $23 billion in 2016. Prior to that role, Mr. Bariahtaris was the Worldwide Vice President & CFO for Johnson & Johnson’s Diagnostic business (Ortho Clinical Diagnostics) where he led the leadership team through strategic planning and portfolio management to overhaul the strategy for this business. Mr. Bariahtaris’s earlier roles at Johnson & Johnson’s included Pharmaceuticals R&D Portfolio Management & Analytics, Pharmaceuticals Commercial Finance, Pharmaceuticals Licensing & Acquisitions, and Corporate Treasury. Mr. Bariahtaris spent the first 10 years of his career with P&G working initially in Supply Chain management, and then transitioned to Corporate Finance.

Mr. Bariahtaris received his B.S. in Engineering and Operations Research from Cornell University and his M.B.A. from the Wharton School of the University of Pennsylvania.

We believe that Mr. Bariahtaris is qualified to serve on our board of directors due his leadership, executive, managerial, business and pharmaceutical company experience in the development and commercialization of pharmaceutical products.

Jaime Garza, M.D. is a member of our board of directors. Dr. Garza is currently Professor (clinical) of Orthopedic Surgery, Professor (clinical) of Otolaryngology, and Director of Human Regenerative Cell Trials at Tulane University School of Medicine; he is also Professor (clinical) of Surgery and Professor (clinical) of Otolaryngology at the University of Texas Health at San Antonio. Dr. Garza was the Founder and Chairman of the University of Texas Health at San Antonio’s Division of Plastic and Reconstructive Surgery and served on the university’s Executive Committee as Associate Vice President for the health science center.

Dr. Garza received his B.A. in Political Science from Tulane University and his M.D. (with honors) and D.D.S. from Louisiana State University. Dr. Garza is board-certified in two surgical specialties.

We believe that Dr. Garza is qualified to serve on our board of directors due to his extensive medical experience and deep understanding of our industry.

Kathryn Gregory is a member of our board of. Ms. Gregory has over 25 years of executive leadership experience in both startup and midsized biotechnology and pharmaceutical companies. Ms. Gregory has extensive experience in international business development including corporate strategy, negotiations, mergers and acquisitions, alliance management and operational expertise in marketing, strategic sourcing and procurement. Ms. Gregory is currently Vice President and Head of Global Business Development at Antengene Corporation, a hematology and oncology company focused on innovative medicines for patients in the Asia Pacific Region and worldwide. Prior to Antengene, Ms. Gregory was Chief Business Officer of Aileron Therapeutics, a Boston-based oncology company. Previously, Ms. Gregory was President of KG BioPharma Consulting LLC, a strategic advisory company, where she assisted small and mid-size biopharma companies in a range of corporate strategy and business development activities. Prior to her consulting career, Ms. Gregory was Co-Founder and CEO for Seneb BioSciences, an early-stage, rare disease company which was sold to a mid-sized biotech firm in 2017. Earlier in her career, Ms. Gregory has worked in senior roles in pharmaceutical and biotechnology companies including Purdue Pharma where she was responsible for business development transactions for new therapeutic indications. Prior to Purdue, Ms. Gregory was at Shire Pharmaceuticals and was responsible for business development transactions for the Neuroscience and Ophthalmology business units.

Ms. Gregory received her M.B.A. from Pepperdine University and her B.A. from the University of California, Berkeley.

We believe that Ms. Gregory is qualified to serve on our board of directors due to her extensive executive leadership experience in biotechnology and pharmaceutical companies.

William Newlin is a member of our board of. Mr. Newlin is Chairman of Newlin Investment Company, which he founded in 2007. A seasoned executive and entrepreneur, Mr. Newlin was the Executive Vice President and Chief Administrative Officer for DICK’S Sporting Goods, Inc. (NYSE: DKS), a full-line sports and fitness retailer with more than 600 stores; and Chairman and Chief Executive Officer for Buchanan Ingersoll, one of the 100 largest law firms in the U.S. Mr. Newlin recently served as Chairman of Meritor, Inc. (NYSE:MTOR), a first-tier supplier to the truck and off-road vehicle industry that was acquired for $3.75 billion at an approximate 50% premium to the then company valuation. Mr. Newlin also was the immediate past Chairman of Kennametal Inc. (NYSE:KMT), one of the world’s leading producers of cutting tools and wear-resistant parts. Mr. Newlin was a Director of Calgon Carbon Corporation (NYSE:CCC), a global leader in services and solutions for cleaner and safer air and water. In addition, Mr. Newlin also has served or is serving on a number of Governance and Compensation committees, and frequently has been the chair of such committees.

Mr. Newlin is currently Chairman of Sharp Edge Labs Inc., a strong emerging drug discovery company. Mr. Newlin serves on the board of several other private companies, primarily technology based. Previously, Mr. Newlin was also Co-Founder of CEO Venture Funds, Founding Director of the Pittsburgh Technology Council and a Director of the Pittsburgh Life Sciences Greenhouse.

Mr. Newlin graduated from Princeton University, and received his Juris Doctor from the University of Pittsburgh Law School, where he received its distinguished alumni award and was awarded an honorary Doctor of Business Administration degree from Robert Morris University.

We believe that Mr. Newlin is qualified to serve on our board of directors due to his extensive executive leadership experience.

Patrick A. Sturgeon is a member of our board of directors. Mr. Sturgeon was previously our Chief Financial Officer since inception until the closing of the Business Combination and has nearly two decades of experience with M&A and equity capital market transactions in the healthcare and other sectors. Since May 2020, Mr. Sturgeon has served as Chief Financial Officer of Brookline Capital Acquisition Corp., a Nasdaq-listed special purpose acquisition company. He has also served as a Managing Director at Brookline Capital Markets, a division of Arcadia Securities, LLC (“Brookline”) since March 2016, and a Managing Partner since January 2021. At Brookline, Mr. Sturgeon focuses on mergers and acquisitions, public financing, private capital raising, secondary offerings, and capital markets. On the public financing front, he focuses on SPAC transactions, primarily underwritten initial public offerings and initial business combinations. From July 2013 to February 2016, Mr. Sturgeon served as a Managing Director at Axiom Capital Management. He worked at Freeman & Co. from October 2002 to November 2011, where he focused on mergers and acquisitions in the financial services sector.

Mr. Sturgeon received his B.S. in Economics from the University of Massachusetts, Amherst and his M.B.A. in Finance from New York University.

We believe Mr. Sturgeon is well qualified to serve as one of our directors due to his extensive operations, finance and investment experience.

Board Composition

Our board of directors consists of nine members consisting of Randolph W. Hubbell, Rich Upton, David Anderson, Steve Bariahtaris, Jaime Garza, M.D., Kathryn Gregory, William Newlin, Patrick Sturgeon and Rajiv Shukla, our Executive Chairman, and be divided into three classes, with members of each class serving staged three-year terms. Our Board of Directors is divided into the following three classes:

•	Class I, which consists of Rich Upton, William Newlin, David Anderson, whose terms will expire at our annual meeting for the fiscal year ending December 31, 2023.

•	Class II, which consists of Steve Bariahtaris, Kathryn Gregory, Jaime Garza, whose terms will expire at our annual meeting for the fiscal year ending December 31, 2024.

•	Class III, which consists of Randy Hubbell, Patrick Sturgeon and Rajiv Shukla, whose terms will expire at our annual meeting for the fiscal year ending December 31, 2025.

Board Leadership Structure

Our board of directors is led by our executive chair, Rajiv Shukla. Our board of directors recognizes that it is important to determine an optimal board leadership structure to ensure the independent oversight of management as the company continues to grow. We separate the roles of chief executive officer and chair of the board of directors in recognition of the differences between the two roles. The chief executive officer is responsible for setting the strategic direction for our company and the day-to-day leadership and performance of our company, while the chair of the board of directors provides guidance to the chief executive officer and presides over meetings of the full board of directors. We believe that this separation of responsibilities provides a balanced approach to managing the board of directors and overseeing our Company.

Our board of directors has concluded that our current leadership structure is appropriate at this time. However, our board of directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Role of Board in Risk Oversight

Risk assessment and oversight are an integral part of our governance and management processes. Our board of directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the board of directors at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.

Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through our board of directors as a whole, as well as through various standing committees of our board of directors that address the risks inherent in their respective areas of oversight. While our board of directors is responsible for monitoring strategic risk exposure, our audit committee oversees management of financial reporting, compliance and litigation risks, as well as the steps management has taken to monitor and control such exposures. Our nominating and corporate governance committee manages risks associated with the independence of our board of directors, potential conflicts of interest and the effectiveness of our board of directors and our compensation committee is responsible for overseeing the management of risks relating to our executive compensation policies, plans and arrangements and the extent to which those policies or practices increase or decrease risks for our company.

Director Independence

Under the Nasdaq Listing Rules, independent directors must comprise a majority of a listed company’s board of directors. In addition, the Nasdaq Listing Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and governance committees be independent. Under the Nasdaq Listing Rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (i) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries; or (ii) be an affiliated person of the listed company or any of its subsidiaries. Our audit committee satisfies the independence requirements of Rule 10A-3 as of the closing of the Business Combination.

Additionally, compensation committee members must not have a relationship with us that is material to the director’s ability to be independent from management in connection with the duties of a compensation committee member. Our compensation committee satisfies the independence requirements as of the closing of the Business Combination.

Our board of directors consists of six independent members: Rich Upton, William Newlin, David Anderson, Steve Bariahtaris, Jaime Garza, MD and Kathryn Gregory. Our board of directors undertook a review of the composition of our board of directors and the independence of each director. Based upon information requested from and provided by each director concerning their background, employment and affiliations, including family relationships, our board of directors has determined that Rich Upton, William Newlin, Steve Bariahtaris, Jaime Garza, MD, Kathryn Gregory and David Anderson qualify as “independent” as that term is defined by Nasdaq Listing Rule 5605(a)(2). In making such determinations, our board of directors considered the relationships that each of our non-employee directors has with the Company and all other facts and circumstances deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director.

Board Committees

Our board of directors has an audit committee, a compensation committee and a nominating and corporate governance committee. Our board of directors may establish other committees to facilitate the management of our business, each of which have the composition and responsibilities described below. The composition and functions of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our board of directors. Each committee has adopted a written charter that satisfies the applicable rules and regulations of the SEC and Nasdaq Listing Rules, which we have posted on our website at www.carmellrx.com.

Audit Committee

Our audit committee consists of David Anderson, Steven Bariahtaris and Rich Upton. Our board of directors has determined that each member of our audit committee is independent under the Nasdaq Listing Rules and Rule 10A-3(b)(1) of the Exchange Act. The chair of our audit committee is Steven Bariahtaris. Our board of directors has determined that each member of the audit committee can read and understand fundamental financial statements and that Steven Bariahtaris is an “audit committee financial expert” as such term is currently defined in Item 407(d)(5) of Regulation S-K. Our audit committee is directly responsible for, among other things:

•	appointing, evaluating, and overseeing a firm to serve as our independent registered public accounting firm to audit our financial statements;

•	ensuring the independence of the independent registered public accounting firm;

•	discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and that firm, our interim and year-end operating results;

•	establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;

•	considering the adequacy of our internal controls and internal audit function;

•	monitoring and reviewing legal, regulatory, and administrative compliance to the extent affecting our financial results;

•	reviewing proposed waivers of the code of business conduct and ethics for directors and executive officers

•	reviewing and recommending changes or amendments to the code of business conduct and ethics;

•	reviewing material related party transactions or those that require disclosure;

•	determining and reviewing risk assessment guidelines and policies, including cybersecurity risks, financial risk exposure, and internal controls regarding information security; and

•	approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.

Compensation Committee

Our compensation committee consists of Steven Bariahtaris and Kathryn Gregory. Our board of directors has determined that each member of this committee is a non-employee director, as defined by Rule 16b-3 promulgated under the Exchange Act and meets the requirements for independence under the Nasdaq Listing Rules. The chair of our compensation committee is Kathryn Gregory. The compensation committee is responsible for, among other things:

•	reviewing and approving the compensation of our executive officers and directors;

•	administering our stock and equity incentive plans;

•	reviewing and approving, or making recommendations to our board of directors with respect to, incentive compensation and equity plans;

•	reviewing our overall compensation philosophy; and

•	overseeing our compliance with regulatory requirements associated with the compensation of directors, officers and employees.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of William Newlin, Jaime Garza M.D. and Rich Upton. Our board of directors has determined that each member of the nominating and corporate governance committee meets the requirements for independence under the Nasdaq Listing Rules. The chair of our nominating and corporate governance committee is Rich Upton. The nominating and corporate governance committee is responsible for, among other things:

•	identifying, screening, reviewing and recommending candidates for membership on our board of directors;

•	reviewing and recommending our corporate governance guidelines and policies;

•	reviewing and recommending candidates for appointment to our board committees;

•	overseeing the process of evaluating the performance of our board of directors; and

•	assisting our board of directors on corporate governance matters.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee is currently, or has been at any time, one of our executive officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or on our compensation committee.

Board Diversity

Our nominating and corporate governance committee will be responsible for reviewing with the board of directors, on an annual basis, the appropriate characteristics, skills and experience required for the board of directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the nominating and corporate governance committee, in recommending candidates for election, and the board of directors, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including but not limited to the following:

•	personal and professional integrity;

•	ethics and values;

•	experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•	professional and academic experience relevant to our industry;

•	experience as a board member of another publicly held company;

•	strength of leadership skills;

•	experience in finance and accounting and/or executive compensation practices;

•	ability to devote the time required for preparation, participation and attendance at board of directors meetings and committee meetings, if applicable;

•	background, gender, age and ethnicity;

•	conflicts of interest; and

•	ability to make mature business judgments.

Our board of directors evaluates each individual in the context of the board of directors as a whole, with the objective of ensuring that the board of directors, as a whole, has the necessary tools to perform its oversight function effectively in light of our business and structure.

Non-Employee Director Compensation Policy

In connection with the Business Combination, our board of directors adopted the following annual non-employee director compensation policy. The below table depicts this non-employee director compensation policy:

Compensation Elements: Non-Employee Director Compensation Policy Cash

Annual Retainer	$35,000
Chair of the Board	$30,000

Annual Committee Chair Retainer

Audit	$15,000
Compensation	$10,000
Nominating and Corporate Governance	$8,000

Annual Committee Member Retainer

Audit	$7,500
Compensation	$5,000
Nominating and Corporate Governance	$4,000

Equity

Annual Equity Grant(1)	Annual grants of stock options valued at $100,000, vesting over a period of 4 years(25% after 1 year, and the balance vesting in 36 equal monthly installments thereafter), subject to continued service with the Company.

(1)

Following the closing of the Business Combination, all future new board members will receive equity compensation in the form of annual stock option grants, the terms of which are described above. As noted above, prior to the Business Combination, the existing non-employee directors received one-time option grants in place of these annual grants which are intended to provide equity compensation for board service for four years following grant.

The cash retainers described above are paid quarterly in arrears beginning immediately following the closing of the Business Combination. Our board of directors may, in its discretion, permit a non-employee director to elect to receive any portion of the annual cash retainer in the form of fully vested shares of our common stock in lieu of cash. All equity awards granted under the non-employee director compensation policy are granted under, and subject to the terms of, our 2023 Plan.

As noted in the table above, the non-employee director compensation policy initially intends to provide annual grants of stock options that include a four-year vesting schedule. In accordance with our 2023 Plan, any stock option that is unvested on the date of termination of service will be forfeited on such date of termination, subject to certain exceptions. As noted above for the initial directors, the 2021 stock option grants made under the 2009 Plan were in lieu of annual grants and are intended to serve as the equity compensation component for those directors for four years of service following the grant date.

Code of Business Conduct and Ethics

Our board of directors has adopted a written code of business conduct and ethics that applies to all of our directors, officers and employees. The code of business conduct and ethics covers fundamental ethics and compliance-related principles and practices such as accurate accounting records and financial reporting, avoiding conflicts of interest, the protection and use of our property and information and compliance with legal and regulatory requirements. Our code of business conduct and ethics is posted on the investor relations section of our website at www.carmellrx.com. We will disclose any amendments to our code of business conduct and ethics, or waivers of its requirements, on our website to the extent required by the applicable rules and exchange requirements.

Limitation on Liability and Indemnification Matters

Our Charter and bylaws limit our directors’ liability and may indemnify our directors and officers to the fullest extent permitted under the Delaware General Corporation Law (“DGCL”). The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for any:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

•	any transaction from which the director derived an improper benefit.

The DGCL and our amended and restated bylaws provide that we will, in certain situations, indemnify our directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law.

We have entered or intend to enter into indemnification agreements with each of our directors and officers. These indemnification agreements may require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request. Subject to certain limitations, our indemnification agreements also require us to advance expenses incurred by our directors, officers and key employees for the defense of any action for which indemnification is required or permitted.

We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe that these provisions in our amended and restated certificate of incorporation and amended and restated bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in our fourth amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and our stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought and we are not aware of any threatened litigation that may result in claims for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers or control persons, in the opinion of the SEC, such indemnification is against public policy, as expressed in the Securities Act and is therefore unenforceable.

EXECUTIVE COMPENSATION

Our named executive officers (“NEOs”), for the year ended December 31, 2022, which consist of our principal executive officer and our two most highly compensated executive officers, are:

•	Randolph W. Hubbell, our Chief Executive Officer and President;

•	Donna Godward, our Chief Quality Officer; and

•	James Hart, our Chief Medical Officer.

Summary Compensation Table

The following table provides information regarding the compensation earned by or granted to our NEOs for the year ended December 31, 2022.

Name and principal position	Year	Salary ($)(1)	Bonus ($)	Option awards ($)(2)	Non-equity incentive plan compensation ($)	All other compensation ($)	Total ($)
Randolph W. Hubbell	2022	363,000	—	—	—	—	363,000
Chief Executive Officer and President	2021	378,126	—	702,105	—	—	1,080,231
Donna Godward	2022	170,000	—	40,000	—	—	210,000
Chief Quality Officer	2021	101,218	—	174,167	—	—	275,385
James Hart	2022	170,000	—	40,000	—	—	210,000
Chief Medical Officer	2021	101,237	—	160,770	—	—	262,007

(1)

The amounts in this column represent the amount of base salary or base consulting fees earned for service during 2021 and 2022. A portion of that base salary was not paid during 2021 and 2022 due to cash flow constraints. The following base salary or base consulting fee amounts for 2021 were accrued but unpaid as of December 31, 2021: $284,213 for Mr. Hubbell, $45,000 for Donna Godward and $45,000 for Dr. James Hart. The following base salary or base consulting fee amounts for 2022 were accrued but unpaid as of December 31, 2022: $299,338 for Mr. Hubbell, $140,000 for Donna Godward and $140,000 for Dr. James Hart. Carmell anticipates that the Combined Company will pay all such amounts following the closing of the Business Combination when the prior cash flow constraints are resolved.

(2)

Amounts shown in this column represent the aggregate grant date fair value of the stock options awarded to the NEOs in fiscal years 2021 and 2022. These values have been determined in accordance with FASB ASC Topic 718 using a Black-Scholes model. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, please see the discussion of option awards contained in Note 2 Summary of Significant Accounting Policies, to Carmell’s financial statements included elsewhere in this filing. The amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by the NEOs upon exercise of the stock options.

Narrative Disclosure to the Summary Compensation Table

Elements of Compensation

The compensation of our NEOs generally consists of base salary, annual cash bonus opportunities, long term incentive compensation in the form of equity awards and other benefits, as described below.

Base Salary

The base salary payable to each NEO is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role, responsibilities, and contributions. For the NEOs who provide services as consultants, “base salary” refers to the base consulting fees. Each NEO’s initial base compensation was specified in their employment agreement or consulting agreement, as described below, and is reviewed (and, if applicable, adjusted) from time to time by Carmell’s board of directors. For 2022, the NEOs earned a base compensation in the amount of: $363,000 for Randy Hubbell, $180,000 for Donna Godward and $180,000 for Dr. James Hart.

After the closing of this Business Combination and in accordance with the terms of their new employment and consulting agreements described below, the NEOs’ annual base salary rates are as follows: $410,000 for Randy Hubbell, $180,000 for Donna Godward and $180,000 for Dr. James Hart. The amount for Mr. Hubbell reflects a 13% increase to his annual base salary rate in effect at the end of 2022.

Annual Performance-Based Bonus

The NEO’s are eligible for a performance-based cash bonus opportunity to be expressed as a percentage of their respective annual base salary that can be achieved at a target level by meeting predetermined corporate and individual performance objectives. Each executive’s target bonus is set annually by Carmell’s compensation committee. For the NEOs did not receive performance-based cash bonuses for 2021 and 2022 in order to conserve cash.

Long Term Equity Incentives

Carmell’s equity-based incentive awards are designed to align their interests and the interests of their stockholders with those of their employees and consultants, including the NEOs. The Carmell board of directors or compensation committee approves equity grants. Ms. Hart and Dr. Godward received options to purchase shares of Legacy Carmell common stock in 2022. See “Outstanding equity awards at fiscal year-end” for more information regarding equity awards made in 2022 to the NEOs.

Employment Arrangements with our NEOs

Randolph W. Hubbell

In February 2016, Carmell entered into an employment agreement with Mr. Hubbell to serve as the Chief Executive Officer and President of Carmell and provided for a one-year term through February 2017 with automatic one-year extensions on each anniversary unless terminated by either Mr. Hubbell or the Company with at least ninety (90) days’ advanced notice. Mr. Hubbell’s employment agreement sets forth his initial annual base salary of $300,000 and a target bonus opportunity upon achievement of certain performance conditions in connection with capital raising offerings of 30% – 40% of his base salary.

Mr. Hubbell’s employment agreement also provides for the issuance of stock options to purchase shares of Carmell’s common stock representing up to 6% of Carmell’s fully diluted equity upon his achievement of certain performance conditions related to an offering of Carmell’s equity securities (the “Series B Option”). The Series B Option was granted in 2017 and became vested over a four (4) year period ending in 2021.

Mr. Hubbell’s employment agreement provides for severance benefits upon a termination of his employment by Carmell without cause subject to Mr. Hubbell’s execution of a mutual release of claims. The severance benefits consist of (i) continuation of his base salary for six (6) months and (ii) contributions towards Mr. Hubbell’s medical, dental, disability, life and 401(k) plan benefits for six (6) months, including COBRA premiums paid by Carmell until the earlier of the end of the six (6) month period following his termination or the date he becomes eligible for such benefits through another employer.

Mr. Hubbell’s employment agreement also contains customary provisions regarding confidentiality and ownership of intellectual property, and certain restrictive covenants that apply for a period of one-year following termination of his employment with Carmell. The payment of any severance benefits under Mr. Hubbell’s employment agreement is conditioned on continued compliance with such covenants.

Carmell entered into a new employment agreement with Mr. Hubbell that was effective as of the first date that Carmell’s common stock was traded on a national stock exchange or national market system. This new employment agreement replaced his current employment agreement described above. The new employment agreement provides for Mr. Hubbell’s at-will employment and sets forth an annual base salary of $410,000, a target annual bonus opportunity at 50% of base salary, and eligibility to participate generally in our employee benefit plans. In addition, Mr. Hubbell’s new employment agreement provides that he may receive equity awards at time and on terms described by the compensation committee in its discretion. In addition, Mr. Hubbell has entered into a Restrictive Covenant Agreement, described below on page 119 in greater detail.

Mr. Hubbell’s new employment agreement also provides for severance benefits upon a termination of his employment by Carmell without “cause,” or due to his resignation for “good reason”. The severance benefits consist of: (x) (a) payment of all accrued and unpaid base salary, (b) any business expenses properly incurred but not yet reimbursed, and (y) subject to Mr. Hubbell’s execution of a general release of claims, (i) payment of any otherwise earned but unpaid annual bonus for the prior fiscal year, (ii) payment of his annual bonus for the fiscal year in which his termination occurs based on actual performance results and prorated for the partial year of employment, (iii) twelve (12) months’ continuation of his base salary, and (iv) COBRA premiums for him and his eligible dependents paid by Carmell for up to twelve (12) months. In addition, if Mr. Hubbell’s employment is terminated by Carmell without “cause” or if he resigns for “good reason” within the eighteen (18) month period beginning on the date that is three (3) months prior to the change in control date (the “Protection Period”), then Mr. Hubbell’s base salary and COBRA continuation periods set forth above will be extended from twelve (12) months to eighteen (18) months, he will receive a lump sum payment in an amount equal to his target annual bonus for the fiscal year in which such termination of employment occurs (whether or not such bonus was expected to be achieved had he remained employed), and all outstanding equity awards subject to vesting solely based on the passage of time and Mr. Hubbell’s continued employment will become vested upon the later of the termination date and the first change in control that occurs during the Protection Period.

Mr. Hubbell’s employment agreement provides that if any portion of the benefits under the agreement or under any other agreement would constitute an “excess parachute payment” for purposes of Section 280G of the Code, he will receive the better, on an after-tax basis, of either a payment $1 less than the safe harbor amount under Section 280G of the Code or the full payment subject to applicable excise taxes.

Donna Godward

In December 2020, Carmell entered into an amended and restated consulting agreement with Ms. Godward to serve as Carmell’s Chief Quality Officer, which set forth her monthly fee of $15,000 for her consulting services as well as reimbursement of reasonable out-of-pocket expenses. Ms. Godward’s consulting agreement also provides for the continued vesting of previously granted option awards in accordance with terms of each grant agreement (and in accordance with the 2009 Plan). Her agreement allowed for immediate termination by either party.

In September 2022, Carmell entered into a new consulting agreement with Ms. Godward. The new consulting agreement replaced her prior consulting agreement described above. The new consulting agreement generally provides for the same terms as Ms. Godward’s prior consulting agreement, such as the same monthly fee of $15,000 for approximately twenty (20) hours per week of services. The new consulting agreement provides for termination by either party with sixty (60) days advanced written notice. In the event of her termination, Carmell will pay Ms. Godward for all fees incurred through the date of termination. The new consulting agreement also includes restrictive covenant provisions, such as customary prohibitions against competition with us and solicitation of our customers and employees, both during her term and for twelve (12) months following any termination. The Combined Company expects to maintain this consulting agreement in effect following the consummation of the Business Combination.

Dr. James Hart

In December 2020, Carmell entered into an amended and restated consulting agreement with Dr. Hart to serve as Carmell’s Chief Medical Officer, which set forth his monthly fee of $15,000 for his consulting services as well as reimbursement of reasonable out-of-pocket expenses. Dr. Hart’s consulting agreement also provides for the continued vesting of previously granted option awards in accordance with terms of each grant agreement (and in accordance with the 2009 Plan). His agreement allowed for immediate termination by either party.

In September 2022, Carmell entered into a new consulting agreement with Dr. Hart. The new consulting agreement replaced her prior consulting agreement described above. The new consulting agreement generally provides for the same material terms as Dr. Hart’s prior consulting agreement, such as the same monthly fee of $15,000 for approximately twenty (20) hours per week of services. The new consulting agreement provides for termination by either party with sixty (60) days advanced written notice. In the event of his termination, Carmell will pay Dr. Hart for all fees incurred through the date of termination. The new consulting agreement also includes restrictive covenant provisions, such as customary prohibitions against competition with us and solicitation of our customers and employees, both during his term and for twelve (12) months following any termination. The Combined Company expects to maintain this consulting agreement in effect following the consummation of the Business Combination.

Restrictive Covenant Agreement

In connection with the Business Combination and Carmell entering into a new employment agreement with Mr. Hubbell, Mr. Hubbell entered into a new Restrictive Covenant Agreement. The new Restrictive Covenant Agreement include customary prohibitions against competition with Carmell and solicitation of Carmell’s customers and employees, both during employment and for two (2) years following any cessation of employment. The Restrictive Covenant Agreement also includes standard provisions relating to the Company’s intellectual property rights, and prohibiting the executive from disclosing confidential information. The Restrictive Covenant Agreement is incorporated by reference into the new employment agreement and payment of any severance benefits under Mr. Hubbell’s new employment agreement is conditioned on continued compliance with his Restrictive Covenant Agreement.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding the outstanding equity awards held by our NEOs as of December 31, 2021. All awards were granted pursuant to 2009 Plan. See “Equity Incentive Plans — 2009 Plan” below for additional information.

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Randolph W. Hubbell	6/20/2017	3,528,822	(1)	—		0.11	6/20/2027
	7/19/2019	522,436	(2)	89,196		0.14	7/19/2029
	9/23/2021	2,437,864	(3)	5,363,302		0.13	9/23/2031
Donna Godward	6/20/2017	33,959	(1)	—		0.11	6/20/2027
	7/19/2019	66,248	(2)	20,163		0.14	7/19/2029
	9/23/2021	604,745	(3)	1,330,439		0.13	9/23/2031
	7/13/2022	—		200,000	(5)	0.13	7/12/2032
	12/15/2022	—		200,000	(5)	0.16	12/14/2032
Dr. James Hart	6/20/2017	33,790	(1)	—		0.11	6/20/2027
	7/19/2019	66,248	(2)	20,163	(2)	0.14	7/19/2029
	7/17/2020	89,933	(4)	58,921	(4)	0.14	7/17/2030
	9/23/2021	558,228	(3)	1,228,102	(3)	0.13	9/23/2031
	7/13/2022	—		200,000	(5)	0.13	7/12/2032
	12/15/2022	—		200,000	(5)	0.16	12/14/2032

(1)	This option became fully vested and exercisable on June 20, 2021.
(2)

This option vests as follows: 25% vested on July 19, 2020 and the remaining 75% becomes vested in 36 equal monthly installments thereafter, subject to continued service through each vesting date. Any unvested options will accelerate and become fully vested and exercisable immediately prior to a change of control as defined in the 2009 Plan.

(3)

This option vests as follows: 25% vested on September 23, 2022 and the remaining 75% becomes vested in 36 equal monthly installments thereafter, subject to continued service through each vesting date. Any unvested options will accelerate and become fully vested and exercisable immediately prior to a change of control as defined in the 2009 Plan.

(4)

This option vests as follows: 25% vested on May 31, 2021 and the remaining 75% becomes vested in 36 equal monthly installments thereafter, subject to continued service through each vesting date. Any unvested options will accelerate and become fully vested and exercisable immediately prior to a change of control as defined in the 2009 Plan.

(5)

This option vests as follows: 25% on the first anniversary of the grant date and the remaining 75% vesting in 36 equal monthly installments thereafter, subject to continued service through each vesting date. Any unvested options will accelerate and become fully vested and exercisable immediately prior to a change of control as defined in the 2009 Plan.

Equity Incentive Plan

2009 Plan

The 2009 Stock Incentive Plan (the “2009 Plan”) was originally adopted Carmell’s board of directors and approved by the Carmell stockholders on May 26, 2009. Carmell’s employees, officers, directors and consultants are eligible to receive awards under the 2009 Plan.

While the 2009 Plan permits the grant of stock options and restricted stock awards, only stock options have been awarded under the 2009 Plan to date.

Subject to adjustment for any stock split, stock dividend, combination, reclassification or similar event, the maximum number of shares that may be granted under the 2009 Plan is 45,072,120. As of December 31, 2022, there were stock options with respect to 36,320,980 shares outstanding and 5,998,277 shares available for issuance in respect of new awards under the 2009 Plan. Under the terms of the 2009 Plan, shares underlying awards that are forfeited, canceled, reacquired by Carmell prior to vesting, satisfied in cash or otherwise terminated, and shares that are withheld in settlement of a tax withholding obligation associated with an award or in satisfaction of the exercise price of an award, again became available for grant under the plan.

Upon closing of the Business Combination, the 2009 Plan was replaced by the 2023 Plan.

Carmell Corporation 2023 Long-Term Incentive Plan

At the Special Meeting, ALPA stockholders approved the Carmell Corporation 2023 Long-Term Incentive Plan (the “2023 Plan”), which became effective on the Closing Date. The 2023 Plan allows Carmell to grant equity and cash incentive awards to eligible service providers. The 2023 Plan will be administered by Carmell’s compensation committee. The administrator of the 2023 Plan has the authority to, among other things, interpret the plan and award agreements, select grantees, determine the vesting, payment and other terms of awards, and modify or amend awards, and accelerate vesting or exercisability of awards.

Other Benefits

While the Company offers other standard employee benefits, none of the NEOs are currently eligible for those benefits. No other special perks or benefits are currently provided to the NEOs.

Non-Employee Director Compensation

Immediately prior to the Business Combination, Mr. Richard Upton and Mr. David Anderson served as non-employee directors on our board of directors and Mr. Steve Bariahtaris, Dr. Jamie Garza, Ms. Kathryn Gregory and Mr. William Newlin provided advisory services to the board of directors. All of these individuals serve as non-employee directors of the board following the closing of the Business Combination.

Historically, Carmell has not compensated non-employee directors or advisors to the board on a regular fixed schedule, but has provided periodic cash or equity compensation in respect of their services.

2022 Non-Employee Director Compensation Table

No cash, equity awards, or other compensation was paid to non-employee directors or advisors to our board during the year ended December 31, 2022. Accordingly, a Director Compensation Table for 2022 is not included. However, in accordance with SEC rules, we have provided here the number of outstanding compensatory stock options that each individual who will serve as a non-employee director after the Business Combination held as of December 31, 2022: Mr. Upton, 1,249,168; Mr. Anderson, 1,249,168; Mr. Bariahtaris, 1,249,168; Dr. Garza, 1,249,168; Ms. Gregory, 1,249,168; and Mr. Newlin, 1,757,579.

For Mr. David Anderson, these options represent, collectively, periodic stock option grants received as compensation for services as a member of the board between 2016 and 2021. Outstanding options granted to the remaining individuals were all made in September 2021. The stock option grants made in September 2021 were intended to provide those individuals with equity compensation for their current and/or future service to the board over a four (4) year period, and we do not anticipate that these individuals will begin to receive regular, annual grants of additional equity awards for their board service until after that four-year period of service has been completed.

Generally, these stock options have a ten (10)-year term and four (4)-year vesting schedule, with 25% of the options vesting twelve (12) months after the grant date, and the remaining 75% vesting monthly over a period of thirty-six (36) months thereafter, subject to each individual’s continued service with the Company through each vesting date. Mr. Newlin’s option grant has a two (2)-year vesting schedule, with 50% vesting twelve (12) months after the grant date, and the remaining 50% vesting monthly for the remaining twelve (12) months. If a change of control (as defined in the 2009 Plan) occurs and the individual continues to provide services to the Company until at least immediately prior to the change of control, all of the outstanding options will become fully vested and exercisable immediately prior to the effective time of the change of control.

Carmell reimburses its non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending board of directors and committee meetings. Mr. Hubbell, Carmell’s President and Chief Executive Officer, does not receive additional compensation for his services as a director.

DESCRIPTION OF SECURITIES

The following summary of certain provisions of our securities does not purport to be complete and is subject to our Charter, our bylaws and the provisions of applicable law. In case of any conflict between the following summary and the provisions they purport to describe, the terms of the Charter, our bylaws and the provisions of applicable law shall govern.

Authorized and Outstanding Stock

The Charter authorizes the issuance of 270,000,000 shares, consisting of 250,000,000 shares of common stock, $0.0001 par value per share, and 20,000,000 shares of preferred stock, $0.0001 par value. As of the close of business on August 4, 2023, there were 19,236,305 shares of Common Stock. No shares of preferred stock are currently outstanding.

Common Stock

The Charter provides the following with respect to the rights, powers, preferences and privileges of the our common stock.

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of our common stock possess all voting power for the election of the Company’s directors and all other matters requiring stockholder action. Holders of our common stock are entitled to one vote per share on matters to be voted on by stockholders.

Dividends

Holders of our common stock are entitled to receive such dividends, if any, as may be declared from time to time by the Company’s board of directors in its discretion out of funds legally available therefor. We have not historically paid any cash dividends on our common stock to date and we do not intend to pay cash dividends in the foreseeable future. Any payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial conditions. In no event will any stock dividends or stock splits or combinations of stock be declared or made on our common stock unless the shares of our common stock at the time outstanding are treated equally and identically.

Liquidation, Dissolution and Winding Up

In the event of the Company’s voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of our common stock will be entitled to receive an equal amount per share of all of the Company’s assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock have been satisfied.

Preemptive or Other Rights

There are no sinking fund provisions applicable to our common stock.

Preferred Stock

The Charter provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the our common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of the Company or the removal of existing management. We have no preferred stock currently outstanding.

Registration Rights

The holders of the Founder Shares, Private Placement Units, Private Placement Shares, private placement warrants, ALPA Class A common stock underlying the private placement warrants and warrants that may be issued upon conversion of working capital loans (and any ALPA Class A common stock issuable upon the exercise of the private placement warrants and warrants that may be issued upon conversion of working capital loans) were entitled to registration rights pursuant to a registration rights agreement entered into in connection with the IPO. The holder of these securities, the Sponsor, is entitled to make unlimited demands that we register such securities. In addition, the holders have certain “piggy back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period, which occurs (i) in the case of the founder shares, as described elsewhere in this prospectus, and (ii) in the case of the placement warrants and the respective shares of Common Stock underlying such warrants, 30 days after the completion of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Lock-Up Agreement

In connection with the closing of the Business Combination, holders of our private placement warrants entered into the Lock-Up Agreement. In connection therewith, holders of our private placement warrants agreed not to Transfer (as defined in the Lock-Up Agreement) any shares issued to them upon exercise of our private placement warrants for a period of one-year from the Closing Date.

Anti-Takeover Provisions

Charter and Bylaws

Among other things, the Charter and Bylaws:

•

permit the Company’s board of directors to issue up to 20,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change of control;

•	provide that the number of directors of the Company may be changed only by resolution of the Company’s board of directors;

•

provide that, subject to the rights of any series of preferred stock to elect directors, directors may be removed only with cause by the holders of at least 66 2/3% of all of the Company’s then-outstanding shares of the capital stock entitled to vote generally at an election of directors;

•

provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•

provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;

•	provide that Special Meetings of the Company’s stockholders may be called the Company’s board of directors pursuant to a resolution adopted by a majority of the board;

•

provide that the Company’s board of directors will be divided into three classes of directors, with the classes to be as nearly equal as possible, and with the directors serving three-year terms (see the section titled “Management”), therefore making it more difficult for stockholders to change the composition of the board of directors; and

•

not provide for cumulative voting rights, therefore allowing the holders of a majority of the shares of our common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose.

The combination of these provisions make it more difficult for the existing stockholders to replace the Company’s board of directors as well as for another party to obtain control of the Company by replacing the Company’s board of directors. Because the Company’s board of directors has the power to retain and discharge its officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for the Company’s board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change the control of the Company.

These provisions are intended to enhance the likelihood of continued stability in the composition of the Company’s board of directors and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce the Company’s vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for the Company’s shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of the Company’s stock.

Certain Anti-Takeover Provisions of Delaware Law

We are subject to the provisions of Section 203 of the DGCL. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of a corporation’s assets. However, the above provisions of Section 203 would not apply if:

•	the relevant board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•

after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of the corporation’s voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•

on or subsequent to the date of the transaction, the initial business combination is approved by the board of directors and authorized at a meeting of the corporation’s stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

These provisions may have the effect of delaying, deferring, or preventing changes in control of the Company.

Warrants

Public Warrants

Each whole Warrant issued in the Initial Public Offering (“public warrant”) entitles the registered holder to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of the Initial Public Offering and 30 days after the completion of the Business Combination. Pursuant to the warrant agreement, a public warrant holder may exercise its public warrants only for a whole number of shares of Common Stock. This means that only a whole public warrant may be exercised at any given time by a public warrant holder. No fractional public warrants will be issued upon separation of the units and only whole public warrants will trade.

The public warrants will expire five years after the completion of the Business Combination, at 5:00 P.M., New York City time, or earlier upon redemption or liquidation.

Carmell will not be obligated to deliver any shares of Common Stock pursuant to the exercise of a public warrant and will have no obligation to settle such public warrant exercise unless a registration statement under the Securities Act with respect to the shares of Common Stock underlying the public warrants is then effective and a prospectus relating thereto is current, subject to Carmell satisfying its obligations described below with respect to registration. No public warrant will be exercisable and Carmell will not be obligated to issue shares of Common Stock upon exercise of a public warrant unless Common Stock issuable upon such public warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the public warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a public warrant, the holder of such public warrant will not be entitled to exercise such public warrant and such public warrant may have no value and expire worthless. In no event will Carmell be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised public warrants, the purchaser of a Unit containing such public warrant will have paid the full purchase price for the Unit solely for the share of Common Stock underlying such Unit.

Carmell has not registered the shares of Common Stock issuable upon exercise of the public warrants. However, Carmell has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the Business Combination, Carmell will use its best efforts to file with the SEC a registration statement covering the shares of Common Stock issuable upon exercise of the public warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those shares of Common Stock until the public warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the shares of Common Stock issuable upon exercise of the public warrants is not effective by the 60th business day after the closing of the Business Combination, public warrant holders may, until such time as there is an effective registration statement and during any period when Carmell will have failed to maintain an effective registration statement, exercise public warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the foregoing, if a registration statement covering the Common Stock issuable upon exercise of the public warrants is not effective within a specified period following the consummation of the Business Combination, public warrant holders may, until such time as there is an effective registration statement and during any period when Carmell shall have failed to maintain an effective registration statement, exercise public warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act of 1933, as amended, or the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their public warrants on a cashless basis.

Once the public warrants become exercisable, Carmell may call the public warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per Warrant;

•	upon not less than 30 days’ prior written notice of redemption given after the public warrants become exercisable (the “30-day redemption period”) to each public warrant holder; and

•

if, and only if, the reported last sale price of the Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing once the public warrants become exercisable and ending three business days before Carmell sends the notice of redemption to the public warrant holders.

If and when the public warrants become redeemable by Carmell, Carmell may not exercise its redemption right if the issuance of shares of Common Stock upon exercise of the public warrants is not exempt from registration or qualification under applicable state blue sky laws or Carmell is unable to effect such registration or qualification.

Carmell has established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the public warrant exercise price. If the foregoing conditions are satisfied and Carmell issues a notice of redemption of the public warrants, each public warrant holder will be entitled to exercise its public warrant prior to the scheduled redemption date. However, the price of the Common Stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 Warrant exercise price after the redemption notice is issued.

If Carmell calls the public warrants for redemption as described above, Carmell’s management will have the option to require any holder that wishes to exercise its public warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their public warrants on a “cashless basis,” Carmell’s management will consider, among other factors, Carmell’s cash position, the number of Warrants that are outstanding and the dilutive effect on Carmell’s stockholders of issuing the maximum number of shares of Common Stock issuable upon the exercise of the public warrants. If Carmell’s management takes advantage of this option, all holders of public warrants would pay the exercise price by surrendering their public warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the difference between the exercise price of the public warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of public warrants. If Carmell’s management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Common Stock to be received upon exercise of the public warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a public warrant redemption. Carmell believes this feature is an attractive option to Carmell if the company does not need the cash from the exercise of the public warrants after the closing of the Business Combination. If Carmell calls the public warrants for redemption and Carmell’s management does not take advantage of this option, the Sponsor and its permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other public warrant holders would have been required to use had all Warrant holders been required to exercise their Warrants on a cashless basis.

A holder of a public warrant may notify Carmell in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such public warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the shares of Common Stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up of shares of Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each whole public warrant will be increased in proportion to such increase in the outstanding shares of Common Stock. A rights offering to holders of Common Stock entitling holders to purchase shares of Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Common Stock) and (ii) one (1) minus the quotient of (x) the price per share of Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Common Stock, in determining the price payable for Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Common Stock as reported during the ten trading day period ending on the trading day prior to the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if Carmell, at any time while the public warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to the holders of Common Stock on account of such shares of Common Stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of Common Stock in connection with a proposed initial business combination, (d) to satisfy the redemption rights of the holders of Common Stock in connection with a stockholder vote to amend our amended and restated certificate of incorporation (i) to modify the substance or timing of Carmell’s obligation to allow redemption in connection with its initial business combination or certain amendments to Carmell’s charter prior thereto or to redeem 100% of our Common Stock if Carmell does not complete its initial business combination within 24 months from the closing of the Initial Public Offering or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, or in connection with the redemption of Public Shares upon Carmell ’s failure to complete its initial business combination, then the public warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Common Stock in respect of such event.

If the number of outstanding shares of Carmell Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each public warrant will be decreased in proportion to such decrease in outstanding shares of Common Stock.

Whenever the number of shares of Common Stock purchasable upon the exercise of the public warrants is adjusted, as described above, the public warrant exercise price will be adjusted by multiplying the public warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Common Stock purchasable upon the exercise of the public warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than those described above or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of Carmell with or into another corporation (other than a consolidation or merger in which Carmell is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of Carmell as an entirety or substantially as an entirety in connection with which Carmell is dissolved, the holders of the public warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the public warrants and in lieu of the shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the public warrants would have received if such holder had exercised their public warrants immediately prior to such event. However, if less than 70% of the consideration receivable by the holders of Common Stock in such a transaction is payable in the form of Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the public warrant properly exercises the public warrant within thirty days following public disclosure of such transaction, the public warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the public warrant. The purpose of such exercise price reduction is to provide additional value to holders of the public warrants when an extraordinary transaction occurs during the exercise period of the public warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the public warrants in order to determine and realize the option value component of the public warrant. This formula is to compensate the public warrant holder for the loss of the option value portion of the public warrant due to the requirement that the public warrant holder exercise the public warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

The public warrants are issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and Carmell. The warrant agreement provides that the terms of the public warrants may be amended without the consent of any holder to cure any ambiguity or correct any mistake, but requires the approval by the holders of at least a majority of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

In addition, if (x) Carmell issues additional shares of Common Stock or equity-linked securities for capital raising purposes in connection with the closing of the Business Combination at a Newly Issued Price (as defined in the warrant agreement) of less than $9.20 per share of Common Stock (with such issue price or effective issue price to be determined in good faith by Carmell ’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Business Combination on the date of the consummation of the Business Combination (net of redemptions), and (z) the Market Value (as defined in the warrant agreement) is below $9.20 per share, then the exercise price of the public warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the greater of the Market Value and the Newly Issued Price.

The public warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to Carmell for the number of public warrants being exercised. The public warrant holders do not have the rights or privileges of holders of Common Stock and any voting rights until they exercise their public warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the public warrants, each holder will be entitled to one vote for each share of Common Stock held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the public warrants. If, upon exercise of the public warrants, a holder would be entitled to receive a fractional interest in a share, Carmell will, upon exercise, round down to the nearest whole number of shares of Common Stock to be issued to the warrant holder.

SHARES ELIGIBLE FOR FUTURE SALE

Rule 144

Pursuant to Rule 144 of the Securities Act (“Rule 144”), a person who has beneficially owned restricted shares of our Common Stock or Warrants for at least six months would be entitled to sell their securities, provided that (i) such person is not deemed to have been one of our “affiliates” at the time of, or at any time during the three months preceding, a sale, (ii) we are subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale and (iii) we have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale. After a one-year holding period, assuming we remain subject to the Exchange Act reporting requirements, such a person may sell their securities without regard to clause (iii) in the prior sentence.

Persons who have beneficially owned restricted shares of our Common Stock or Warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	one percent (1%) of the total number of shares of Common Stock then outstanding; or

•	the average weekly reported trading volume of the Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than Business Combination related shell companies) or issuers that have been at any time previously a shell company, including us. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met at the time of such resale:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As of August 4, 2023, there were 19,236,305 shares of the Common Stock. All such restricted shares have been registered for resale under the Securities Act on the registration statement of which this prospectus is part.

As of the date of this registration statement, there are approximately 3,976,997 warrants outstanding, consisting of 3,861,026 public warrants originally sold as part of the units issued in the IPO and 115,971 private placement warrants that were sold by the Company to the Sponsor in a private sale prior to the Company’s IPO. Each Warrant is exercisable for one share of our Common Stock, in accordance with the terms of the warrant agreement governing the warrants. In addition, we have filed the registration statement of which this prospectus is part covering the shares of our Common Stock that may be issued upon exercise of the public warrants and the private placement warrants and we are obligated to maintain the effectiveness of such registration statement until the expiration of the Warrants.

While we were formed as a shell company, since the completion of the Business Combination we are no longer a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases equity shares from us in connection with a compensatory stock plan or other written agreement that was executed prior to the completion of the Business Combination is eligible to resell those equity shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Registration Rights

Pursuant to the terms of the Investor Rights Agreement, the Company is obligated to file, after it becomes eligible to use Form S-3 or its successor form, a shelf registration statement to register the resale by the parties of the shares of our common stock issued in connection with the Business Combination. The Investor Rights Agreement also provides the parties with demand, “piggy-back” and Form S-3 registration rights, subject to certain minimum requirements and customary conditions.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of the Company following the completion of the Business Combination by:

•	each person known to be the beneficial owner of more than 5% of the shares of the Company’s common stock;

•	each of the Company’s officers and directors; and

•	all officers and directors of the Company as a group prior to the completion of the Business Combination.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security, or has the right to acquire such powers within 60 days. The table below assumes the private placement warrants held by the Sponsor are exercisable within 60 days of the Record Date.

The beneficial ownership of shares of the Common Stock is calculated based on 19,236,305 shares of Common Stock outstanding as of August 4, 2023.

Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned common stock.

Name and Address of Beneficial Owner(#)	Number of Shares Beneficially Owned	%
Directors and Executive Officers of Carmell
Randolph W. Hubbell(1)	494,845	*
James Hart, M.D(2)	107,303	*
Donna Godward(3)	104,249	*
Janet Vargo, Ph.D.(4)	104,248	*
Rich Upton(5)(16)	1,377,456	7.16
David Anderson(6)	60,788	*
Steve Bariahtaris(7)	38,437	*
Jamie Garza, MD(8)	38,437	*
Kathryn Gregory(9)	42,388	*
William Newlin(10)(17)	1,287,499	6.69
Rajiv Shukla	—
Patrick Sturgeon	—
All Directors and Executive Officers of Carmell as a Group (13 Individuals)
Five Percent Holders
Atlas Diversified Master Fund, Ltd. and affiliates(11)	1,485,000	7.72
Sculptor Capital LP and its affiliates(12)	1,471,470	7.65
UBS O’Connor LLC(13)	1,485,000	7.72
AHAC Sponsor III LLC(14)	3,786,026	19.68
Sandstone Asset Management Inc.(15)	1,020,520	5.30
Harbor Light District Investment LP and its affiliates(16)	1,339,019	6.96
Newlin Investment 1 LLC(17)	1,249,062	6.49
Pittsburgh Life Sciences Greenhouse and its affiliates(18)	1,031,813	5.36

*	Less than 1%.
#	Unless otherwise noted, the business address of each of the following entities and individuals is 2403 Sidney Street, Suite 300, Pittsburgh, PA 15203.
(1)	Includes 494,845 shares of common stock that may be acquired by Mr. Hubbell pursuant to the exercise of stock options within 60 days of July 20, 2023.
(2)	Includes 37,307 shares of common stock owned by Dr. Hart and 69,996 shares of common stock that may be acquired by Dr. Hart pursuant to the exercise of stock options within 60 days of July 20, 2023.
(3)

Includes 37,296 shares of common stock owned by Ms. Godward and 66,953 shares of common stock that may be acquired by Ms. Godward pursuant to the exercise of stock options within 60 days of July 20, 2023.

(4)	Includes 27,030 shares of common stock owned by Dr. Vargo and 77,218 shares of common stock that may be acquired by Dr. Vargo pursuant to the exercise of stock options within 60 days of July 20, 2023.
(5)	Includes 38,437 shares of common stock that may be acquired by Mr. Upton pursuant to the exercise of stock options within 60 days of July 20, 2023.
(6)	Includes 60,788 shares of common stock that may be acquired by Mr. Anderson pursuant to the exercise of stock options within 60 days of July 20, 2023.
(7)	Includes 38,437 shares of common stock that may be acquired by Mr. Bariahtaris pursuant to the exercise of stock options within 60 days of July 20, 2023.
(8)	Includes 38,437shares of common stock that may be acquired by Dr. Garza pursuant to the exercise of stock options within 60 days of July 20, 2023.
(9)	Includes 42,388 shares of common stock that may be acquired by Ms. Gregory pursuant to the exercise of stock options within 60 days of July 20, 2023.
(10)	Includes 38,437 shares of common stock that may be acquired by Mr. Newlin pursuant to the exercise of stock options within 60 days of July 20, 2023.
(11)

Includes common stock directly owned by Atlas Diversified Master Fund, Ltd. and its affiliates based solely on the Schedule 13G/A filed by the reporting persons with the SEC on February 14, 2023. Atlas Diversified Master Fund, Ltd. is a Cayman corporation (“ADMF”), Atlas Diversified Fund, Ltd. is a Cayman corporation (“ADF LTD”), Atlas Diversified Fund, L.P. is a Delaware limited partnership (“ADF LP”), Atlas Master Fund, Ltd. is a Cayman corporation (“AMF”), Atlas Global, LLC. Is a Delaware limited liability company (“AG”), Atlas Global Investments, Ltd. is a Cayman corporation (“AGI”), Atlas Enhanced Master Fund, Ltd. is a Cayman corporation (“AEMF”), Atlas Enhanced Fund, L.P. is a Delaware limited partnership (“AEF LP”), Atlas Enhanced Fund, Ltd. is a Cayman corporation (“AEF LTD”), Atlas Portable Alpha, LP is a Delaware limited partnership (“APA LP”), Atlas Terra Fund, Ltd. is a Cayman corporation (“ATF LTD”), Atlas Institutional Equity Fund, L.P. is a Delaware limited partnership (“AIEF LP”). Balyasny Asset Management L.P. (“BAM” or the “Advisor”) serves as the investment manager to each of ADMF, ADF LTD, ADF LP, AMF, AG, AGI, AEMF, AEF LP, AEF LTD, APA LP, ATF LTD and AIEF LP. Dmitry Balyasny is the Managing Partner and Chief Investment Officer of the Advisor. The business address of each of ADF LP, AG, AEF LP, APA LP, AIEF LP, the Advisor and Mr. Balyasny is 444 W. Lake Street, 50th Floor Chicago, IL 60606. The business address for ADMF, ADF LTD, AMF, AGI, AEMF, AEF LTD, and ATF LTD is c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, George Town, Grand Cayman KY1-1104, Cayman Islands, British West Indies.

(12)

Includes common stock directly owned by Sculptor Capital LP and its affiliates based solely on the Schedule 13G/A filed jointly with the SEC on February 14, 2023. The following represents the shares directly held by Sculptor Capital LP (“Sculptor”): (i) Sculptor Master Fund, Ltd. (“SCMF”), a Cayman Islands exempted limited partnership, is the beneficial owner of 750,450 shares; Sculptor is the investment adviser to SCMF. (ii) Sculptor Credit Opportunities Master Fund, Ltd. (“SCCO”), a Cayman Islands company, is the beneficial owner of 222,720 shares; Sculptor is the investment adviser to SCCO. (iii) Sculptor SC II LP (“NJGC”), a Delaware limited partnership, is the beneficial owner of 441,441 shares; Sculptor Capital II LP (“Sculptor-II”), a Delaware limited partnership that is wholly owned by Sculptor, is the investment adviser to NJGC. (iv) Sculptor Enhanced Master Fund, Ltd. (“SCEN”), a Cayman Islands Company, is the beneficial owner of 58,859 shares; Sculptor is the investment adviser to SCEN. (v) Sculptor Special Funding, LP (“NRMD”) is a Cayman Islands exempted limited partnership, is the beneficial owner of 750,450 shares, that is wholly owned by SCMF. Sculptor and Sculptor-II serve as the principal investment managers and thus may be deemed beneficial owners of the shares in the accounts managed by Sculptor and Sculptor-II. Sculptor Capital Holding II LLC, a Delaware limited liability company.

(“SCHC-II”) serves as the sole general partner of Sculptor-II and is wholly owned by Sculptor. Sculptor Capital Holding Corporation, a Delaware corporation (“SCHC”), serves as the sole general partner of Sculptor. As such, SCHC and SCHC-II may be deemed to control Sculptor as well as Sculptor-II and, therefore, may be deemed to be the beneficial owners of the shares in the accounts managed by Sculptor and Sculptor-II. Sculptor Capital Management, Inc., a Delaware corporation (“SCU”) is the sole shareholder of SCHC, and may be deemed a beneficial owner of the shares in the accounts managed by Sculptor and Sculptor-II. The business address of Sculptor, Sculptor-II, SCHC, SCHC-II, and SCU is 9 West 57 Street, 39 Floor, New York, NY 10019. The business address of SCMF, SCEN, and SCCO is c/o State Street (Cayman) Trust, Limited, 1 Nexus Way — Suite #5203, PO Box 896, Helicona Courtyard, Camana Bay, Grand Cayman, KY1-1103, Cayman Islands. The business address of NJGC is c/o The Corporation Trust Company 1209 Orange Street, Wilmington DE 19801. The address of the registered office of NRMD is c/o MaplesFS Limited, P.O. Box 1093, Queensgate House, Grand Cayman, KY1-1102, Cayman Islands.

(13)

Based on Scheduled 13G filed by UBS O’Connor LLC on February 14, 2023. Blake Hiltabrand is the Chief Investment Officer of UBS O’Connor LLC, the investment manager of Nineteen77 Global Multi-Strategy Alpha Master Limited, and may be deemed to have voting and dispositive power over the shares held by Nineteen77 Global Multi-Strategy Alpha Master Limited. The business address of UBS O’Connor LLC is 1 N. Wacker Drive, Chicago, IL 60606.

(14)

AHAC Sponsor III LLC, is the record holder of the securities reported herein. Rajiv Shukla, Chief Executive Officer, is the managing member of AHAC Sponsor III LLC. By virtue of this relationship, Mr. Shukla may be deemed to share beneficial ownership of the securities held of record by AHAC Sponsor III LLC. Mr. Shukla disclaims any such beneficial ownership except to the extent of his pecuniary interest.

(15)

Includes common stock directly owned by Sandstone Asset Management Inc. based solely on the Schedule 13G/A filed by the reporting persons with the SEC on March 23, 2023. The business address of Sandstone Asset Management Inc. is 115, 101-6 Street SW Calgary, AB Canada T2P 5K7.

(16)

Includes 108,535 shares of common stock directly owned by Harbor Light Direct Investment, LP and 1,230,484 shares of common stock directly owned by Carmell Series of Harbor Light Direct Investment, LLC. The business address of the entities listed above is 91 Court Street, Keene, NH 03431. Mr. Upton, a member of the Board of Directors of New Carmell, is General Partner at Harbor Light Capital Partners, which is affiliated with the entities listed above. By virtue of this relationship, Mr. Upton may be deemed to share beneficial ownership of the securities held of record by the entities listed above. Mr. Upton disclaims any such beneficial ownership except to the extent of his pecuniary interest.

(17)

Includes common stock directly owned by Newlin Investment 1 LLC. The business address of the Newlin Investment 1 LLC is 428 Beaver Street, 2nd Floor, Sewickley, PA 15143. Mr. Newlin, a member of the Board of Directors of New Carmell, is Chairman and Founder of Newlin Investment 1 LLC. By virtue of this relationship, Mr. Newlin may be deemed to share beneficial ownership of the securities held of record by Newlin Investment 1 LLC. Mr. Newlin disclaims any such beneficial ownership except to the extent of his pecuniary interest.

(18)	Includes 674,043 shares of common stock directly owned by Pittsburgh Life Sciences Greenhouse and 357,770 shares of common stock directly owned by PLSG Accelerator Fund, LLC.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a discussion of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of our shares of common stock, which we refer to as our securities. This discussion applies only to securities that are held as capital assets for U.S. federal income tax purposes and is applicable only to holders who are receiving our securities in this offering.

This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors (such as the effects of Section 451 of the Code), including but not limited to:

•	financial institutions or financial services entities;

•	broker-dealers;

•	governments or agencies or instrumentalities thereof;

•	regulated investment companies;

•	real estate investment trusts;

•	expatriates or former long-term residents of the U.S.;

•	persons that actually or constructively own five percent or more of our voting shares;

•	insurance companies;

•	dealers or traders subject to a mark-to-market method of accounting with respect to the securities;

•	persons holding the securities as part of a “straddle,” hedge, integrated transaction or similar transaction;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	partnerships or other pass-through entities for U.S. federal income tax purposes and any beneficial owners of such entities; and

•	tax-exempt entities.

This discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).

We have not sought, and will not seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity or arrangement classified as a partnership or other pass-through entity for United States federal income tax purposes) is the beneficial owner of our securities, the United States federal income tax treatment of a partner or member in the partnership or other pass-through entity generally will depend on the status of the partner or member and the activities of the partnership or other pass- through entity. If you are a partner or member of a partnership or other pass-through entity holding our securities, we urge you to consult your own tax advisor.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY UNITED STATES FEDERAL NON-INCOME, STATE, LOCAL, AND NON-U.S. TAX LAWS.

U.S. Holders

This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our shares of common stock who or that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury Regulations to be treated as a U.S. person.

Taxation of Distributions. If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. holders of shares of our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of common stock” below.

Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder may constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of common stock. Upon a sale or other taxable disposition of our common stock, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the common stock. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the common stock so disposed of exceeds one year. If the holding period requirements are not satisfied, any gain on a sale or taxable disposition of the shares would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its common stock so disposed of. A U.S. holder’s adjusted tax basis in its common stock generally will equal the U.S. holder’s acquisition cost for the common stock or less, in the case of a share of common stock, any prior distributions treated as a return of capital. In the case of any shares of common stock originally acquired as part of an investment unit, the acquisition cost for the share of common stock that were part of such unit would equal an allocable portion of the acquisition cost of the unit based on the relative fair market values of the components of the unit at the time of acquisition.

Information Reporting and Backup Withholding. In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our shares of common stock, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Any amounts withheld under the backup withholding rules generally should be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. holder.” As used herein, the term “Non-U.S. holder” means a beneficial owner of our common stock who or that is for U.S. federal income tax purposes:

•	a non-resident alien individual (other than certain former citizens and residents of the U.S. subject to U.S. tax as expatriates);

•	a foreign corporation or

•	an estate or trust that is not a U.S. holder;

but generally does not include an individual who is present in the U.S. for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of our securities.

Taxation of Distributions. In general, any distributions we make to a Non-U.S. holder of shares of our common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our common stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the common stock, which will be treated as described under “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of common stock” below.

The withholding tax does not apply to dividends paid to a Non-U.S. holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A Non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

Gain on Sale, Taxable Exchange or Other Taxable Disposition of common stock. A Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our common stock, unless:

•

the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder); or

•

we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our common stock, and, in the case where shares of our common stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our common stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our common stock. There can be no assurance that our common stock will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower treaty rate).

If the second bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of our common stock will be subject to tax at generally applicable U.S. federal income tax rates.

Information Reporting and Backup Withholding. Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our shares of common stock. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty will satisfy the certification requirements necessary to avoid the backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA Withholding Taxes. Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of dividends (including constructive dividends) on our common stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other Non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a Non-U.S. holder might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Prospective investors should consult their tax advisers regarding the effects of FATCA on their investment in our securities.

PLAN OF DISTRIBUTION

We are registering the issuance by us of up to an aggregate of up to 3,976,997 shares of our Common Stock             , which consists of (i) up to an aggregate of 115,971 shares of our Common Stock that may be issued upon exercise of warrants to purchase shares of common stock that were issued to the Sponsor as part of the private placement units, which are substantially identical to the public warrants, subject to certain limited exceptions and (ii) up to an aggregate of 3,861,026 shares of our Common Stock that may be issued upon exercise of warrants to purchase common stock at an exercise price of $11.50 per share that were issued as part of the Units in our IPO.

A holder of Warrants may exercise its Warrants in accordance with the Warrant Agreement on or before the expiration date by surrendering, at the office of the warrant agent, Continental Stock Transfer & Trust Company, the certificate evidencing such warrant, an election to purchase, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.

ADDITIONAL INFORMATION

Legal Matters

The validity of the shares of our common stock offered by this prospectus will be passed upon by Goodwin Procter LLP, Boston, Massachusetts.

Experts

The financial statements of Alpha Healthcare Acquisition Corp. III as of December 31, 2021 and December 31, 2022 and for the period and year then ended, included in this prospectus have been audited by Adeptus Partners, LLC, independent registered public accounting firm, as stated in their report herein, appearing elsewhere in this prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of Carmell Therapeutics Corporation as of December 31, 2021 and December 31, 2022 for the years then ended included in this prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to substantial doubt about Carmell Therapeutics Corporation’s ability to continue as a going concern as described in Note 1 to the financial statements) by Adeptus Partners, LLC, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form S-1, including exhibits, under the Securities Act, with respect to the common stock and warrants offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov.

We also maintain a website at www.carmellrx.com. The information contained in or accessible from our website is not incorporated into this prospectus, and you should not consider it part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. You may access, free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendment to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

INDEX TO FINANCIAL STATEMENTS

Page Number

Unaudited Condensed Financial Statements of Alpha Healthcare Acquisition Corp. III
Condensed Consolidated Balance Sheets as of March 31, 2023 (Unaudited) and December 31, 2022	F-2
Condensed Consolidated Statements of Operations for the three months ended March 31, 2023 and March 31, 2022 (Unaudited)	F-3
Condensed Consolidated Statements of Changes in Shareholders’ Equity (Deficit) for the three months ended March 31, 2023 and March 31, 2022 (Unaudited)	F-4
Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 2023 and March 31, 2022 (Unaudited)	F-5
Notes to Condensed Consolidated Financial Statements (Unaudited)	F-6

Audited Financial Statements of Alpha Healthcare Acquisition Corp. III
Report of Independent Registered Public Accounting Firm (PCAOB ID #3686)	F-22
Balance Sheets as of December 31, 2022 and 2021	F-23
Statements of Operations for the year ended December 31, 2022 and for the period from January 21, 2021 (inception) through December 31, 2021	F-24
Statements of Changes in Shareholders’ Equity (Deficit) for the year ended December 31, 2022 and for the period from January 21, 2021 (inception) through December 31, 2021	F-25
Statements of Cash Flows for the year ended December 31, 2022 and for the period from January 21, 2021 (inception) through December 31, 2021	F-27
Notes to Financial Statements	F-28

F-1

PART I - FINANCIAL INFORMATION
Item 1. Condensed Consolidated Financial Statements
ALPHA HEALTHCARE ACQUISITION CORP. III
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2023	December 31, 2022
	(unaudited)
Assets
Current assets:
Cash	$16,133	$187,664
Prepaid expenses	111,079	97,538

Total current assets	127,212	285,202
Marketable securities held in Trust Account	158,368,990	156,693,598

Total assets	$158,496,202	$156,978,800

Liabilities and Shareholders’ Equity (Deficit)
Current liabilities:
Accounts payable and accrued expenses	1,817,299	1,258,337
Due to related party	71,024	31,979
Income taxes payable	734,526	391,198

Total current liabilities	2,622,849	1,681,514
Deferred underwriting fees payable	—	5,405,436

Total liabilities	2,622,849	7,086,950

Commitments and Contingencies (Note 5)
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; 15,444,103 shares issued and outstanding subject to possible redemption	157,180,994	155,909,529
Shareholders’ equity (deficit):
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; 463,882 not subject to possible redemption issued and outstanding (excluding 15,444,103 shares subject to possible redemption)	46	46
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 3,861,026 shares issued and outstanding	386	386
Accumulated deficit	(1,308,073)	(6,018,111)

Total shareholders’ deficit	(1,307,641)	(6,017,679)

Total Liabilities and Shareholders’ Deficit	$158,496,202	$156,978,800

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-
2

ALPHA HEALTHCARE ACQUISITION CORP. III
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the three months ended March 31,
	2023	2022
General and administrative expenses	$756,466	$535,142

Loss from operations	(756,466)	(535,142)
Other income:
Dividend and interest income	1,675,861	7,612

Income (Loss) before income taxes	919,395	(527,530)
Income tax provision	(343,328)	—

Net Income (Loss)	$576,067	$(527,530)

Weighted average shares outstanding of Class A common stock subject to possible redemption	15,444,103	15,444,103
Basic and diluted net income (loss) per share, Class A common stock subject to possible redemption (see Note 2)	$0.03	$(0.03)
Weighted average shares outstanding of Class A common stock	463,882	463,882
Basic and diluted net income (loss) per share, Class A common stock (see Note 2)	$0.03	$(0.03)
Weighted average shares outstanding of Class B common stock	3,861,026	3,861,026
Basic and diluted net income (loss) per share, Class B common stock (see Note 2)	$0.03	$(0.03)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-
3

ALPHA HEALTHCARE ACQUISITION CORP. III
Condensed Consolidated Statements of Shareholders’ Equity (Deficit)
For the three months ended March 31, 2023 and 2022
(Unaudited)

	Common Stock Subject to Possible Redemption		Common Stock					Total
	Class A		Class A		Class B		Accumulated	Shareholders’ Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Deficit	(Deficit)
Balance—January 1, 2023	15,444,103	$155,909,529	463,882	$46	3,861,026	$386	$(6,018,111)	$(6,017,679)
Deferred underwriting fees waiver							5,405,436	5,405,436
Change in redemption value of Class A Common stock subject to possible redemption due to dividend and interest income earned	—	1,271,465	—	—	—	—	(1,271,465)	(1,271,465)
Net income	—	—	—	—	—	—	576,067	576,067

Balance—March 31, 2023	15,444,103	$157,180,994	463,882	$46	3,861,026	$386	$(1,308,073)	$(1,307,641)

	Common Stock Subject to Possible Redemption		Common Stock					Total
	Class A		Class A		Class B		Accumulated	Shareholders’ Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Deficit	(Deficit)
Balance—January 1, 2022	15,144,103	$154,449,121	463,882	$46	3,861,026	$386	$(4,762,700)	$(4,762,268)
Accretion to trust earnings for Class A Common stock subject to possible redemption	—	7,612	—	—	—	—	(7,612)	(7,612)
Net loss	—	—	—	—	—	—	(527,530)	(527,530)

Balance—March 31, 2022	15,144,103	$154,456,733	463,882	$46	3,861,026	$386	$(5,297,842)	$(5,297,410)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-
4

ALPHA HEALTHCARE ACQUISITION CORP. III
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the three months ended March 31, 2023	For the three months ended March 31, 2022
Cash Flows from Operating Activities:
Net income (loss)	$576,067	$(527,530)
Adjustments to reconcile net income (loss) to net cash used in operating activities
Interest earned in Trust Account	(1,675,392)	(7,612)
Changes in current assets and liabilities:
Prepaid expenses	(13,541)	37,637
Accrued expenses	558,962	346,993
Due to related party	39,045	(1,162)
Income taxes payable	343,328	—

Net cash used in operating activities	(171,531)	(151,674)

Cash Flows from Financing Activities:
Payment of offering costs	—	(27,785)

Net Change in Cash	(171,531)	(179,459)
Cash – beginning of period	187,664	774,192

Cash—end of period	$16,133	$594,733

Supplemental Disclosure of cash flow information:
Deferred underwriting fees waiver	$5,405,436	—

Offering costs included in accrued offering costs	$—	$84,700

Accretion of the interest earned in Trust Account	$1,271,465	$7,612

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-
5

ALPHA HEALTHCARE ACQUISITION CORP. III
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Note 1 — Organization and Business Operations
Alpha Healthcare Acquisition Corp. III (the “Company”) is a blank check company incorporated as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses that the Company has not yet identified (“Business Combination”). On January 4, 2023, the Company entered into a business combination agreement (the “Business Combination Agreement”) with Candy Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Carmell Therapeutics Corporation, a Delaware corporation (“Carmell”).
The Company has selected December 31 as its fiscal year end.
As of March 31, 2023, the Company has not yet commenced any operations. All activity from January 21, 2021 (inception) through March 31, 2023 relates to the Company’s formation, the IPO (as defined below), and activities necessary to identify a potential target and prepare for a Business Combination. Since our IPO, we have not generated any operating revenues, and do not expect to generate any operating revenues, until at least after completion of our initial Business Combination, if at all.
The registration statement for the Company’s initial public offering (the “IPO”) was declared effective on July 26, 2021. On July 29, 2021 (“IPO Date”), the Company consummated the IPO of 15,000,000 units (the “Public Units” and, with respect to the shares of Class A common stock included in the Units sold, the “Public Shares”), at $10.00 per Public Unit, generating gross proceeds of $150,000,000, which is described in Note 3. In connection with the IPO, the Company also granted the underwriters a
45-day
option to purchase an additional 2,250,000 Public Units at the IPO price.
Simultaneously with the closing of the IPO, the Company consummated the sale of 455,000 units (each, a “Private Placement Unit” and, collectively, the “Private Placement Units”) at a price of $10.00 per Private Placement Unit in a private placement to AHAC Sponsor III LLC (the “Sponsor”), generating gross proceeds of $4,550,000, which is described in Note 4. Each Private Placement Unit contains one share of Class A common stock (the “Private Placement Share”) and one fourth of one warrant (one whole warrant, a “Private Placement Warrant”).
At the IPO Date, transaction costs amounted to $3,461,151, consisting of $3,000,000 of underwriting fees and $461,151 of other offering costs. The Company also accrued underwriting fees of $5,250,000 that will be paid only if a Business Combination is entered into. In addition, cash of $1,550,000 was held outside of the Trust Account (as defined below) and was available for the payment of offering costs and for working capital purposes.
At the IPO Date, the Sponsor also transferred to certain investors a total of 225,000 of Founders shares (Note 4)
(“Non-Risk
Incentive Private Shares”) as compensation for their commitment to purchase the Public Units sold in the IPO. The Company estimated the aggregate fair value of these shares to be $1,186,448, or $5.27 per share. The fair value of the
Non-Risk
Incentive Private Shares was determined to be a contribution from the Sponsor for offering costs in accordance with Staff Accounting Bulletin Topic 5T. These offering costs were allocated to the Public Units and charged to shareholder’s equity upon the completion of the IPO.
At the IPO Date, the Sponsor also transferred to certain other investors the total of 600,900 of Founders shares (“Risk Incentive Private Shares”) as a compensation for their commitment to acquire at least 9.9% of the Public Units sold in the IPO. These Risk Incentive Private Shares are subject to forfeiture if the investors sell their Public Units prior to the closing of the initial Business Combination. The fair value of these Risk Incentive Private Shares is equal to the fair value of the
Non-Risk
Incentive Private Shares. Due to the high probability of forfeiture, the fair value of these Risk Incentive Private Shares will be recorded as a capital contribution from the Sponsor upon the closing of the initial Business Combination.

F-
6

On August 3, 2021, the Underwriters partially exercised their overallotment option and purchased 444,103 additional Public Units for a total amount of $4,441,030 resulting from the partial over-allotment exercise. The Company also issued 8,882 Private Placement Units, generating additional $88,820 in gross proceeds. Transaction costs related to the Underwriters’ partial over-allotment exercise amounted to $92,070, consisting of $88,820 of underwriting fees and $3,250 of other offering costs. The Company has also accrued additional underwriting fees of $155,436 that will be paid only if a business combination is entered into.
The total issuance costs of $
10,145,105
were allocated to the Class A common shares subject to possible redemption and the Public Warrants based on their relative fair values with $
9,905,857
to the Class A shares subject to possible redemption and $
239,247
to the Public Warrants.
Following the closing of the IPO on July 29, 2021, an amount of $154,441,030 ($10.00 per Public Unit) from the net proceeds of the sale of the Public Units in the IPO, including the Public Units sold upon the exercise of the over-allotment option, and the sale of the Private Placement Units was placed in a trust account (the “Trust Account”), invested in U.S. government securities, within the meaning set forth in Section 2(a) (16) of the Investment Company Act, with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule
2a-7
of the Investment Company Act of 1940, as amended (the “Investment Company Act”), as determined by the Company. Except for the withdrawal of interest income to pay the income, the Company’s amended and restated certificate of incorporation and subject to the requirements of law and regulation, provides that none of the funds held in the Trust Account will be released from the Trust Account until the earliest of (a) the completion of the Company’s initial Business Combination, (b) the redemption of the public shares if the Company is unable to consummate an initial Business Combination within 24 months from the closing of the Public Offering (the “Combination Period”), subject to applicable law, and (c) the redemption of the Company’s public shares properly submitted in connection with a shareholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of its public shares if the Company has not consummated an initial Business Combination within the Combination Period or with respect to any other material provisions relating to shareholders’ rights or pre-initial
Business Combination activity. The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public shareholders.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Public Offering, although substantially all of the net proceeds are intended to be generally applied toward consummating a Business Combination.
The Company’s Business Combination must be with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the Trust Account (as defined below) (excluding the amount of deferred underwriting discounts held in trust and taxes payable on the interest earned on the Trust Account) at the time of the signing an agreement to enter into a Business Combination. However, the Company will only complete an initial Business Combination if the post-business combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.
The Company will provide its public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of the initial Business Combination either (i) in connection with a shareholder meeting called to approve the initial Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a proposed initial Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The shareholders will be entitled to redeem their shares at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the initial Business Combination, including interest (net of taxes payable), divided by the number of then outstanding public shares. The amount in the Trust Account is initially anticipated to be $10.00 per public share.

F-
7

The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 either immediately prior to or upon consummation of a Business Combination and, if the Company seeks shareholder approval, a majority of the issued and outstanding shares voted are voted in favor of the Business Combination.
If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the public shares, at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (less taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and its board of directors, liquidate and dissolve, subject in each case, to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to consummate an initial Business Combination within the Combination Period.
The Sponsor has agreed (i) to waive its redemption rights with respect to any Founder Shares, Private Placement Shares and public shares held by it in connection with the completion of the initial Business Combination, (ii) to waive its rights to liquidating distributions from the Trust Account with respect to any Founder Shares or Private Placement Shares held by it if the Company fails to complete its Business Combination within the Combination Period, although the Sponsor will be entitled to liquidating distributions from the Trust Account with respect to any public shares it holds if the Company fails to complete its Business Combination within such time period, (iii) not to propose any amendment to the Company’s amended and restated certificate of incorporation that would modify the substance or timing of its obligation to redeem 100% of the public shares if the Company does not complete its initial Business Combination within the Combination Period or with respect to any other material provisions relating to shareholders’ rights or pre-initial
Business Combination activity, unless the Company provides its public shareholders with the opportunity to redeem their shares, and (iv) to vote any Founder Shares held by it and any public shares purchased during or after the Public Offering in favor of the Company’s initial Business Combination.
The Company’s Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account if less than $10.00 per share due to reductions in the value of the trust assets, in each case less taxes payable, provided that such liability will not apply to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriters of the Public Offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. However, the Company has not asked the Sponsor to reserve for such indemnification obligations, nor has it independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and the Company believes that the Sponsor’s only assets are securities of the Company. Therefore, the Company cannot assure you that the Sponsor would be able to satisfy those obligations. None of the Company’s officers or directors will indemnify the Company for claims by third parties including, without limitation, claims by vendors and prospective target businesses.
Business Combination Agreement—Proposed Business Combination with Carmell Therapeutics Corporation
On January 4, 2023, the Company entered into the Business Combination Agreement with Merger Sub and Carmell. The Business Combination Agreement provides, among other things, that on the terms and subject to

F-
8

the conditions set forth therein, Merger Sub will merge with and into Carmell, with Carmell surviving as a wholly-owned subsidiary of the Company (the “Carmell Business Combination”). Upon the closing of the Carmell Business Combination (the “Closing”), it is anticipated that the Company will change its name to “Carmell Therapeutics Corporation” and its ticker symbol on the Nasdaq Stock Market (“Nasdaq”) is expected to change to “CTCX” and have the Class A common stock listed for trading with such trading ticker.
The below description of the Business Combination Agreement and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to, the actual agreement, a copy of which is filed with the prospectus on Form
8-K
filed on January 4, 2023, as Exhibit 2.1. Capitalized terms used but not otherwise defined herein will have the meanings given to them in the Business Combination Agreement.
The Business Combination Agreement and the transactions contemplated thereby were approved by the boards of directors of each of the Company and Carmell. Under the Business Combination Agreement, the Company will acquire all of the outstanding equity interests of Carmell in exchange for shares of the Company’s Class A common stock, based on an implied Carmell equity value of $150,000,000, to be paid to Carmell stockholders at the effective time of the Carmell Business Combination.
Pursuant to the Business Combination Agreement, at or prior to the effective time of the Business Combination, each option and warrant exercisable for Carmell equity that is outstanding immediately prior to the effective time of the Business Combination shall be assumed by the Company and continue in full force and effect on the same terms and conditions as are currently applicable to such options and warrants, subject to adjustments to exercise price and number of shares of Class A common stock issued upon exercise.
The parties to the Business Combination Agreement have agreed to customary representations and warranties for transactions of this type. In addition, the parties to the Business Combination Agreement agreed to be bound by certain customary covenants for transactions of this type, including, among others, covenants with respect to the conduct of Carmell, the Company and their respective subsidiaries during the period between execution of the Business Combination Agreement and Closing. The representations, warranties, agreements and covenants of the parties set forth in the Business Combination Agreement will terminate at Closing, except for those covenants and agreements that, by their terms, contemplate performance after Closing. Each of the parties to the Business Combination Agreement has agreed to use its reasonable best efforts to take or cause to be taken all actions and things necessary to consummate and expeditiously implement the Carmell Business Combination.
The Business Combination Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including, without limitation, (i) by the Company or Carmell, if (a) the Closing has not occurred by June 30, 2023 and (b) a breach of the covenants or obligations of the other party (Carmell, on one hand, or the Company or Merger Sub, on the other hand) seeking to terminate the Business Combination Agreement did not proximately cause the failure to consummate the Business Combination; (ii) by the Company or Carmell, in the event an applicable governmental, regulatory or administrative authority has issued a final and non-appealable
order having the effect of permanently restraining, enjoining or otherwise prohibiting the Carmell Business Combination; (iii) by the Company or Carmell, if Carmell or the Company or Merger Sub, as applicable, has breached any of its respective representations, warranties, agreements or covenants contained in the Business Combination Agreement, such failure or breach would render certain conditions precedent to the Closing incapable of being satisfied, and such breach or failure is not cured within 30 days of written notice thereof; (iv) by the Company or Carmell if the Company’s stockholder meeting to vote on the Carmell Business Combination has been held and the Company stockholder approval has not been obtained; (v) by the Company, if the Carmell stockholder approval is not obtained within five (5) business days following the time at which a registration statement on Form
S-4
relating to the approval by the Company’s stockholders of the Carmell Business Combination filed with the Securities and Exchange Commission (the “SEC”) by the Company is declared effective under the Securities Act of 1933, as amended; or (vi) by mutual written consent of the Company and Carmell.

F-
9

If the Business Combination Agreement is validly terminated, none of the parties to the Business Combination Agreement will have any liability or any further obligation under the Business Combination Agreement other than customary confidentiality obligations, except in the case of Willful Breach or Fraud (each, as defined in the Business Combination Agreement).
Liquidity and Going Concern
As of March 31, 2023, the Company had cash outside the Trust Account of $16,133 available for working capital needs. All remaining cash held in the Trust Account is generally unavailable for the Company’s use, prior to an initial business combination, and is restricted for use either in a Business Combination or to redeem common stock. Up to $100,000 of interest and dividends earned in the Trust Account are available to pay dissolution expenses, if necessary, and the Company may withdraw dividend and interest income earned in the Trust Account to pay income and franchise taxes. As of March 31, 2023 and December 31, 2022, none of the principal amount in the Trust Account was withdrawn as described above.
As of March 31, 2023, the Company had cash, negative working capital and an accumulated deficit of $16,133, ($2,495,637
)

and $1,308,073, respectively. The $16,133 held outside of the Trust Account may not be sufficient to allow the Company to operate until the earlier of the consummation of the Business Combination or the date the Company is required to liquidate, no later than July 29, 2023. The Company may need to raise additional capital through loans or additional investments from its Sponsor, stockholders, officers, directors, or third parties. The Company’s officers, directors and Sponsor may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all.
The Company has until July 29, 2023 to consummate the initial Business Combination. It is uncertain whether the Company will be able to consummate the proposed Business Combination by this date. If a Business Combination is not consummated by this date, then, unless that time is extended, there will be a mandatory liquidation and subsequent dissolution of the Company. Extension of the business combination period would require an amendment to the Company’s amended and restated certificate of incorporation. Amending the amended and restated certificate of incorporation will require the approval of holders of 65% of the Company’s common stock, and, in connection with this, amending the warrant agreement will require a vote of holders of at least a majority of the public warrants (which may include public warrants acquired by the Sponsor or its affiliates in this offering or thereafter in the open market). In addition, the amended and restated certificate of incorporation requires the Company to provide its public stockholders with the opportunity to redeem their public shares for cash if the Company proposes an amendment to the amended and restated certificate of incorporation (A) to modify the substance or timing of its obligation to allow redemption in connection with the initial business combination or certain amendments to the charter prior thereto or to redeem 100% of the Company’s public shares if the Company does not complete the initial business combination within 24 months from the closing of the IPO or (B) with respect to any other provision relating to stockholders’ rights or pre-initial
business combination activity.
As disclosed in the Company’s Form
8-K
filed with the SEC on March 29, 2023, the Company received a written notice (the “Notice”) from the Nasdaq Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) indicating that the Company was not in compliance with Listing Rule 5550(a)(3), which requires the Company to have at least 300 public holders for continued listing on the Nasdaq Capital Market (the “Minimum Public Holders Rule”). The Notice is only a notification of deficiency, not of imminent delisting, and has no current effect on the listing or trading of the Company’s securities on Nasdaq Capital Market.

F-1
0

The Notice gave the Company 45 calendar days to submit a plan to regain compliance with the Minimum Public Holders Rule. The Company submitted a plan to regain compliance with the Minimum Public Holders Rule within the required timeframe. If Nasdaq accepts the Company’s plan, Nasdaq may grant the Company an extension of up to 180 calendar days from the date of the Notice to evidence compliance with the Minimum Public Holders Rule. If Nasdaq does not accept the Company’s plan, the Company will have the opportunity to appeal the decision in front of a Nasdaq Hearings Panel.
These conditions raise substantial doubt about the Company’s ability to continue as a going concern until the earlier of the consummation of the Business Combination or the date the Company is required to liquidate, no later than July, 29, 2023. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.
The Company believes that the proceeds raised in the IPO and the funds potentially available from loans from the sponsor or any of their affiliates will be sufficient to allow the Company to meet the expenditures required for operating its business. However, if the estimate of the costs of identifying a target business, undertaking in-depth
due diligence and negotiating a Business Combination are less than the actual amount necessary to do so, the Company may have insufficient funds available to operate its business prior to the initial Business Combination. Moreover, the Company may need to obtain additional financing either to complete the Business Combination or because the Company becomes obligated to redeem a significant number of public shares upon completion of the Business Combination, in which case the Company may issue additional securities or incur debt in connection with such Business Combination.
Note 2 — Significant Accounting Policies
Basis of Presentation and Principles of Consolidation
The accompanying unaudited condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiary and have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form
10-Q
and Article 8 of Regulation
S-X
of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented. All significant intercompany balances and transactions have been eliminated in consolidation.
The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the Company’s audited financial statements and notes thereto for the year ended December 31, 2022 included in the Company’s Form
10-K
as filed with the SEC on March 17, 2023. The interim results for the three months ended March 31, 2023 are not necessarily indicative of the results to be expected for the year ending December 31, 2023 or for any future periods.
Emerging Growth Company Status
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure

F-1
1

obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.
Marketable Securities Held in Trust Account
At March 31, 2023 and December 31, 2022, the assets held in the Trust Account were substantially held in a money market fund which is comprised of U.S. Treasury Bills, U.S. Treasury Coupons, and U.S. Treasury Inflation-Protected Securities. Through March 31, 2023, the Company has not withdrawn any dividend and interest income from the Trust Account to pay its tax obligations.
Common Stock Subject to Possible Redemption
The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Class A common stock subject to mandatory redemption (if any) are classified as a liability instrument and are measured at fair value. Conditionally redeemable common stock (including common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, common stock is classified as shareholders’ equity. The Company’s common stock feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, as of March 31, 2023 and December 31, 2022, 15,444,103 shares of Class A common stock subject to possible redemption are classified in temporary equity outside of the shareholders’ equity (deficit) section of the Company’s balance sheet and were immediately accreted to redemption value at the IPO Date.
Derivative Financial Instruments
The Company issues warrants to its investors and accounts for warrant instruments as either equity-classified or liability-classified instruments based on an assessment of the specific terms of the warrants and applicable authoritative guidance in ASC 480 and ASC 815, “Derivatives and Hedging” (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition

F-1
2

of a liability pursuant to ASC 480, and meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own stock and whether the holders of the warrants could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification.
The Public Warrants (see Note 3) and Private Warrants (see Note 4) were accounted for as equity as these instruments meet all of the requirements for equity classification under ASC 815.
Business Combination Costs
Costs incurred in relation to a potential Business Combination may include legal, accounting, and other expenses. Any such costs are expensed as incurred.
Net Income (Loss) per Common Stock share
The Company complies with accounting and disclosure requirements of ASC Topic 260, “Earnings Per Share.” Net income (loss) per share is computed by dividing net loss by the weighted average number of Common Stock shares outstanding during the period.
The Company’s condensed consolidated statements of operations include a presentation of net income (loss) per share subject to redemption in a manner similar to the two-class
method of income per share. With respect to the accretion of the Class A Shares subject to possible redemption and consistent with ASC
480-10-S99-3A,
the Company deemed the fair value of the Class A Common shares subject to possible redemption to approximate the contractual redemption value and the accretion has no impact on the calculation of net income (loss) per share.
The Company’s Public Warrants (see Note 6) and Private Placement Warrants (see Note 6) could, potentially, be exercised or converted into common shares and then share in the earnings of the Company. However, these warrants were excluded when calculating diluted income (loss) per share because such inclusion would be anti-dilutive for the periods presented. As a result, diluted income (loss) per share is the same as basic income (loss) per share for the period presented.
A reconciliation of net income per share is as follows for the three months ended March 31, 2023:

	Class A subject to possible redemption	Class A	Class B
Allocation of undistributable income	450,040	13,517	112,510

Net income to ordinary shares	$450,040	$13,517	$112,510

Weighted average shares outstanding, basic and diluted	15,444,103	463,882	3,861,026

Basic and diluted net income per share	$0.03	$0.03	$0.03

A reconciliation of net income per share is as follows for the three months ended March 31, 2022:

	Class A subject to possible redemption	Class A	Class B
Allocation of undistributable losses	(412,121)	(12,379)	(103,030)

Net (loss) to Common shares	$(412,121)	$(12,379)	$(103,030)

Weighted average shares outstanding, basic and diluted	15,144,103	463,882	3,861,026

Basic and diluted net loss per share	$(0.03)	$(0.03)	$(0.03)

F
-1
3

Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying condensed consolidated balance sheet, primarily due to their short-term nature.
Fair Value Measurements
Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.
As of March 31, 2023 and December 31, 2022, the Company held $158,368,990 and $156,693,598, respectively, of Level 1 financial instruments, which are the Company’s marketable securities held in the Trust Account. These assets are measured at fair value on a recurring basis based on quoted market prices for identical securities in the active market.
The Company did not hold any assets or liabilities requiring remeasurement on a recurring or nonrecurring basis as of March 31, 2023 and December 31, 2022.
Income Taxes
The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
ASC 740 prescribes recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties related to any uncertain tax benefits as of March 31, 2023 and December 31, 2022. The Company is not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

F-1
4

Concentration of Credit Risk
Financial instruments that potentially subject the Company to a concentration of credit risk consist of a cash account in a financial institution, which at times may exceed the Federal Depository Insurance Corporation coverage limit of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.
Recently Issued Accounting Standards
Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.
Note 3 — IPO
On July 29, 2021, the Company sold 15,000,000 Public Units at $10.00 per Public Unit, generating gross proceeds of $150.0 million. Each Public Unit consists of one share of Class A common stock and one-fourth
of one redeemable warrant. Only whole warrants are exercisable. Each whole warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share.
Simultaneously with the closing of the IPO, the Company consummated the sale of 455,000 Private Placement Units at a price of $10.00 per Private Placement Unit in a private placement to the Sponsor, generating gross proceeds of $4,550,000, which is described further in Note 4.
On August 3, 2021, the Underwriters exercised their option to purchase 444,103 additional Public Units for the total amount of $4,441,030, received on August 6, 2021. Resulting from the partial over-allotment exercise, the Company also issued 8,882 Private Placement Units, generating additional $88,820 in gross proceeds.
Note 4 — Related Party Transactions
Founder Shares
On January 21, 2021, the Sponsor subscribed to purchase 3,593,750 shares of the Company’s common stock, par value $0.0001 per share (the “Founder Shares”) for an aggregate price of $25,000. On January 25, 2021, the Sponsor paid $25,000, or approximately $0.00696 per share, to cover certain offering and formation costs in consideration for 3,593,750 Founder Shares. On March 1, 2021, the Company effected a 1:1.2 stock split of its common stock which resulted in an aggregate of 4,312,500 shares of Class B common stock outstanding. All shares and associated amounts have been retroactively restated to reflect the stock split. On August 3, 2021, the Underwriters exercised their option to purchase 444,103 additional Units out of the total 2,250,000 available under the over-allotments and the forfeiture provisions lapsed for 111,026 Founder Shares. The remaining 451,464 Founder Shares were forfeited upon the expiration of the
45-day
period reserved for the exercise of over-allotment option.
On July 27, 2021, our sponsor transferred 25,000 founder shares to each of Darlene DeRemer, Eugene Podsiadlo, and William Woodward, directors of the Company. The awards will vest simultaneously with the closing of an initial business combination, provided the director has continuously served on the Company’s board of directors through the closing of such initial business combination.
At the IPO Date, the Sponsor also transferred to certain investors a total of 225,000 of Founders shares (Note 4)
(“Non-Risk
Incentive Private Shares”) as a compensation for their commitment to purchase the Public Units sold in the IPO. The Company estimated the aggregate fair value of these shares to be $1,186,448, or $5.27 per share. The fair value of the
Non-Risk
Incentive Private Shares was determined to be a contribution from the sponsor for offering costs in accordance with Staff Accounting Bulletin Topic 5T. These offering costs were allocated to the Public Units and charged to shareholder’s equity upon the completion of the IPO.

F-1
5

At the IPO Date, the Sponsor also transferred to certain other investors the total of 600,900 of Founders shares (“Risk Incentive Private Shares”) as a compensation for their commitment to acquire at least 9.9% of the Public Units sold in the IPO. These Risk Incentive Private Shares are subject to forfeiture if the investors sell their Public Units prior to the closing of the initial Business Combination and will be, upon their forfeiture, transferred back to the Sponsor. The fair value of these Risk Incentive Private Shares is equal to the fair value of the
Non-Risk
Incentive Private Shares. Due to the high probability of forfeiture, the fair value of these Risk Incentive Private Shares will be recorded as a capital contribution from the Sponsor upon the closing of the initial Business Combination.
The Sponsor, directors and executive officers have agreed not to transfer, assign or sell (i) any of their Founder Shares until the earliest of (A) one year after the completion of the initial Business Combination and (B) subsequent to the initial Business Combination, (x) if the closing price of the Company’s shares of Class A common stock equals or exceeds $
12.00
per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any
20
trading days within any
30-trading
day period commencing at least
150
days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of its public shareholders having the right to exchange their common stock for cash, securities or other property, and (ii) any of their Private Placement Units, Private Placement Shares, Private Placement Warrants and Class A common stock issued upon conversion or exercise thereof until 30 days after the completion of the initial Business Combination (the
“Lock-up”).
Any permitted transferees will be subject to the same restrictions and other agreements of the Sponsor and directors and executive officers with respect to any Founder Shares, Private Placement Units, Private Placement Shares, Private Placement Warrants and Class A common stock issued upon conversion or exercise thereof.
Private Placement
Simultaneously with the closing of the IPO, the Sponsor purchased 455,000 placement units, at a purchase price of $4,550,000, in a private placement. Each Private Placement Unit is identical to the Public Units sold in the IPO except as described below. A portion of the proceeds from the Private Placement Units was added to the proceeds from the Public Offering to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law).
As a result of the partial over-allotment exercise on August 3, 2021, the Company also issued 8,882 Private Placement Units, generating an additional $88,820 in gross proceeds.
The Private Placement Units (including the Private Placement Shares, the Private Placement Warrants and Class A common stock issuable upon exercise of such Private Placement Warrants) will not be transferable or salable until 30 days after the completion of our Business Combination (except, among other limited exceptions, to our officers and directors and other persons or entities affiliated with our Sponsor).
Due to Related Party
The balances of $71,024 and $31,979 as of March 31, 2023 and December 31, 2022, respectively, represents $11,024 and $1,979, respectively, of general and administrative costs paid by an executive employee and affiliate of the Sponsor on behalf of the Company and $60,000 and $30,000, respectively, of unpaid monthly administrative services fees (as described below).
Administrative Service Fee
The Company has agreed, commencing on the date that the Company’s securities are first listed on the Nasdaq, to pay an affiliate of the Sponsor a monthly fee of an aggregate of $10,000 for office space, administrative and

F-1
6

support services. For each of the three months ended March 31, 2023 and 2022, administrative fees incurred totaled $30,000, included in general and administrative expenses in the accompanying condensed consolidated statement of operations. During the three months ended March 31, 2023 and 2022, administrative service fees incurred totaled $30,000, and $0, respectively. As of March 31, 2023 and December 31, 2022, $60,000 and $30,000, respectively, is owed to the affiliate of the Sponsor for the administrative service fees, included in “due to related party” on the accompanying unaudited condensed consolidated balance sheets. Upon completion of the initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees.
Related Party Loans
In order to finance transaction costs in connection with a Business Combination, the Company’s Sponsor, an affiliate of the Sponsor, or the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (the “Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of notes may be converted upon consummation of a Business Combination into warrants at a price of $1.50 per warrant. The warrants will be identical to the Private Placement Warrants. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. As of March 31, 2023 and December 31, 2022, there were no written agreements in place for the Working Capital Loans, nor were any amounts loaned to the Company by the Sponsor.
In conjunction with the IPO activities, on July 14, 2021 (the “Inception Date”), the Company and its Sponsor entered into the Subscription Agreements with certain investors (see Note 5).
Forward Purchase Agreement
The Company granted to the direct anchor investors an option, in their sole discretion, to subscribe to a forward purchase agreement for up to an aggregate of 60% (up to 10% per direct anchor investor) of the securities sold in one or multiple private placements to close prior to or concurrently with the closing of the initial Business Combination. The aggregate proceeds from the sale of any securities pursuant to these forward purchase agreements will be used for purposes related to the initial Business Combination. Since the issuance of the securities to the investors is contingent upon the closing of an equity financing in relation to the initial Business Combination, and the number of shares to be purchased by the investors is undefined, the terms of the forward purchase agreement will not create an obligation for the Company until such financing occurs.
Note 5 — Commitments & Contingencies
Registration Rights
The holders of the Founder Shares, Private Placement Units, Private Placement Warrants, Class A common stock underlying the Private Placement Warrants and Private Placement Units that may be issued upon conversion of Working Capital Loans (and any shares or Class A common stock issuable upon the exercise of the Private Placement Warrants and Private Placement Units that may be issued upon conversion of Working Capital Loans) are entitled to registration rights pursuant to a registration rights agreement dated July 26, 2021. The holders of these securities are entitled to make unlimited demands that the Company registers such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the initial Business Combination. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up
period, which occurs (i) in the case of the Founder Shares, as described in the following paragraph, and (ii) in the case of the Private Placement Warrants and the respective shares of Class A common stock underlying such warrants, 30 days after the completion of the Company’s initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

F-1
7

Underwriters Agreement
The Company granted the underwriters a
45-day
option from July 26, 2021, to purchase up to 2,250,000 additional Public Units to cover over-allotments, if any, at the Public Offering price less the underwriting discounts and commissions. On August 3, 2021, the Underwriters exercised their option to purchase 444,103 additional Units for the total amount of $4,441,030.
The underwriters received a cash underwriting discount of two percent
(
2.0%) of the gross proceeds of the Public Offering, or $3,000,000, paid on July 29, 2021. Additionally, in connection with the partial over-allotment exercise, the underwriters received a cash underwriting discount of two percent
(
2.0%) of the gross proceeds, or $88,820, paid on August 6, 2021.
In addition to the cash underwriting discounts, under the original agreement, the underwriters were entitled to a deferred underwriting fee of three and a half percent
(
3.5%), or $5,405,436 of the gross proceeds of the Public Offering and the underwriters’ partial over-allotment exercise upon the completion of the Company’s initial Business Combination.
On March 20, 2023, the Company received a letter providing notice from the representative of the underwriters, waiving any entitlement to their portion of the $5,405,436 deferred underwriting fee that accrued from their participation as the underwriters of the IPO as they have not been involved in the Business Combination process. This deferred underwriting discount, which previously increased the accumulated deficit due to the accretion of the Class A Common stock subject to possible redemption, was recorded as a recovery in the accumulated deficit during the three months ended March 31, 2023.
Subscription Agreements
In conjunction with the IPO activities, on July 14, 2021 (the “Inception Date”), the Company and its Sponsor entered into the Subscription Agreements with certain investors. Under these Subscription Agreements, the investors, who received the At Risk Incentive Private Shares, received the right but not the obligation to subscribe, at their sole discretion, to any equity financing associated with the Closing of the initial Business Combination subject to a maximum of 10% of such offerings’ proceeds, and the right but not the obligation to subscribe, at their sole discretion, at the same terms in the next special purpose acquisition company or other similar entity sponsored by Constellation Alpha Holdings. The investors who received the Non Risk Incentive Private Shares also received the right but not the obligation to subscribe, at their sole discretion, to any equity financing associated with the Closing of the SPAC’s initial Business Combination subject to a maximum of 10% of such offerings’ proceeds if the Investor still holds their Public Shares at the business combination date. Since the number of shares or other instruments to be purchase by the investors is unknown, these rights to participate in future offerings do not meet definition of an equity contract.
Risks and Uncertainties
Results of operations and the Company’s ability to complete an Initial Business Combination may be adversely affected by various factors that could cause economic uncertainty and volatility in the financial markets, many of which are beyond its control. The business could be impacted by, among other things, downturns in the financial markets or in economic conditions, inflation, and increases in interest rates. The Company cannot at this time fully predict the likelihood of one or more of the above events, their duration or magnitude or the extent to which they may negatively impact our business and our ability to complete an Initial Business Combination. The unaudited condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Note 6 — Shareholder’s Equity
Common Stock
—On January 25, 2021, the Company issued 3,593,750 shares of common stock, including an aggregate of up to 468,750 shares of common stock that were subject to forfeiture, to the Company by the initial

8

shareholders
for no consideration to the extent that the underwriters’ over- allotment option is not exercised in full or in part, so that the initial shareholders will collectively own 20% of the Company’s issued and outstanding common stock after the Proposed Public Offering.
On March 1, 2021, the Company amended its charter to authorize issuance of 100,000,000 Class A common stock, with a par value of $0.0001 per share, 10,000,000 Class B common stock, with a par value of $0.0001 per share, and 1,000,000 preferred stock, with a par value of $0.0001 per share, and effected a 1:1.2 stock split of its common stock which resulted in an aggregate of 4,312,500 shares of Class B common stock outstanding All shares and per share amounts have been retroactively restated to reflect the stock split.
On July 29, 2021, the Company sold 15,000,000 Units, each unit consists of one share of Class A common stock and one-fourth
of one redeemable warrant.
On August 3, 2021, the Underwriters exercised their option to purchase 444,103 additional Units out of the total 2,250,000 available under the over-allotments and the forfeiture term lapsed for 111,026 Founder Shares. The remaining 451,464 Founder Shares were forfeited upon the expiration of the
45-day
period reserved for the exercise of over-allotment option.
Both Class A and B shareholders vote together as a single class on all matters submitted to a vote of the Company shareholders, with each share of common stock entitling the holder to one vote.
The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of the initial Business Combination on a one-for-one
basis (subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like), and subject to further adjustment as provided herein. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the Proposed Public Offering and related to the closing of the Business Combination, including pursuant to a specified future issuance, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless our Sponsor agrees to waive such adjustment with respect to any such issuance or deemed issuance, including a specified future issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted
basis,

20%
of the sum of the total number of all shares of common stock outstanding upon completion of the Proposed Public Offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the Business Combination (after giving effect to any redemptions of shares of Class A common stock by Public Stockholders) (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the Business Combination and any Private Placement Units issued to our Sponsor, officers or directors upon conversion of Working Capital Loans). The Sponsor may also elect to convert their shares of Class B common stock into an equal number of shares of Class A common stock, subject to adjustment as provided above, at any time.
Preferred Stock
—The Company is authorized to issue 1,000,000 shares of preferred stock, with a par value of $0.0001 per share. At March 31, 2023 and December 31, 2022, there were no shares of preferred stock issued or outstanding.
Warrants
– The warrants may only be exercised for a whole number of shares. The warrants included in the units sold in the Public Offering (the “Public Warrants”) will become exercisable 30 days after the completion of a Business Combination provided that the Company has an effective registration statement under the Securities Act covering the issuance of the shares of Class A common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Public Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the initial Business Combination, the Company will use its commercially reasonable efforts to file with the SEC and have an effective registration statement covering the issuance of the shares of Class A common stock

F-
19

issuable upon exercise of the warrants and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed. If a registration statement covering the issuance of the Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption.
The warrants have an exercise price of $11.50 per share, subject to adjustments, and will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation. In addition, if (x) the Company issues additional shares of Class A common stock or equity- linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance), or the Newly Issued Price, (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described below under “Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, respectively.
The Private Placement Warrants are identical to the Public Warrants, except that the Private Placement Warrants and the shares of Class A common stock issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions.
Redemption of warrants when the price per share of Class
 A common stock equals or exceeds $18.00
: Once the warrants become exercisable, the Company may redeem the outstanding warrants for cash:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•
if, and only if, the closing price of the common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like and for certain issuances of Class A common stock and equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination) for any 20 trading days within a
30-trading
day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders (the “Reference Value”).

The Company will not redeem the warrants unless an effective registration statement under the Securities Act covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares of Class A common stock is available throughout the
30-day
redemption period.
In no event will the Company be required to net cash settle any warrant. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust

F-2
0

Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.
Note 7 — Income Taxes
The Company’s effective tax rate (“ETR”) is calculated quarterly based upon current assumptions relating to the full year’s estimated operating results and various tax-related
items. The Company’s ETR was 37.3% and 0% for the three months ended March 31, 2023 and 2022, respectively. The difference between the effective tax rate of 37.3% and the U.S. federal statutory rate of 21% for the three months ended March 31, 2023 was primarily due to the ETR adjustment and the change in the valuation allowance. The difference between the effective tax rate of 0% and the U.S. federal statutory rate of 21% for the three months ended March 31, 2022 was due to the full valuation allowance recognized against the deferred tax assets.
The 2021 and 2022 federal tax returns for the Company remain open for examination.
Note 8 — Stock-based Compensation
On July 27, 2021, the Sponsor transferred 25,000 shares of Class B common stock to each of the three independent director nominees as compensation for their service on the board of directors. The awards will vest simultaneously with the closing of an initial business combination, provided the director has continuously served on the Company’s board of directors through the closing of such initial business combination. As such, the service period for these awards will start on the IPO Date. As the share awards would vest only upon the consummation on a business combination, the compensation expense in relation to these grants would be not recognized until the closing of the initial business combination. As a result, the Company recorded no compensation expense for the three months ended March 31, 2023 and 2022.
The fair value of the Founder Shares on the grant date was approximately $5.26 per share. The valuation performed by the Company determined the fair value of the Founder Shares on the date of grant based on the fair value of the Class A shares discounted for a) the probability of a successful business combination, and b) the lack of marketability. The aggregate grant date fair value of the award amounted to approximately $394,000.
Note 9 — Subsequent Events
The Company did not identify any subsequent events that require adjustment or disclosure in the unaudited condensed consolidated financial statements other than discussed below.
On May 1, 2023, Sandstone Asset Management notified the Company that it intends to stay invested in its anchor investor position in 1,020,520 shares of the Company’s common stock and 285,875 warrants through the closing of the potential Business Combination with Carmell. This commitment is expected to result in approximately $10.4 million in funds retained by the combined company after the Closing, based on the amount of funds in the Trust Account as of March 31, 2023 (excluding dividend and interest income available for payment of the Company’s taxes).

1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Stockholders
of Alpha Healthcare Acquisition Corp. III
Opinion on the Financial Statements
We have audited the accompanying balance sheet of Alpha Healthcare Acquisition Corp. III (the Company) as of December 31, 2022 and 2021, and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes and schedules (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the period ended December 31, 2022 and 2021, in conformity with accounting principles generally accepted in the United States of America.
Substantial Doubt about the Company’s Ability to Continue as a Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has negative working capital and an accumulated deficit that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
We have served as the Company’s auditor since 2022.
/s/ Adeptus Partners, LLC
Adeptus Partners, LLC
PCAOB: 3686
Ocean, NJ
March 13, 2023

F-22

ALPHA HEALTHCARE ACQUISITION CORP. III
BALANCE SHEETS

	December 31,
	2022	2021
Assets
Current assets:
Cash	$187,664	$774,192
Prepaid expenses	97,538	198,983

Total current assets	285,202	973,175
Marketable securities held in Trust Account	156,693,598	154,449,121

Total assets	$156,978,800	$155,422,296

Liabilities and Shareholders’ Equity (Deficit)
Current liabilities:
Accrued offering costs	$—	$112,485
Accounts payable and accrued expenses	1,258,337	215,247
Due to related party	31,979	2,275
Income taxes payable	391,198	—

Total current liabilities	1,681,514	330,007
Deferred underwriting fees payable	5,405,436	5,405,436

Total liabilities	7,086,950	5,735,443

Commitments and Contingencies (Note 5)
Class A common stock, $ 0.0001 par value; 100,000,000 shares authorized; 15,444,103 shares issued and outstanding subject to possible redemption	155,909,529	154,449,121

Shareholders’ equity (deficit):
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; 463,882 shares not subject to possible redemption issued and outstanding (excluding 15,444,103 shares subject to possible redemption)	46	46
Class B common stock; $0.0001 par value, 10,000,000 shares authorized; 3,861,026 shares issued and outstanding	386	386
Additional paid-in capital	—	—
Accumulated deficit	(6,018,111)	(4,762,700)

Total shareholders’ deficit	(6,017,679)	(4,762,268)

Total Liabilities and Shareholders’ Deficit	$156,978,800	$155,422,296

The accompanying notes are an integral part of these financial statements.

F-
2
3

ALPHA HEALTHCARE ACQUISITION CORP. III
STATEMENTS OF OPERATIONS

	For the year ended December 31, 2022	For the period from January 21, 2021 (inception) through December 31, 2021
General and administrative expenses	$1,651,483	$467,431

Loss from operations	(1,651,483)	(467,431)
Other income:
Dividend and interest income	2,247,678	8,091
Change in fair value of overallotment liability	—	2,923
Gain on expiration of overallotment option	—	127,035

Income (Loss) before income taxes	596,195	(329,382)
Income tax provision	(391,198)	—

Net Income (Loss)	$204,997	$(329,382)

Weighted average shares outstanding of Class A common stock subject to possible redemption	15,444,103	6,973,122
Basic and diluted net income (loss) per share, Class A common stock subject to possible redemption (see Note 2)	$0.01	$(0.03)
Weighted average shares outstanding of Class A common stock	463,882	209,549
Basic and diluted net income (loss) per share, Class A common stock (see Note 2)	$0.01	$(0.03)
Weighted average shares outstanding of Class B common stock	3,861,026	3,797,628
Basic and diluted net income (loss) per share, Class B common stock (see Note 2)	$0.01	$(0.03)
The accompanying notes are an integral part of these financial statements.

F-
24

ALPHA HEALTHCARE ACQUISITION CORP. III
Statement of Shareholders’ Equity (Deficit)
For the year ended December 31, 2022

	Common Stock Subject to Possible Redemption						Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Equity (Deficit)
			Common Stock
	Class A		Class A		Class B
	Shares	Amount	Shares	Amount	Shares	Amount
Balance - January 1, 2022	15,444,103	$154,449,121	463,882	$46	3,861,026	$386	$—	$(4,762,700)	$(4,762,268)
Change in redemption value of Class A Common stock subject to possible redemption due to dividend and interest income earned	—	1,460,408	—	—	—	—	—	(1,460,408)	(1,460,408)
Net income	—	—	—	—	—	—	—	204,997	204,997

Balance - December 31, 2022	15,444,103	$155,909,529	463,882	$46	3,861,026	$386	$—	$(6,018,111)	$(6,017,679)

F-
2
5

ALPHA HEALTHCARE ACQUISITION CORP. III
Statement of Shareholders’ Equity (Deficit)
For the period from January 21, 2021 (inception) through December 31, 2021

	Common Stock Subject to Possible Redemption						Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Equity (Deficit)
			Common Stock
	Class A		Class A		Class B
	Shares	Amount	Shares	Amount	Shares	Amount

Balance - January 21, 2021 (inception)	—	$—	—	$—	—	$—	$—	$—	$—
Class B common stock issued to Sponsor	—	—	—	—	4,312,500	431	24,569	—	25,000
Issuance of Private Placement Units	—	—	463,882	46	—	—	4,638,774	—	4,638,820
Issuance of Class A Common stock subject to possible redemption, net of issuance costs of $ 9,905,857	15,444,103	140,738,518	—	—	—	—	—	—	—
Issuance of Public Warrants, net of issuance costs of $ 239,247	—	—	—	—	—	—	3,399,132	—	3,399,132
Capital contribution by the Sponsor through transfer of Class B shares	—	—	—	—	—	—	1,186,448	—	1,186,448
Fair value of underwriter’s overallotment options exercised	—	—	—	—	—	—	28,317	—	28,317
Accretion to redemption value of Class A common stock subject to possible redemption	—	13,702,512	—	—	—	—	(9,277,240)	(4,425,272)	(13,702,512)
Forefeiture of Founder Shares related to unexercised portion of underwriter’s overallotment option (1)	—	—	—	—	(451,474)	(45)	—	45	—
Change in redemption value of Class A Common stock subject to possible redemption due to dividend and interest income earned	—	8,091	—	—	—	—	—	(8,091)	(8,091)
Net loss	—	—	—	—	—	—	—	(329,382)	(329,382)

Balance - December 31, 2021	15,444,103	$154,449,121	463,882	$46	3,861,026	$386	$—	$(4,762,700)	$(4,762,268)

(1)
An aggregate of 4,312,500 shares of Class B common stock were originally issued, of which 562,500 shares were subject to forfeiture depending on whether the over-allotment option was exercised in full or in part by the underwriters during the
45-day
option period. As a result of a partial over-allotment option exercise by the underwriters, an aggregate of 451,474 shares were forfeited at the end of the
45-day
option period.

The accompanying notes are an integral part of these financial statements.

F-
2
6

ALPHA HEALTHCARE ACQUISITION CORP. III
STATEMENTS OF CASH FLOWS

	For the year ended December 31, 2022	For the period from January 21, 2021 (inception) through December 31, 2021
Cash Flows from Operating Activities:
Net income (loss)	$204,997	$(329,382)
Adjustments to reconcile net loss to net cash used in operating activities
Interest earned in Trust Account	(2,244,477)	(8,091)
Change in fair value of overallotment liability	—	(2,923)
Gain on expiration of overallotment option	—	(127,035)
Changes in current assets and liabilities:
Prepaid expenses	101,445	(198,983)
Accrued expenses	1,028,390	215,247
Due to related party	29,704	—

Net cash used in operating activities	(488,743)	(451,167)

Cash Flows from Investing Activities:
Investment of cash into Trust Account	—	(154,441,030)

Cash Flows from Financing Activities:
Proceeds from related party	—	56,922
Payment to related party	—	(54,647)
Proceeds from issuance of Public Units	—	154,441,030
Proceeds from issuance of Private Units	—	4,638,820
Payment of offering costs	(97,785)	(3,415,736)

Net cash (used in) provided by financing activities	(97,785)	155,666,389

Net Change in Cash	(586,528)	774,192
Cash - beginning of the period	774,192	—

Cash - end of the period	$187,664	$774,192

Supplemental disclosure of cash flow information:
Offering costs paid by Sponsor in exchange for issuance of Class B common stock	$—	$25,000

Capital contribution by the Sponsor through transfer of Class B shares	$—	$1,186,448

Offering costs included in accrued offering costs	$—	$112,485

Deferred underwriting commissions	$—	$5,405,436

Accretion of the interest earned in Trust Account	$1,460,408	$8,091

The accompanying notes are an integral part of these financial statements.

F-
27

ALPHA HEALTHCARE ACQUISITION CORP. III
NOTES TO FINANCIAL STATEMENTS
Note 1 — Organization and Business Operations
Alpha Healthcare Acquisition Corp. III is a blank check company incorporated as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). On January 4, 2023, the Company entered into a business combination agreement (the “Business Combination Agreement”) with Candy Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Carmell Therapeutics Corporation, a Delaware corporation (“Carmell”).
The Company has selected December 31 as its fiscal year end.
As of December 31, 2022, the Company has not yet commenced any operations. All activity from January 21, 2021 (inception) through December 31, 2022, relates to the Company’s formation, the IPO (as defined below), and activities necessary to identify a potential target and prepare for a Business Combination. Since our IPO, we have not generated any operating revenues, and do not expect to generate any operating revenues, until at least after completion of our initial Business Combination, if at all.
The registration statement for the Company’s initial public offering (“IPO”) was declared effective on July 26, 2021. On July 29, 2021 (“IPO Date”), the Company consummated the IPO of 15,000,000 units (the “Public Units” and, with respect to the shares of Class A common stock included in the Public Units sold, the “Public Shares”), at $10.00 per Public Unit, generating gross proceeds of $150,000,000, which is described in Note 3. In connection with the IPO, the Company also granted the underwriters a
45-day
option to purchase an additional 2,250,000 Public Units at the IPO price.
Simultaneously with the closing of the IPO, the Company consummated the sale of 455,000 units (each, a “Private Placement Unit” and, collectively, the “Private Placement Units”) at a price of $10.00 per Private Placement Unit in a private placement to AHAC Sponsor III LLC (the “Sponsor”), generating gross proceeds of $4,550,000, which is described in Note 4.
At the IPO Date, transaction costs amounted to $3,461,151, consisting of $3,000,000 of underwriting fees and $461,151 of other offering costs. The Company also accrued underwriting fees of $5,250,000 that will be paid only if a Business Combination is entered into. In addition, cash of $1,550,000 was held outside of the Trust Account (as defined below) and was available for the payment of offering costs and for working capital purposes.
At the IPO Date, the Sponsor also transferred to certain investors a total of 225,000 of Founders shares (Note 4)
(“Non-Risk
Incentive Private Shares”) as compensation for their commitment to purchase the Public Units sold in the IPO. The Company estimated the aggregate fair value of these shares to be $1,186,448, or $5.27 per share. The fair value of the
Non-Risk
Incentive Private Shares was determined to be a contribution from the Sponsor for offering costs in accordance with Staff Accounting Bulletin Topic 5T. These offering costs were allocated to the Public Units and charged to shareholder’s equity upon the completion of the IPO.
At the IPO Date, the Sponsor also transferred to certain other investors the total of 600,900 of Founders shares (“Risk Incentive Private Shares”) as a compensation for their commitment to acquire at least 9.9% of the Public Units sold in the IPO. These Risk Incentive Private Shares are subject to forfeiture if the investors sell their Public Units prior to the closing of the initial Business Combination. The fair value of these Risk Incentive Private Shares is equal to the fair value of the
Non-Risk
Incentive Private Shares. Due to the high probability of forfeiture, the fair value of these Risk Incentive Private Shares will be recorded as a capital contribution from the Sponsor upon the closing of the initial Business Combination.

F-
28

On August 3, 2021, the Underwriters partially exercised their overallotment option and purchased 444,103 additional Public Units for a total amount of $4,441,030 resulting from the partial over-allotment exercise. The Company also issued 8,882 Private Placement Units, generating additional $88,820 in gross proceeds. Transaction costs related to the Underwriters’ partial over-allotment exercise amounted to $92,070, consisting of $88,820 of underwriting fees and $3,250 of other offering costs. The Company has also accrued additional underwriting fees of $155,436 that will be paid only if a business combination is entered into.
The total issuance costs of $10,145,105 were allocated to the Class A common shares subject to possible redemption and the Public Warrants (Note 6) based on their relative fair values with $9,905,857 to the Class A shares subject to possible redemption and $239,247 to the Public Warrants.
Following the closing of the IPO on July 29, 2021, an amount of $154,441,030 ($10.00 per Public Unit) from the net proceeds of the sale of the Public Units in the IPO, including the Public Units sold upon the exercise of the over-allotment option, and the sale of the Private Placement Units was placed in a trust account (the “Trust Account”), invested in U.S. government securities, within the meaning set forth in Section 2(a) (16) of the Investment Company Act, with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule
2a-7
of the Investment Company Act of 1940, as amended (the “Investment Company Act”), as determined by the Company. Except for the withdrawal of interest income to pay the income taxes, the Company’s amended and restated

certificate of incorporation and subject to the requirements of law and regulation, provides that none of the funds held in the Trust Account will be released from the Trust Account until the earliest of (a) the completion of the Company’s initial Business Combination, (b) the redemption of the public shares if the Company is unable to consummate an initial Business Combination within
24
months from the closing of the Public Offering (the “Combination Period”), subject to applicable law, and (c) the redemption of the Company’s public shares properly submitted in connection with a shareholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation to modify the substance or timing of the Company’s obligation to redeem
100
% of its public shares if the Company has not consummated an initial Business Combination within the Combination Period or with respect to any other material provisions relating to shareholders’ rights or pre-initial
Business Combination activity. The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public shareholders.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Public Offering, although substantially all of the net proceeds are intended to be generally applied toward consummating a Business Combination.
The Company’s Business Combination must be with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the Trust Account (as defined below) (excluding the amount of deferred underwriting discounts held in trust and taxes payable on the interest earned on the Trust Account) at the time of the signing an agreement to enter into a Business Combination. However, the Company will only complete an initial Business Combination if the post-business combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.
The Company will provide its public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of the initial Business Combination either (i) in connection with a shareholder meeting called to approve the initial Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a proposed initial Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The shareholders will be entitled to redeem their shares at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the initial Business Combination,

F-
29

including interest (net of taxes payable), divided by the number of then outstanding public shares. The amount in the Trust Account is initially anticipated to be $10.00 per public share. The per share amount the Company will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters.
The shares of Class A common stock subject to possible redemption were recorded at redemption value and classified as temporary equity upon the completion of the IPO, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”
The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 either immediately prior to or upon consummation of a Business Combination and, if the Company seeks shareholder approval, a majority of the issued and outstanding shares voted are voted in favor of the Business Combination.
If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the public shares, at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (less taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and its board of directors, liquidate and dissolve, subject in each case, to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to consummate an initial Business Combination within the Combination Period.
The Sponsor has agreed (i) to waive its redemption rights with respect to any Founder Shares, private placement shares and public shares held by it in connection with the completion of the initial Business Combination, (ii) to waive its rights to liquidating distributions from the Trust Account with respect to any Founder Shares or private placement shares held by it if the Company fails to complete its Business Combination within the Combination Period, although the Sponsor will be entitled to liquidating distributions from the Trust Account with respect to any public shares it holds if the Company fails to complete its Business Combination within such time period, (iii) not to propose any amendment to the Company’s amended and restated certificate of incorporation that would modify the substance or timing of its obligation to redeem 100% of the public shares if the Company does not complete its initial Business Combination within the Combination Period or with respect to any other material provisions relating to shareholders’ rights or pre-initial
Business Combination activity, unless the Company provides its public shareholders with the opportunity to redeem their shares, and (iv) to vote any Founder Shares held by it and any public shares purchased during or after the Public Offering in favor of the Company’s initial Business Combination.
The Company’s Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below the lesser of (i) $
10.00
per public share and (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account if less than $10.00 per share due to reductions in the value of the trust assets, in each case less taxes payable, provided that such liability will not apply to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriters of the Public Offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. However, the Company has not asked the Sponsor to reserve for such indemnification

F-
3
0

obligations, nor has it independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and the Company believes that the Sponsor’s only assets are securities of the Company. Therefore, the Company cannot assure you that the Sponsor would be able to satisfy those obligations. None of the Company’s officers or directors will indemnify the Company for claims by third parties including, without limitation, claims by vendors and prospective target businesses.
Business Combination Agreement – Proposed Business Combination with Carmell Therapeutics Corporation
On January 4, 2023, the Company entered into the Business Combination Agreement with Merger Sub and Carmell. The Business Combination Agreement provides, among other things, that on the terms and subject to the conditions set forth therein, Merger Sub will merge with and into Carmell, with Carmell surviving as a wholly-owned subsidiary of the Company (the “Carmell Business Combination”). Upon the closing of the Carmell Business Combination (the “Closing”), it is anticipated that the Company will change its name to “Carmell Therapeutics Corporation” and its ticker symbol on the Nasdaq Stock Market (Nasdaq) is expected to change to “CTCX” and have the Class A common stock listed for trading with such trading ticker.
The below description of the Business Combination Agreement and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to, the actual agreement, a copy of which is filed with the prospectus on Form
8-K
filed on January 4, 2023, as Exhibit 2.1. Capitalized terms used but not otherwise defined herein will have the meanings given to them in the Business Combination Agreement.
The Business Combination Agreement and the transactions contemplated thereby were approved by the boards of directors of each of the Company and Carmell. Under the Business Combination Agreement, the Company will acquire all of the outstanding equity interests of Carmell in exchange for shares of the Company’s Class A common stock, based on an implied Carmell equity value of $150,000,000, to be paid to Carmell stockholders at the effective time of the Carmell Business Combination.
Pursuant to the Business Combination Agreement, at or prior to the effective time of the Business Combination, each option and warrant exercisable for Carmell equity that is outstanding immediately prior to the effective time of the Business Combination shall be assumed by the Company and continue in full force and effect on the same terms and conditions as are currently applicable to such options and warrants, subject to adjustments to exercise price and number of shares of Class A common stock issued upon exercise.
The parties to the Business Combination Agreement have agreed to customary representations and warranties for transactions of this type. In addition, the parties to the Business Combination Agreement agreed to be bound by certain customary covenants for transactions of this type, including, among others, covenants with respect to the conduct of Carmell, the Company and their respective subsidiaries during the period between execution of the Business Combination Agreement and Closing. The representations, warranties, agreements and covenants of the parties set forth in the Business Combination Agreement will terminate at Closing, except for those covenants and agreements that, by their terms, contemplate performance after Closing. Each of the parties to the Business Combination Agreement has agreed to use its reasonable best efforts to take or cause to be taken all actions and things necessary to consummate and expeditiously implement the Carmell Business Combination.
Under the Business Combination Agreement, the obligations of the parties to consummate the Carmell Business Combination are subject to the satisfaction or waiver of certain customary closing conditions of the respective parties, including, without limitation: (i) the approval and adoption of the Business Combination Agreement and transactions contemplated thereby by requisite vote of the Company’s stockholders and Carmell’s stockholders; (ii) the execution of the Investor Rights Agreement by the parties thereto; (iii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iv) the absence of a Company Material Adverse Effect or ALPA Material Adverse

F-
3
1

Effect (each, as defined in the Business Combination Agreement) since the date of the Business Combination Agreement that is continuing; (v) after giving effect to the transactions contemplated by the Business Combination Agreement, the Company has net tangible assets of at least $5,000,001 upon consummation of the Carmell Business Combination; (vi) the Company’s initial listing application with The Nasdaq Stock Market (“Nasdaq”) in connection with the Business Combination has been approved and, immediately following the effective time of the Carmell Business Combination, the Company has satisfied any applicable initial and continuing listing requirements of Nasdaq, and the Company has not received any notice of non-compliance therewith
that has not been cured or would not be cured, and the shares of the Company’s Class A Common Stock have been approved for listing on Nasdaq; (vii) the registration statement on Form
S-4
(the
“S-4 Registration
Statement”) has become effective, no stop order has been issued by the Securities and Exchange Commission (the “SEC”) and remains in effect with respect to the S-4 Registration
Statement, and no proceeding seeking such a stop order has been threatened or initiated by the SEC and remains pending; and (viii) Carmell shall have paid off all amounts due under the 10% Original Issue Discount Senior Secured Convertible Notes, dated as of January 19, 2023. Because the parties’ obligations to consummate the Business Combination are subject to the satisfaction or waiver of these (and other) conditions, there is no guarantee that the Carmell Business Combination will be consummated.
The Business Combination Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including, without limitation, (i) by the Company or Carmell, if (a) the Closing has not occurred by June 30, 2023 and (b) a breach of the covenants or obligations of the other party (Carmell, on one hand, or the Company or Merger Sub, on the other hand) seeking to terminate the

Business Combination Agreement did not proximately cause the failure to consummate the Business Combination; (ii) by the Company or Carmell, in the event an applicable governmental, regulatory or administrative authority has issued a final and non-appealable
order having the effect of permanently restraining, enjoining or otherwise prohibiting the Carmell Business Combination; (iii) by the Company or Carmell, if Carmell or the Company or Merger Sub, as applicable, has breached any of its respective representations, warranties, agreements or covenants contained in the Business Combination Agreement, such failure or breach would render certain conditions precedent to the Closing incapable of being satisfied, and such breach or failure is not cured within 30 days of written notice thereof; (iv) by the Company or Carmell if the Company’s stockholder meeting to vote on the Carmell Business Combination has been held and the Company stockholder approval has not been obtained; (v) by the Company, if the Carmell stockholder approval is not obtained within five (5) business days following the time at which a registration statement on Form
S-4
relating to the approval by the Company’s stockholders of the Carmell Business Combination filed with the SEC by the Company is declared effective under the Securities Act of 1933, as amended; or (vi) by mutual written consent of the Company and Carmell.
If the Business Combination Agreement is validly terminated, none of the parties to the Business Combination Agreement will have any liability or any further obligation under the Business Combination Agreement other than customary confidentiality obligations, except in the case of Willful Breach or Fraud (each, as defined in the Business Combination Agreement).
Liquidity and Going Concern
As of December 31, 2022, the Company had cash outside the Trust Account of $187,664 available for working capital needs. All remaining cash held in the Trust Account is generally unavailable for the Company’s use, prior to an initial Business Combination, and is restricted for use either in a Business Combination or to redeem common stock. Up to $100,000 of interest and dividends earned in the trust account are available to pay dissolution expenses, if necessary, and the Company may withdraw dividend and interest income earned in the Trust Account to pay income and franchise taxes. As of December 31, 2022, none of the amount in the Trust Account was withdrawn as described above.

F-
3
2

Through December 31, 2022, the Company’s liquidity needs were satisfied through receipt of $25,000 from the sale of the founder shares and the remaining net proceeds from the sale of Private Placement Units held outside of the trust account, totaling $187,664 as of December 31, 2022. There were no withdrawals from the trust account through December 31, 2022 for payment of tax obligations.
As of December 31, 2022, we had cash, negative working capital and an accumulated deficit of $187,664, (1,396,312) and $6,018,111, respectively. The $187,664 held outside of the Trust Account may not be sufficient to allow the Company to operate for at least the next 12 months from the issuance of the financial statements, assuming that a Business Combination is not consummated during that time. The Company may need to raise additional capital through loans or additional investments from its Sponsor, stockholders, officers, directors, or third parties. The Company’s officers, directors and Sponsor may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all.
The Company has until July 29, 2023 to consummate the initial Business Combination. It is uncertain whether the Company will be able to consummate the proposed Business Combination by this date. If a Business Combination is not consummated by this date, then, unless that time is extended, there will be a mandatory liquidation and subsequent dissolution of the Company. Extension of the business combination period would require an amendment to the Company’s amended and restated certificate of incorporation. Amending the amended and restated certificate of incorporation will require the approval of holders of 65% of the Company’s common stock, and, in connection with this, amending the warrant agreement will require a vote of holders of at least a majority of the Public Warrants (which may include Public Warrants acquired by the Sponsor or its affiliates in this offering or thereafter in the open market, see Note 6). In addition, the amended and restated certificate of incorporation requires the Company to provide its public stockholders with the opportunity to redeem their public shares for cash if the Company proposes an amendment to the amended and restated certificate of incorporation (A) to modify the substance or timing of its obligation to allow redemption in connection with the initial business combination or certain amendments to the charter prior thereto or to redeem 100% of the Company’s public shares if the Company does not complete the initial business combination within 24 months from the closing of the IPO or (B) with respect to any other provision relating to stockholders’ rights or pre-initial
business combination activity.
These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.
The Company believes that the proceeds raised in the IPO and the funds potentially available from loans from the sponsor or any of their affiliates will be sufficient to allow the Company to meet the expenditures required for operating its business. However, if the estimate of the costs of identifying a target business, undertaking in-depth
due diligence and negotiating a Business Combination are less than the actual amount necessary to do so, the Company may have insufficient funds available to operate its business prior to the initial Business Combination. Moreover, the Company may need to obtain additional financing either to complete the Business Combination or because the Company becomes obligated to redeem a significant number of public shares upon completion of the Business Combination, in which case the Company may issue additional securities or incur debt in connection with such Business Combination.

F-
33

Note 2 — Significant Accounting Policies
Basis of Presentation
The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).
Emerging Growth Company Status
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.
Marketable Securities Held in Trust Account
At December 31, 2022 and 2021, the assets held in the Trust Account were substantially held in a money market fund which is comprised of U.S. Treasury Bills, U.S. Treasury Coupons, and U.S Treasury Inflation-Protected Securities. During the year ended December 31, 2022, the Company did not withdraw any of interest income from the Trust Account to pay its tax obligation.
Common Stock Subject to Possible Redemption
The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Class A common stock subject to mandatory redemption (if any) are classified as a liability instrument and are measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely

F-
3
4

within the Company’s control) are classified as temporary equity. At all other times, common stock is classified as shareholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, as of December
 31, 2022, 15,444,103 shares of Class A common stock subject to possible redemption are classified in temporary equity outside of the shareholders’ equity (deficit) section of the Company’s balance sheet and were immediately accreted to redemption value at the IPO Date.
Derivative Financial Instruments
The Company issues warrants to its investors and accounts for warrant instruments as either equity-classified or liability-classified
instruments based on an assessment of the specific terms of the warrants and applicable authoritative guidance in ASC 480 and ASC 815, “Derivatives and Hedging” (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own stock and whether the holders of the warrants could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification.
The Public Warrants (see Note 3) and Private Warrants (see Note 6) were accounted for as equity as these instruments meet all of the requirements for equity classification under ASC 815.
Over-Allotment Option
The over-allotment option (see Note 7) was deemed to be a freestanding financial instrument indexed to the contingently redeemable shares and was accounted for as a liability pursuant to ASC 480.
The fair value of the overallotment liability at the IPO Date of $158,275 was determined using the Black Scholes option pricing model based on the following assumptions:

Risk-free interest rate	0.05%
Dividend rate	0%
Volatility	5.00%
Expected life (in years)	0.12
On August 3, 2021, the Underwriters partially exercised their overallotment option and purchased 444,103 Public Units (see Note 3). The fair value of the corresponding overallotment liability partially extinguished upon exercise of $28,317 was determined using the Black Scholes option pricing model based on the following assumptions:

Risk-free interest rate	0.05%
Dividend rate	0%
Volatility	5.00%
Expected life (in years)	0.10
Upon the expiration of the unexercised overallotment options on September 9, 2021, the Company recorded a gain on the expiration of the overallotment option of $127,035.
Business Combination Costs
Costs incurred in relation to a potential Business Combination may include legal, accounting, and other expenses. Any such costs are expensed as incurred.

F-
3
5

Net Income (Loss) per Common Stock share
The Company complies with accounting and disclosure requirements of ASC Topic 260, “Earnings Per Share.” Net income (loss) per share is computed by dividing net income (loss) by the weighted average number of Common Stock shares outstanding during the period. Weighted average shares for the period from January 21, 2021 (inception) through December 31, 2021 were reduced for the effect of an aggregate of 562,500 Class B Common shares that were subject to forfeiture until the over-allotment option was partially exercised by the underwriters on August 3, 2021 (see Note 5), upon which date the forfeiture provision lapsed for 111,026 Class B Common shares. Subsequent to August 3, 2021, weighted average shares were reduced for the effect of an aggregate of 451,474 Class B Common shares which were ultimately forfeited upon the expiration of the 45-day period
reserved for the exercise of over-allotment option.
The Company’s statements of operations include a presentation of net income (loss) per share subject to redemption in a manner similar to the two-class
method of income per share. With respect to the accretion of the Class A Shares subject to possible redemption and consistent with ASC
480-10-S99-3A,
the Company deemed the fair value of the Class A Common shares subject to possible redemption to approximate the contractual redemption value and the accretion has no impact on the calculation of net income/(loss) per share.
The Company’s Public Warrants (see Note 6) and Private Warrants (see Note 6) could, potentially, be exercised or converted into common shares and then share in the earnings of the Company. However, these warrants were excluded when calculating diluted income (loss) per share because such inclusion would be anti-dilutive for the periods presented. As a result, diluted income (loss) per share is the same as basic income (loss) per share for the period presented.
A reconciliation of net income per share is as follows for the year ended December 31, 2022:

Year ended December 31, 2022	Class A subject to possible redemption	Class A	Class B
Allocation of undistributable income	160,151	4,809	40,037

Net income to ordinary shares	$160,151	$4,809	$40,037

Weighted average shares outstanding, basic and diluted	15,444,103	463,882	3,861,026

Basic and diluted net income per share	$0.01	$0.01	$0.01

A reconciliation of net loss per share is as follows for the period from January 21, (Inception) through December 31, 2021:

For the period from Janaury 21, 2021 (inception) through December 31, 2021	Class A subject to possible redemption	Class A	Class B
Allocation of undistributable losses	(209,176)	(6,286)	(113,920)

Net loss to ordinary shares	$(209,176)	$(6,286)	$(113,920)

Weighted average shares outstanding, basic and diluted	6,973,122	209,549	3,797,628

Basic and diluted net loss per share	$(0.03)	$(0.03)	$(0.03)

Offering Costs
Offering costs consist of underwriting, legal, accounting and other expenses incurred through the IPO that are directly related to the IPO. Offering costs are allocated to the separable financial instruments issued in the IPO based on a relative fair value basis, compared to total proceeds received. Offering costs associated with the Public Shares were charged to shareholders’ equity upon the completion of the IPO. Offering costs amounted to $9,897,599 at
July 29, 2021, which were allocated between the Class A shares subject to possible redemption and

F-
3
6

the Public Warrants and charged to shareholders’ equity upon the completion of the IPO. Under the guidance in Staff Accounting Bulletin 107 Topic 5.A, Accounting for Expenses or Liabilities Paid by Principal Stockholder(s), the Company included in these offering costs amounts incurred by the Sponsor through the transfer of
Non-Risk
Incentive Private Shares (see Note 4) to Anchor Investors on behalf of the Company in the amount of $1,186,448. The IPO costs as of the IPO Date were allocated $9,664,188 and $233,411 between the Class A shares subject to possible redemption and the Public Warrants (see Note 7), respectively, based on their relative fair values at the issuance date. The Company incurred an additional $92,070 offering costs of upon the partial exercise of the overallotment option on August 3, 2021.
The total issuance costs of $10,145,105 were allocated to the Class A shares subject to possible redemption and the Public Warrants based on their relative fair values with $9,905,857 to the Class A shares subject to possible redemption and $239,247 to the Public Warrants.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.
Fair Value Measurements
Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.
As of December 31, 2022 and 2021, the Company held $156,693,598 and $154,449,121, respectively, of Level 1 financial instruments, which are the Company’s marketable securities held in Trust Account. These assets are measured at fair value on a recurring basis based on quoted market prices for identical securities in the active market.
The overallotment liability is measured at fair value using the Black Scholes Option Pricing Model with significant unobservable inputs. The fair value is based on the share price of the underlying shares and a number of assumptions, including expected volatility, expected life, risk-free interest rate and expected dividends. Therefore, the overallotment liability is considered to be a Level 3 financial instrument.
The Company did not hold any liabilities requiring remeasurement on a recurring or non-recurring
basis as of and for the year ended December 31, 2022.

F-
3
7

The table below presents the changes in Level 3 liabilities measured at fair value on a recurring basis during the period from January 21, 2021 (inception) through December 31, 2021:

Overallotment liability
Balance at January 21, 2021 (inception)	$—
Issuance of overallotment option	158,275
Partial exercise of overallotment option	(28,316)
Change in fair value of overallotment liability	(2,924)

Expiration of overallotment option	(127,035)

Balance at December 31, 2021	$—

Income Taxes
The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
ASC 740 prescribes recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2022 and 2021. The Company is not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to a concentration of credit risk consist of a cash account in a financial institution, which at times may exceed the Federal Depository Insurance Corporation coverage limit of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.
Recently Issued Accounting Standards
Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.
Note 3 — IPO
On July 29, 2021, the Company sold 15,000,000 Public Units at $10.00 per Public Unit, generating gross proceeds of $150.0 million. Each Public Unit consists of one share of Class A common stock and one-fourth
of one redeemable warrant. Only whole warrants are exercisable. Each whole warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share.

F-
3
8

Simultaneously with the closing of the IPO, the Company consummated the sale of 455,000 Private Placement Units at a price of $10.00 per Private Placement Unit in a private placement to the Sponsor, generating gross proceeds of $4,550,000, which is described further in Note 4.
On August 3, 2021, the Underwriters exercised their option to purchase 444,103 additional Public Units for the total amount of $4,441,030, received on August 6, 2021. Resulting from the partial over-allotment exercise, the Company also issued 8,882 Private Placement Units, generating additional $88,820 in gross proceeds.
Note 4 — Related Party Transactions
Founder Shares
On January 21, 2021, the Sponsor subscribed to purchase 3,593,750 shares of the Company’s common stock, par value $0.0001 per share (the “Founder Shares”) for an aggregate price of $25,000. On January 25, 2021, the Sponsor paid $25,000, or approximately $0.00696 per share, to cover for certain offering and formation costs in consideration for 3,593,750 Founder Shares. On March 1, 2021, the Company effected a 1:1.2 stock split of its common stock which resulted in an aggregate of 4,312,500 shares of Class B common stock outstanding. All shares and associated amounts have been retroactively restated to reflect the stock split. On August 3, 2021, the Underwriters exercised their option to purchase 444,103 additional Public Units out of the total 2,250,000 available under the over-allotments and the forfeiture provisions lapsed for 111,026 Founder Shares. The remaining 451,464 Founder Shares were forfeited upon the expiration of the
45-day
period reserved for the exercise of over-allotment option.
On July 27, 2021, our sponsor transferred 25,000 founder shares to each of Darlene DeRemer, Eugene Podsiadlo, and William Woodward, directors of the Company. The awards will vest simultaneously with the closing of an initial business combination, provided the director has continuously served on the Company’s board of directors through the closing of such initial business combination.
At the IPO Date, the Sponsor also transferred to certain investors a total of 225,000 of Founders shares (Note 4)
(“Non-Risk
Incentive Private Shares”) as a compensation for their commitment to purchase the Public Units sold in the IPO. The Company estimated the aggregate fair value of these shares to be $1,186,448, or $5.27 per share. The fair value of the
Non-Risk
Incentive Private Shares was determined to be a contribution from the sponsor for offering costs in accordance with Staff Accounting Bulletin Topic 5T. These offering costs were allocated to the Public Units and charged to shareholder’s equity upon the completion of the IPO.
At the IPO Date, the Sponsor also transferred to certain other investors the total of 600,900 of Founders shares (“Risk Incentive Private Shares”) as a compensation for their commitment to acquire at least 9.9% of the Public Units sold in the IPO. These Risk Incentive Private Shares are subject to forfeiture if the investors sell their Public Units prior to the closing of the initial Business Combination. The fair value of these Risk Incentive Private Shares is equal to the fair value of the
Non-Risk
Incentive Private Shares. Due to the high probability of forfeiture, the fair value of these Risk Incentive Private Shares will be recorded as a capital contribution from the Sponsor upon the closing of the initial Business Combination.
The Sponsor, directors and executive officers have agreed not to transfer, assign or sell (i) any of their Founder Shares until the earliest of (A) one year after the completion of the initial Business Combination and (B) subsequent to the initial Business Combination, (x) if the closing price of the Company’s shares of Class A common stock equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any
30-trading
day period commencing at least 150
days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of its public shareholders having the right to exchange their common stock for cash, securities or other property, and (ii) any of their Private Placement Units, Private Placement Shares, Private Placement Warrants and Class A

F-
3
9

common stock issued upon conversion or exercise thereof until 30 days after the completion of the initial Business Combination (the
“Lock-up”).
Any permitted transferees will be subject to the same restrictions and other agreements of the Sponsor and directors and executive officers with respect to any Founder Shares, Private Placement Units, Private Placement Shares, Private Placement Warrants and Class A common stock issued upon conversion or exercise thereof.
Private Placement
Simultaneously with the closing of the IPO, the Sponsor purchased 455,000 placement units, at a purchase price of $4,550,000, in a private placement. Each Private Placement Unit is identical to the Public Units sold in the IPO except as described below. A portion of the proceeds from the Private Placement Units was added to the proceeds from the Public Offering to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law).
As a result of the partial over-allotment exercise on August 3, 2021, the Company also issued 8,882 Private Placement Units, generating additional $88,820 in gross proceeds.
The Private Placement Units (including the Private Placement Shares, the Private Placement Warrants and Class A common stock issuable upon exercise of such Private Placement Warrants) will not be transferable or salable until 30 days after the completion of our Business Combination (except, among other limited exceptions, to our officers and directors and other persons or entities affiliated with our Sponsor).
Due to Related Party
The balance of $31,979 as of December 31, 2022 represents $1,979 of general and administrative costs paid by an affiliate of the Sponsor on behalf of the Company and $30,000 of unpaid monthly administrative service fees (described below). The balance of $2,275 as of December 31, 2021, represents general and administrative costs paid by an affiliate of the Sponsor on behalf of the Company.
Administrative Service Fee
The Company has agreed, commencing on the date that the Company’s securities are first listed on the Nasdaq, to pay an affiliate of the Sponsor a monthly fee of an aggregate of $10,000 for office space, administrative and support services. Upon completion of the initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. For the year ended December 31, 2022, and for the period from January 21, 2021 (inception) through December 31, 2021, administrative service fees incurred totaled $120,000 and $51,000, respectively, included in general and administrative expenses in the accompanying statements of operations. As of December 31, 2022 and 2021, $30,000 and $0 is owed to the affiliate of the Sponsor for the administrative service fees, included in “due to related party” on the accompanying balance sheets.
Related Party Loans
In order to finance transaction costs in connection with a Business Combination, the Company’s Sponsor, an affiliate of the Sponsor, or the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (the “Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of notes may be converted upon consummation of a Business Combination into warrants at a price of $1.50 per warrant. The warrants will be identical to the Private Placement Warrants. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. As of December 31, 2022 and 2021, there were no written agreements in place for the Working Capital Loans.

F-
4
0

In conjunction with the IPO activities, on July 14, 2021 (the “Inception Date”), the Company and its Sponsor entered into the Subscription Agreements with certain investors (see Note 6).
Forward Purchase Agreement
The Company granted to the direct anchor investors an option, in their sole discretion, to subscribe to a forward purchase agreement for up to an aggregate of 60% (up to 10% per direct anchor investor) of the securities sold in one or multiple private placements to close prior to or concurrently with the closing of the initial Business Combination. The aggregate proceeds from the sale of any securities pursuant to these forward purchase agreements will be used for purposes related to the initial Business Combination. Since the issuance of the securities to the investors is contingent upon the closing of an equity financing in relation to the initial Business Combination, and the number of shares to be purchased by the investors is undefined, the terms of the forward purchase agreement will not create an obligation for the Company until such financing occurs.
Note 5 — Commitments & Contingencies
Registration Rights
The holders of the Founder Shares, Private Placement Units, Private Placement Warrants, Class A common stock underlying the Private Placement Warrants and Private Placement Units that may be issued upon conversion of Working Capital Loans (and any shares or Class A common stock issuable upon the exercise of the Private Placement Warrants and Private Placement Units that may be issued upon conversion of Working Capital Loans) are entitled to registration rights pursuant to a registration rights agreement dated July 26, 2021. The holders of these securities are entitled to make unlimited demands that the Company registers such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the initial Business Combination. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up
period, which occurs (i) in the case of the Founder Shares, as described in the following paragraph, and (ii) in the case of the Private Placement Warrants and the respective shares of Class A common stock underlying such warrants, 30 days after the completion of the Company’s initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriters Agreement
The Company granted the underwriters a
45-day
option from July 26, 2021, to purchase up to 2,250,000 additional Public Units to cover over-allotments, if any, at the Public Offering price less the underwriting discounts and commissions. On August 3, 2021, the Underwriters exercised their option to purchase 444,103 additional Public Units for the total amount of $4,441,030.
The underwriters received a cash underwriting discount of two percent (2.0%) of the gross proceeds of the Public Offering, or $3,000,000, paid on July 29, 2021. Additionally, in connection with the partial over-allotment exercise, the underwriters received a cash underwriting discount of two percent (2.0%) of the gross proceeds, or $88,820, paid on August 6, 2021. In addition to the cash underwriting discounts, the underwriters will be entitled to a deferred underwriting fee of three and a half percent (3.5%), or $5,405,436 of the gross proceeds of the Public Offering and the underwriters’ partial over-allotment exercise upon the completion of the Company’s initial Business Combination.
Subscription Agreements
In conjunction with the IPO activities, on July 14, 2021 (the “Inception Date”), the Company and its Sponsor entered into the Subscription Agreements with certain investors. Under these Subscription Agreements,

F-
41

the investors, who received the At Risk Incentive Private Shares, received the right but not the obligation to subscribe, at their sole discretion, to any equity financing associated with the Closing of the initial Business Combination subject to a maximu
m of 10% of such offerings’ proceeds, and the right but not the obligation to subscribe, at their sole discretion, at the same terms in the next special purpose acquisition company or other similar entity sponsored by Constellation Alpha Holdings. The investors who received the Non Risk Incentive Private Shares also received the right but not the obligation to subscribe, at their sole discretion, to any equity financing associated with the Closing of the SPAC’s initial Business Combination subject to a maximum of 10% of such offerings’ proceeds if the Investor still holds their Public Shares at the business combination date. Since the number of shares or other instruments to be purchase by the investors is unknown, these rights to participate in future offerings do not constitute an obligation.
Risks and Uncertainties
Results of operations and the Company’s ability to complete an Initial Business Combination may be adversely affected by various factors that could cause economic uncertainty and volatility in the financial markets, many of which are beyond its control. The business could be impacted by, among other things, downturns in the financial markets or in economic conditions, inflation, increases in interest rates, the ongoing effects of the
COVID-19
pandemic, including resurgences and the emergence of new variants, and geopolitical instability, such as the military conflict in the Ukraine. The Company cannot at this time fully predict the likelihood of one or more of the above events, their duration or magnitude or the extent to which they may negatively impact our business and our ability to complete an Initial Business Combination. The unaudited condensed financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Note 6 — Shareholder’s Equity
Common Stock
— On January 25, 2021, the Company issued 3,593,750 shares of common stock, including an aggregate of up to 468,750 shares of common stock that were subject to forfeiture, to the Company by the initial shareholders for no consideration to the extent that the underwriters’ over- allotment option is not exercised in full or in part, so that the initial shareholders will collectively own 20% of the Company’s issued and outstanding common stock after the Proposed Public Offering.
On March 1, 2021, the Company amended its charter to authorize issuance of 100,000,000 Class A common stock, with a par value of $0.0001 per share, 10,000,000 Class B common stock, with a par value of $0.0001 per share, and 1,000,000 preferred stock, with a par value of $0.0001 per share, and effected a 1:1.2 stock split of its common stock which resulted in an aggregate of 4,312,500 shares of Class B common stock outstanding. All shares and per share amounts have been retroactively restated to reflect the stock split.
On July 29, 2021, the Company sold 15,000,000 Public Units, each Public Unit consists of one share of Class A common stock and one-fourth
of one redeemable warrant.
On August 3, 2021, the Underwriters exercised their option to purchase 444,103 additional Public Units out of the total 2,250,000 available under the over-allotments and the forfeiture term lapsed for 111,026 Founder Shares. The remaining 451,464 Founder Shares were forfeited upon the expiration of the
45-day
period reserved for the exercise of over-allotment option.
Both Class A and B shareholders vote together as a single class on all matters submitted to a vote of the Company shareholders, with each share of common stock entitling the holder to one vote.
The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of the initial Business Combination on a one-for-one basis (subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like), and subject to further adjustment as provided herein. In

F-
4
2

the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the Proposed Public Offering and related to the closing of the Business Combination, including pursuant to a specified future issuance, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless our Sponsor agrees to waive such adjustment with respect to any such issuance or deemed issuance, including a specified future issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted
b
asis, 20% of the sum of the total number of all shares of common stock outstanding upon completion of the Proposed Public Offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the Business Combination (after giving effect to any redemptions of shares of Class A common stock by public shareholders) (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the Business Combination and any Private Placement Units issued to our Sponsor, officers or directors upon conversion of Working Capital Loans). The Sponsor may also elect to convert their shares of Class B common stock into an equal number of shares of Class A common stock, subject to adjustment as provided above, at any time.
Preferred Stock
– The Company is authorized to issue 1,000,000 shares of preferred stock, with a par value of $0.0001 per share. At December 31, 2022 and 2021, there were no shares of preferred stock issued or outstanding.
Warrants
– The warrants may only be exercised for a whole number of shares. The warrants included in the Public Units sold in the Public Offering (the “Public Warrants”) will become exercisable 30 days after the completion of a Business Combination provided that the Company has an effective registration statement under the Securities Act covering the issuance of the shares of Class A common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Public Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the initial Business Combination, the Company will use its commercially reasonable efforts to file with the SEC and have an effective registration statement covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed. If a registration statement covering the issuance of the Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption.
The warrants have an exercise price of $11.50 per share, subject to adjustments, and will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation. In addition, if (x) the Company issues additional shares of Class A common stock or equity- linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance), or the Newly Issued Price, (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00
per share redemption trigger price described below under “Redemption of warrants when the price per share of

F-
4
3

Class A common stock equals or exceeds
$18.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, respectively.
The Private Placement Warrants are identical to the Public Warrants, except that the Private Placement Warrants and the shares of Class A common stock issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions (the “Private Placement Warrants”).
Redemption of warrants when the price per share of Class
 A common stock equals or exceeds $18.00
: Once the warrants become exercisable, the Company may redeem the outstanding warrants for cash:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•
if, and only if, the closing price of the common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like and for certain issuances of Class A common stock and equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination) for any 20 trading days within a
30-trading
day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders (the “Reference Value”).

The Company will not redeem the warrants unless an effective registration statement under the Securities Act covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares of Class A common stock is available throughout the
30-day
redemption period.
In no event will the Company be required to net cash settle any warrant. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.
Note 7 — Income Taxes
The Company’s general and administrative expenses are generally considered start-up
costs and are not currently deductible. During the year ended December 31, 2022, $391,198 of income tax expense was recorded. The Company’s effective tax rate for the year ended December 31, 2022 was 65%, which differs from the U.S. federal statutory rate of 21%, primarily due to the change in the valuation allowance, resulting from recognizing a full valuation allowance against the deferred tax assets. The Company’s effective tax rate was 0% for the period from January 21, 2021 (inception) through December 31, 2021, which differs from the U.S. federal statutory rate of 21%, primarily due to recognizing a full valuation allowance on deferred tax assets.
The Company has no uncertain tax positions related to federal and state income taxes. The 2021 federal tax return for the Company remains open for examination. In the event that the Company is assessed interest or penalties at some point in the future, it will be classified in the financial statements as tax expense.

F-
4
4

The income tax provision consisted of the following as of December 31, 2022 and 2021:

	December 31,
	2022	2021
Federal
Current	$391,198	$—
Deferred	(265,998)	(96,461)
Change in valuation allowance	265,998	96,461

Income tax provision	$391,198	$—

The Company’s net deferred tax assets consisted of the following as of December 31, 2022 and 2021:

	December 31,
	2022	2021
Deferred tax asset
Net operating loss carryforward	$—	$33,531
Startup/Organization expenses	362,459	62,930

Total deferred tax assets	362,459	96,461
Valuation allowance	(362,459)	(96,461)

Deferred tax asset, net of allowance	$—	$—

As of December 31, 2022 and 2021, the Company has U.S. federal net operating loss carryovers of $0 and $159,673, respectively, that do not expire.
In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the year ended December 31, 2022 and for the period from January 21, 2021 (inception) through December 31, 2021, the change in the valuation allowance was $265,998 and $96,461, respectively.
There were no unrecognized tax benefits as of December 31, 2022 and 2021. No amounts were accrued for the payment of interest and penalties as of December 31, 2022 and 2021. The Company is currently not aware of any issues that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
A reconciliation of the federal income tax rate to the Company’s effective tax rate at December 31, 2022 and 2021 is as follows:

	December 31,
	2022	2021
Statutory federal income tax rate	21.0%	21.0%
Change in fair value of overallotment liability	—	8.3
Valuation allowance	44.0	(29.3)

Effective tax rate	65.0%	0.0%

The Company files U.S. federal income tax returns and is subject to examination since inception.

F-
4
5

Note 8 — Stock-based Compensation
On July 27, 2021, the Sponsor transferred 25,000 shares of Class B common stock to each of the three independent director nominees as compensation for their service on the board of directors. The awards will vest simultaneously with the closing of an initial business combination, provided the director has continuously served on the Company’s board of directors through the closing of such initial business combination. As such, the service period for these awards will start on the IPO Date. As the share awards would vest only upon the consummation on a business combination, the compensation expense in relation to these grants would not be recognized until the closing of the initial business combination. As a result, the Company recorded no compensation expense for any periods through December 31, 2022. No awards were granted, exercised or cancelled during the year ended December 31, 2022.
The fair value of the Founder Shares on the grant date was approximately $5.26 per share. The valuation performed by the Company determined the fair value of the Founder Shares on the date of grant based on the fair value of the Class A shares discounted for a) the probability of a successful business combination, and b) the lack of marketability. The aggregate grant date fair value of the award related to the 75,000 unvested founder shares amounted to approximately $394,000.
Note 9 — Subsequent Events
On January 4, 2023, the Company entered into the Business Combination Agreement with Merger Sub and Carmell, which is described in Note 1.
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, the Company did not identify any further subsequent events that require adjustment or disclosure in the financial statements.

F-
4
6

CARMELL THERAPEUTICS CORPORATION

CONDENSED BALANCE SHEETS

	March 31, 2023	December 31, 2022
	(Unaudited)
ASSETS
Current Assets:
Cash	$27,190	$128,149
Prepaid expenses	7,243	55,069
Deferred offering cost	1,054,573	394,147
Other current assets	16,992	28,175

Total Current Assets	1,105,998	605,540
Property and equipment, net of accumulated depreciation of $553,087 and $530,116, respectively	232,003	254,974
Operating lease right of use asset	823,520	859,331
Intangible assets, net of accumulated amortization of $43,172 and $42,044, respectively	27,574	28,702

Total Assets	$2,189,095	$1,748,547

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable	$2,958,255	$2,138,732
Accrued expenses and other liabilities	1,281,831	944,573
Accrued interest	740,318	477,720
Promissory notes, net of debt discount of $5,409	369,591	—
Convertible notes payable, net of debt discount of $0 as of March 31, 2023 and December 31, 2022	2,777,778	2,777,778
Derivative liabilities	1,152,065	826,980
Lease liability	132,109	129,502

Total Current Liabilities	9,411,947	7,295,285
Long-term Liabilities:
Lease liability, net of current portion	793,708	827,728

Total Liabilities	10,205,655	8,123,013

Commitments and Contingencies (see Note 9)
Mezzanine Equity
Series C-1 preferred stock, 41,000,000 shares authorized as of March 31, 2023 and December 31, 2022; 5,090,693 shares issued and outstanding as of March 31, 2023 and December 31, 2022	790,744	772,028
Series C-2 preferred stock, 75,500,000 shares authorized as of March 31, 2023 and December 31, 2022; 73,560,390 shares issued and outstanding as of March 31, 2023 and December 31, 2022	16,121,643	15,904,275
Series B preferred stock, 34,622,470 shares authorized as of March 31, 2023 and December 31, 2022; 33,801,226 shares issued and outstanding as of March 31, 2023 and December 31, 2022	7,025,434	7,025,434
Series A preferred stock, 19,968,051 shares authorized as of March 31, 2023 and December 31, 2022; 19,968,051 shares issued and outstanding as of March 31, 2023 and December 31, 2022	7,789,420	7,714,336
Stockholders’ Deficit:
Common stock, $.001 par value; 240,000,000 shares authorized at March 31, 2023 and December 31, 2022; 14,531,511 shares issued and outstanding as of March 31, 2023 and December 31, 2022	14,532	14,532
Additional paid-in capital	4,763,841	4,577,220
Accumulated deficit	(44,522,174)	(42,382,291)

Total Stockholders’ Deficit	(39,743,801)	(37,790,539)

Total Liabilities, Mezzanine Equity and Stockholders’ Deficit	$2,189,095	$1,748,547

The accompanying notes are an integral part of condensed these financial statements.

F-4
7

CARMELL THERAPEUTICS CORPORATION
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended March 31
	2023	2022
Operating expenses:
Research and development	$740,325	$464,911
General and administrative	510,445	462,432
Depreciation and amortization of intangible assets	24,101	23,414

Total operating expenses	1,274,871	950,757

Loss from operations	(1,274,871)	(950,757)

Other income (expense):
Other income	34,541	10,822
Change in fair value of derivative liabilities	(325,085)	337,497
Interest expense	(262,597)	(236,200)
Amortization of debt discount	(703)	(619,622)

Total other expense	(553,844)	(507,503)

Loss before provision for income taxes	(1,828,715)	(1,458,260)
Provision for income taxes	—	—

Net loss	(1,828,715)	(1,458,260)
Dividends on Series A, Series C-1, and C-2 preferred stock	(311,168)	(76,981)

Net loss attributable to common stockholders	$(2,139,883)	$(1,535,241)

Net loss per common share - basic and diluted	$(0.12)	$(0.04)

Weighted average shares outstanding - basic and diluted	18,303,103	40,096,825

The accompanying notes are an integral part of these condensed financial statements.

8

CARMELL THERAPEUTICS CORPORATION
CONDENSED STATEMENT OF STOCKHOLDERS’ DEFICIT
For the Three Months Ended March 31, 2023 and 2022
(Unaudited)

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total
	Shares	Amount
Balance at January 1, 2022	36,918,882	$36,919	$3,160,491	$(32,774,456)	$(29,577,046)
Accrued Series A preferred stock dividend	—	—	—	(76,981)	(76,981)
Issuance of common stock for service	203,666	204	26,273		26,477
Warrants issued in connection with notes	—	—	409,483	—	409,483
Stock-based compensation expense	—	—	172,183	—	172,183
Net loss	—	—	—	(1,458,260)	(1,458,260)

Balance at March 31, 2022	37,122,548	$37,123	$3,768,430	$(34,309,697)	$(30,504,144)

Balance at January 1, 2023	14,531,511	$14,532	$4,577,220	$(42,382,291)	(37,790,539)
Accrued Series A preferred stock dividend	—	—	—	(75,084)	(75,084)
Accrued Series C-1 preferred stock dividend	—	—	—	(18,716)	(18,716)
Accrued Series C-2 preferred stock dividend	—	—	—	(217,368)	(217,368)
Warrants issued in connection with notes	—	—	6,112	—	6,112
Stock-based compensation expense	—	—	180,509	—	180,509
Net loss	—	—	—	(1,828,715)	(1,828,715)

Balance at March 31, 2023	14,531,511	$14,532	$4,763,841	$(44,522,174)	$(39,743,801)

The accompanying notes are an integral part of these condensed financial statements.

F-
49

CARMELL THERAPEUTICS CORPORATION
CONDENSED STATEMENT OF CASH FLOWS
(Unaudited)

	For the Three Months Ended March 31
	2023	2022
Cash flows from operating activities:
Net loss	$(1,828,715)	$(1,458,260)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of intangible assets	24,099	23,415
Amortization of debt discount	703	619,622
Amortization of ROU assets	35,811	40,711
Change in fair value of derivative liabilities	325,085	(337,497)
Stock-based compensation	180,509	185,421
Changes in operating assets and liabilities:
Prepaid expenses	47,826	(72,555)
Other current assets	11,183	(5,000)
Accounts payable	159,097	(768,539)
Accrued expenses and other liabilities	337,258	10,129
Lease liability	(31,413)	(34,268)
Accrued interest - related parties	—	17,753
Accrued interest - non-related parties	262,598	181,410

Net cash used in operating activities	(475,959)	(1,597,658)

Cash flows from investing activities:
Purchase of property and equipment	—	(3,579)

Net cash used in investing activities	—	(3,579)

Cash flows from financing activities:
Proceeds from convertible notes	—	2,612,514
Proceeds from promissory notes	375,000	—
Payment of debt financing fee	—	(382,222)

Net cash provided by financing activities	375,000	2,230,292

Net (decrease) increase in cash	(100,959)	629,055
Cash - beginning of the period	128,149	12,362

Cash - end of the period	$27,190	$641,417

Supplemental cash flow information:
Interest paid	$—	$37,037

Income tax paid	$—	$—

Non-cash financing activity:
Warrants issued in connection with convertible notes	$6,112	$409,483

Accrued Series A preferred stock dividends	$75,084	$76,981

Accrued Series C-1 preferred stock dividends	$18,716	$—

Accrued Series C-2 preferred stock dividends	$217,368	$—

Initial recognition of derivative liabilities	$—	$1,267,860

Unpaid deferred offering costs	$660,426	$732,046

Prepaid expense from shares for services	$—	$13,237

The accompanying notes are an integral part of these condensed financial statements.

F-5
0

CARMELL THERAPEUTICS CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)
NOTE 1 — NATURE OF THE ORGANIZATION AND BUSINESS
Carmell Therapeutics Corporation (“Carmell” or the “Company”) was incorporated in the State of Delaware in November 2008. With operations in Pittsburgh, Pennsylvania, its mission is to expand and commercialize technology developed jointly at Carnegie Mellon University and Allegheny General Hospital. The proprietary technology enables the manufacture of biologically active plastics from blood plasma for treating injuries to bone and soft tissue and to promote the growth of hair and the production of collagen. These plastics are sterile, off-the-shelf,
easy to handle, shape and suture, have controlled degradation rates, and they contain known levels of bioactivity.
The Company is focused on products designed to enhance and accelerate healing and produce better clinical outcomes in orthopedic trauma, dental bone graft substitutes, advance wound care and aesthetic medicine. The Company is currently conducting research and development activities to operationalize certain patented technology that the Company owns and licenses. The Company is in the process of initiating and assessing regulatory efforts and pathways in Europe and the United States.
Risks and Uncertainties
Management continues to evaluate the impact of the
COVID-19
pandemic and Russia-Ukraine war on the economy and the capital markets and has concluded that, while it is reasonably possible that such events could have negative effects on the Company’s financial position, the specific impacts are not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of these uncertainties
The current challenging economic climate may lead to adverse changes in cash flows, working capital levels and/or debt balances, which may also have a direct impact on the Company’s future operating results and financial position. The ultimate duration and magnitude of the impact and the efficacy of government interventions on the economy a
n
d the financial effect on the Company is not known at this time. The extent of such impact will depend on future developments, which are highly uncertain and not in the Company’s control.
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The unaudited financial statements have been prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. These financial statements should be read in conjunction with the Company’s audited financial statements for the year ended December 31, 2022. The accompanying unaudited condensed financial statements include all adjustments that are of a normal recurring nature and necessary for the fair presentation of the results for the interim periods presented. Results for interim periods are not necessarily indicative of results to be expected for the full year.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets, liabilities, equity- based transactions and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period.

F-5
1

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one
or more future events. Accordingly, the actual results could differ significantly from estimates included in these financial statements.
Cash
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company has no cash equivalents as of March 31, 2023 and at December 31, 2022.
Property and Equipment
Property and equipment are stated at cost less accumulated depreciation. Maintenance and repair charges are expensed as incurred. The assets are depreciated using the straight-line method using the following useful lives:
Lab equipment—7 years
Leasehold improvements—The lesser of 10 years or the remaining life of the lease
Furniture and fixtures – 7 years
Intangible Assets
Intangible assets consist entirely of patent costs. The Company capitalizes legal costs directly associated with the submission of Company patent applications. Gross patent costs of $70,746 as of March 31, 2023 and December 31, 2022 are amortized on a straight-line basis over the patent term and are stated net of accumulated amortization of $43,172 and $42,044, respectively. No asset impairment was recognized during the three months ended March 31, 2023 and 2022. Amortization expense for the three months ended March 31, 2023 and 2022, was $1,128 and $1,114, respectively. Costs billed to the Company as reimbursement for third parties’ patent submissions are considered as license fees and expensed as incurred.
Offering Costs Associated with a Public Offering
The Company complies with the requirements of FASB ASC
340-10-S99-1
and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering.”
ASC
340-10-S99-1
states that, specific incremental costs directly attributable to a proposed or actual offering of equity securities incurred prior to the effective date of the offering, may be deferred and charged against the gross proceeds of the offering when the offering occurs. The costs of an aborted offering may not be deferred and charged against proceeds of a subsequent offering. In October 2022, the Company aborted an
S-1
IPO Offering and started pursuing an acquisition by a SPAC. In October 2022, the Company wrote off the costs capitalized relating to the
S-1
IPO. As of March 31, 2023 and December 31, 2022, the Company had capitalized deferred offering costs relating to the SPAC acquisition of $1,054,573 and $394,147, respectively.
Impairment of Long-Lived Assets
The Company reviews long-lived assets for impairment whenever events or circumstances indicate that the carrying value of such assets may not be fully recoverable. Impairment is present when the sum of estimated undiscounted future cash flow expected to result from use of the assets is less than carrying value. If impairment is present, the carrying value of the impaired asset is reduced to its fair value. Fair value is determined based on discounted cash flow or appraised values, depending on the nature of the assets. There were no impairment losses recognized for long-lived assets for the three months ended March 31, 2023 and 2022.

F-5
2

Income Taxes
Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of March 31, 2023 and December 31, 2022. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities for tax years ended 2019 to 2022.
Fair Value Measurements and Fair Value of Financial Instruments
Our financial instruments consist primarily of cash, prepaid expenses, accounts payable, accrued expenses and short-term debt. The carrying value of cash, prepaid expenses, accounts payable and accrued expenses approximates fair value because of the short-term maturity of such instruments.
We have categorized our assets and liabilities that are valued at fair value on a recurring basis into a three-level fair value hierarchy in accordance with GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets and liabilities (Level 1) and lowest priority to unobservable inputs (Level 3).
Assets and liabilities recorded in the balance sheet at fair value as of March 31, 2023 and at December 31, 2022 are categorized based on a hierarchy of inputs, as follows:

	Carrying	Fair Value Measurement Using
	Value	Level 1	Level 2	Level 3	Total
Derivative liability at March 31, 2023	$1,152,065	$—	$—	$1,152,065	$1,152,065

Derivative liability at December 31, 2022	$826,980	$—	$—	$826,980	$826,980

	Fair Value Measurements Using Significant Unobservable Inputs (Level 3)
	March 31, 2023	December 31, 2022
Balance, beginning of year	$826,980	$3,846,319
Initial recognition of derivative liability	—	1,321,860
Settled in Series C-2 preferred stock	—	(3,081,912)
Change in fair value of derivative liability	325,085	(1,259,287)

Balance, end of period	$1,152,065	$826,980

F-5
3

Level 1—Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.
Level 2—Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.
Level 3—Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.
The fair value of the embeded derivatives in the convertible notes as of March 31, 2023 and December 31, 2022, was valued using a Monte-Carlo model and were based upon the following management assumptions:

	March 31, 2023	December 31, 2022
Stock price	$0.16	$0.16
Expected term (years)	0.50	0.04
Volatility	73.40%	55.10%
Risk free interest rate	4.40%	4.38%
Probability of Qualified Financing or IPO	50.00%	50.00%
Probability of a Change in Control Event	10.00%	10.00%
The stock price was derived from 409a valuations. The volatility was determined from the historical volatility of comparable public companies over the expected terms. The term was based on the maturity date of the note. The risk-free interest rate was determined from the implied yields from U.S. Treasury zero-coupon
bonds with a remaining term consistent with the expected term of the instrument being valued. The probability of a Qualified Financing or IPO and a Change of Control Event were based on the Company’s assessment of such an event occurring.
Research and Development Costs
The Company is currently conducting research and development activities to operationalize certain patented technology that the Company owns and licenses. The Company expenses costs related to these activities in the period incurred.
Net Loss Per Share
Net loss per share is computed by dividing net loss by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share is computed like basic earnings per share, except the weighted average number of common shares outstanding are increased to include additional shares from the assumed exercise of share options, if dilutive. The dilutive effect, if any, of convertible instruments or warrants is calculated using the treasury stock method. There are no outstanding dilutive instruments as the outstanding convertible instruments and warrants would be anti-dilutive if converted or exercised, respectively, as of March 31, 2023 and 2022.

F-5
4

The following table summarizes the securities that were excluded from the diluted per share calculation because the effect of including these potential shares was antidilutive due to the Company’s net loss position even though the exercise price could be less than the average market price of the common shares:

	Three Months Ended March 31,
	2023	2022
Series A Preferred Stock (if converted)	19,968,051	19,968,051
Series B Preferred Stock (if converted)	33,801,226	32,917,690
Series C-1 Preferred Stock (if converted)	5,090,693	—
Series C-2 Preferred Stock (if converted)	73,560,390	—
Stock Options	37,370,980	35,440,469
Common Stock Warrants (penny warrants excluded)	1,536,379	1,758,975
Preferred Stock Warrants	3,758,186	1,704,759
Convertible Notes	31,982,684	17,094,017

Total	207,068,589	108,883,961

Stock-Based Compensation
The Company applies the provisions of ASC 718,
Compensation — Stock Compensation
, (“ASC 718”) which requires the measurement and recognition of compensation expense for all stock-based awards made to employees, including employee stock options, in the statements of operations.
For stock options issued to employees and members of the Board of Directors (the “Board) for their services, the Company estimates the grant date fair value of each option using the Black-Scholes option pricing model. The use of the Black-Scholes option pricing model requires management to make assumptions with respect to the expected term of the option, the expected volatility of the common stock consistent with the expected life of the option, risk-free interest rates and expected dividend yields of the common stock. For awards subject to service-based vesting conditions, including those with a graded vesting schedule, the Company recognizes stock-based compensation expense equal to the grant date fair value of stock options on a straight-line basis over the requisite service period, which is generally the vesting term. Forfeitures are recorded as they are incurred as opposed to being estimated at the time of grant and revised.
Pursuant to Accounting Standards Update (“ASU”)
2018-07,
Compensation — Stock Compensation (Topic 718): Improvements to Non-employee Share-Based Payment Accounting
, the Company accounts for stock options issued to
non-employees
for their services in accordance with ASC 718. The Company uses valuation methods and assumptions to value the stock options that are in line with the process for valuing employee stock options noted above.
Leases
The Company adopted ASC Topic 842, Leases, as amended, on January 1, 2020. We elected the package of practical expedients permitted under the transition guidance within the new standard, which among other things, allowed the Company to not separate non-lease
components from lease components and instead to account for each separate lease component and the non-lease
components associated with that lease component as a single lease.
The Company’s leases consist of leaseholds on office space. The Company determines if an arrangement contains a lease at inception as defined by ASC 842. In order to meet the definition of a lease under ASC
842
, the contractual arrangement must convey to us the right to control the use of an identifiable asset for a period of time

F-5
5

in exchange for consideration. ROU (Right of Use) assets represent the right to use an underlying asset for the lease term and lease liabilities represent the obligation to make lease payments arising from the lease. ROU assets and liabilities are recognized at the lease commencement date based on the estimated present value of lease payments over the lease term.
Recent Accounting Pronouncements
On June 30, 2022, the FASB issued ASU
2022-03,
which (1) clarifies the guidance in ASC 820 on the fair value measurement of an equity security that is subject to a contractual sale restriction and (2) requires specific disclosures related to such an equity security. The amendments in ASU
2022-03
are consistent with the principles of fair value measurement under which an entity is required to consider characteristics of an asset or liability if other market participants would also consider those characteristics when pricing the asset or liability. Specifically, the ASU clarifies that an entity should apply these fair value measurement principles to equity securities that are subject to contractual sale restrictions. The Company does not believe, when adopted, ASU
2022-03
would have a material effect on the Company’s financial statements.
NOTE 3 — BUSINESS COMBINATION AGREEMENT
On January 4, 2023, Alpha Healthcare Acquisition Corp. III, a Delaware corporation (“Alpha”), entered into a business combination agreement (the “Business Combination Agreement”) by and among Alpha, Candy Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and the Company. The Business Combination Agreement provides, among other things, that on the terms and subject to the conditions set forth therein, Merger Sub will merge with and into the Company, with the Company surviving as a wholly-owned subsidiary of Alpha (the “Business Combination”). Upon the closing of the Business Combination, it is anticipated that Alpha will change its name to “Carmell Therapeutics Corporation.” The Business Combination Agreement and the transactions contemplated thereby were approved by the Boards of Directors of each of the Company and Alpha. The agreement is still pending regulatory approval and an Alpha shareholder vote.
Under the Business Combination Agreement, Alpha will acquire all of the outstanding equity interests of the Company in exchange for shares of Class A common stock of Alpha, par value $0.0001 per share (the “Class A Common Stock”), based on the Company’s implied equity value of $150,000,000, to be paid to the Company’s stockholders at the effective time of the Business Combination.
Pursuant to the Business Combination Agreement, at or prior to the effective time of the Business Combination, each option and warrant exercisable for the Company’s equity that is outstanding immediately prior to the effective time of the Business Combination shall be assumed by Alpha and continue in full force and effect on the same terms and conditions as are currently applicable to such options and warrants, subject to adjustments to exercise price and number of shares of Class A Common Stock issued upon exercise.
NOTE 4 — GOING CONCERN AND MANAGEMENT’S LIQUIDITY PLANS
At March 31, 2023 and December 31, 2022, the Company had cash of $27,190 and $128,149, respectively, and an accumulated deficit of $44,522,174 and $42,382,291, respectively. The Company’s liquidity needs up to March 31, 2023 have been satisfied through debt and equity financings.
For the three months ended March 31, 2023 and 2022, the Company had a loss from operations of $1,274,871 and $950,757, respectively, and negative cash flows from operations of $475,959 and $1,597,658, respectively. The Company’s operating activities consume the majority of its cash resources, and management anticipates that the Company will continue to incur operating losses as it executes its plans through 2024. In addition, the Company has had and expects to have negative cash flows from operations, at least into the near future.
On July 19, 2022, the Company defaulted on the January 2022 convertible notes. Pursuant to the terms of the note, upon an event of default there would be a 25% increase to the outstanding principal in addition to the interest rate increasing from 10% to 18%.

F-5
6

The accompanying financial statements have been prepared on the basis that the Company will continue as a going concern, which assumes the realization of assets and the satisfaction of liabilities in the normal course of business. Based on the Company’s cash balance as of the date of this filing and projected cash needs for a year from the date of this filing, management estimates that it will need to raise additional capital to cover operating and capital requirements. The Company will seek additional funding either through an initial public offering or through debt financings and other arrangements. Although management has been successful to date in raising necessary funding, there is no assurance the Company will be successful in obtaining such additional financing on terms acceptable to it, if at all, and it may not be able to enter other arrangements. If the Company is unable to obtain funding, it could be forced to delay, reduce or eliminate the Company’s research and development programs, expansion or commercialization efforts, which could adversely affect its business prospects and ability to continue operations. These conditions raise substantial doubt as to whether the Company will continue as a going concern for the next twelve months from the issuance of these financial statements.
The accompanying financial statements have been prepared in conformity with GAAP, which contemplates continuation of the Company as a going concern and the realization of assets and the satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
NOTE 5 — PROPERTY AND EQUIPMENT
Property and equipment consist of the following:

	March 31, 2023	December 31, 2022
Lab equipment	$666,178	$666,178
Leasehold improvements	115,333	115,333
Furniture and fixtures	3,579	3,579

	785,090	785,090
Less: accumulated depreciation	(553,087)	(530,116)

Property and equipment, net	$232,003	$254,974

Depreciation expense was $22,971 and $22,301 for the three months ended March 31, 2023 and 2022, respectively.
NOTE 6 — ACCRUED EXPENSES AND OTHER LIABILITIES
Accrued expenses and other liabilities consist of the following amounts:

	March 31, 2023	December 31, 2022
Accrued compensation	$1,234,660	$916,934
Other	47,171	27,639

Accrued expenses and other liabilities	$1,281,831	$944,573

Accrued compensation is a noninterest-bearing liability for employee payroll that was outstanding at March 31, 2023 and December 31, 2022. This includes compensation earned during years 2019 to 2023.

F-5
7

NOTE 7 — CONVERTIBLE NOTES AND PROMISSORY NOTES
Convertible Notes
Series 1 Convertible Notes
These convertible notes have been issued between July 9, 2018 (the first initial closing) and September 13, 2019. All of the notes were issued with the same maturity date which was July 8, 2021 (three years from the initial closing). The notes bear interest at 8%, have no monthly payments, and are due in full with a balloon payment on the maturity date. The notes contain an embedded conversion feature whereby the outstanding principal and accrued and unpaid interest are automatically convertible upon a Qualified Financing, which is defined as new series of preferred stock whose rights, preferences or privileges are senior to the existing Series B preferred stock, with gross proceeds of at least $5,000,000, into the same shares (preferred stock) as issued in the offering. The conversion price is the lessor of (i) the price per share for the new preferred stock purchased in the Qualified Financing, multiplied by eighty percent (80%) and (ii) the price per share equal to the quotient of $20,000,000, divided by, the number of outstanding shares of the Company’s common stock and preferred stock, plus any outstanding warrants for capital stock of Company, outstanding stock options to purchase common stock and any shares of common stock reserved for issuance under the Company’s stock incentive plan. The outstanding principal and all accrued and unpaid interest are also convertible into the same series of stock issued at the holders’ option if there is a non-qualified
financing, which is the sale of a new series of preferred stock that does not qualify as a Qualified Financing. The conversion price is the same as the automatic conversion under a Qualified Financing. This conversion feature meets the definition of a derivative and was valued using the Monte Carlo model, with the fair value of the derivative being recorded as a derivative liability (see Note 2) and debt discount at the time of issuance. The maturity date of the notes was extended on July 8, 2021 to September 9, 2021, on September 9, 2021 to July 9, 2022, and again on January 6, 2022 to July 9, 2023. Management determined that these extensions were debt modifications. On September 23, 2022, a Qualified Financing occurred at which point all outstanding principal and accrued and unpaid interest were converted to Preferred Series
C-2
Shares. The principal and interest converted was $6,109,560 and $1,829,865, respectively, which converted into 35,686,682 and 10,688,464 shares respectively, at a ratio of $0.1712 per share. The fair value of the shares issued was $15,595,283. The fair value of the derivative upon conversion was $1,938,481. The Company incurred interest expense of $120,517 and amortization of debt discount expense of $0 during the three months ended March 31, 2022. Certain of these notes are with related parties (see Note 11).
Series 2 Convertible Notes
These convertible notes have been issued between September 25, 2019 (the first initial closing) and December 31, 2021. All of the notes were issued with the same maturity date which was September 24, 2022 (three years from the initial closing). The notes bear interest at 8%, have no monthly payments, and are due in full with a balloon payment on the maturity date. The notes contain an embedded conversion feature whereby the outstanding principal and accrued and unpaid interest are automatically convertible upon a Qualified Financing, which is defined as new series of preferred stock whose rights, preferences or privileges are senior to the existing Series B preferred stock, with gross proceeds of at least $5,000,000, into the same shares (preferred stock) as issued in the offering. The conversion price is the lessor of (i) the price per share for the new preferred stock purchased in the Qualified Financing, multiplied by eighty percent (80%) and (ii) the price per share equal to the quotient of $20,000,000, divided by, the number of outstanding shares of the Company’s common stock and preferred stock, plus any outstanding warrants for capital stock of Company, outstanding stock options to purchase common stock and any shares of common stock reserved for issuance under the Company’s stock incentive plan. The outstanding principal and all accrued and unpaid interest are also convertible into the same series of stock issued at the holders’ option if there is a non-qualified
financing, which is the sale of a new series of preferred stock that does not qualify as a Qualified Financing. The conversion price is the same as the automatic conversion under a Qualified Financing. This conversion feature meets the definition of a derivative and was valued using the Monte Carlo model, with the fair value of the derivative being recorded as a derivative liability (see Note 2) and debt discount at the time of issuance. On September 23, 2022, a Qualified Financing

8

occurred at which point all outstanding principal and accrued and unpaid interest was converted in Preferred Series
C-2
Shares. The principal and interest converted was $3,965,455 and $629,920, respectively, which converted into 23,162,704 and 3,679,439 shares respectively, at a ratio of $0.1712 per share. The fair value of the shares issued was $5,717,377. The fair value of the derivative upon conversion was $1,122,002. The Company incurred interest expense of $75,560 and amortization of debt discount expense of $304,367 during the three months ended March 31, 2022.
Other Convertible Note
The Company issued a convertible note to an economic development fund for $50,000 on June 24, 2020. The note is non-interest
being, has no monthly payments, and is due in full with a balloon payment on June 23, 2025. The note contains an embedded conversion feature whereby the note holder can convert the shares at a discount in the event of a Qualified Financing or a change in control event. This conversion feature meets the definition of a derivative and was valued using the Monte Carlo model, with the fair value of the derivative being recorded as a derivative liability (see Note 2) and debt discount at the time of issuance. On September 23, 2022, a Qualified Financing occurred at which point all outstanding principal was converted in Preferred Series
C-2
Shares. The principal converted was $50,000 which converted into 343,157 shares at a ratio of $0.1457 per share. The fair value of the shares issued was $73,092. The fair value of the derivative upon conversion was $23,092. The debt discount at the time of conversion was $47,872 which was written off as a loss on debt extinguishment. During the three months ended March 31, 2022, there was $301 of amortization of debt discount.
January 2022 Convertible Notes
On January 19, 2022, the Company issued two senior secured convertible notes (the “Convertible Notes”) of $1,111,111 each to two investors (“Holders”), due on January 19, 2023. The notes bear interest at 10% (18% default). The Company is required to make monthly interest payments for the interest incurred and require monthly principal payments of $158,730 beginning on July 19, 2022. The notes are collateralized by all assets (including current and future intellectual property) of the Company. These two notes were issued with a 10% discount and were subject to an 8% commission due to the underwriter. These fees were recorded as debt discount. In addition, the Holders received from the Company a warrant to subscribe for and purchase up to 1,885,796 shares (3,771,592 shares in total) of common stock of the Company. Each warrant is exercisable at a price of $0.01 per warrant share, vests immediately upon closing (the “Initial Exercise Date”) and a term of 5 years. The fair value of the warrants was $409,483 which was recorded as debt discount. The senior secured convertible notes shall be convertible at the option of the Holders into shares of common stock at a fixed conversion price equal to the lesser of $0.22 per share and a 25% discount to the price of the common stock in a Qualified Offering (as adjusted hereunder, the “Conversion Price”). In the event that units consisting of common stock and warrants are issued in a Qualified Offering, the senior secured convertible notes shall be convertible into common stock and warrants. If, at any time while the Convertible Note is outstanding, the Company sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any common stock or common stock equivalents entitling any Person to acquire shares of common stock at an effective price per share that is lower than the then Conversion Price (such lower price, the “Base Conversion Price”), then the Conversion Price shall be reduced to equal the Base Conversion Price. Such adjustment shall be made whenever such common stock or common stock equivalents are issued. There were multiple events during the year ended December 31, 2022 that triggered the downround feature of the base conversion price. As of March 31, 2023 and December 31, 2022, the Base Conversion Price was $0.11.
The conversion feature within these convertible notes meets the requirements to be treated as a derivative. Accordingly, the Company estimated the fair value of the convertible notes derivative using the Monte Carlo Method as of the date of issuance. The fair value of the derivative was determined to be $1,110,459 at the time of issuance and was recorded as a liability with an offsetting amount recorded as a debt discount. The derivative is revalued at the end of each reporting period and any change in fair value is recorded as a gain or loss in the statement of operations.

F-
59

Proceeds from the sales of the Convertible Notes with stock purchase warrants were allocated to the two elements based on the relative fair value of the notes without the warrants and of the warrants themselves at time of issuance. The total amounts allocated to warrants were $409,483 and accounted for as paid-in
capital. The discount amount was calculated by determining the aggregate fair value of the warrants using the Black-Scholes Option Pricing Model.
On July 19, 2022, the Company defaulted on the debt. Pursuant to the terms of the note, upon an event of default there would be a 25% increase to the outstanding principal in addition to the interest rate increasing from 10% to 18%. Upon the event of default, the unamortized debt discount of $958,899 was accelerated and expensed. The outstanding principal balance of the notes was $2,777,778 at March 31, 2023 and December 31, 2022. During the three months ended March 31, 2023, interest expense for these notes was $262,597, which consists of $125,000 of interest and $137,597 of late fees and penalties. Amortization of debt discount expense for these notes was $703 for the three months ended March 31, 2023. During the three months ended March 31, 2022, interest expense for these notes was $40,123. Amortization of debt discount expense for these notes was $314,954 for the three months ended March 31, 2022.
On November 2, 2022, the Company received a letter (“Notice of Acceleration”) from one of the Holders, notifying an Event of Default. As of the date of issuance, the Company is currently in default on these notes.
An Agreement Subsequent to the Notice of Acceleration
The Company entered an agreement with one of the Holders (“Puritan”) in connection with the Notice of Acceleration on December 19, 2022, Pursuant to the agreement, Alpha Healthcare Acquisition Corp. III (“Alpha”) and the Company each hereby represent and warrant to Puritan that (i) it intends to enter into a business combination agreement (“the Business Combination Agreement”) among Alpha, the Company and Merger Sub ( as defined in the Business Combination Agreement, (ii) there will be no conditions to closing relating to Alpha or its affiliates delivering a certain amount of cash to the Company at closing of the Business Combination (the “Closing”), (iii) the only conditions to Closing of the merger are as set forth in Sections 6.1 through Section 6.3 of the Business Combination Agreement, (iv) upon entering into such Business Combination Agreement, such parties shall have a commitment letter from a third party to provide capital in an amount sufficient to the surviving company to the Business Combination to, among other things, repay all amounts due and owing at such time to Puritan at the Closing, (v) the equity valuation ascribed to the Company in the Business Combination Agreement is $150 million, and (vi) such Business Combination Agreement shall not place any restrictions on Puritan’s ability to transfer any of its securities, including, without limitation, the shares underlying the Puritan Warrant. The Company agrees that it will not make any payment to any other debtholder on account of interest or principal during the forbearance period hereunder.
Based on the representations and warranties and agreements above and in consideration of the Company’s agreement to pay Puritan at the Closing; (i) the outstanding principal amount, plus accrued interest, late fees and all other amounts then owed as specified in the 2022 Note, including without limitation, Sections 8(b) and 2(c) of the 2022 Note (the “2022 Note Payoff Amount”)—as of the date hereof, the parties acknowledge that $1,610,413 is due ($1,627,749 as of December 31, 2022) and owed under the 2022 Note and (ii) 25,000 freely tradable shares of Alpha (not subject to lock-up
or any other restrictions on transfer) at a price of $10.00 per common share (i.e. the price per share of common stock to the equity holders of the Company in the Business Combination), Puritan shall as of the date hereof withdraw and rescind the Notice of Acceleration, and such Notice of Acceleration shall be deemed null and void and shall have no further force or effect. Puritan further agrees that, based on the representations and warranties and agreements contained herein, it shall not issue any further notices of acceleration or default notices under the 2022 Note or other 2022 Note Documentation, seek repayment of any amounts due under the 2022 Note, or seek to exercise any other remedies contained in the 2022 Note or other 2022 Note Documentation in regard to non-payment
of the 2022 Note, from the Effective Date until the Outside Date (as defined below).

F-6
0

Notwithstanding the foregoing, the Notice of Acceleration shall automatically be reinstated with an effective date of November 2, 2022, upon the earliest to occur of: (i) June 30, 2023, if the Closing has not occurred prior to such date, (ii) the Company and/or Alpha provide notice to Puritan that they have mutually agreed not pursue a business combination transaction, or (iii) Alpha or the Company publicly announce that the Business Combination Agreement has been terminated by either party (the first occurrence of (i), (ii) or (iii), the “Outside Date”)
2023 Promissory Notes
During the three months ended March 31, 2023, the Company has received $375,000 from five zero coupon Promissory Notes (the “Notes”). The Notes have a
12-month
maturity date with a balloon payment and provide for the issuance of 117,646 common stock warrants at an exercise price of $0.88 and a term of 5 years. The warrants became fully vested on the issuance date. As discussed in Note 3, the Company has entered into a definitive agreement to merge with Alpha Healthcare Acquisition Corp. III (“ALPA”) (the post-merger entity “New Carmell”). On the Maturity Date, the Company will pay to note holder the principal in cash or, at the option of the Company, in shares of common stock of New Carmell at the average of the
10-day
volume weighted average price of New Carmell Common Stock only if, in the reasonable judgment of the Board of Directors of the Company, at the time of such election, New Carmell Common Stock is listed on a stock exchange or is otherwise freely tradeable.
Proceeds from the sales of the Convertible Notes with stock purchase warrants were allocated to the two elements based on the relative fair value of the notes without the warrants and of the warrants themselves at time of issuance. The total amounts allocated to warrants were $6,112 and accounted for as paid-in
capital. The discount amount was calculated by determining the aggregate fair value of the warrants using the Black-Scholes Option Pricing Model. As of March 31, 2023, there was $5,409 of unamortized debt discount. During the three months ended March 31, 2023, there was $703 of amortization of debt discount.
NOTE 8 — COMMITMENTS AND CONTINGENCIES
On January 30, 2008, the Company and Carnegie Mellon University (“CMU”) entered into a License Agreement, as amended by that certain Amendment No. 1 to the Amended Exclusive License Agreement, dated as of July 19, 2011, as further amended by that certain Amendment No. 2 to the Amended Exclusive License Agreement, dated as of February 8, 2016, as further amended by that certain Amendment No. 3 to the Amended Exclusive License Agreement, dated as of February 27, 2020 and as further amended by that certain Amendment No. 4 to the Amended Exclusive License Agreement, dated November 23, 2021 (collectively, the “Amended Exclusive License Agreement”). This License Agreement provides the Company an exclusive world-wide right to use certain technology of CMU relating to biocompatible plasma-based plastics to make, have made, use, and otherwise dispose of licensed products and to create derivatives for the field of use. The Company is required to use its best efforts to effect introduction of the licensed technology into the commercial market as soon as possible and meet certain milestones as stipulated within the agreement. CMU retains the right to use any derivative technology developed by the Company as a result of its use of this technology and retains the intellectual property rights to the licensed technology including patents, copyrights, and trademarks.
This agreement is effective until January 30, 2028, or until the expiration of the last-to-expire
patent relating to this technology, whichever comes later, unless otherwise terminated pursuant to another provision within the agreement. Failure to perform in accordance with the agreed upon milestones is grounds for CMU to terminate the agreement prior to the expiration date. As a partial royalty for the license rights, in 2008, the Company has issued 66,913 shares of the Company’s common stock to CMU. In addition, in 2008, the Company issued a warrant for common stock to be exercised upon the earlier of (a) the Company’s cumulative capital funding and/or receipt of cumulative revenues collectively equals the sum of $2,000,000, or (b) thirty (
30
) days prior to any change in control event that provides for the issuance of shares that, when added to the number of shares then held by CMU, results in an amount equal to 8.2% of the outstanding shares of the Company. During 2011, CMU

F-6
1

exercised the warrant in full and the Company issued 1,607,705 shares of Common Stock. Prior to a qualified initial public offering or a qualified sale, CMU has the right to subscribe for additional equity securities so as to maintain its then percentage of ownership in the Company.
Royalties payable by the Company to CMU are 2.07% of net sales, as defined in the License Agreement. No royalties are due or payable for a period of three (3) years following the effective date or until the closing of a change in control event, whichever occurs sooner. The Company shall also pay CMU 25% of any sublicense fees received, due and payable upon receipt of the sublicense fees by the Company. All payments due to CMU are due within sixty (60) days after the end of each fiscal quarter. All overdue payments bear interest at a rate equal to the Prime rate in effect at the date such amounts are due plus 4%. Royalties accrued and paid during the three months ended March 31, 2023 and 2022, were $0.
The Company is obligated to reimburse CMU for all patent expenses and fees incurred to date by CMU for the licensed technology at the earlier of (1) three years from the effective date; (2) the closing date of a change in control event; (3) for international patents, from the start of expenses for patenting outside of the United States of America. There were no reimbursed expenses and no owed related to reimbursable expenses for the three months ended March 31, 2023 and 2022, respectively.
NOTE 9 — PROFIT-SHARING PLAN
The Company has a 401(k) profit-sharing plan covering substantially all employees. The Company’s discretionary profit-sharing contributions are determined annually by the Board. No discretionary profit-sharing contributions were made to the plan during the three months ended March 31, 2023 and 2022.
NOTE 10 — MEZZANINE EQUITY AND STOCKHOLDERS’ DEFICIT
Authorized Capital
In September 2022, the Company filed the Fourth Amended and Restated Certificate of Incorporation (the “Restated Certificate”). Such Restated Certificate shall, among other things: (i) terminate the Series C Convertible Preferred Stock, par value $0.001 per share, (ii) create a new Series
C-1
Convertible Preferred Stock, par value $0.001 per share, having the terms set forth in the Restated Certificate; and (iii) create a new Series
C-2
Convertible Preferred Stock, par value $0.001 per share. As a result of the amendment, the total amount of shares of stock which the Company had authority to issue was 240,000,000 shares of common stock with a par value of $0.001 per share, and 171,090,521 shares of Preferred Stock, with 19,968,051 designated to Series A Convertible Preferred Stock (“Series A Preferred Stock”), and 34,622,470 designated to Series B Convertible Preferred Stock (“Series B Preferred Stock”), and 41,000,000 designated to Series
C-1
Convertible Preferred Stock (“Series
C-1
Preferred Stock”), and 75,500,000 designated to Series
C-2
Convertible Preferred Stock (“Series
C-2
Preferred Stock”).
Common Stock
Each share of common stock is entitled to one vote at all meetings of stockholders provided that, except as otherwise required by law, holders of common stock shall not be entitled to vote on any amendment to the Certificate of Incorporation that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation.
Preferred Stock
Since the preferred stock may be redeemed at the option of the holder, but is not mandatorily redeemable, the redeemable preferred stock has been classified as mezzanine equity and initially recognized at fair value of the proceeds on the date of issuance less issuance costs.

F-6
2

Series A Preferred Stock, Series
C-1
Preferred Stock, and Series
C-2
Preferred Stock accrue cumulative dividends at a per annum rate of 7% calculated on the original issue price of $0.2203, $0.2130, and $0.1712 per share (the “Original Issue Price”), respectively. Such dividends accrue on each share of preferred stock commencing on the date of issuance. Accrued dividends are not to be paid, other than upon a liquidation event or a redemption of the preferred stock unless so declared by the Board, in which case the dividends so declared and paid shall reduce the dividends accrued on the preferred stock. In addition, in the event the Company pays a dividend on its common stock, it must first pay accrued dividends on preferred stock and then pay a dividend equivalent to the dividend on its common stock. As of March 31, 2023, the Company has accrued dividends of $3,329,887, $28,186, and $456,472 for Series A Preferred Stock, Series
C-1
Preferred Stock and Series
C-2
Preferred Stock, respectively. As of December 31, 2022, the Company has accrued dividends of $3,254,803, $9,470, and $239,104 for Series A Preferred Stock, Series
C-1
Preferred Stock and Series
C-2
Preferred Stock, respectively. The Company accrued dividends of $75,084, $18,716, and $217,368 for Series A Preferred Stock, Series
C-1
Preferred Stock, and Series
C-2
Preferred Stock during the three months ended March 31, 2023. The Company accrued dividends of $76,981 for Series A Preferred Stock during the three months ended March 31, 2022.
Each share of preferred stock is convertible into one share of common stock at any time, at the holder’s option, subject to adjustments for stock dividends, splits, combinations, certain issuances at prices below the issue price of preferred stock, and certain other events. Holders of preferred stock are entitled to cast the number of votes equal to the number of shares of common stock into which shares are convertible. The holders of Series A Preferred Shares, exclusively and as a separate class, are entitled to elect one director of the Company. The holders of common stock, exclusively and as a separate class, are entitled to elect one director of the Company who must be the then-sitting Chief Executive Officer of the Company and one director shall be selected and nominated by the then-sitting directors of the Company.
In the event of any distributions in cash or other property prior to a Deemed Liquidation Event as defined in the Restated Certificate, 70% of the distributions shall be paid ratably to the holders of Series B Preferred Stock, before any payment made to the holders of Series
C-1
Preferred Stock, Series
C-2
Preferred Stock, Series A Preferred Stock and common stock.
In the event of the liquidation or dissolution of the Company, the holders of Series
C-1
Preferred Stock and Series
C-2
Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to the Company’s stockholders before any payment shall be made to the holders of Series A Preferred Stock, Series B Preferred Stock and common stock at the Original Issue Price per share plus any accrued but unpaid cumulative dividends, as applicable. Additional proceeds shall then be distributed to holders of Series B Preferred Stock at the Original Issue Price per share and then to the holders of Series A Preferred Stock at the Original Issue Price per share plus the accrued but unpaid cumulative dividends before any payment shall be made to the holders of common stock. Any additional proceeds thereafter shall be distributed on a pro-rata
basis to holders of preferred and common stock.
2009 Stock Incentive Plan
The Company has authorized the issuance of 45,072,120 shares under its 2009 Stock Incentive Plan (the “Plan”). Under the Plan, the Board may grant incentive and nonqualified stock options to purchase shares of the Company’s common stock to employees and other recipients as determined by the Board. The exercise price per share for an option granted to employees owning stock representing more than 10% of the Company at the time of the grant cannot be less than 110% of the fair market value. Incentive and nonqualified stock options granted to all persons shall be granted at a price no less than 100% of the fair market value and any price determined by the Board, respectively. Options expire no more than ten years after the date of grant. Incentive stock options to employees owning more than 10% of the Company expire no more than five years after the date of grant. The vesting of stock options is determined by the Board. Generally, the options vest over a four-year period at a rate

F-6
3

of 25% one year following the date of grant, with the remaining shares vesting equally on a monthly basis over the subsequent thirty-six
months. Stock options are valued based on a hybrid approach combining first a valuation approach (based on initial public offerings transactions and a market approach—option pricing model), and secondly an equity allocation method.
Warrant and Option Valuation
The Company has computed the fair value of warrants and options granted using the Black-Scholes option pricing model. The expected term used for warrants and options issued to non-employees
is the contractual life and the expected term used for options issued to employees and directors is the estimated period that options granted are expected to be outstanding. The Company utilizes the “simplified” method to develop an estimate of the expected term of “plain vanilla” grants for stock options. The Company is utilizing an expected volatility figure based on a review of the historical volatilities, over a period, equivalent to the expected life of the instrument being valued, of similarly positioned public companies within its industry. The risk-free interest rate was determined from the implied yields from U.S. Treasury zero-coupon
bonds with a remaining term consistent with the expected term of the instrument being valued. The Company’s stock price is derived from a 409a valuation.
Warrants Outstanding
The following table presents information related to common stock warrants for the three months ended March 31, 2023:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life in Years
Outstanding and exercisable, December 31, 2022	5,190,325	$0.13	3.32
Warrants issued	117,646	0.88	—
Warrants exercised	—	—	—
Warrants expired/cancelled	—	—	—

Outstanding and exercisable, March 31, 2023	5,307,971	$0.14	3.12

The intrinsic value of the common stock warrants as of March 31, 2023 was $565,739.
The following table presents information related to Series B preferred stock warrants for the year ended March 31, 2023:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life in Years
Outstanding and exercisable, December 31, 2022	821,253	$0.22	4.16
Warrants issued	—	—	—
Warrants exercised	—	—	—
Warrants expired/cancelled	—	—	—

Outstanding and exercisable, March 31, 2023	821,253	$0.22	3.92

The intrinsic value of the Series B warrants as of March 31, 2023 was $0.

F-6
4

The following table presents information related to Series
C-1
preferred stock warrants for the year ended March 31, 2023:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life in Years
Outstanding and exercisable, December 31, 2022	2,936,933	$0.16	9.73
Warrants issued	—	—	—
Warrants exercised	—	—	—
Warrants expired/cancelled	—	—	—

Outstanding and exercisable, March 31, 2023	2,936,933	$0.16	9.49

The intrinsic value of the Series
C-1
warrants as of March 31, 2023 was $29,369.
Option Activity and Summary
A summary of the option activity during the three months ended March 31, 2023 is presented below:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Life in Years	Aggregate Intrinsic Value
Outstanding, December 31, 2022	36,320,980	$0.13	8.07	$1,083,492
Granted	1,250,000	0.16
Exercised	—	—
Expired/Cancelled	(200,000)	0.11

Outstanding, March 31, 2023	37,370,980	$0.13	7.91	$1,073,492

Vested/Exercisable, March 31, 2023	16,163,949	$0.12	6.88	$569,604

The weighted average fair value of the options granted during the three months ended March 31, 2023 was $0.12 per share, based on a Black Scholes option pricing model using the following assumptions:

Expected volatility	76.3%
Expected term of option	6 years
Range of risk-free interest rate	3.55% -3.75%
Dividend yield	—
During the three months ended March 31, 2023 and 2002, the Company recorded stock-based compensation expense for options in the amount of $180,509 and $172,183, respectively. As of March 31, 2023, there was approximately $1.93 million of total unrecognized compensation expense related to unvested stock options, which will be recognized over the weighted-average remaining vesting period of 2.2 years.
NOTE 11 – RELATED PARTIES
A member of the Board of Directors holds investments in the Company through various venture capital firms. Certain family members of the CEO invested in Series B Preferred Shares, Series
C-1
Preferred Shares and Convertible Notes. The Convertible notes converted into Series
C-2
Preferred Stock on September 23, 2022.

F-6
5

The following table summarizes the related party transactions / balances in the Company at March 31, 2023 and at December 31, 2022:

	March 31, 2023		December 31, 2022
	Dollars	Shares	Dollars	Shares
Series A Preferred Stock and Dividends Board Member
Initial Investment	$877,054	4,222,223	$877,054	4,222,223
Accrued Dividends	693,891		678,694

	$1,570,945		$1,555,748

Series B Preferred Stock
Board Member	$887,049	5,094,537	$887,049	5,094,537
Immediate Family 1	103,244	780,967	103,244	780,967

	$990,293	5,875,504	$990,293	5,875,504

Series C-1 Preferred Stock and Dividends Immediate Family Member 1
Initial Investment	$50,000	234,742	$50,000	234,742
Accrued Dividends	873		10

	$50,873		$50,010

Series C-2 Preferred Stock
Board Member	$1,049,381	6,129,561	$1,049,381	6,129,561
Immediate Family 1	64,981	379,560	64,981	379,560
Immediate Family 2	64,279	375,464	64,279	375,464

	$1,178,641	6,884,585	$1,178,641	6,884,585

Series C-2 Accrued Dividends
Board Member	$38,036		$19,924
Immediate Family 1	2,355		1,234
Immediate Family 2	2,330		1,220

	$42,721		$22,378

In 2020, the Company granted 148,854 options to Immediate Family Member 2 for a fair value of $12,925 for consulting services. For each of the three months ended March 31, 2023 and 2022, the Company incurred an expense of $796 for these stock options.
NOTE 12 – SUBSEQUENT EVENTS
2023 Promissory Notes
Subsequent to March 31, 2023, the Company has received $283,500 from 14 zero coupon Promissory Notes. The Notes have a
12-month
maturity date with a balloon payment and provide for the issuance of 88,941 common stock warrants at an exercise price of $0.88.

6

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Stockholders
of Carmell Therapeutics Corporation
Opinion on the Financial Statements
We have audited the accompanying balance sheets of Carmell Therapeutics Corporation (the Company) as of December 31, 2022 and 2021, and the related statements of operations, stockholders’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years ended December 31, 2022 and 2021, in conformity with accounting principles generally accepted in the United States of America.
Substantial Doubt about the Company’s Ability to Continue as a Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has a net loss from operations, an accumulated deficit and has a net working capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Restatement and Correction of Error
As discussed in Note 3 to the financial statements, certain errors were restated in the December 31, 2021 financial statements and certain errors were corrected through the opening retained equity as of January 1, 2021.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain

F-67

an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
We have served as the Company’s auditor since 2022.
/s/ Adeptus Partners, LLC
PCAOB ID: 3686
Ocean, New Jersey
March 20, 2023

F-68

CARMELL THERAPEUTICS CORPORATION
BALANCE SHEETS

	December 31, 2022	December 31, 2021
		As Restated
ASSETS

Current Assets:
Cash	$128,149	$12,362
Prepaid expenses	55,069	—
Deferred offering cost	394,147	166,342
Other current assets	28,175	—

Total Current Assets	605,540	178,704

Property and equipment, net of accumulated depreciation of $530,116 and $440,334, respectively	254,974	337,592
Operating lease right of use asset	859,331	1,007,589
Intangible assets, net of accumulated amortization of $42,044 and $37,528, respectively	28,702	33,218

Total Assets	$1,748,547	$1,557,103

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ DEFICIT

Current Liabilities:
Accounts payable	$2,138,732	$871,313
Accrued expenses and other liabilities	944,573	514,783
Accrued interest - related parties	—	226,170
Accrued interest - non-related parties	477,720	1,654,486
Convertible notes payable - related parties, net of debt discount of $0 at December 31, 2021	—	900,000
Convertible notes payable, current, net of debt discount of $0 and $946,291, respectively	2,777,778	7,703,432
Derivative liabilities	826,980	3,813,019
Lease liability, current	129,502	120,162

Total Current Liabilities	7,295,285	15,803,365

Long-term Liabilities:
Lease liability, net of current portion	827,728	961,908
Convertible notes payable, net of discount of $0 and $49,078, respectively	—	922
Derivative liabilities	—	33,300

Total Long-term Liabilities	827,728	996,130

Total Liabilities	8,123,013	16,799,495

Commitments and Contingencies (see Note 9)

Mezzanine Equity
Series C-1 preferred stock, 41,000,000 and 0 shares authorized as of December 31, 2022 and 2021; 5,090,693 and 0 shares issued and outstanding as of December 31, 2022 and 2021, respectively	772,028	—
Series C-2 preferred stock, 75,500,000 and 0 shares authorized as of December 31, 2022 and 2021; 73,560,390 and 0 shares issued and outstanding as of December 31, 2022 and 2021, respectively	15,904,275	—
Series B preferred stock, 34,622,470 and 34,772,230 shares authorized as of December 31, 2022 and 2021; 33,801,226 and 32,917,690 shares issued and outstanding as of December 31, 2022 and 2021, respectively	7,025,434	6,928,245
Series A preferred stock, 19,968,051 and 19,968,051 shares authorized as of December 31, 2022 and 2021; 19,968,051 shares issued and outstanding as of December 31, 2022 and 2021, respectively	7,714,336	7,406,409

Stockholders’ Deficit:
Common stock, $.001 par value; 240,000,000 and 100,050,000 shares authorized at December 31, 2022 and 2021; 14,531,511 and 36,918,882 shares issued and outstanding as of December 31, 2022 and 2021, respectively	14,532	36,919
Additional paid-in capital	4,577,220	3,160,491
Accumulated deficit	(42,382,291)	(32,774,456)

Total Stockholders’ Deficit	(37,790,539)	(29,577,046)

Total Liabilities, Mezzanine Equity and Stockholders’ Deficit	$1,748,547	$1,557,103

The accompanying footnotes are an integral part of these financial statements.

F-
69

CARMELL THERAPEUTICS CORPORATION
STATEMENTS OF OPERATIONS

	For the Year Ended December 31
	2022	2021
		As Restated
Operating expenses:
Research and development	$2,196,063	$982,837
General and administrative	3,217,280	863,333
Depreciation and amortization	94,298	94,162

Total operating expenses	5,507,641	1,940,332

Loss from operations	(5,507,641)	(1,940,332)

Other income (expense):
Gain on the forgiveness of loans payable	—	438,180
Other income	10,922	37,378
Change in fair value of derivative liabilities	1,259,287	(2,515,065)
Loss on debt extinguishment	(1,064,692)	—
Interest expense, related party	(52,471)	(72,000)
Interest expense, non-related party	(1,652,498)	(643,487)
Amortization of debt discount	(2,044,241)	(1,783,597)

Total other expense	(3,543,693)	(4,538,591)

Loss before provision for income taxes	(9,051,334)	(6,478,923)
Provision for income taxes	—	—

Net loss	(9,051,334)	(6,478,923)
Dividends on Series A, Series C-1, and C-2 preferred stock	(556,501)	(307,927)

Net loss attributable to common stockholders	$(9,607,835)	$(6,786,850)

Net loss per common share - basic and diluted	$(0.34)	$(0.29)

Weighted average shares outstanding - basic and diluted	28,546,036	23,139,165

The accompanying footnotes are an integral part of these financial statements.

F-7
0

CARMELL THERAPEUTICS CORPORATION
STATEMENTS OF STOCKHOLDERS’ DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021
As Restated

	Common Stock		Treasury Stock		Additional Paid-in Capital	Accumulated Deficit	Total
	Shares	Amount	Shares	Amount
Balance at January 1, 2021	2,922,284	$2,922	—	—	$2,539,486	$(25,830,637)	$(23,288,229)
Correction of accumulated error (Note 3)	—	—	—	—	170,847	(156,969)	13,878

Balance at January 1, 2021 (Restated)	2,922,284	$2,922	—	—	$2,710,333	$(25,987,606)	$(23,274,351)

Accrued Series A preferred stock dividend	—	—	—	—	—	(307,927)	(307,927)
Issuance of common stock	31,940,355	31,940	—	—	(28,746)		3,194
Exercise of stock options	2,056,243	2,057			232,105	—	234,162
Stock-based compensation expense	—	—			246,799	—	246,799
Net loss	—	—	—	—	—	(6,478,923)	(6,478,923)

Balance as of December 31, 2021	36,918,882	$36,919	—	$—	$3,160,491	$(32,774,456)	$(29,577,046)

Balance at January 1, 2022	36,918,882	$36,919	—	—	$3,160,491	$(32,774,456)	(29,577,046)

Accrued Series A preferred stock dividend	—	—	—	—	—	(307,927)	(307,927)
Accrued Series C-1 preferred stock dividend	—	—	—	—	—	(9,470)	(9,470)
Accrued Series C-2 preferred stock dividend	—	—	—	—	—	(239,104)	(239,104)
Issuance of common stock for service	203,666	204			26,273	—	26,477
Exercise of common stock purchase warrants	340,243	340	—	—	37,086	—	37,426
Warrants issued in connection with notes	—	—	—	—	409,483	—	409,483
Warrants issued in connection with Series C-1 Preferred Stock	—	—	—	—	312,088	—	312,088
Repurchase of common stock			(22,940,355)	(2,294)	—	—	(2,294)
Cancellation of common stock	(22,940,355)	(22,940)	22,940,355	2,294	20,646	—	—
Exercise of stock options	9,075	9	—	—	1,262	—	1,271
Stock-based compensation expense	—	—	—	—	609,891	—	609,891
Net loss	—	—	—	—	—	(9,051,334)	(9,051,334)

Balance at December 31, 2022	14,531,511	$14,532	—	$—	$4,577,220	$(42,382,291)	$(37,790,539)

The accompanying footnotes are an integral part of these financial statements.

F-7
1

CARMELL THERAPEUTICS CORPORATION
STATEMENTS OF CASH FLOWS

	For the Year Ended December 31
	2022	2021
		As Restated
Cash flows from operating activities:
Net loss	$(9,051,334)	$(6,478,923)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on forgiveness of loans payable	—	(438,180)
Depreciation and Amortization	94,298	94,162
Amortization of debt discount	2,044,241	1,783,597
Amortization of ROU assets	148,258	147,962
Change in fair value of derivative liabilities	(1,259,287)	2,515,065
Loss on debt extinguishment	1,064,692	—
Stock-based compensation	636,368	246,799
Interest expense recognized on default	555,556	—
Changes in operating assets and liabilities:
Prepaid expenses	(55,069)	9,418
Other current assets	(28,175)	500
Accounts payable	1,059,946	80,320
Accrued expenses and other liabilities	429,790	262,097
Lease liability	(124,840)	(115,132)
Accrued interest - related parties	52,471	72,000
Accrued interest - non-related parties	1,004,378	643,486

Net cash used in operating activities	(3,428,707)	(1,176,829)

Cash flows from investing activities:
Purchase of property and equipment	(7,164)	(7,273)

Net cash used in investing activities	(7,164)	(7,273)

Cash flows from financing activities:
Proceeds from convertible notes	2,745,974	906,839
Proceeds from PPP loan	—	217,460
Proceeds from issuance of Series C-1 preferred stock	1,064,317	—
Repurchase of common stock	(2,294)	—
Payment of offering costs	(20,332)	(166,342)
Payment of debt financing fee	(382,222)	—
Proceeds from issuance of common stock	—	3,194
Proceeds from exercise of stock options	1,271	234,163
Proceeds from warrant exercise	144,944	—

Net cash provided by financing activities	3,551,658	1,195,314

Net increase in cash	115,787	11,212
Cash - beginning of the period	12,362	1,150

Cash - end of the period	$128,149	$12,362

Supplemental cash flow information:
Interest paid	$92,593	$—
Income tax paid	$—	$—
Non-cash financing activity:
Conversion of convertible notes and accrued interest to series C-2 prefered stock	$15,665,171	$—
Warrants issued in connection with convertible notes	$409,483	$—
Warrants issued in connection with Series C-1 preferred stock	$312,088	$—
Accrued Series A preferred stock dividends	$307,926	$307,927
Accrued Series C-1 preferred stock dividends	$9,470	$—
Accrued Series C-2 preferred stock dividends	$239,104	$—
Initial recognition of derivative liabilities	$1,321,860	$258,359
Unpaid deferred offering costs	$207,473	$—
The accompanying footnotes are an integral part of these financial statements.

F-7
2

CARMELL THERAPEUTICS CORPORATION
NOTES TO FINANCIAL STATEMENTS
NOTE 1 — NATURE OF THE ORGANIZATION AND BUSINESS
Carmell Therapeutics Corporation (“Carmell” or the “Company”) was incorporated in the State of Delaware in November 2008. With operations in Pittsburgh, Pennsylvania, its mission is to expand and commercialize technology developed jointly at Carnegie Mellon University and Allegheny General Hospital. The proprietary technology enables the manufacture of biologically active plastics from blood plasma for treating injuries to bone and soft tissue and to promote the growth of hair and the production of collagen. These plastics are sterile, off-the-shelf,
easy to handle, shape and suture, have controlled degradation rates, and they contain known levels of bioactivity.
The Company is focused on products designed to enhance and accelerate healing and produce better clinical outcomes in orthopedic trauma, dental bone graft substitutes, advance wound care and aesthetic medicine. The Company is currently conducting research and development activities to operationalize certain patented technology that the Company owns and licenses. The Company is in the process of initiating and assessing regulatory efforts and pathways in Europe and the United States.
Risks and Uncertainties
Management continues to evaluate the impact of the
COVID-19
pandemic and Russia-Ukraine war on the economy and the capital markets and has concluded that, while it is reasonably possible that such events could have negative effects on the Company’s financial position, the specific impacts are not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of these uncertainties
The current challenging economic climate may lead to adverse changes in cash flows, working capital levels and/or debt balances, which may also have a direct impact on the Company’s future operating results and financial position. The ultimate duration and magnitude of the impact and the efficacy of government interventions on the economy and the financial effect on the Company is not known at this time. The extent of such impact will depend on future developments, which are highly uncertain and not in the Company’s control.
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying audited financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). References to the “ASC” hereafter refer to the Accounting Standards Codification established by the Financial Accounting Standards Board (“FASB”) as the source of authoritative U.S. GAAP.
Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets, liabilities, equity- based transactions and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future events. Accordingly, the actual results could differ significantly from estimates included in these financial statements.

F-7
3

Cash
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company has no cash equivalents as of December 31, 2022 and 2021.
Property and Equipment
Property and equipment are stated at cost less accumulated depreciation. Maintenance and repair charges are expensed as incurred. The assets are depreciated using the straight-line method using the following estimated useful lives:
Lab equipment - 7 years
Leasehold improvements - The lesser of 10 years or the remaining life of the lease
Furniture and fixtures – 7 years
Intangible Assets
Intangible assets consist entirely of patent costs. The Company capitalizes legal costs directly associated with the submission of Company patent applications. Gross patent costs of $70,746 as of December 31, 2022 and 2021 are amortized on a straight-line basis over the patent term and are stated net of accumulated amortization of $42,044 and $37,528, respectively. Such assets are periodically evaluated as to the recoverability of their carrying values. No asset impairment was recognized during the years ended December 31, 2022 and 2021. Amortization expense for the years ended December 31, 2022 and 2021, was $4,516 and $4,516, respectively. Costs billed to the Company as reimbursement for third parties’ patent submissions are considered as license fees and expensed as incurred.
Estimated amortization expense for each of the following five years is as follows:

2023	$4,516
2024	4,528
2025	4,516
2026	4,516
2027	4,090
Thereafter	6,536

Total	$28,702

Offering Costs Associated with a Public Offering
The Company complies with the requirements of FASB ASC
340-10-S99-1
and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering.”
ASC
340-10-S99-1
states that, specific incremental costs directly attributable to a proposed or actual offering of equity securities incurred prior to the effective date of the offering, may be deferred and charged against the gross proceeds of the offering when the offering occurs. The costs of an aborted offering may not be deferred and charged against proceeds of a subsequent offering. In October 2022, the Company aborted an
S-1
IPO Offering and started pursuing an acquisition by a SPAC. During 2022, the Company wrote off the costs capitalized as of December 31, 2021 of $166,342 and capitalized costs of $394,147 relating to the SPAC transaction as of December 31, 2022.
Advertising Costs
Advertising costs are expensed as incurred. Advertising expense for the year ended December 31, 2022 and 2021, were $9,247 and $8,015 respectively.

F-7
4

Impairment of Long-Lived Assets
The Company reviews long-lived assets for impairment whenever events or circumstances indicate that the carrying value of such assets may not be fully recoverable. Impairment is present when the sum of estimated undiscounted future cash flow expected to result from use of the assets is less than carrying value. If impairment is present, the carrying value of the impaired asset is reduced to its fair value. Fair value is determined based on discounted cash flow or appraised values, depending on the nature of the assets. There were no impairment losses recognized for long-lived assets for the years ended December 31, 2022 and 2021.
Income Taxes
Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2022 and 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities for tax years ended 2019 to 2022.
Fair Value Measurements and Fair Value of Financial Instruments
Our financial instruments consist primarily of accounts payable, accrued expenses and short- and long-term debt. The carrying value of cash, prepaid expenses, other current assets, accounts payable and accrued expenses approximates fair value because of the short-term maturity of such instruments.
We have categorized our assets and liabilities that are valued at fair value on a recurring basis into a three-level fair value hierarchy in accordance with U.S. GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets and liabilities (Level 1) and lowest priority to unobservable inputs (Level 3).
Assets and liabilities recorded in the balance sheet at fair value as of December 31, 2022 and 2021 are categorized based on a hierarchy of inputs, as follows:

	Carrying	Fair Value Measurement Using
	Value	Level 1	Level 2	Level 3	Total
Derivative liability at December 31, 2022	$826,980	$—	$—	$826,980	$826,980

Derivative liability at December 31, 2021	$3,846,319	$—	$—	$3,846,319	$3,846,319

F-7
5

	Fair Value Measurements Using Significant Unobservable Inputs (Level 3)
	2022	2021
Balance, beginning of year	$3,846,319	$1,045,905
Initial recognition of derivative liability	1,321,860	285,349
Settled in Series C-2 preferred stock	(3,081,912)	—
Change in fair value of derivative liability	(1,259,287)	2,515,065

Balance, end of year	$826,980	$3,846,319

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.
Level 2 - Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.
Level 3 - Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.
The fair value of the embedded derivatives in the convertible notes as of December 31, 2022 and 2021, was valued using a Monte-Carlo model and were based upon the following management assumptions:

	2022	2021
Stock price	$0.16	$0.13
Expected term (years)	0.04	0.71 - 3.48
Volatility	55.10%	48.90% - 60.50%
Risk free interest rate	4.38%	0.44% - 0.72%
Probability of Qualified Financing or IPO	50.00%	60.00%
Probability of a Change in Control Event	10.00%	10.00%
The stock price was derived from 409a valuations. The volatility was determined from the historical volatility of comparable public companies over the expected term. The term was based on the maturity date of the note. The risk-free interest rate was determined from the implied yields from U.S. Treasury zero-coupon
bonds with a remaining term consistent with the expected term of the instrument being valued. The probability of a Qualified Financing or IPO and a Change of Control Event were based on the Company’s assessment of such an event occurring.
Research and Development Costs
The Company is currently conducting research and development activities to operationalize certain patented technology that the Company owns and licenses. The Company expenses costs related to these activities in the period incurred.
Net Loss Per Share
Net loss per share is computed by dividing net loss by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share is computed like basic earnings per share, except the weighted average number of common shares outstanding are increased to include additional shares from the assumed exercise of share options, if dilutive. The dilutive effect, if any, of convertible instruments or warrants is calculated using the treasury stock method. There are no outstanding dilutive instruments as the outstanding convertible instruments and warrants would be anti-dilutive if converted or exercised, respectively, as of December 31, 2022 and 2021.

F-7
6

The following table summarizes the securities that were excluded from the diluted per share calculation because the effect of including these potential shares was anti-dilutive due to the Company’s net loss position even though the exercise price could be less than the average market price of the common shares:

	Year Ended December 31,
	2022	2021
Series A Preferred Stock (if converted)	19,968,051	19,968,051
Series B Preferred Stock (if converted)	33,801,226	32,917,690
Series C-1 Preferred Stock (if converted)	5,090,693	—
Series C-2 Preferred Stock (if converted)	73,560,390	—
Stock Options	36,320,980	34,990,469
Common Stock Warrants (penny warrants excluded)	1,418,733	1,758,975
Preferred Stock Warrants	3,758,186	1,704,789
Convertible Notes	26,620,370	—

Total	200,538,629	91,339,974

Stock-Based Compensation
The Company applies the provisions of ASC 718,
Compensation — Stock Compensation
, (“ASC 718”) which requires the measurement and recognition of compensation expense for all stock-based awards made to employees, including employee stock options, in the statements of operations.
For stock options issued to employees and members of the Board of Directors (the “Board) for their services, the Company estimates the grant date fair value of each option using the Black-Scholes option pricing model. The use of the Black-Scholes option pricing model requires management to make assumptions with respect to the expected term of the option, the expected volatility of the common stock consistent with the expected life of the option, risk-free interest rates and expected dividend yields of the common stock. For awards subject to service-based vesting conditions, including those with a graded vesting schedule, the Company recognizes stock-based compensation expense equal to the grant date fair value of stock options on a straight-line basis over the requisite service period, which is generally the vesting term. Forfeitures are recorded as they are incurred as opposed to being estimated at the time of grant and revised.
Pursuant to Accounting Standards Update (“ASU”)
2018-07,
Compensation — Stock Compensation (Topic 718): Improvements to
Non-employee
Share-Based Payment Accounting
, the Company accounts for stock options issued to
non-employees
for their services in accordance with ASC 718. The Company uses valuation methods and assumptions to value the stock options that are in line with the process for valuing employee stock options noted above.
Leases
The Company adopted ASC Topic 842, Leases, as amended, on January 1, 2020. We elected the package of practical expedients permitted under the transition guidance within the new standard, which among other things, allowed the Company to not separate non-lease
components from lease components and instead to account for each separate lease component and the non-lease
components associated with that lease component as a single lease.
The Company’s leases consist of leaseholds on office space. The Company determines if an arrangement contains a lease at inception as defined by ASC 842. In order to meet the definition of a lease under ASC 842, the contractual arrangement must convey to us the right to control the use of an identifiable asset for a period of time in exchange for consideration. ROU (Right of Use) assets represent the right to use an underlying asset for the lease term and lease liabilities represent the obligation to make lease payments arising from the lease. ROU assets and liabilities are recognized at the lease commencement date based on the estimated present value of lease payments over the lease term.

F-7
7

Recent Accounting Pronouncements
On June 30, 2022, the FASB issued ASU
2022-03,
which (1) clarifies the guidance in ASC 8202 on the fair value measurement of an equity security that is subject to a contractual sale restriction and (2) requires specific disclosures related to such an equity security. The amendments in ASU
2022-03
are consistent with the principles of fair value measurement under which an entity is required to consider characteristics of an asset or liability if other market participants would also consider those characteristics when pricing the asset or liability. Specifically, the ASU clarifies that an entity should apply these fair value measurement principles to equity securities that are subject to contractual sale restrictions. The Company does not believe, when adopted, ASU
2022-03
would have a material effect on the Company’s financial statements.
NOTE 3 — RESTATEMENT AND CORRECTION OF AN ERROR
Restatement
The Company has restated its financial statements as of and for the year ended, December 31, 2021. The following tables provide the summary of restated amounts.

	December 31, 2021
	As Previously Reported	Reclassifications	Error Correction	Restated
ASSETS
Current Assets:
Cash	$12,362			$12,362
Deferred offering costs	166,342			166,342

Total Current Assets	178,704			178,704
Property and equipment, net of accumulated depreciation of $440,334	337,592			337,592
Operating lease right of use asset	1,007,589			1,007,589
Intangible assets, net of accumulated amortization of $37,528	18,506		14,712	33,218

Total Assets	$1,542,391	—	14,712	$1,557,103

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable	$871,313			$871,313
Accrued expenses and other liabilities	514,783			514,783
Accrued interest— related parties	—	226,170		226,170
Accrued interest— non-related parties	1,880,656	(226,170)		1,654,486
Convertible notes payable— related parties, net of debt discount of $0	—	900,000		900,000
Convertible notes payable, current, net of debt discount of $946,291	9,507,228	(900,000)	(903,796)	7,703,432
Derivative liabilities	—		3,813,019	3,813,019
Lease liability, current	120,162			120,162

Total Current Liabilities	12,894,142	—	2,909,223	15,803,365
Long-term Liabilities:
Lease liability, net of current portion	961,908			961,908
Convertible notes payable — net of debt discount of $49,078	50,000		(49,078)	922
Derivative liabilities	—		33,300	33,300

Total Long-term Liabilities	1,011,908	—	(15,778)	996,130

Total Liabilities	13,906,050	—	2,893,445	16,799,495

8

	December 31, 2021
	As Previously Reported	Reclassifications	Error Correction	Restated
Commitments and Contingencies (Note 8)
Mezzanine Equity
Series A Preferred stock, 21,064,711 shares authorized; 19,968,051 shares issued and outstanding as of December 31, 2021 (liquidation preference: $7,406,409)	7,020,992		385,417	7,406,409
Series B Preferred stock, 34,772,230 shares authorized; 32,917,690 issued and outstanding as of December 31, 2021 (liquidation preference: $6,928,245)	5,970,791		957,454	6,928,245
Series C Preferred stock, 25,907,990 shares authorized; 0 shares issued and outstanding as of December 31, 2021				—
Stockholders’ Deficit:
Common stock, $.001 par value; 100,050,000 shares authorized; 36,918,882 shares issued and outstanding as of December 31, 2021	36,919			36,919
Additional paid-in capital	2,989,644		170,847	3,160,491
Accumulated deficit	(28,382,005)		(4,392,451)	(32,774,456)

Total Stockholders’ Deficit	(25,355,442)	—	(4,221,604)	(29,577,046)

Total Liabilities, Mezzanine Equity and Stockholders’ Deficit	$1,542,391	—	14,712	$1,557,103

F-
79

	For the Year Ended December 31, 2021
	As Previously Reported	Reclassifications	Error Correction	Restated
Operating expenses:
Research and development	$982,837			$982,837
General and administrative	617,989	153,861	91,483	863,333
Depreciation and amortization	103,656		(9,494)	94,162
ROU amortization	145,846	(145,846)		—
Advertising and Marketing	8,015	(8,015)		—

Total operating expenses	1,858,343	—	81,989	1,940,332

Loss from operations	(1,858,343)	—	(81,989)	(1,940,332)

Other income (expense):
Gain on the forgiveness of loans payable	438,180			438,180
Other income	37,527		(149)	37,378
Change in fair value of derivative liabilities	—		(2,515,065)	(2,515,065)
Interest expense, related party	—	(72,000)		(72,000)
Interest expense, non-related party	(860,805)	125,686	91,632	(643,487)
Amortization of debt discount	—	(53,686)	(1,729,911)	(1,783,597)

Total other expense	(385,098)	—	(4,153,493)	(4,538,591)

Loss before provision for income taxes	(2,243,441)	—	(4,235,482)	(6,478,923)
Provision for income taxes	—		—	—

Net loss	(2,243,441)	—	(4,235,482)	(6,478,923)
Dividends on Series A preferred stock			(307,927)	(307,927)

Net loss attributable to common stockholders	$(2,243,441)	—	(4,543,409)	$(6,786,850)

Net loss per common share—basic and diluted	$(0.16)	—	(0.13)	$(0.29)

Weighted average shares outstanding—basic and diluted	13,698,060	—	9,441,105	23,139,165

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total
	Shares Amount
As Previously Reported
Balance at January 1, 2021	2,922,284	$2,922	$2,539,486	$(25,830,637)	$(23,288,229)
Accrued Series A preferred stock dividend				(307,927)	(307,927)
Issuance of stock	31,940,355	31,940	(28,746)	—	3,194
Exercise of stock options	2,056,243	2,057	232,105	—	234,162
Stock-based compensation expense			246,799	—	246,799
Net loss			—	(2,243,441)	(2,243,441)

Balance as of December 31, 2021	36,918,882	$36,919	$2,989,644	$(28,382,005)	$(25,355,442)

Error Correction

Net loss				(4,235,482)	(4,235,482)

As Restated
Balance at January 1, 2021	2,922,284	$2,922	$2,539,486	$(25,830,637)	$(23,288,229)
Correction of accumulated error			170,847	(156,969)	13,878
Balance at January 1, 2021 (Restated)	2,922,284	2,922	2,710,333	(25,987,606)	(23,274,351)
Accrued Series A preferred stock dividend	—	—	—	(307,927)	(307,927)
Issuance of common stock	31,940,355	31,940	(28,746)		3,194
Exercise of stock options	2,056,243	2,057	232,105	—	234,162
Stock-based compensation expense	—	—	246,799	—	246,799
Net loss	—	—	—	(6,478,923)	(6,478,923)

Balance as of December 31, 2021	36,918,882	$36,919	$3,160,491	$(32,774,456)	$(29,577,046)

F-8
0

	For the Year Ended December 31, 2021
	As Previously Reported	Reclassifications	Error Correction	Restated
Cash flows from operating activities:
Net loss	$(2,243,441)		(4,235,482)	$(6,478,923)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on forgiveness of loans payable	(438,180)			(438,180)
Depreciation and amortization	103,656		(9,494)	94,162
Amortization of debt discount	53,686		1,729,911	1,783,597
Amortization of ROU assets	145,846	2,116		147,962
Change in fair value of derivative liabilities			2,515,065	2,515,065
Stock-based compensation	246,799			246,799
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	9,918			9,918
Accounts payable	80,320			80,320
Accrued expenses and other liabilities	262,098	(1)		262,097
Lease liability	(113,016)	(2,116)		(115,132)
Accrued interest— related parties		72,000		72,000
Accrued interest -non related parties	715,486	(72,000)		643,486

Net cash used in operating activities	(1,176,828)	(1)	0	(1,176,829)

Cash flows from investing activities:
Purchase of property and equipment	(7,273)			(7,273)

Net cash used in investing activities	(7,273)	—	—	(7,273)

Cash flows from financing activities:
Proceeds from convertible notes	906,839			906,839
Proceeds from PPP loan	217,460			217,460
Payment of offering costs	(166,342)			(166,342)
Proceeds from issuance of common stock		3,194		3,194
Proceeds from exercise of stock options	237,356	(3,193)		234,163

Net cash provided by financing activities	1,195,313	1	—	1,195,314

Net increase in cash	11,212			11,212
Cash — beginning of the period	1,150			1,150

Cash — end of the period	$12,362	—	—	$12,362

Supplemental cash flow information:
Interest paid	$—	—	—	$—

Income tax paid	$—	—	—	$—

Non-cash financing activity:
Accrued Series A preferred stock dividends	$307,927	—	—	$307,927
Initial recognition of derivative liabilities	$—	—	258,359	$258,359
Derivative liability
The Company did not previously identify or account for derivatives with its convertible debt. The fair value of the derivative is recorded as a liability with an offsetting amount recorded as a debt discount, which offsets the carrying amount of the debt. The derivative is revalued at the end of each reporting period and any change in fair value is recorded as a gain or loss in the statement of operations. The debt discount is amortized through interest expense over the life of the debt. Due to the above, short and long-term derivative liabilities of $3,813,019 and $33,300, respectively, were recorded as of December 31, 2021 and the corresponding $2,515,065 loss on change

F-8
1

in fair value of the derivative liability on the statement of operations was recorded. The debt discount recorded on the balance sheet for convertible notes and related party convertible notes increased by $995,369 as of December 31, 2021 and the corresponding amortization of debt discount on the statement of operations increased by $1,729,911. This also resulted in a correction of an error as an increase in the accumulated deficit of $1,351,531 as of January 1, 2021 for convertible notes issued prior to January 1, 2021.
Series A Preferred Stock
For the year ended December 31, 2011, certain convertible notes were converted into Series A preferred stock at a discount value. Since the consideration transferred should be measured at its then-current fair value, with any difference recorded as a gain or loss on the extinguishment, a loss of $425,396 at the time of conversion was reflected in the beginning accumulated deficit at January 1, 2021 with an increase in Series A preferred stock by the same amount. In addition, the dividends for Series A preferred stock issued prior to the fiscal year 2015 was overstated by the amount of $39,979 and was reflected in the beginning accumulated deficit at January 1, 2021.
From the fiscal years of 2008 to 2010, the Company issued 1,096,660 warrants to purchase Series A preferred stock in connection with the conversion of certain convertible notes. As part of this extinguishment of debt, the Company did not properly value warrants issued with the conversion of the Series A shares. The fair value of the warrants was previously understated by $98,525. This correction of an error resulted in an increase in additional paid in capital and decrease in accumulated deficit of $98,325.
Series B Preferred Stock
For the year ended December 31, 2016, certain convertible notes were converted into Series B preferred stock at a discount value. Since the consideration transferred should be measured at its then-current fair value, with any difference recorded as a gain or loss on the extinguishment, a loss of $957,454 at the time of conversion was reflected in the beginning accumulated deficit at January 1, 2021 with an increase in Series B preferred stock by $1,029,976. As part of this extinguishment of debt, the Company did not properly value warrants issued with the issuance of the Series B shares. The fair value of the warrants was previously understated by $72,522. This correction of an error resulted in an increase in additional paid in capital and decrease in accumulated deficit of $72,522.
Intangible Asset
An adjustment was made to reduce the intangible assets carrying value for $78,009 and the related accumulated amortization prior to January 1, 2021. The life was adjusted from 10 years to the term of the patent which decreased accumulated deficit by $5,218 prior to January 1, 2021. For the year ended December 31, 2021, amortization expense decreased by $9,494 due to the change of the estimated useful life.
Earnings per share
The change in earnings per share of $0.13 is a result of the change of the net loss of $4,235,482 and the change in the weighted average shares outstanding. The weighted average shares outstanding changed from 13,698,060 to 23,139,165 due to an error in the Company’s calculation associated with the dates of stock options exercised during the year ended 2021.
Correction of an Error
Due to the same issues noted above, accumulated deficit at January 1, 2021 and December 31, 2021 was previously reported as $25,830,637 and $28,382,005, respectively and now is $25,987,606 and $32,774,456, respectively.

F-8
2

NOTE 4 —GOING CONCERN AND MANAGEMENT’S LIQUIDITY PLANS
At December 31, 2022 and 2021, the Company had cash of $128,149 and $12,362, respectively, and an accumulated deficit of $42,382,291 and $32,774,456, respectively. The Company’s liquidity needs up to December 31, 2022 have been satisfied through debt and equity financings.
For the years ended December 31, 2022 and 2021, the Company had a loss from operations of $5,507,641 and $1,940,332, respectively, and negative cash flows from operations of $3,428,707 and $1,176,829, respectively. The Company’s operating activities consume the majority of its cash resources, and management anticipates that the Company will continue to incur operating losses as it executes its plans through 2023. In addition, the Company has had and expects to have negative cash flows from operations, at least into the near future.
As of December 31, 2022 and as of the date of issuance, the Company is in default of its convertible notes (see Note 8).
The accompanying financial statements have been prepared on the basis that the Company will continue as a going concern, which assumes the realization of assets and the satisfaction of liabilities in the normal course of business. Based on the Company’s cash balance as of December 31, 2022, and projected cash needs for 2023 and subsequent fiscal periods, management estimates that it will need to raise additional capital to cover operating and capital requirements. The Company will seek additional funding either through an initial public offering or through debt financings and other arrangements. Although management has been successful to date in raising necessary funding, there is no assurance the Company will be successful in obtaining such additional financing on terms acceptable to it, if at all, and it may not be able to enter other arrangements. If the Company is unable to obtain funding, it could be forced to delay, reduce or eliminate the Company’s research and development programs, expansion or commercialization efforts, which could adversely affect its business prospects and ability to continue operations. These conditions raise substantial doubt as to whether the Company will continue as a going concern for the next twelve months from the issuance of these financial statements.
The accompanying financial statements have been prepared in conformity with U.S. GAAP, which contemplates continuation of the Company as a going concern and the realization of assets and the satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
NOTE 5 —PROPERTY AND EQUIPMENT
Property and equipment consist of the following:

	December 31, 2022	December 31, 2021
Lab equipment	$666,178	$662,593
Leasehold improvements	115,333	115,333
Furniture and fixtures	3,579	—

	785,090	777,926
Less: accumulated depreciation	(530,116)	(440,334)

Property and equipment, net	$254,974	$337,592

Depreciation expense was $89,782 and $89,646 for the years ended December 31, 2022 and 2021, respectively.

F-8
3

NOTE 6 —ACCRUED EXPENSES AND OTHER LIABILITIES
Accrued expenses and other liabilities consist of the following amounts:

	December 31, 2022	December 31, 2021
Accrued compensation	$916,934	$489,794
Other	27,639	24,989

Accrued expenses and other liabilities	$944,573	$514,783

Accrued compensation is a noninterest-bearing liability for employee payroll that was outstanding at December 31, 2022 and 2021. This relates to compensation earned during years 2019 to 2022.
NOTE 7 —LEASES
The Company is a party to two office leases which expire on December 31, 2028. As of December 31, 2022, the weighted average remaining term is 6 years. The Company elected to not recognize ROU assets and lease liabilities arising from short-term leases (leases with initial terms of twelve months or less, which are deemed immaterial) on its balance sheets.
When measuring lease liabilities for leases that were classified as operating leases, the Company discounted lease payments using its estimated incremental borrowing rate at the later of lease inception or January 1, 2020 (the date of adoption). The weighted average incremental borrowing rate applied was 8%.
The following table presents net lease cost and other supplemental lease information:

	Years Ended
	December 31, 2022	December 31, 2021
Lease cost
Operating lease cost (cost resulting from lease payments)	$201,400	$204,499
Short term lease cost	—	31,500

Net lease cost	201,400	235,999

Operating lease – operating cash flows (fixed payments)	$200,980	$197,565

As of December 31, 2022, the estimated future minimum lease payments, excluding non-lease
components, are as follows:

Operating Leases
Fiscal Year
2023	$204,930
2024	204,930
2025	204,930
2026	204,930
2027	204,930
Thereafter	204,930

Total future minimum annual lease payments	1,229,580
Less: Imputed interest	(272,350)

Present value of lease liabilities	$957,230

F-8
4

NOTE 8 —LOANS PAYABLE AND CONVERTIBLE NOTES
PPP Loans
On April 8, 2020, under the U.S. Small Business Administration’s (“SBA”) Paycheck Protection Program (“PPP”), the Company entered into a note payable with a financial institution for $220,720 at an interest rate of 0.98% per annum and a maturity date of April 8, 2022. Pursuant to the note, principal and interest payments are deferred for six months, during which time the Company may apply for loan forgiveness. On April 23, 2021, the Company applied for loan forgiveness for the full loan amount. On June 22, 2021, the loan was forgiven in full. The forgiveness of the PPP loan was reported as gain on the forgiveness of loans payable in the statement of operations during the year ended December 31, 2021.
On February 10, 2021, the Company entered into a second note payable with a financial institution under the PPP of $217,460 at an interest rate of 0.98% per annum and a maturity date of February 10, 2026. Pursuant to the note, principal and interest payments are deferred for a period no less than 10 months. On December 7, 2021, the loan was forgiven in full. The forgiveness of the PPP loan was reported as gain on the forgiveness of loans payable in the statement of operations during the year ended December 31, 2021.
Convertible Notes
Series 1 Convertible Notes
These convertible notes have been issued between July 9, 2018 (the first initial closing) and September 13, 2019. All of the notes were issued with the same maturity date which was July 8, 2021 (three years from the initial closing). The notes bear interest at 8%, have no monthly payments, and are due in full with a balloon payment on the maturity date. The notes contain an embedded conversion feature whereby the outstanding principal and accrued and unpaid interest are automatically convertible upon a Qualified Financing, which is defined as new series of preferred stock whose rights, preferences or privileges are senior to the existing Series B preferred stock, with gross proceeds of at least $5,000,000, into the same shares (preferred stock) as issued in the offering. The conversion price is the lessor of (i) the price per share for the new preferred stock purchased in the Qualified Financing, multiplied by eighty percent (80%) and (ii) the price per share equal to the quotient of $20,000,000, divided by, the number of outstanding shares of the Company’s common stock and preferred stock, plus any outstanding warrants for capital stock of Company, outstanding stock options to purchase common stock and any shares of common stock reserved for issuance under the Company’s stock incentive plan. The outstanding principal and all accrued and unpaid interest are also convertible into the same series of stock issued at the holders’ option if there is a non-qualified
financing, which is the sale of a new series of preferred stock that does not qualify as a Qualified Financing. The conversion price is the same as the automatic conversion under a Qualified Financing. This conversion feature meets the definition of a derivative and was valued using the Monte Carlo model, with the fair value of the derivative being recorded as a derivative liability (see Note 2) and debt discount at the time of issuance. The maturity date of the notes was extended on July 8, 2021 to September 9, 2021, on September 9, 2021 to July 9, 2022, and again on January 6, 2022 to July 9, 2023. Management determined that these extensions were debt modifications. The principal amount outstanding on these notes as of December 31, 2021 was $6,109,560. The unamortized debt discount as of December 31, 2021 was $0. The Company incurred interest expense of $488,765 and amortization of debt discount expense of $1,068,805 during the year ended December 31, 2021. The accrued interest outstanding on these notes as of December 31, 2021 was $1,473,699. On September 23, 2022, a Qualified Financing occurred at which point all outstanding principal and accrued and unpaid interest were converted to Preferred Series
C-2
Shares. The principal and interest converted was $6,109,560 and $1,829,865, respectively, which converted into 35,686,682 and 10,688,464 shares respectively, at a ratio of $0.1712 per share. The fair value of the shares issued was $15,595,283. The fair value of the derivative upon conversion was $1,938,481. The Company incurred interest expense of $356,196 and amortization of debt discount expense of $0 during the year ended December 31, 2022. Certain of these notes are with related parties (see Note 13).

F-8
5

Series 2 Convertible Notes
These convertible notes have been issued between September 25, 2019 (the first initial closing) and December 31, 2021. All of the notes were issued with the same maturity date which was September 24, 2022 (three years from the initial closing). The notes bear interest at 8%, have no monthly payments, and are due in full with a balloon payment on the maturity date. The notes contain an embedded conversion feature whereby the outstanding principal and accrued and unpaid interest are automatically convertible upon a Qualified Financing, which is defined as new series of preferred stock whose rights, preferences or privileges are senior to the existing Series B preferred stock, with gross proceeds of at least $5,000,000, into the same shares (preferred stock) as issued in the offering. The conversion price is the lessor of (i) the price per share for the new preferred stock purchased in the Qualified Financing, multiplied by eighty percent (80%) and (ii) the price per share equal to the quotient of $20,000,000, divided by, the number of outstanding shares of the Company’s common stock and preferred stock, plus any outstanding warrants for capital stock of Company, outstanding stock options to purchase common stock and any shares of common stock reserved for issuance under the Company’s stock incentive plan. The outstanding principal and all accrued and unpaid interest are also convertible into the same series of stock issued at the holders’ option if there is a
Non-Qualified
Financing, which is the sale of a new series of preferred stock that does not qualify as a Qualified Financing. The conversion price is the same as the automatic conversion under a Qualified Financing. This conversion feature meets the definition of a derivative and was valued using the Monte Carlo model, with the fair value of the derivative being recorded as a derivative liability (see Note 2) and debt discount at the time of issuance. The Company raised $523,752 and $906,839 from these notes in the years ended December 31, 2022 and 2021, respectively. The fair value of the derivatives at the time of issuance of these notes issued during the years ended December 31, 2022 and 2021 was $211,401 and $285,349, respectively. In addition, certain notes issued in 2019 contained detachable warrants, which are accounted for as equity classified warrants. The fair value of these warrants was recorded as debt discount. The principal amount outstanding on these notes as of December 31, 2021 was $3,440,163. The unamortized debt discount as of December 31, 2021 was $946,291. The Company incurred interest expense of $226,749 and amortization of debt discount expense of $714,163 during the year ended December 31, 2021. The accrued interest outstanding on these notes as of December 31, 2021 was $407,014. On September 23, 2022, a Qualified Financing occurred at which point all outstanding principal and accrued and unpaid interest was converted into Preferred Series
C-2
Shares. The principal and interest converted was $3,965,455 and $629,920, respectively, which converted into 23,162,704 and 3,679,439 shares respectively, at a ratio of $0.1712 per share. The fair value of the shares issued was $5,717,377. The fair value of the derivative upon conversion was $1,122,002. The Company incurred interest expense of $222,906 and amortization of debt discount expense of $1,099,770 during the year ended December 31, 2022. The debt discount at the time of conversion was $57,921 which was written off as a loss on debt extinguishment.
Other Convertible Note
The Company issued a convertible note to an economic development fund for $50,000 on June 24, 2020. The note is non-interest
being, has no monthly payments, and is due in full with a balloon payment on June 23, 2025. The note contains an embedded conversion feature whereby the note holder can convert the shares at a discount in the event of a Qualified Financing or a change in control event. This conversion feature meets the definition of a derivative and was valued using the Monte Carlo model, with the fair value of the derivative being recorded as a derivative liability (see Note 2) and debt discount at the time of issuance. The principal amount outstanding on this note as of December 31, 2021 was $50,000. The unamortized debt discount as of December 31, 2021 was $49,078. The Company incurred amortization of debt discount expense of $629 during the year ended December 31, 2021. On September 23, 2022, a Qualified Financing occurred at which point all outstanding principal was converted in Preferred Series
C-2
Shares. The principal converted was $50,000 which converted into 343,157 shares respectively, at a ratio of $0.1457 per share. The fair value of the shares issued was $73,092. The fair value of the derivative upon conversion was $23,092. The debt discount at the time of conversion was $47,872 which was written off as a loss on debt extinguishment. During the year ended December 31, 2022 debt discount amortization was $1,206.

F-8
6

January 2022 Convertible Notes
On January 19, 2022, the Company issued two senior secured convertible notes (the “Convertible Notes”) of $1,111,111 each to two investors (“Holders”), due on January 19, 2023. The notes bear interest at 10% (18% default). The Company is required to make monthly interest payments for the interest incurred and require monthly principal payments of $158,730 beginning on July 19, 2022. The notes are collateralized by all assets (including current and future intellectual property) of the Company. These two notes were issued with a 10% discount and were subject to an 8% commission due to the underwriter. These fees were recorded as debt discount. In addition, the Holders received from the Company a warrant to subscribe for and purchase up to 1,885,796 shares (3,771,592 shares in total) of common stock of the Company. Each warrant is exercisable at a price of $0.01 per warrant share, vests immediately upon closing (the “Initial Exercise Date”) and a term of 5 years. The fair value of the warrants was $409,483 which was recorded as debt discount. The senior secured convertible notes shall be convertible at the option of the Holders into shares of common stock at a fixed conversion price equal to the lesser of $0.22 per share and a 25% discount to the price of the common stock in a Qualified Offering (as adjusted hereunder, the “Conversion Price”). In the event that units consisting of common stock and warrants are issued in a Qualified Offering, the senior secured convertible notes shall be convertible into common stock and warrants. If, at any time while the Convertible Note is outstanding, the Company sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any common stock or common stock equivalents entitling any Person to acquire shares of common stock at an effective price per share that is lower than the then Conversion Price (such lower price, the “Base Conversion Price”), then the Conversion Price shall be reduced to equal the Base Conversion Price. Such adjustment shall be made whenever such common stock or common stock equivalents are issued. There were multiple events during the year ended December 31, 2022 that triggered the downround feature of the base conversion price. As of December 31, 2022, the Base Conversion Price was $0.11.
The conversion feature within these convertible notes meets the requirements to be treated as a derivative. Accordingly, the Company estimated the fair value of the convertible notes derivative using the Monte Carlo Method as of the date of issuance. The fair value of the derivative was determined to be $1,110,459 at the time of issuance and was recorded as a liability with an offsetting amount recorded as a debt discount. The derivative is revalued at the end of each reporting period and any change in fair value is recorded as a gain or loss in the statement of operations.
Proceeds from the sales of the Convertible Notes with stock purchase warrants were allocated to the two elements based on the relative fair value of the notes without the warrants and of the warrants themselves at time of issuance. The total amounts allocated to warrants were $409,483 and accounted for as paid-in
capital. The discount amount was calculated by determining the aggregate fair value of the warrants using the Black-Scholes Option Pricing Model.
On July 19, 2022, the Company defaulted on the debt. Pursuant to the terms of the note, upon an event of default there would be a 25% increase to the outstanding principal in addition to the interest rate increasing from 10% to 18%. Upon the event of default the unamortized debt discount of $958,899 was accelerated and expensed through Loss on Extinguishment of Debt in the statement of operations. The outstanding principal balance of the notes was $2,777,778 at December 31, 2022. During the year ended December 31, 2022, interest expense for these notes was $1,125,868, which consists of $332,253 of interest, $238,059 of late fees and penalties, and $555,556 for the 25% increase in outstanding principal upon the event of default. Amortization of debt discount expense for these notes was $943,265 for the year ended December 31, 2022.
On November 2, 2022, the Company received a letter (“Notice of Acceleration”) from one of the Holders, notifying an Event of Default (See below for an agreement subsequent to the notice of acceleration). As of the date of issuance, the Company is currently in default on these notes.
An Agreement Subsequent to the Notice of Acceleration
The Company entered an agreement with one of the Holders (“Puritan”) in connection with the Notice of Acceleration on December 19, 2022, Pursuant to the agreement, Alpha Healthcare Acquisition Corp. III

F-8
7

(“Alpha”) and the Company each hereby represent and warrant to Puritan that (i) it intends to enter into a business combination agreement (“the Business Combination Agreement”) among Alpha, the Company and Merger Sub ( as defined in the Business Combination Agreement, (ii) there will be no conditions to closing relating to Alpha or its affiliates delivering a certain amount of cash to the Company at closing of the Business Combination (the “Closing”), (iii) the only conditions to Closing of the merger are as set forth in Sections 6.1 through Section 6.3 of the Business Combination Agreement, (iv) upon entering into such Business Combination Agreement, such parties shall have a commitment letter from a third party to provide capital in an amount sufficient to the surviving company to the Business Combination to, among other things, repay all amounts due and owing at such time to Puritan at the Closing, (v) the equity valuation ascribed to the Company in the Business Combination Agreement is $150 million, and (vi) such Business Combination Agreement shall not place any restrictions on Puritan’s ability to transfer any of its securities, including, without limitation, the shares underlying the Puritan Warrant. The Company agrees that it will not make any payment to any other debtholder on account of interest or principal during the forbearance period hereunder.
Based on the representations and warranties and agreements above and in consideration of the Company’s agreement to pay Puritan at the Closing; (i) the outstanding principal amount, plus accrued interest, late fees and all other amounts then owed as specified in the 2022 Note, including without limitation, Sections 8(b) and 2(c) of the 2022 Note (the “2022 Note Payoff Amount”)—as of the date hereof, the parties acknowledge that $1,610,413 is due ($1,627,749 as of December 31, 2022) and owed under the 2022 Note and (ii) 25,000 freely tradable shares of Alpha (not subject to lock-up
or any other restrictions on transfer) at a price of $10.00 per common share (i.e. the price per share of common stock to the equity holders of the Company in the Business Combination), Puritan shall as of the date hereof withdraw and rescind the Notice of Acceleration, and such Notice of Acceleration shall be deemed null and void and shall have no further force or effect. Puritan further agrees that, based on the representations and warranties and agreements contained herein, it shall not issue any further notices of acceleration or default notices under the 2022 Note or other 2022 Note Documentation, seek repayment of any amounts due under the 2022 Note, or seek to exercise any other remedies contained in the 2022 Note or other 2022 Note Documentation in regard to non-payment
of the 2022 Note, from the Effective Date until the Outside Date (as defined below).
Notwithstanding the foregoing, the Notice of Acceleration shall automatically be reinstated with an effective date of November 2, 2022, upon the earliest to occur of: (i) June 30, 2023, if the Closing has not occurred prior to such date, (ii) the Company and/or Alpha provide notice to Puritan that they have mutually agreed not pursue a business combination transaction, or (iii) Alpha or the Company publicly announce that the Business Combination Agreement has been terminated by either party (the first occurrence of (i), (ii) or (iii), the “Outside Date”)
NOTE 9 —COMMITMENTS AND CONTINGENCIES
On January 30, 2008, the Company and Carnegie Mellon University (“CMU”) entered into a License Agreement, as amended by that certain Amendment No. 1 to the Amended Exclusive License Agreement, dated as of July 19, 2011, as further amended by that certain Amendment No. 2 to the Amended Exclusive License Agreement, dated as of February 8, 2016, as further amended by that certain Amendment No. 3 to the Amended Exclusive License Agreement, dated as of February 27, 2020 and as further amended by that certain Amendment No. 4 to the Amended Exclusive License Agreement, dated November 23, 2021 (collectively, the “Amended Exclusive License Agreement”). This License Agreement provides the Company an exclusive world-wide right to use certain technology of CMU relating to biocompatible plasma-based plastics to make, have made, use, and otherwise dispose of licensed products and to create derivatives for the field of use. The Company is required to use its best efforts to effect introduction of the licensed technology into the commercial market as soon as possible and meet certain milestones as stipulated within the agreement. CMU retains the right to use any derivative technology developed by the Company as a result of its use of this technology and retains the intellectual property rights to the licensed technology including patents, copyrights, and trademarks.

8

This agreement is effective until January 30, 2028, or until the expiration of the last-to-expire
patent relating to this technology, whichever comes later, unless otherwise terminated pursuant to another provision within the agreement. Failure to perform in accordance with the agreed upon milestones is grounds for CMU to terminate the agreement prior to the expiration date. As a partial royalty for the license rights, in 2008, the Company has issued 66,913 shares of the Company’s common stock to CMU. In addition, in 2008, the Company issued a warrant for common stock to be exercised upon the earlier of (a) the Company’s cumulative capital funding and/or receipt of cumulative revenues collectively equals the sum of $2,000,000, or (b) thirty (30) days prior to any change in control event that provides for the issuance of shares that, when added to the number of shares then held by CMU, results in an amount equal to 8.2% of the outstanding shares of the Company. During 2011, CMU exercised the warrant in full and the Company issued 1,607,705 shares of Common Stock. Prior to a qualified initial public offering or a qualified sale, CMU has the right to subscribe for additional equity securities so as to maintain its then percentage of ownership in the Company.
Royalties payable by the Company to CMU are 2.07% of net sales, as defined in the License Agreement. No royalties are due or payable for a period of three
(3) years following the effective date or until the closing of a change in control event, whichever occurs sooner. The Company shall also pay CMU 25% of any sublicense fees received, due and payable upon receipt of the sublicense fees by the Company. All payments due to CMU are due within sixty (60) days after the end of each fiscal quarter. All overdue payments bear interest at a rate equal to the Prime rate in effect at the date such amounts are due plus 4%. Royalties accrued and paid during the years ended December 31, 2022 and 2021, were $0.
The Company is obligated to reimburse CMU for all patent expenses and fees incurred to date by CMU for the licensed technology at the earlier of (1) three years from the effective date; (2) the closing date of a change in control event; (3) for international patents, from the start of expenses for patenting outside of the United States of America. There were no reimbursed expenses and no owed related to reimbursable expenses for the years ended December 31, 2022 and 2021, respectively.
NOTE 10 —PROFIT-SHARING PLAN
The Company has a 401(k) profit-sharing plan covering substantially all employees. The Company’s discretionary profit-sharing contributions are determined annually by the Board. No discretionary profit-sharing contributions were made to the plan during the years ended December 31, 2022 and 2021.
NOTE 11 —MEZZANINE EQUITY AND STOCKHOLDERS’ DEFICIT
Authorized Capital
In September 2022, the Company filed the Fourth Amended and Restated Certificate of Incorporation (the “Restated Certificate”). Such Restated Certificate shall, among other things: (i) terminate the Series C Convertible Preferred Stock, par value $0.001 per share, (ii) create a new Series
C-1
Convertible Preferred Stock, par value $0.001 per share, having the terms set forth in the Restated Certificate; and (iii) create a new Series
C-2
Convertible Preferred Stock, par value $0.001 per share. As of December 31, 2022, the total amount of shares of stock which the Company had authority to issue was 240,000,000 shares of common stock with a par value of $0.001 per share, and 171,090,521 shares of Preferred Stock, with 19,968,051 designated to Series A Convertible Preferred Stock (“Series A Preferred Stock”), and 34,622,470 designated to Series B Convertible Preferred Stock (“Series B Preferred Stock”), and 41,000,000 designated to Series
C-1
Convertible Preferred Stock (“Series
C-1
Preferred Stock”), and 75,500,000 designated to Series
C-2
Convertible Preferred Stock (“Series
C-2
Preferred Stock”).
Common Stock
Each share of common stock is entitled to one vote at all meetings of stockholders provided that, except as otherwise required by law, holders of common stock shall not be entitled to vote on any amendment to the

F-
89

Certificate of Incorporation that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation.
Preferred Stock
Since the preferred stock may be redeemed at the option of the holder, but is not mandatorily redeemable, the redeemable preferred stock has been classified as mezzanine equity and initially recognized at fair value of the proceeds on the date of issuance less issuance costs.
Series A Preferred Stock, Series
C-1
Preferred Stock, and Series
C-2
Preferred Stock accrue cumulative dividends at a per annum rate of 7% calculated on the original issue price of $0.2203, $0.2130, and $0.1712 per share (the “Original Issue Price”), respectively. Such dividends accrue on each share of preferred stock commencing on the date of issuance. Accrued dividends are not to be paid, other than upon a liquidation event or a redemption of the preferred stock unless so declared by the Board, in which case the dividends so declared and paid shall reduce the dividends accrued on the preferred stock. In addition, in the event the Company pays a dividend on its common stock, it must first pay accrued dividends on preferred stock and then pay a dividend equivalent to the dividend on its common stock. As of December 31, 2022, the Company has accrued dividends of $3,254,803, $9,470, and $239,104 for Series A Preferred Stock, Series
C-1
Preferred Stock and Series
C-2
Preferred Stock, respectively. As of December 31, 2021, the Company has accrued dividends of $2,946,876 for Series A Preferred Stock. The Company accrued dividends of $307,927, $9,470, and $239,104 for Series A Preferred Stock, Series
C-1
Preferred Stock, and Series
C-2
Preferred Stock during the year ended December 31, 2022.
During the year ended December 31, 2022, 883,536 shares of Preferred Series B shares were issued due to the exercise of Preferred Series B warrants. The gross proceeds were $97,189.
On September 23, 2022, the Company offered investors the chance to purchase Series
C-1
Preferred units, consisting of 1 share of Series
C-1
and a certain number of Preferred Series
C-1
warrants depending on when the investor participated in the raise. During the year ended December 31, 2022, the Company issued 4,996,796 shares of Preferred Series
C-1
and 3,030,830 Preferred Series
C-1
warrants for proceeds of $1,064,317. The warrants were valued using the Black Scholes Model, using a dividend rate of 7.00%. The warrants vest immediately, have an exercise price of $0.16, and have an expiration date of September 22, 2032. The fair value of the warrants was $312,088, which are accounted for as issuance costs and as a reduction of Preferred Series
C-1
on the balance sheet.
During the year ended December 31, 2022, 93,897 shares of Preferred Series
C-1
shares were issued due to the exercise of Preferred Series
C-1
warrants. The gross proceeds were $10,329.
Each share of preferred stock is convertible into one share of common stock at any time, at the holder’s option, subject to adjustments for stock dividends, splits, combinations, certain issuances at prices below the issue price of preferred stock, and certain other events. Holders of preferred stock are entitled to cast the number of votes equal to the number of shares of common stock into which shares are convertible. The holders of Series A Preferred Shares, exclusively and as a separate class, are entitled to elect one director of the Company. The holders of common stock, exclusively and as a separate class, are entitled to elect one director of the Company who must be the then-sitting Chief Executive Officer of the Company and one director shall be selected and nominated by the then-sitting directors of the Company.
In the event of any distributions in cash or other property prior to a Deemed Liquidation Event as defined in the Restated Certificate, 70% of the distributions shall be paid ratably to the holders of Series B Preferred Stock, before any payment made to the holders of Series
C-1
Preferred Stock, Series
C-2
Preferred Stock, Series A Preferred Stock and common stock.

F-9
0

In the event of the liquidation or dissolution of the Company, the holders of Series
C-1
Preferred Stock and Series
C-2
Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to the Company’s stockholders before any payment shall be made to the holders of Series A Preferred Stock, Series B Preferred Stock and common stock at the Original Issue Price per share plus any accrued but unpaid cumulative dividends, as applicable. Additional proceeds shall then be distributed to holders of Series B Preferred Stock at the Original Issue Price per share and then to the holders of Series A Preferred Stock at the Original Issue Price per share plus the accrued but unpaid cumulative dividends before any payment shall be made to the holders of common stock. Any additional proceeds thereafter shall be distributed on a pro-rata
basis to holders of preferred and common stock.
Issuances and Repurchase of Common Stock
In September of 2021, the Company entered into an agreement with two angel investors associated with pre-IPO
private fund raising, IPO preparation and successful IPO in exchange for common shares of the Company in the amount of 15,970,178 shares and 15,970,177 shares respectively. The proceeds for the issuance of these shares was $3,194. The agreement with each contained certain time-based events or milestones that if not met would allow the company to repurchase some or all of the shares described above. During year ended December 31, 2022, per the terms of the agreement, the Company repurchased 22,940,355 shares for $2,294. Upon repurchase, these shares were retired by the Company.
During the year ended December 31, 2022, the Company issued 203,666 shares with a fair value of $26,477 in exchange for services.
2009 Stock Incentive Plan
The Company has authorized the issuance of 45,072,120 shares under its 2009 Stock Incentive Plan (the “Plan”). Under the Plan, the Board may grant incentive and nonqualified stock options to purchase shares of the Company’s common stock to employees and other recipients as determined by the Board. The exercise price per share for an option granted to employees owning stock representing more than
10
% of the Company at the time of the grant cannot be less than 110% of the fair market value. Incentive and nonqualified stock options granted to all persons shall be granted at a price no less than 100% of the fair market value and any price determined by the Board, respectively. Options expire no more than ten
years after the date of grant. Incentive stock options to employees owning more than
10
% of the Company expire no more than
five
years after the date of grant. The vesting of stock options is determined by the Board. Generally, the options vest over a four
-year period at a rate of 25% one year following the date of grant, with the remaining shares vesting equally on a monthly basis over the subsequent thirty-six
months. Stock options are valued based on a hybrid approach combining first a valuation approach (based on initial public offerings transactions and a market approach - option pricing model), and secondly an equity allocation method.
Warrant and Option Valuation
The Company has computed the fair value of warrants and options granted using the Black-Scholes option pricing model. The expected term used for warrants and options issued to non-employees
is the contractual life and the expected term used for options issued to employees and directors is the estimated period that options granted are expected to be outstanding. The Company utilizes the “simplified” method to develop an estimate of the expected term of “plain vanilla” grants for stock options. The Company is utilizing an expected volatility figure based on a review of the historical volatilities, over a period, equivalent to the expected life of the instrument being valued, of similarly positioned public companies within its industry. The risk-free interest rate was determined from the implied yields from U.S. Treasury zero-coupon
bonds with a remaining term consistent with the expected term of the instrument being valued. The Company’s stock price is derived from a 409a valuation.

F-9
1

Warrants Outstanding
The following table presents information related to common stock warrants for the year ended December 31, 2022:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life in Years
Outstanding and exercisable, December 31, 2021	1,758,975	$0.46	2.38
Warrants issued	3,771,592	0.01	—
Warrants exercised	(340,242)	0.11	—
Warrants expired/cancelled	—	—	—

Outstanding and exercisable, December 31, 2022	5,190,325	$0.13	3.32

During the year ended December 31, 2022, the Company offered all holders of warrants an opportunity to exercise at $0.11 per share regardless of the contractual exercise price set forth in each warrant. In connection with this one-time
special warrant exercise offer program, 340,243 shares of common stock were issued in exchange for $37,426. In connection with the issuance of the January 2022 Convertible Notes, the Company issued 3,771,592 warrants at an exercise price of $0.01 and a
5
year term with immediate vesting.
The following table presents information related to Series B preferred stock warrants for the year ended December 31, 2022:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life in Years
Outstanding and exercisable, December 31, 2021	1,704,789	$0.22	5.07
Warrants issued	—	—	—
Warrants exercised	(883,536)	0.11	—
Warrants expired/cancelled	—	—	—

Outstanding and exercisable, December 31, 2022	821,253	$0.22	4.16

During the year ended December 31, 2022, the Company offered all holders of warrants an opportunity to exercise at $0.11 per share regardless of the contractual exercise price set forth in each warrant. In connection with this one-time
special warrant exercise offer program, 883,536 shares of Series B preferred stock were issued in exchange for $97,189.
The following table presents information related to Series
C-1
preferred stock warrants for the year ended December 31, 2022:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life in Years
Outstanding and exercisable, December 31, 2021	—	$—	—
Warrants issued	3,030,830	0.16	—
Warrants exercised	(93,897)	0.11	—
Warrants expired/cancelled	—	—	—

Outstanding and exercisable, December 31, 2022	2,936,933	$0.16	9.73

F-9
2

During the year ended December 31, 2022, the Company offered all holders of warrants an opportunity to exercise at $0.11 per share regardless of the contractual exercise price set forth in each warrant. In connection with this one-time
special warrant exercise offer program, 93,897 shares of Series
C-1
preferred stock were issued in exchange for $10,329.
Option Activity and Summary
A summary of the option activity during the year ended December 31, 2022 is presented below:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Life in Years	Aggregate Intrinsic Value
Outstanding, December 31, 2021	34,990,469	$0.13	8.92	$106,429
Granted	4,350,000	0.15
Exercised	(9,075)	0.14
Expired/Cancelled	(3,010,414)	0.13

Outstanding, December 31, 2022	36,320,980	$0.13	8.07	$1,083,492

Vested/Exercisable, December 31, 2022	14,578,490	$0.12	6.85	$527,441

The weighted average fair value of the options granted during the years ended December 31, 2022 and 2021 was $0.10 and $0.09 per share, respectively, based on a Black Scholes option pricing model using the following assumptions:

	2022	2021
Range of expected volatility	76.3% - 82.4%	82.4%
Expected term of option	6 years	6 years
Range of risk-free interest rate	1.82% - 3.04%	0.74% - 1.38%
Dividend yield	—	—
During the year ended December 31, 2022 and 2001, the Company recorded stock-based compensation expense for options in the amount of $609,891 and $246,799, respectively. As of December 31, 2022, there was approximately $2 million of total unrecognized compensation expense related to unvested stock options, which will be recognized over the weighted-average remaining vesting period of 2.35 years.
NOTE 12 — INCOME TAXES
The Company accounts for income taxes under ASC
740-10,
which provides for an asset and liability approach of accounting for income taxes. Under this approach, deferred tax assets and liabilities are recognized based on anticipated future tax consequences, using currently enacted tax laws, attributed to temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts calculated for income tax purposes. The Company’s tax jurisdictions are Florida and Pennsylvania.

F-9
3

The components of the Company’s tax rate for the years ended December 31, 2022 and 2021 consisted of the following:

	2022	2021
U.S. federal statutory rate	21.0%	21.0%
Effects of:
State taxes, net of federal benefit	7.9%	7.9%
Stock based compensation	(0.4%)	(1.1%)
Gain on loan forgiveness	(2.5%)	1.4%
Net operating loss true-up	2.6%
R&D expenses, net	0.0%	(0.6%)
R & D Credit	0.2%	2.2%
R & D True Up	(6.6%)	(1.9%)
Other permanent differences	(0.2%)	0.0%
Stock Compensation True up	0.0%	4.9%
Valuation allowance	(22.0%)	(33.8%)

Effective rate	(0.0%)	(0.0%)

Significant components of the Company’s deferred tax assets as of December 31, 2022 and 2021 are summarized below:

	2022	2021
Deferred income tax assets:
Net operating losses	$7,642,000	$5,585,000
Accrued interest	747,000	543,000
Federal research and development tax credits	113,000	568,000
Amortization of research expense	585,000	—
Right of use asset	29,000	—
Non-qualified deferred compensation	263,000	132,000
Accrued compensation	271,000	142,000
Change in fair value of derivative liabilities	275,000	632,000

Total deferred tax asset	9,925,000	7,602,000

Valuation allowance	(9,925,000)	(7,602,000)

Net deferred income tax assets	$—	$—

As of December 31, 2022, the Company had approximately $25.7 million of federal and $29.9 million state net operating loss carry forwards. Federal and state net operating loss carryforwards were approximately $5.4 and $6.3 million, respectively for the year ended December 31, 2022. The Company’s net operating loss carry forwards consist of approximately $7.0 million of pre 2018 net operating loss carryforwards, which expire after twenty years and begin to expire starting in 2028. The Company had approximately $18.9 million of post 2017 net operating losses that carry forward indefinitely. Future utilization of the net operating loss carry forwards is subject to certain limitations under Section 382 of the Internal Revenue Code. In addition, the Company has approximately $13,000 of federal research and development credit carryovers, which expire after twenty years and begin to expire starting in
2042
. The amount of the credits is approximately $113,000 for tax year 2022. Future realization of the credit carry forwards is subject to certain limitations under Section 383 of the Internal Revenue Code. The Company has not undertaken any formal research and development credit study to calculate its credits.
The Company provides for a valuation allowance when it is more likely than not that it will not realize a portion of the deferred tax assets. The Company has established a valuation allowance against the net deferred tax asset

F-9
4

due to the uncertainty that enough taxable income will be generated in those taxing jurisdictions to utilize the assets. Therefore, we have not reflected any benefit of such deferred tax assets in the accompanying financial statements. Our net deferred tax asset and valuation allowance increased by approximately $2,323,000 and $1,481,000 for the years ended December 31, 2022 and 2021, respectively.
The Company is subject to U.S. federal income tax examinations by tax authorities for all tax years since inception due to unexpired net operating loss carryforwards originating in and after that year. The Company may be subject to income tax examinations for the various state taxing authorities which vary by jurisdiction.
The Company has evaluated its income tax positions and has determined that it does not have any uncertain tax positions. The Company will recognize interest and penalties related to any uncertain tax positions through its income tax expense.
NOTE 13 — RELATED PARTIES
A member of the Board of Directors holds investments in the Company through various venture capital firms. Certain family members of the CEO invested in Series B Preferred Shares, Series
C-1
Preferred Shares and Convertible Notes. The Convertible Notes converted into Series
C-2
Preferred Stock on September 23, 2022.
The following table summarizes the related party transactions / balances in the Company at December 31, 2022:

	December 31, 2022
	Interest Expense	Dollars	Shares
Series A Preferred Stock
Board Member		$877,054	4,222,223
Dividends Earned To Date		678,694	—

		$1,555,748	4,222,223

Series B Preferred Stock
Board Member		$887,049	5,094,537
Immediate Family 1		103,244	780,967

		$990,293	5,875,504

Series C-1 Preferred Stock
Immediate Family 1		$50,000	234,742
Dividends Earned To Date		10	—

		$50,010	234,742

Series C-2 Preferred Stock
Board Member		$1,049,381	6,129,561
Immediate Family 1		64,981	379,560
Immediate Family 2		64,279	375,464

		$1,178,641	6,884,585

Series C-2 Dividends Earned
Board Member		$19,924
Immediate Family 1		1,234
Immediate Family 2		1,220

		$22,378
Series 1 Convertible Notes
Board Member	$46,641
Immediate Family 1	2,915
Immediate Family 2	2,915

	$52,471

F-9
5

During the year ended December 31, 2022, Immediately Family Member 1 purchased 234,742 shares of Preferred Series
C-1
for $50,000. In connection with this he received 117,371 Preferred Series
C-1
warrants with a fair value of $13,099.
During the year ended December 31, 2022, the above related parties converted principal and accrued interest of $900,000 and $278,641, respectively, into 5,257,009 and 1,627,576 shares of Preferred Series
C-2,
respectively. The fair value of the shares issued for the principal and interest was $1,119,743 and $346,674, respectively.
In 2020, the Company granted 148,854 options to Immediate Family Member 2 for a fair value of $12,925 for consulting services. The expense was $3,229 for each of the years ended December 31, 2022 and 2021.
The following table summarizes the related party transactions / balances in the Company at December 31, 2021:

	December 31, 2021
	Accrued Interest	Interest Expense	Dollars	Shares
Series A Preferred Stock
Board Member			$877,054	4,222,223
Dividends Earned To Date			613,583	—

			$1,490,637	4,222,223

Series B Preferred Stock
Board Member			$857,089	4,822,181
Immediate Family 1			103,244	780,967

			$960,333	5,603,148

Series 1 Convertible Notes
Board Member	$202,740	$64,000	$800,000
Immediate Family 1	12,066	4,000	50,000
Immediate Family 2	11,364	4,000	50,000

	$226,170	$72,000	$900,000

NOTE 14 — SUBSEQUENT EVENTS
Business Combination Agreement
On January 4, 2023, Alpha Healthcare Acquisition Corp. III, a Delaware corporation (“Alpha”), entered into a business combination agreement (the “Business Combination Agreement”) by and among Alpha, Candy Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and the Company. The Business Combination Agreement provides, among other things, that on the terms and subject to the conditions set forth therein, Merger Sub will merge with and into the Company, with the Company surviving as a wholly-owned subsidiary of Alpha (the “Business Combination”). Upon the closing of the Business Combination, it is anticipated that Alpha will change its name to “Carmell Therapeutics Corporation.” The Business Combination Agreement and the transactions contemplated thereby were approved by the boards of directors of each of the Company and Alpha.
Under the Business Combination Agreement, Alpha will acquire all of the outstanding equity interests of the Company in exchange for shares of Class A common stock of Alpha, par value $0.0001 per share (the “Class A Common Stock”), based on the Company’s implied equity value of $150,000,000, to be paid to the Company’s stockholders at the effective time of the Business Combination.
Pursuant to the Business Combination Agreement, at or prior to the effective time of the Business Combination, each option and warrant exercisable for the Company’s equity that is outstanding immediately prior to the

F-9
6

effective time of the Business Combination shall be assumed by Alpha and continue in full force and effect on the same terms and conditions as are currently applicable to such options and warrants, subject to adjustments to exercise price and number of shares of Class A Common Stock issued upon exercise.
2023 Promissory Notes
During 2023, the Company has received $250,000 from three zero coupon Promissory Notes. The Notes have a
12-month
maturity date with a balloon payment and provide for the issuance of 78,431 common stock warrants at an exercise price of $0.88. The Company has entered into a definitive agreement to merge with Alpha Healthcare Acquisition Corp. III (“ALPA”), a Delaware corporation, and expects to close the merger in summer 2023 subject to shareholder approval (the post-merger entity “New Carmell”). On the Maturity Date, the Company will pay to note holder the principal in cash or, at the option of the Company, in shares of common stock of New Carmell, par value $0.001 per share (the “New Carmell Common Stock”); provided that, the Company may elect to repay the principal in shares of New Carmell Common Stock only if, in the reasonable judgment of the board of directors of the Company, at the time of such election, New Carmell Common Stock is listed on a stock exchange or is otherwise freely tradeable.
Issuance of Stock Options
During 2023 the Company issued 950,000 stock options at an exercise price of $0.16.

7

Up to 3,976,997 Shares of Common Stock Issuable Upon Exercise of Warrants

PROSPECTUS

                    , 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses will be paid by us in connection with the issuance and distribution of the securities being registered. We will receive the proceeds from the exercise of the Warrants to the extent such Warrants are exercised for cash. In addition, we may incur additional expenses in the future in connection with the offering of our securities pursuant to this prospectus. If required, any such additional expenses will be disclosed in a prospectus supplement.

All amounts are estimates, except for the SEC registration fee.

Amount
SEC registration fee		$5,040.04
Accounting fees and expenses			*
Legal fees and expenses			*
Miscellaneous fees and expenses			*

Total expenses	$		*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

ITEM 14.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

Our Charter, which became effective upon completion of the Business Combination, provides that no director of ours shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) in respect of unlawful dividend payments or stock redemptions or repurchases, or (4) for any transaction from which the director derived an improper personal benefit. In addition, our Charter provides that if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of ours shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Our Charter further provides that any repeal or modification of such article by its stockholders or amendment to the DGCL will not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a director serving at the time of such repeal or modification.

Our bylaws provide that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he or she is or was, or has agreed to become, the Company’s director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture or other enterprise (all such persons being referred to as an Indemnitee), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our bylaws also provide that we will advance expenses to Indemnitees in connection with a legal proceeding, subject to limited exceptions.

In connection with the Business Combination, we entered into indemnification agreements with each of our directors and executive officers. These agreements provide that we will indemnify each of our directors and such officers to the fullest extent permitted by law and our Charter and our bylaws.

We will also maintain a general liability insurance policy, which will cover certain liabilities of directors and officers of ours arising out of claims based on acts or omissions in their capacities as directors or officers.

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES.

On January 21, 2021, the Sponsor subscribed to purchase 3,593,750 shares of ALPA’s Class A common stock. On January 25, 2021, the Sponsor paid $25,000, or approximately $0.00696 per share, for certain expenses on behalf of us in exchange for issuance of the Founder Shares. On March 1, 2021, we effected a 1:1.2 stock split of our common stock which resulted in 3,593,750 shares of ALPA’s Class A common stock being converted into 4,312,500 shares of ALPA’s Class B common stock. Prior to the initial investment in the company of $25,000 by the Sponsor, the Company had no assets, tangible or intangible.

On July 29, 2021, we consummated our Initial Public Offering of 15,000,000 Units at a price of $10.00 per Unit, generating total gross proceeds of $150,000,000. BofA Securities Inc. and PJT Partners LP acted as book-running managers. The securities sold in the initial public offering were registered under the Securities Act on a registration statement on Form S-1 (No. 333-253876). The registration statements became effective on July 26, 2021.

Simultaneously with the consummation of the Initial Public Offering, we consummated a private placement of 455,000 Private Placement Units to the Sponsor at a price of $10.00 per Private Placement Unit, generating total proceeds of $4,550,000. Such securities were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

On August 3, 2021, the Underwriters exercised their option to purchase 444,103 additional Units for the total amount of $4,441,030. Resulting from the partial over-allotment exercise, the Company issued 8,882 Private Placement Units, generating additional $88,820 in gross proceeds.

ITEM 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit Index

Exhibit Number	Description

2.1†	Business Combination Agreement, dated as of January 4, 2023, by and among Alpha Healthcare Acquisition Corp. III, Candy Merger Sub, Inc. and Carmell Corporation (incorporated by reference to Annex A to the proxy statement/prospectus contained in Carmell Corporation’s Registration Statement on S-4/A, filed with the SEC on June 23, 2023).

3.1	Third Amended and Restated Certificate of Incorporation of Carmell Corporation (incorporated by reference to Exhibit 3.1 to Carmell Corporation’s Form 8-K filed with the SEC on July 20, 2023).

3.2	Amendment to Third Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Carmell Corporation’s Form 8-K filed with the SEC on August 1, 2023).

3.3	By Laws of Carmell Corporation (incorporated by reference to Exhibit 3.2 to Carmell Corporation’s Form 8-K filed with the SEC on July 20, 2023).

5.1*	Opinion of Goodwin Procter LLP

10.1*†	Form of Investor Rights and Lock-up Agreement.

10.2	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.1 to Carmell Corporation’s Registration Statement on S-4/A, filed with the SEC on June 23, 2023).

10.3	Carmell Corporation 2023 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.3 to Carmell Corporation’s Registration Statement on S-4/A, filed with the SEC on June 23, 2023).

10.4	2009 Equity Incentive Plan of Carmell Corporation (incorporated by reference to Exhibit 10.2 to Carmell Corporation’s Registration Statement on S-4/A, filed with the SEC on June 23, 2023).

10.5	License Agreement, dated January 30, 2008, by and between Carnegie Mellon University and Carmell Corporation (incorporated by reference to Exhibit 10.5 to Carmell Corporation’s Registration Statement on S-4/A, filed with the SEC on June 23, 2023).

10.6	Amendment #1 to the License Agreement, dated July 19, 2011, by and between Carnegie Mellon University and Carmell Corporation (incorporated by reference to Exhibit 10.6 to Carmell Corporation’s Registration Statement on S-4/A, filed with the SEC on June 23, 2023).

10.7	Amendment #2 to the License Agreement, dated February 8, 2016, by and between Carnegie Mellon University and Carmell Corporation (incorporated by reference to Exhibit 10.7 to Carmell Corporation’s Registration Statement on S-4/A, filed with the SEC on June 23, 2023).

Exhibit Number	Description

10.8	Amendment #3 to the License Agreement, dated February 27, 2020, by and between Carnegie Mellon University and Carmell Corporation (incorporated by reference to Exhibit 10.8 to Carmell Corporation’s Registration Statement on S-4/A, filed with the SEC on June 23, 2023).

10.9	Amendment #4 to the License Agreement, dated November 23, 2021, by and between Carnegie Mellon University and Carmell Corporation (incorporated by reference to Exhibit 10.9 to Carmell Corporation’s Registration Statement on S-4/A, filed with the SEC on June 23, 2023).

10.10†	Employment Agreement, dated February 17, 2016, by and between Carmell Corporation and Randolph Hubbell (incorporated by reference to Exhibit 10.10 to Carmell Corporation’s Registration Statement on S-4/A, filed with the SEC on June 23, 2023).

10.11†	Executive Employment Agreement, dated July 15, 2022, by and between Carmell Corporation and Randolph Hubbell (incorporated by reference to Exhibit 10.11 to Carmell Corporation’s Registration Statement on S-4/A, filed with the SEC on June 23, 2023).

10.12†	Amended and Restated II Consultant Agreement, dated December 15, 2020, by and between Carmell Corporation and Dr. James Hart (incorporated by reference to Exhibit 10.12 to Carmell Corporation’s Registration Statement on S-4/A, filed with the SEC on June 23, 2023).

10.13†	Restrictive Covenant Agreement, dated July 15, 2022, by and between Randolph W. Hubbell and Carmell Corporation (incorporated by reference to Exhibit 10.13 to Carmell Corporation’s Registration Statement on S-4/A, filed with the SEC on June 23, 2023).

10.14†	Amended and Restated Consultant Agreement, dated December 15, 2020, by and between Carmell Corporation and Janet Vargo (incorporated by reference to Exhibit 10.14 to Carmell Corporation’s Registration Statement on S-4/A, filed with the SEC on June 23, 2023).

10.15†	Amended and Restated Consultant Agreement, dated December 15, 2020, by and between Carmell Corporation and Donna Godward (incorporated by reference to Exhibit 10.16 to Carmell Corporation’s Registration Statement on S-4/A, filed with the SEC on June 23, 2023).

10.16†	Consulting Agreement, dated August 17, 2022, by and between Carmell Corporation and Dr. James Hart (incorporated by reference to Exhibit 10.17 to Carmell Corporation’s Registration Statement on S-4/A, filed with the SEC on June 23, 2023).

10.17†	Consulting Agreement, dated August 2, 2022, by and between Carmell Corporation and Donna Godward (incorporated by reference to Exhibit 10.17 to Carmell Corporation’s Registration Statement on S-4/A, filed with the SEC on June 23, 2023).

10.18	Office Lease Agreement, dated March 27, 2017, by and between RJ Equities LP and Carmell Corporation (incorporated by reference to Exhibit 10.18 to Carmell Corporation’s Registration Statement on S-4/A, filed with the SEC on June 23, 2023).

10.19	Office Lease Agreement, dated March 21, 2019, by and between RJ Equities LP and Carmell Corporation (incorporated by reference to Exhibit 10.19 to Carmell Corporation’s Registration Statement on S-4/A, filed with the SEC on June 23, 2023).

10.20	First Amendment to Office Lease Agreement, dated March 21, 2019, by and between RJ Equities LP and Carmell Corporation (incorporated by reference to Exhibit 10.20 to Carmell Corporation’s Registration Statement on S-4/A, filed with the SEC on June 23, 2023).

10.21	10% Original Issue Discount Senior Secured Convertible Note Due January 19, 2023, by and between Carmell Corporation and Puritan Partners LLC (incorporated by reference to Exhibit 10.21 to Carmell Corporation’s Registration Statement on S-4/A, filed with the SEC on June 23, 2023).

Exhibit Number	Description

10.22	10% Original Issue Discount Senior Secured Convertible Note Due January 19, 2023, by and between Carmell Corporation and Verition Multi-Strategy Master Fund Ltd. (incorporated by reference to Exhibit 10.22 to Carmell Corporation’s Registration Statement on S-4/A, filed with the SEC on June 23, 2023).

10.23	Form of Series 1 Convertible Note, by and between Carmell Corporation and the undersigned party thereto (incorporated by reference to Exhibit 10.23 to Carmell Corporation’s Registration Statement on S-4/A, filed with the SEC on June 23, 2023).

10.24	Form of Series 2 Convertible Note, by and between Carmell Corporation and the undersigned party thereto (incorporated by reference to Exhibit 10.24 to Carmell Corporation’s Registration Statement on S-4/A, filed with the SEC on June 23, 2023).

10.25	Agreement and Plan of Merger, by and among Carmell Corporation, Aztec Merger Sub, Inc. and Axolotl Biologix, Inc., dated July 26, 2023 (incorporated by reference to Exhibit 21.1 to Carmell Corporation’s Form 8-K filed with the SEC on August 1, 2023).

10.26	Registration Rights Agreement, dated July 26, 2021, by and among the Company, the Sponsor and the other Holders (as defined therein) signatory thereto (incorporated by reference to Exhibit 10.2 to the Carmell Corporation’s Form 8-K filed with the SEC on July 29, 2021.

21.1	Subsidiaries of Carmell Corporation (incorporated by reference to Exhibit 21.1 to Carmell Corporation’s Form 8-K filed with the SEC on July 20, 2023).

23.1*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

23.2*	Consent of Adeptus Partners, LLC (Alpha Healthcare Acquisition Corp. III).

23.3*	Consent of Adeptus Partners, LLC (Carmell Corporation).

24.1	Power of Attorney (included on signature page).

101.INS*	XBRL Instance Document

101.SCH*	XBRL Taxonomy Extension Schema Document

101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB*	XBRL Taxonomy Extension Label Linkbase Document

101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document

104*	Cover Page Interactive Data File (embedded within the Inline XBRL document).

107*	Filing Fee Table

*	Filed herewith.
†

Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

††	Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit.

(b) Financial Statement Schedules

All schedules have been omitted as not applicable or not required under the rules of Regulation S-X.

ITEM 17.	Undertakings.

The undersigned registrant hereby undertakes:

A.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

B.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

D.

That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

E.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pittsburgh, Pennsylvania, on August 7, 2023.

CARMELL CORPORATION

By:	/s/ Randolph W. Hubbell
Name:	Randolph W. Hubbell
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Randolph W. Hubbell and Rajiv Shukla, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-1 of Carmell Corporation, and any or all amendments (including post-effective amendments) thereto and any new registration statement with respect to the offering contemplated thereby filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Randolph W. Hubbell Randolph W. Hubbell	Chief Executive Officer, President and Director (Principal Executive Officer)	August 7, 2023

/s/ Bryan Cassaday Bryan Cassaday	Chief Financial Officer (Principal Financial and Accounting Officer)	August 7, 2023

/s/ Rajiv Shukla Rajiv Shukla	Executive Chairman	August 7, 2023

/s/ David Anderson David Anderson	Director	August 7, 2023

/s/ Steve Bariahtaris Steve Bariahtaris	Director	August 7, 2023

/s/ Jaime Garza Jaime Garza	Director	August 7, 2023

/s/ Kathryn Gregory Kathryn Gregory	Director	August 7, 2023

/s/ William Newlin William Newlin	Director	August 7, 2023

/s/ Patrick Sturgeon Patrick Sturgeon	Director	August 7, 2023

/s/ Rich Upton Rich Upton	Director	August 7, 2023